As filed with the Securities and Exchange Commission on July 19, 2004
                                                     Registration No. 333-113731


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           HOME FEDERAL BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Federal                           6035                 20-0945587
-------------------------------  ----------------------------  ----------------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification
                                                                    Number)


                              500 12th Avenue South
                               Nampa, Idaho 83653
                                 (208) 466-4634
        ----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          John F. Breyer, Jr., Esquire
                             Breyer & Associates PC
                        8180 Greensboro Drive, Suite 785
                             McLean, Virginia 22102
                                 (703) 883-1100
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              Calculation of Registration Fee
=============================================================================================================================
Title of Each Class of Securities    Amount to be      Proposed Maximum            Proposed Maximum             Amount of
       to be Registered             Registered (1)  Offering Price Per Unit   Aggregate Offering Price (1)   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value         5,416,960            $10.00                   $54,169,600 (2)            $6,864 (3)(4)
=============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. As described in the prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.
(2) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan.
(3) The securities of Home Federal Bancorp, Inc. to be purchased by the Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.
(4)  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

          Cross Reference Sheet showing the location in the Prospectus of the Items of Form S-1

Item 1.  Forepart of the Registration Statement and        Forepart of the Registration Statement; Outside Front
         Outside Front Cover of Prospectus                 Cover Page

Item 2.  Inside Front and Outside Back Cover Pages of      Inside Front Cover Page; Outside Back Cover Page
         Prospectus

Item 3.  Summary Information, Risk Factors and Ratio of    Summary; Risk Factors
         Earnings to Fixed Charges

Item 4.  Use of Proceeds                                   How We Intend to Use the Proceeds From this Offering;
                                                           Capitalization

Item 5.  Determination of Offering Price                   Home Federal's Reorganization and Stock Issuance - How
                                                           We Determined Our Price and the Number of Shares to be
                                                           Issued in the Stock Offering

Item 6.  Dilution                                          *

Item 7.  Selling Security Holders                          *

Item 8.  Plan of Distribution                              Home Federal's Reorganization and Stock Issuance

Item 9.  Description of Securities to be Registered        Description of Capital Stock of Home Federal Bancorp

Item 10. Interests of Named Experts and Counsel            Legal and Tax Opinions; Experts

Item 11. Information with Respect to the Registrant

         (a) Description of Business                       Business of Home Federal MHC, Business of Home Federal
                                                           Bancorp, Inc.; Business of Home Federal

         (b) Description of Property                       Business of Home Federal - Properties

         (c) Legal Proceedings                             Business of Home Federal - Legal Proceedings

         (d) Market Price of and Dividends on the          Outside Front Cover Page; Market for the Common Stock;
         Registrant's Common Equity and Related            Our Policy Regarding Dividends
         Stockholder Matters

         (e) Financial Statements                          Consolidated Financial Statements; Pro Forma Data

         (f) Selected Financial Data                       Selected Financial and Other Data

         (g) Supplementary Financial Information           *

         (h) Management's Discussion and Analysis of       Management's Discussion and Analysis of Financial
         Financial Condition and Results of Operations     Condition and Results of Operations

         (i) Changes in and Disagreements with             *
         Accountants on Accounting and Financial
         Disclosure

         (j) Quantitative and Qualitative Disclosures      Management's Discussion and Analysis of Financial
         About Market Risk                                 Condition and Results of Operations - Asset and
                                                           Liability Management and Market Risk

         (k) Directors, Executive Officers, Promoters      Management
         and Control Persons

         (l) Executive Compensation                        Management - Executive Compensation; Management -
                                                           Benefits

         (m) Security Ownership of Certain Beneficial      *
         Owners and Management

         (n) Certain Relationships and Related             Management - Loans and Other Transactions with Officers
         Transactions                                      and Directors

Item 12. Disclosure of Commission Position on              Part II, Item 17
         Indemnification for Securities Act Liabilities

----------
*Item is omitted because answer is negative or item inapplicable.

                                                           PROSPECTUS SUPPLEMENT
================================================================================

                           HOME FEDERAL BANCORP, INC.
               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA
                          401(K) SAVINGS PLAN AND TRUST

         This prospectus supplement relates to the election by participants in the Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan to direct the plan trustee to invest all or a portion of their funds in the plan in the common stock of Home Federal Bancorp, Inc. ("Home Federal Bancorp"). The Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan is referred to in this prospectus supplement as the 401(k) Plan.

         The common stock may be purchased through an additional investment option called the Employer Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the mutual holding company reorganization of Home Federal Savings and Loan Association of Nampa ("Home Federal"). Your investment in the Employer Stock Fund in connection with the reorganization of Home Federal is also governed by the purchase priorities contained in Home Federal's plan of reorganization. The 401(k) Plan permits you, as a participant, to direct the trustee of the Employer Stock Fund to purchase Home Federal Bancorp common stock with amounts in the 401(k) Plan attributable to your accounts. This prospectus supplement relates solely to the initial election of a participant to direct the purchase of Home Federal Bancorp common stock in the mutual holding company reorganization and not to any future purchases under the 401(k) Plan or otherwise.

         The prospectus dated _______, 2004 of Home Federal Bancorp, which is being delivered with this prospectus supplement, includes detailed information with respect to Home Federal Bancorp, the reorganization, Home Federal Bancorp common stock and the financial condition, results of operations and business of Home Federal Bancorp. This prospectus supplement, which provides detailed information with respect to the 401(k) Plan, should be read only in conjunction with the prospectus.

                                   ----------

 For a discussion of certain factors that you should consider before investing, see "Restrictions on Resale" at page 12 in this prospectus supplement and "Risk Factors" beginning on page 1 in the prospectus.

                                   ----------

         The securities offered hereby are not deposits or accounts and are not federally insured or guaranteed.

         The securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision, or any state securities commission or agency, nor have these agencies passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         The date of this prospectus supplement is ________, 2004.

         This prospectus supplement contains information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement. Home Federal Bancorp has not authorized anyone else to provide you with different information. Home Federal Bancorp is not making an offer of its common stock in any state where an offer is not permitted. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of Home Federal Bancorp common stock.

                                TABLE OF CONTENTS

THE OFFERING ..............................................................    1
  Election to Purchase Home Federal Bancorp Common Stock in the
   Reorganization and Stock Offering.......................................    1
  Securities Offered.......................................................    1
  Method of Directing Transfer.............................................    2
  Time for Directing Transfer..............................................    2
  Irrevocability of Transfer Direction.....................................    2
  Subsequent Elections.....................................................    2
  Purchase Price of Home Federal Bancorp Common Stock......................    2
  Nature of a Participant's Interest in Home Federal Bancorp Common Stock..    2
  Voting and Tender Rights of Home Federal Bancorp Common Stock............    2

DESCRIPTION OF THE 401(k) PLAN ............................................    3
  Introduction.............................................................    3
  Eligibility and Participation............................................    3
  Contributions Under the 401(k) Plan......................................    3
  Limitations on Contributions.............................................    4
  Investment of Contributions..............................................    5
  Financial Data...........................................................    7
  Administration of the 401(k) Plan........................................    8
  Benefits Under the 401(k) Plan...........................................    9
  Withdrawals and Distributions from the 401(k) Plan.......................    9
  Reports to 401(k) Plan Participants......................................    9
  Amendment and Termination................................................   10
  Federal Income Tax Consequences .........................................   10
  ERISA and Other Qualifications...........................................   11
  Restrictions on Resale...................................................   11
  Securities and Exchange Commission Reporting and Short-Swing Profit
   Liability...............................................................   12

LEGAL OPINIONS ............................................................   12

ELECTION FORM .............................................................  A-1

                                  THE OFFERING

Election to Purchase Home Federal Bancorp Common Stock in the Reorganization and Stock Offering

         In connection with the Home Federal mutual holding company reorganization, the 401(k) Plan will permit each participant to direct that all or part of the funds in his or her accounts under the 401(k) Plan be transferred to the Employer Stock Fund and used to purchase Home Federal Bancorp common stock in the stock offering. The trustee of the Employer Stock Fund will follow the participants' directions and exercise subscription rights to purchase the common stock in the stock offering to the extent provided in our plan of reorganization. Funds in the 401(k) Plan that you do not want to be used to purchase Home Federal Bancorp common stock will remain invested in accordance with your investment instructions in effect at the time.

         Respective purchases by the 401(k) Plan in the stock offering will be counted as purchases by the individual participants at whose election they are made, and will be subject to the purchase limitations applicable to the individual, rather than being counted in determining the maximum amount that the Home Federal Bancorp tax-qualified employee plans (as defined in the prospectus) may purchase in the aggregate. See "Home Federal's Reorganization and Stock Offering - Subscription Offering" in the prospectus.

         All plan participants are eligible to direct a transfer of funds to the Employer Stock Fund. However, these directions are subject to the purchase priorities in the plan of reorganization of Home Federal. Your order will be filled based on your status as an eligible account holder or supplemental eligible account holder in the stock offering. An eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on December 31, 2002. A supplemental eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on June 30, 2004. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of Home Federal Bancorp common stock in the subscription offering and you may use funds in the 401(k) Plan account to pay for the shares of Home Federal Bancorp common stock that you are eligible to purchase.

         If we receive subscriptions for more shares than are to be sold in the offering, shares will be allocated to subscribers in the order of the priorities established in the Home Federal Bancorp plan of reorganization under a formula outlined within the plan of reorganization. In that case, as a result of the allocation, the trustee for the 401(k) Plan may not be able to purchase all of the common stock you requested in the stock offering. The trustee would purchase in the stock offering as many shares as it is able and would pro-rate those shares to each participant's account based on the purchase priorities contained in the Home Federal Bancorp plan of reorganization and outlined above.

Securities Offered

         The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. In connection with the mutual holding company reorganization, and subject to any limits set out in the plan of reorganization, up to 100 percent of the assets of the 401(k) Plan may be used by the 401(k) Plan trustee to acquire our common stock for the accounts of employees participating in the 401(k) Plan. Based on the asset value of the 401(k) Plan as of December 31, 2003 and the offering price, up to 270,729 shares of our common stock could be acquired by the 401(k) Plan. Home Federal Bancorp is the issuer of the common stock and only the employees of Home Federal Bancorp and Home Federal may participate in the 401(k) Plan. Information relating to the 401(k) Plan is contained in this prospectus supplement and information relating to Home Federal Bancorp, the reorganization and the financial condition, results of operations and business of Home Federal Bancorp is contained in the prospectus delivered with this prospectus supplement. The address of our principal executive office is 500 12th Avenue South, Nampa, Idaho 83653, and our telephone number is (208) 466-4634. As of December 31, 2003, the market value of the assets of the 401(k) Plan equaled approximately $2.7 million. The plan administrator has informed each participant of the value of his or her beneficial interest in the 401(k) Plan. The value of 401(k) Plan assets represents past contributions to the 401(k) Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Transfer

         Included with this prospectus supplement is an election and investment form. If you wish to direct some or all of your beneficial interest in the assets of the 401(k) Plan into the Employer Stock Fund to purchase Home Federal Bancorp common stock in the reorganization, you should indicate that decision by checking the appropriate box of the election form and completing this part of the election form. If you do not wish to make an election at this time, you do not need to take any action.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Home Federal Bancorp common stock in the stock offering is _________, 2004, unless extended. Your completed election form must be returned to the stock information center, 500 12th Avenue South, Nampa, Idaho 83653, by 12:00 Noon, Mountain time on that date.

Irrevocability of Transfer Direction

         Once received in proper form, your executed election form may not be modified, amended or revoked without our consent unless the stock offering has not been completed within 45 days after the end of the subscription and community offering. See also "Investment of Contributions - Home Federal Bancorp Common Stock Investment Election Procedures" below.

Subsequent Elections

         After the offering, you will continue to be able to direct the investment of past balances and current contributions in the investment options available under the 401(k) Plan, including the Employer Stock Fund (the percentage invested in any option must be a whole percent). The allocation of your interest in the various investment options offered under the 401(k) Plan may be changed daily. Special restrictions may apply to transfers directed to or from the Employer Stock Fund by those participants who are our executive officers and principal stockholders and are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended. In addition, executive officers of Home Federal Bancorp and Home Federal will not be able to transfer their initial investment out of the Employer Stock Fund for a period of one year following consummation of the reorganization and stock offering.

Purchase Price of Home Federal Bancorp Common Stock


         Shares of Home Federal Bancorp common stock purchased through the 401(k) Plan will be held in the Employer Stock Fund. Based on the requirements of the trustee, units in this Fund will consist of shares of Home Federal common stock and cash. The funds transferred to the Employer Stock Fund for the purchase of Home Federal Bancorp common stock in the stock offering will be used by the trustee to purchase shares of the common stock. Because of the cash component of the Employer Stock Fund, the price paid for the shares of Home Federal Bancorp common stock will be $10.70 per share, as compared to the $10.00 per share paid by all other persons who purchase our common stock in the stock offering.


Nature of a Participant's Interest in Home Federal Bancorp Common Stock

         Home Federal Bancorp common stock will be held in the name of the trustee of the Employer Stock Fund, in its capacity as trustee. Because the 401(k) Plan actually purchases the shares, you will acquire a "participation interest" in the shares and not own the shares directly. The trustee will maintain individual accounts reflecting each participant's individual interest in the Employer Stock Fund.

Voting and Tender Rights of Home Federal Bancorp Common Stock

         The plan administrator generally will exercise voting rights attributable to all of the common stock held by the Employer Stock Fund. With respect to matters involving tender offers for Home Federal Bancorp, the plan administrator will vote shares allocated to participants in the 401(k) Plan, as directed by participants with interests in the Employer Stock Fund. The trustee will provide to you voting instruction rights reflecting your proportional interest in the Employer Stock Fund. The number of shares of common stock held in the Employer Stock Fund that the trustee votes in the affirmative and negative on each matter will be proportionate to the voting instructions given by the participants. Where no voting or tender offer instructions are given by the participant, the shares shall be voted or tendered in the manner directed by the plan administrator.

                         DESCRIPTION OF THE 401(k) PLAN

Introduction

         The 401(k) Plan was adopted by Home Federal and is formally named the "Home Federal Savings and Loan Association of Nampa 401(k) Savings Plan." This profit sharing plan contains a cash-or-deferred feature described at Section 401(k) of the Internal Revenue Code of 1986, as amended, to encourage employee savings and to allow eligible employees to supplement their income upon retirement.

         Reference to Full Text of 401(k) Plan. The following statements are summaries of certain provisions of the 401(k) Plan. They are not meant to be a complete description of these provisions and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees. You should submit your request to the plan administrator, Home Federal Savings and Loan Association of Nampa, 500 12th Avenue South, Nampa, Idaho 83653. We encourage you to read carefully the full text of the 401(k) Plan to understand your rights and obligations under the plan.

         Tax and Securities Laws. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the 401(k) Plan. Any officers or beneficial owners of more than 10% of the outstanding shares of common stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the 401(k) Plan. See "Securities and Exchange Commission Reporting and Short Swing Profit Liability" on page 14 of this prospectus supplement.

Eligibility and Participation

         All employees of Home Federal Bancorp or a subsidiary are eligible to participate in the cash or deferred portion (i.e., that portion of the Plan under which 401(k) deferrals are made) as of the first day of the month following the commencement of employment. All employees of Home Federal Bancorp or a subsidiary who have completed at one Year of Service are eligible to participate in the profit sharing and matching contribution portions of the 401(k) Plan, as of the next following January 1 or July 1. As of December 31, 2003, there were approximately 232 employees eligible to participate in the cash or deferred portion of the 401(k) Plan, and 109 employees had elected to participate in the cash or deferred portion of the 401(k) Plan.

Contributions Under the 401(k) Plan

         401(k) Contributions. The 401(k) Plan permits each participant to defer receipt of up to 100 percent of their annual compensation, not to exceed $13,000 (for 2004), and to have that compensation contributed to the 401(k) Plan. Generally, the plan describes a participant's annual compensation as total compensation while the employee is a participant, taking into account pre-tax deferrals and excluding fringe benefits. However, no more than $205,000 of compensation may be taken into account for purposes of determining 401(k) contributions (and matching contributions) for 2004. You may modify the rate of your future 401(k) contributions by filing a new deferral agreement with the plan administrator. Modifications to your rate of 401(k) contributions may take effect as soon as practicable following when you make your revised deferral election.

         Catch-Up 401(k) Contributions. The 401(k) Plan permits each participant who has attained age 50 to defer up to an additional $3,000 (for 2004) into the 401(k) Plan. Catch-up 401(k) contributions are not subject to any limitations other than the $3,000 dollar limitation.

         Matching Contributions. The 401(k) Plan currently provides for matching contributions to the 401(k) Plan. The annual matching contribution amount is determined by Home Federal Bancorp (and may be zero).

         Profit Sharing Contributions. The 401(k) Plan currently permits Home Federal Bancorp to make discretionary profit sharing contributions to the Plan. To be eligible for a profit sharing contribution in any year, you must be actively employed with Home Federal Bancorp or Home Federal on the last day of the Plan Year, or have terminated employment during the year having completed at least 501 hours of service during the Plan Year. Profit sharing contributions are allocated proportionally among eligible participants based on compensation.

         Rollover Contributions. You may also rollover or directly transfer accounts from another qualified plan or an individual retirement account ("IRA"), provided the rollover or direct transfer complies with applicable law. If you want to make a rollover contribution or direct transfer, you should contact the plan administrator.

Limitations on Contributions

         Limitations on 401(k) Contributions. Although the 401(k) Plan allows you to defer receipt of up to 100% of your compensation each year as a 401(k) contribution, federal law limits your total 401(k) contributions under the 401(k) Plan, and any similar plans, to $13,000 for 2004. This annual limitation will increase by $1,000 for each subsequent year until 2006, when the annual deferral limit will be $15,000. 401(k) contributions in excess of this limitation are considered excess deferrals, and will be included in an affected participant's gross income for federal income tax purposes in the year the 401(k) contribution is made. In addition, any excess deferral will again be subject to federal income tax when distributed by the 401(k) Plan to the participant, unless the excess deferral, together with any income earned on the excess deferral, is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

         Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Internal Revenue Code, the 401(k) Plan provides that the total amount of all contributions and forfeitures (annual additions) allocated to participants during any plan year may not exceed the lesser of 100% of the participant's compensation for the plan year, or $41,000. The $41,000 limit will be increased from time to time to reflect increases in the cost of living. Annual additions for this purpose generally include 401(k) deferrals, matching contributions and employer contributions to this or any other qualified plan sponsored by Home Federal Bancorp. Annual additions do not include rollover contributions.

         Limitation on 401(k) and Matching Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Internal Revenue Code limit the amount of 401(k) contributions and matching contributions that may be made to the 401(k) Plan in any plan year on behalf of highly compensated employees (defined below) in relation to the amount of 401(k) contributions and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. Specifically, the percentage of 401(k) contributions made on behalf of a participant who is a highly compensated employee shall be limited so that the average actual deferral percentage for the group of highly compensated employees for the current plan year does not exceed the greater of (i) the average actual deferral percentage for the group of eligible employees who are non-highly compensated employees for the prior plan year multiplied by 1.25; or (ii) the average actual deferral percentage for the group of eligible employees who are non-highly compensated employees for the prior plan year, multiplied by two (2); provided that the difference in the average actual deferral percentage for eligible non-highly compensated employees does not exceed 2%. Similar discrimination rules apply to matching contributions. The discrimination rules do not apply to 401(k) catch-up contributions.

         In general, a highly compensated employee includes any employee who was a 5% owner of the employer at any time during the year or preceding year or had compensation for the preceding year in excess of $90,000. The dollar amount in the foregoing sentence is for the plan year ended December 31, 2004. This amount may be adjusted to reflect increases in the cost of living.

         Contributions allocated to highly compensated employees that exceed the average deferral limitation in any plan year are referred to as excess contributions. In order to prevent the disqualification of the 401(k) Plan, any excess 401(k) contributions, together with any income earned on these excess contributions, must be distributed to the highly compensated employees before the close of the following plan year. However, the employer will be subject to a 10% excise tax on any excess contributions unless the excess contributions, together with any income earned on these excess contributions, are distributed before the close of the first 2 1/2 months following the plan year to which the excess contributions relate. Matching contributions that relate to the returned deferral contributions will be forfeited (if not vested) or distributed (if vested) at the same time as the excess deferral contributions are returned to you. Regarding matching contributions that do not satisfy the limitation tests described above, in order to prevent the disqualification of the 401(k) Plan, any excess matching contributions, together with any income earned on these excess contributions, must be distributed to the highly compensated employees before the close of the following plan year. Excess matching contributions, plus income allocable thereto, will be forfeited (if not vested) or distributed (if vested). There are specific rules for determining which highly compensated employees will be affected by the excess contribution return rules, and the amount of excess 401(k) contributions and matching contributions that must be returned to the affected employees.

         Deduction Limits. Matching and profit sharing contributions are subject to and limited by Internal Revenue Code deduction rules. Contributions will not be made to the extent they would be considered nondeductible. 401(k) contributions are neither subject to nor limited by the Internal Revenue Code deduction rules.

         Top-Heavy Plan Requirements. If for any plan year the 401(k) Plan is a top-heavy plan, then minimum contributions may be required to be made to the 401(k) Plan on behalf of non-key employees. Contributions otherwise being made under the Plan may apply to satisfy these requirements.

         In general, the 401(k) Plan will be regarded as a "top-heavy plan" for any plan year if, as of the last day of the preceding plan year, the aggregate balance of the accounts of participants who are key employees exceeds 60% of the aggregate balance of the accounts of all participants. Key employees generally include any employee who, at any time during the plan year, is (1) an officer of Home Federal Bancorp or its subsidiaries having annual compensation in excess of $130,000 who is in an officer in an administrative or policy-making capacity,
(2) a 5% owner of Home Federal Bancorp (i.e., owns directly or indirectly more than 5% of the stock of Home Federal Bancorp, or stock possessing more than 5% of the total combined voting power of all stock of Home Federal Bancorp) or (3) a 1% owner of Home Federal Bancorp having annual compensation in excess of $150,000. The $130,000 dollar amount (but not the $150,000 amount) in the foregoing sentence are for 2004, and will adjusted in the future for cost of living increases.

Investment of Contributions

         Investment Options. All amounts credited to participants' accounts under the 401(k) Plan are held in trust. The trust is administered by a trustee appointed by Home Federal Bancorp's Board of Directors.


         You must instruct the trustee as to how funds held in your account are to be invested. In addition to the Employer Stock Fund, which will consist of shares of Home Federal Bancorp common stock and cash, participants may elect to instruct the trustee to invest such funds in any or all of the following investment options:


         . ING VP Money Market Portfolio, Class I - seeks to provide high current return, consistent with preservation of capital and liquidity by investing in high-quality money market instruments.

         . ING VP Bond Portfolio, Class I Fund - seeks to provide as high a level of total return as is consistent with reasonable risk, primarily through investment in a diversified portfolio of investment-grade corporate bonds and debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         . ING Governmental Fund, Class A - seeks to provide income consistent with the preservation of capital through investment in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         . ING Fixed Account - seeks to provide stability; guarantees a minimum rate of interest for the life of the contract, and may credit a higher interest rate from time to time.

         . Templeton Global Bond Fund, Class A - seeks to provide capital appreciation and growth of income.

         . ING VP Index Plus LargeCap Portfolio - seeks to outperform the total return performance of the Standard & Poor's 500 Composite Index (S&P 500), while maintaining a market level of risk.

         . Oppenheimer Main Street Fund, Class A - seeks a high total return.

         . Pioneer Fund, Class A - seeks reasonable income and capital growth.

         . Fidelity VIP Contrafund Portfolio, Initial Class - seeks long-term capital appreciation.

         . MFS Capital Opportunities Fund, Class A - seeks capital appreciation.

         . Fidelity Advisor Mid Cap Fund, Class T - seeks long-term capital growth.

         . Franklin Small-Mid Cap Growth Fund, Class A - seeks long-term capital growth.

         . ING VP Index Plus SmallCap Portfolio - seeks to outperform the total return performance of the Standard and Poor's Small-Cap 600 Index (S&P 600), while maintaining a market level of risk.

         . Lord Abbett Series Fund, Mid-Cap Value Portfolio, Class VC - seeks capital appreciation through investments, primarily in equity securities, which are believed to be undervalued in the marketplace.

         . ING VP International Value Portfolio, Class I - seeks long-term capital appreciation.

         . Janus Aspen Series Worldwide Growth Portfolio, Institutional Shares - seeks long-term growth of capital in a manner consistent with the preservation of capital.

         .        ING American Century Small Cap Value Portfolio, Initial Class
                  - seeks long-term growth of capital; income is a secondary objective.

         . ING Baron Small Cap Growth Portfolio, Initial Class - seeks capital appreciation.

         . ING VP Index Plus MidCap Portfolio, Class I - seeks to outperform the total return performance of the Standard & Poor's MidCap 400 Index (S&P 400), while maintaining a market level of risk.

         . Washington Mutual Investors Fund, Class R3 - seeks to produce income and to provide an opportunity through growth of principal consistent with sound common stock investing.

         . American Balanced Fund, Class R3 - seeks conservation of capital, current income and long-term growth of capital and income.

         For descriptions of these other investment options available to 401(k) Plan participants, you may request a prospectus for each of the investment options from the plan administrator. If no investment direction is given, all contributions to a participant's account will be invested in the Money Market Fund.

         The investment in Home Federal Bancorp common stock involves certain risks. No assurance can be given that units in the Employer Stock Fund purchased pursuant to the 401(k) Plan will thereafter be able to be sold at a price equal to or in excess of the purchase price. See also "Risk Factors" in the prospectus.

         Home Federal Bancorp Common Stock Investment Election Procedures. You may instruct the trustee to purchase Home Federal Bancorp common stock by redirecting funds from your existing accounts into the Employer Stock Fund by filing an election form with the plan administrator on or prior to the election deadline. The amount of funds redirected into the Employer Stock Fund must be allocated in whole dollar increments from investment options containing the participant's 401(k) Plan funds. When you instruct the trustee to redirect the funds in your existing accounts into the Employer Stock Fund in order to purchase units in the Employer Stock Fund, the trustee will liquidate funds from the appropriate investment option(s) and apply such redirected funds as requested, in order to effect the new allocation. Approximately 93% of the elected funds will be invested in Home Federal Bancorp common stock and the remaining 7% will be invested in a money market account.

         For example, you may fund an election to purchase $1,000 worth of the Employee Stock Fund by redirecting the aggregate purchase price of $1,000 for the shares from the following investment options (provided the necessary funds are available in such Investment Options): (i) 10% from the ING VP Money Market Fund, (ii) 30% from the ING Bond Fund, and (iii) 60% from the Lord Abbett Mid-Cap Value Fund. In such case, the trustee would liquidate $100 of the participant's funds from the Money Market Fund, $300 from funds in the Bond Fund and $600 from funds in the Mid-Cap Value Fund to raise the $1,000 aggregate purchase price. If your instructions cannot be fulfilled because you do not have the required funds in one or more of the investment options to purchase the shares of Home Federal Bancorp common stock subscribed for, you will be required to file a revised election form with the plan administrator by the election deadline. Once received in proper form, an executed election form may not be modified, amended or rescinded without our consent unless the stock offering has not been completed within 45 days after the end of the subscription and community offering.

         Adjusting Your Investment Strategy. Until changed in accordance with the terms of the 401(k) Plan, future allocations of your contributions would remain unaffected by the election to purchase units in the Employer Stock Fund through the 401(k) Plan in the reorganization. You may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by telephone at (800) 584-6001 or on the Internet at www.ingretirementplans.com. After the reorganization and stock offering, modifications and fund transfers relating to the Employer Stock Fund will be permitted on a daily basis.


         Valuation of Accounts. The 401(k) Plan uses a unit system for valuing each investment fund. Under this system, your share in any investment fund is represented by units. The unit value is determined as of the close of business each regular business day. The total dollar value of your share in any investment fund as of any valuation date is determined by multiplying the number of units held by you by the unit value of the fund on that date. The sum of the values of the funds you select represents the total value of your 401(k) Plan account.

Financial Data

         Employer Contributions. For the plan year ended December 31, 2003, we made matching contributions totaling approximately $129,000 into the 401(k) Plan. No profit sharing contribution was made to the 401(k) Plan for the plan year ended December 31, 2003.

         If we adopt other stock-based benefit plans, such as an employee stock ownership plan or a restricted stock plan, then we may decide to reduce our matching contribution and/or our discretionary contribution under the 401(k) Plan in order to reduce overall expenses. We are currently planning to adopt an employee stock ownership plan. If we adopt a restricted stock plan, the plan would not be submitted for stockholder approval for at least six months following completion of the reorganization.

         Performance of Home Federal Bancorp Common Stock. As of the date of this prospectus supplement, no shares of Home Federal Bancorp common stock have been issued or are outstanding and there is no established market for our common stock. Accordingly, there is no record of the historical performance of Home Federal Bancorp common stock.

         Performance of Investment Options. The following table provides performance data with respect to the investment options available under the 401(k) Plan, based on information provided to Home Federal Bancorp by ING.

         The information set forth below with respect to the investment options has been reproduced from materials supplied by ING, which administers the 401(k) Plan and is responsible for providing investment alternatives under the Plan other the Employer Stock Fund. Home Federal Bancorp and Home Federal take no responsibility for the accuracy of such information.

         Additional information regarding the investment options may be available from ING or Home Federal Bancorp. Participants should review any available additional information regarding these investments before making an investment decision under the 401(k) Plan.

         The total percentage return for the prior three years is provided for each of the following funds.

                           NET INVESTMENT PERFORMANCE

                                                                               For the Year Ended
                                                                                  December 31,
                                                                           -----------------------------
                                                                            2003        2002       2001
                                                                           ------      ------     ------
ING VP Money Market Portfolio, Class I                                       0.10%       0.81%      3.11%
ING VP Bond Portfolio, Class I                                               5.88        7.90       8.31
ING Governmental Fund, Class A                                               1.61        8.33       6.63
ING Fixed Account                                                            4.92        5.65       6.03
Templeton Global Bond Fund, Class A                                         20.62       19.37       3.60
ING VP Index Plus Large Cap Portfolio, Class I                              25.64      -21.84     -13.97
Oppenheimer Main Street Fund, Class A                                       26.25      -19.86     -10.96
Pioneer Fund, Class A                                                       23.89      -20.78     -11.53
Fidelity VIP Contrafund Portfolio, Initial Class                            27.57       -9.98     -12.86
MFS Capital Opportunities Fund, Class A                                     26.90      -30.73     -25.23
Fidelity Advisor Mid Cap Fund, Class T                                      43.17      -19.04     -20.97
Franklin Small-Mid Cap Growth Fund, Class A                                 36.92      -29.97     -20.97
ING VP Index Plus Small Cap Portfolio, Class I                              31.92      -12.44       2.00
Lord Abbett Series Fund, Mid-Cap Value Portfolio, Class VC                  23.89      -10.41       7.30
ING VP International Value Portfolio, Class I                               29.40      -15.71     -12.02
Janus Aspen Series Worldwide Growth Portfolio, Institutional Shares         23.13      -26.02     -22.98
ING American Century Small Cap Value Portfolio, Initial Class               35.03         N/A        N/A
ING Baron Small Cap Growth, Initial Class                                   33.07         N/A        N/A


ING VP Index Plus MidCap Portfolio, Class I                                 35.03      -12.44      -1.72
Washington Mutual Investors Fund, Class R3                                  24.79      -16.04       0.75
American Balanced Fund, Class R3                                            21.08       -6.96       7.41

    Each participant should note that past performance is not necessarily an indicator of future results.

Administration of the 401(k) Plan


         Trustees. The trustee is appointed by the Board of Directors of Home Federal Bancorp to serve at its pleasure. Currently, ING is the trustee for all funds and upon the conclusion of the common stock offering by Home Federal Bancorp, ING will also serve as the trustee of the Employer Stock Fund.

         The trustee receives and holds the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the provisions of the 401(k) Plan. The trustee is responsible for following participant direction, effectuating the investment of the assets of the trust in the Employer Stock Fund and the other investment options.


Benefits Under the 401(k) Plan

         Plan Benefits. Your 401(k) Plan benefit is based on the value of the vested portion of your 401(k) Plan accounts as of the valuation date next preceding the date of distribution to you.

         Vesting. You will always have a fully vested (nonforfeitable) interest in your 401(k) contribution account and rollover account. Your matching contribution account and profit sharing contribution account will vest at a rate of 20% for each year of service after you complete two years of service (that is, 100% vested after six years of service). Generally, a year of service is a plan year (January 1 to December 31) during which you perform at least 1,000 hours of service for Home Federal Bancorp, Home Federal or an affiliated employer. You also will become 100% vested in your matching contribution account and profit sharing contribution account if you are actively employed on your retirement date, death or disability.

Withdrawals and Distributions from the 401(k) Plan

         Withdrawals Prior to Termination of Employment. You may elect to receive an in-service distribution from your rollover account at any time. You may also receive an in-service distribution if you have a hardship. Whether a hardship has occurred in determined in accordance with IRS rules.

         Distribution Upon Retirement or Disability. Upon your retirement or disability, you will receive a lump sum payment from the Plan.

         Distribution Upon Death. If you die prior to your benefits being paid from the 401(k) Plan, your benefits will be paid to your surviving spouse or beneficiary in a lump sum payment.

         Distribution Upon Termination for any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your vested 401(k) Plan account balances exceed $5,000, the trustee will make your distribution on your normal retirement date, unless you request an earlier or later distribution date. Your vested 401(k) Plan accounts will be distributed in a lump sum payment. If your vested account balances do not exceed $5,000, the trustee will generally distribute your benefits to you as soon as administratively practicable in a lump sum following your termination of employment.

         Form of Distribution. Distributions from the 401(k) Plan will generally be in the form of cash. However, you have the right to request that your distribution from the Employer Stock Fund be in the form of Home Federal Bancorp common stock.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the 401(k) Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan shall be void.

Reports to 401(k) Plan Participants

         As soon as practicable after the end of each calendar quarter, the plan administrator will furnish to each participant a statement showing (i) balances in the participant's accounts as of the end of that period, (ii) the amount of contributions allocated to his or her accounts for that period, and (iii) the number of units in each of the funds. Participants may also access information regarding their 401(k) Plan Accounts by using internet access made available by ING, the plan investment manager.

Amendment and Termination

         We intend to continue to participate in the 401(k) Plan. Nevertheless, we may amend or terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then, regardless of other provisions in the 401(k) Plan, each participant affected by the termination shall become fully vested in all of his or her accounts.

Federal Income Tax Consequences

         The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the plan.

         As a "tax-qualified retirement plan," the Internal Revenue Code affords the 401(k) Plan special tax treatment, including:

         . the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

         . participants pay no current income tax on amounts contributed by the employer on their behalf; and

         . earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

We will administer the 401(k) Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law.

         Taxation of Distributions. Generally, 401(k) Plan distributions are taxable as ordinary income for federal income tax purposes.

         Common Stock Included in a Lump Sum Distribution. If a lump sum distribution includes common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to the common stock. Net unrealized appreciation is the excess of the value of the common stock at the time of the distribution over its cost or other basis to the trust. The tax basis of the common stock for purposes of computing gain or loss on its subsequent sale equals the value of the common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of the common stock up to the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of the common stock. Any gain on a subsequent sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term or long-term capital gain depending upon the length of the holding period of the common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by the regulations issued by the Internal Revenue Service.

         Rollovers and Direct Transfers to Another Qualified Plan or to an IRA; Mandatory Tax Withholding. Except as discussed below, you may roll over virtually all distributions from the 401(k) Plan to another tax-favored plan or to a standard IRA without regard to whether the distribution is a lump sum distribution or a partial distribution. You have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified retirement plan (subject to the provisions of the recipient qualified plan) or to an IRA. If you do not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. Your state may also impose tax withholding on your taxable distribution. An "eligible rollover distribution" means any amount distributed from the plan except: (1) a distribution that is
(a) one of a series of substantially equal periodic payments (not less frequently than annually) made for your life (or life expectancy) or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. If you elect to rollover or directly transfer common stock, you may not take advantage of the favorable net unrealized appreciation that applies to common stock, discussed above.

         Ten-Year Averaging Rules. Under a special grandfather rule, if you have completed at least five years of participation in the 401(k) Plan before the taxable year in which the distribution is made, and you turned age 50 by 1986, you may elect to have your lump sum distribution taxed using a "ten-year averaging" rule. The election of the special averaging rule applies only to one lump sum distribution you or your beneficiary receive, provided such amount is received on or after you attain age 59 1/2 and you elect to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the ten-year averaging rule or receive a lump sum distribution on account of your death.

         Additional Tax on Early Distributions. A participant who receives a distribution from the 401(k) Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the amount of the distribution. The 10% additional income tax will not apply, however, in certain cases, including (but not limited) to distributions rolled over or directly transferred into an IRA or another qualified plan, or the distribution is (i) made to a beneficiary (or to the estate of a participant) on or after the death of the participant,
(ii) attributable to the participant's being disabled within the meaning of
Section 72(m)(7) of the Internal Revenue Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the participant or the joint lives (or joint life expectancies) of the participant and his beneficiary, (iv) made to the participant after separation from service under the 401(k) Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

         This is a brief description of federal income tax aspects of the 401(k) Plan which are of general application under the Internal Revenue Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences that may be particular to you of participating in and receiving distributions from the 401(k) Plan.

ERISA and Other Qualification

         As noted above, the 401(k) Plan is subject to certain provisions of ERISA, the primary federal law governing retirement plans, and is intended to be a qualified retirement plan under the Internal Revenue Code.

Restrictions on Resale

         Any person receiving shares of Home Federal Bancorp common stock under the 401(k) Plan who is an "affiliate" of Home Federal Bancorp or Home Federal as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (e.g., directors, officers and significant stockholders of Home Federal Bancorp and Home Federal) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of Home Federal Bancorp may wish to consult with counsel before transferring any Home Federal Bancorp common stock owned by him or her. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Home Federal Bancorp common stock acquired under the 401(k) Plan, or other sales of Home Federal Bancorp common stock.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reports and liability requirements on officers, directors and persons beneficially owning more than 10% of public companies such as Home Federal Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales and participation in savings and retirement plans must be reported on a Form 4 within two business days of when a change occurs. Certain other changes in beneficial ownership, such as gifts and inheritances, may be reported on a Form 4 or annually on a Form 5 within 45 days after the close of our fiscal year. Participation in the Employer Stock Fund of the 401(k) Plan by our officers, directors and persons beneficially owning more than 10% of the outstanding Home Federal Bancorp common stock must be reported to the Securities and Exchange Commission at least annually on a Form 4 or Form 5 by such individuals.

         Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by us of any profits realized by an officer, director or any person beneficially owning more than 10% of the Home Federal Bancorp common stock resulting from the purchase and sale or sale and purchase of Home Federal Bancorp common stock within any six-month period. The Securities and Exchange Commission rules provide an exemption from the profit recovery provisions of
Section 16(b) for certain transactions within an employee benefit plan, such as the 401(k) Plan, provided certain requirements are met. If you are subject to
Section 16, you should consult with counsel regarding the applicability of
Section 16 to specific transactions involving the 401(k) Plan.

                                 LEGAL OPINIONS

         The validity of the issuance of Home Federal Bancorp common stock will be passed upon by Breyer & Associates PC, McLean, Virginia, which firm acted as special counsel for Home Federal Bancorp and Home Federal in connection with Home Federal Bancorp's reorganization and stock offering.

PROSPECTUS

Up to 4,600,000 Shares of Common Stock

                                                      Home Federal Bancorp, Inc.
      (Proposed Holding Company for Home Federal Savings and Loan Association of
                                                                          Nampa)
================================================================================


        Home Federal Bancorp, Inc. is offering its common stock for sale in connection with the reorganization of Home Federal Savings and Loan Association of Nampa into the mutual holding company structure. The shares being offered for sale will represent 40.00% of the outstanding common stock of Home Federal Bancorp, Inc. after the completion of this stock offering. Home Federal Bancorp, Inc. has been formed to be the holding company for Home Federal Savings and Loan Association of Nampa. Home Federal MHC has been formed to be the holding company for Home Federal Bancorp, Inc. and will own 59.04% of the outstanding common stock of Home Federal Bancorp, Inc. The remaining 0.96% will be held by a charitable foundation that will be established by Home Federal Bancorp, Inc. Home Federal Bancorp, Inc. expects its common stock to be listed for trading on the Nasdaq National Market under the symbol "HOME."


================================================================================
                              TERMS OF THE OFFERING
        Price Per Share: $10.00; Minimum Subscription: 25 shares or $250


                                                                                    Maximum,
                                                     Minimum        Maximum     as adjusted (1)
                                                  ------------   ------------   ---------------
Number of Shares...............................      3,400,000      4,600,000         5,290,000
Underwriting Commission .......................   $    376,511   $    525,240   $       610,759
Other Expenses.................................   $  1,017,400   $  1,017,400   $     1,017,400
Net Proceeds to Home Federal Bancorp, Inc......   $ 32,606,089   $ 44,457,360   $    51,271,841
Net Proceeds Per Share.........................   $       9.59   $       9.66   $          9.69


--------
(1) Represents an amount that is 15% more than the maximum of the offering range as a result of changes in financial or market conditions. The sale of stock at this amount does not require the resolicitation of subscribers.

             For a discussion of material risks you should consider, please refer to "Risk Factors" beginning on page 1 of this prospectus.

        Keefe, Bruyette & Woods will use its best efforts to assist Home Federal Bancorp, Inc. in selling at least the minimum number of shares shown above, but does not guarantee that this number will be sold. Keefe, Bruyette & Woods is not obligated to purchase any shares of common stock in the offering. Keefe, Bruyette & Woods intends to make a market in the common stock.


        Home Federal Bancorp, Inc. will establish a charitable foundation, which it will fund with cash and stock equal to 3% of the gross proceeds of shares sold in the offering. Of the contribution, 80% will be made in stock and 20% will be made in cash. At the maximum of the offering range, 110,400 shares will be contributed to the foundation. These shares will be issued in addition to the shares being sold in the offering. In addition, the employee stock ownership plan of Home Federal Bancorp, Inc. will purchase in the offering a number of shares equal to 3.3% of the number of shares issued in the reorganization, including those issued to Home Federal MHC, or if shares are not available, in the open market after the stock offering.


        Directors and executive officers of Home Federal Bancorp, Inc., together with the employee stock ownership plan, intend to purchase $7.5 million and $9.0 million in the offering, or 22.0% and 19.5%, respectively, of the offering based on the minimum and the maximum of the total shares to be sold to the public. These purchases will count towards the minimum purchases needed to complete the offering, and will be made for investment purposes only and not for resale.

        The offering will begin on _____ __, 2004 and will end at 12:00 Noon, Mountain time, on _____ __, 2004. We may also commence a direct community offering and a syndicated community offering concurrently with, during or promptly after the subscription offering. We may extend the offerings, without notice to you, but they must be completed or terminated by _____ __, 2004, unless the Office of Thrift Supervision approves a later date, which may not be beyond _____ __, 2006. Home Federal Bancorp, Inc. will hold all subscribers' funds in an interest-bearing savings account at Home Federal Savings and Loan Association of Nampa until the stock offering is completed or terminated. Funds will be returned promptly with interest if the offering is terminated.

        These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation nor any other federal agency or state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        For information on how to subscribe, call the stock information center at (208) 468-5025.

                      ------------------------------------

                             KEEFE, BRUYETTE & WOODS

                      ------------------------------------

                                 _____ __, 2004

                               [MAP APPEARS HERE]

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                     SUMMARY

        This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To completely understand the stock offering, you should read this entire prospectus carefully, including the consolidated financial statements and the notes to the consolidated financial statements.

The Companies:

                           Home Federal Bancorp, Inc.
                              500 12th Avenue South
                               Nampa, Idaho 83653
                                 (208) 466-4634


        Home Federal Bancorp, Inc. ("Home Federal Bancorp") will be formed a federally-chartered stock corporation for the purpose of acquiring all of the capital stock that Home Federal Savings and Loan Association of Nampa ("Home Federal") will issue upon its reorganization into a mutual holding company structure. Following the reorganization, a majority of the outstanding common stock of Home Federal Bancorp will be held by Home Federal MHC, a federally-chartered mutual holding company.

        As part of the reorganization, Home Federal Bancorp is offering for sale up to 5,290,000 shares of common stock, subject to adjustment. These shares will represent 40.00% of the outstanding common stock of Home Federal Bancorp after the completion of the reorganization and stock offering. Home Federal Bancorp will form a charitable foundation, to which it will contribute cash and stock equal to 3% of the gross proceeds of shares sold in the offering. Of the contribution, 80% will be made in stock and 20% will be made in cash. Home Federal MHC will own the remainder of the outstanding common stock of Home Federal Bancorp. The following chart shows the corporate structure after completion of the reorganization and stock offering.


            Home Federal MHC       Public Stockholders of        Home Federal
                                   Home Federal Bancorp        Foundation, Inc.

                    59.04%                   40.00%                   0.96%

                              Home Federal Bancorp

                                          100.00%

                                  Home Federal

                                Home Federal MHC

                              500 12th Avenue South
                               Nampa, Idaho 83653
                                 (208) 466-4634


        Home Federal MHC will be formed as a federally-chartered mutual holding company in connection with the mutual holding company reorganization of Home Federal. Following completion of the reorganization, Home Federal MHC will own 59.04% of the outstanding common stock of Home Federal Bancorp. So long as Home Federal MHC is in existence, it will at all times own at least a majority of the outstanding common stock of Home Federal Bancorp.

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               Home Federal Savings and Loan Association of Nampa
                              500 12th Avenue South
                               Nampa, Idaho 83653
                                 (208) 466-4634

        Home Federal was founded in 1920 as a building and loan association and reorganized as a federal mutual savings and loan association in 1936. We are a community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area. We engage primarily in the business of attracting deposits from the general public and using these funds to originate loans. We emphasize the origination of loans secured by first mortgages on owner-occupied, residential real estate, residential development and construction, and commercial real estate. To a lesser extent, we originate other types of real estate loans, commercial business loans and consumer loans. See "Business of Home Federal - Lending Activities."

        We serve the Treasure Valley region of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties, through our 14 full-service banking offices, two loan centers, 15 automated teller machines and Internet banking services. Included in our 14 full-service banking offices are five Wal-Mart in-store branch locations and an office located in the Hispanic Cultural Center of Idaho.

        At March 31, 2004, we had total assets of $496.8 million, deposit accounts of $329.5 million and equity of $42.4 million. Through the reorganization, we are changing our corporate structure by becoming a federally-chartered stock savings bank and also are changing our name to "Home Federal Bank."

Our Operating Strategy

        Our mission is to operate and grow a profitable community-oriented financial institution serving individuals and commercial real estate customers in our market area. We plan to achieve this by executing our strategy of:

        o maintaining favorable asset quality reflected primarily by a low level of nonperforming assets, low charge-offs and adequacy of loan loss reserves;

        o seeking to improve net interest margin through a combination of reduced funding costs and improved pricing relative to asset risk;

        o analyzing profitability of products and business lines and allocating resources to those areas offering the greatest potential for future profits;

        o expanding the number of households we serve through internal expansion of the branch network and possible selective acquisitions of financial service providers in existing or surrounding markets;

        o pursuing further loan portfolio diversification, with an emphasis on credit risk management;

        o continuing an internal management culture which is driven by a focus on profitability, productivity and accountability for results and which responds proactively to the challenge of change;

        o providing our staff members with the knowledge and skills necessary to perform their job functions and develop their career potential;

        o enhancing the perception of Home Federal with both the retail and commercial banking public as the bank of choice;

        o maintaining a sales and service culture based on an understanding of the customer's needs and reflecting our commitment to excellence;

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        o       reducing future reliance on net interest income by creating additional sources of fee income from products and services we offer; and

        o utilizing technology to gain efficiencies in processing customer information, to provide a competitive tool to assist the sales process and to allow the efficient integration of acquired businesses.

The Reorganization and Stock Offering


        In connection with Home Federal's reorganization into the mutual holding company form of organization, it is offering the common stock of Home Federal Bancorp to the public primarily to allow it to grow through expanded operations, particularly in the area of commercial real estate lending, as well as through increased branching within our current market area. The stock form of organization will also give us more flexibility to increase our capital position and to offer stock-based employee compensation which will provide greater incentive to improve corporate performance. Home Federal also considered reorganizing as the wholly-owned subsidiary of a stock holding company, known as a standard conversion, rather than as a second-tier subsidiary of a mutual holding company. The amount of equity capital that would be raised in a standard conversion, however, would be substantially more than the amount raised in a minority stock offering by a subsidiary of a mutual holding company. As a result, the capital raised in a standard conversion would be significantly in excess of the amount needed for business operations, thereby making it more difficult for Home Federal Bancorp to achieve acceptable returns on equity. See "Home Federal's Reorganization and Stock Offering - Our Reasons for the Reorganization and Stock Offering."


        We are offering between 3,400,000 and 4,600,000 shares of Home Federal Bancorp common stock at $10.00 per share, which corresponds to the offering range based on our independent appraisal after the contribution of shares to the charitable foundation formed by Home Federal Bancorp and shares that will be held by Home Federal MHC. Home Federal Bancorp will contribute cash and stock equal to 3% of the gross proceeds of shares sold in the offering to the Home Federal Foundation, Inc. ("Home Federal Foundation"). Of this contribution, 80% will be made in stock and 20% will be made in cash. Home Federal MHC will own 59.04% of the outstanding common stock of Home Federal Bancorp. In the event of subsequent developments in the financial condition of Home Federal Bancorp or Home Federal or general financial market conditions before we complete the stock offering, the number of shares we offer may increase up to 5,290,000 shares with the approval of the Office of Thrift Supervision and without any notice to you. If so, you will not have the chance to change or cancel your stock order.

        Keefe, Bruyette & Woods will assist us in selling the stock. For further information about the role of Keefe, Bruyette & Woods in the offering, see "Home Federal's Reorganization and Stock Offering - Marketing Arrangements."

Terms of the Stock Offering

        We are offering the shares of common stock to those with subscription rights in the following order of priority:

        (1)     Depositors who held at least $50 with us on December 31, 2002.

        (2)     The Home Federal Bancorp, Inc. employee stock ownership plan.

        (3)     Depositors who held at least $50 with us on June 30, 2004.

        (4) Depositors with us as of _____ __, 2004 and borrowers as of March 16, 2004 whose loans continue to be outstanding as of _____ __, 2004.

        Shares of common stock not subscribed for in the subscription offering will be offered to the general public in a direct community offering with a preference to natural persons residing in Ada, Canyon, Elmore and Gem

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Counties, Idaho and, if necessary, a syndicated community offering. The direct community offering and syndicated community offering, if any, shall begin at the same time as, during or promptly after the subscription offering. See "Home Federal's Reorganization and Stock Offering - Subscription Offering and Subscription Rights," "- Direct Community Offering" and "- Syndicated Community Offering."

        If we receive subscriptions for more shares than are to be sold in this offering, shares will be allocated in order of the priorities described above under a formula outlined in the plan of reorganization and stock issuance. If we increase the number of shares to be sold above 4,600,000, the employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of priorities described above. See "Home Federal's Reorganization and Stock Offering - Subscription Offering and Subscription Rights" for a description of the allocation procedure.

How We Determined the Offering Range and the $10.00 Price Per Share

        The independent appraisal by RP Financial, LC. ("RP Financial"), dated as of May 21, 2004, established the offering range. This appraisal was based on our financial condition and operations and the effect of the additional capital raised in the stock offering. The $10.00 price per share was determined by our Board of Directors and is the price most commonly used in stock offerings involving reorganizations of mutual savings institutions.

        The appraisal incorporated an analysis of a peer group of publicly traded mid-tier thrift holding companies and mutual holding companies that RP Financial deemed comparable to Home Federal. This analysis included an evaluation of the average and median price-to-earnings and price-to-tangible book value ratios indicated by the market prices of the peer group companies. RP Financial applied the peer group's pricing ratios, as adjusted for certain qualitative valuation factors to account for differences between Home Federal and the peer group, to Home Federal's pro forma earnings and book value to derive the estimated pro forma market value of Home Federal.

        RP Financial has estimated that as of May 21, 2004, the pro forma market value of Home Federal Bancorp on a fully converted basis, including the effect of the contribution of cash and stock to the Home Federal Foundation, ranged from a minimum of $85.0 million to a maximum of $115.0 million. Based on this valuation and the $10.00 per share price, the number of shares of common stock to be issued by Home Federal Bancorp will range from a minimum of 8,500,000 shares to a maximum of 11,500,000 shares. Home Federal Bancorp is offering 40.00% of these shares, or between 3,400,000 and 4,600,000 or $34.0 million to $46.0 million, for sale to eligible members of Home Federal, the Home Federal Bancorp, Inc. Employee Stock Ownership Plan and possibly to the general public in a community offering. In addition, the charitable foundation established by Home Federal Bancorp will be funded with cash and stock equal in value to 3% of the shares sold in the offering. It is intended that 80% of the foundation funding will be made by means of a stock contribution and 20% of the foundation funding will be made by means of a cash contribution. Accordingly, based on the minimum and maximum of the offering range, respectively, a minimum of 81,600 shares to a maximum of 110,400 shares will be contributed in stock and a minimum of $204,000 to a maximum of $276,000 will be contributed in cash. Home Federal MHC will own between 5,018,400 and 6,789,600 shares, or 59.04%, of Home Federal Bancorp at the completion of the stock offering. The establishment of the charitable foundation has the effect of reducing the valuation of Home Federal Bancorp. See "Comparison of Valuation and Pro Forma Information With and Without Charitable Foundation."


        The following tables present a summary of selected pricing ratios for the peer group companies and the resulting pricing ratios for Home Federal Bancorp. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the stock offering of Home Federal Bancorp.

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Recent and projected stock trading multiples. The following table presents the pricing ratios for the peer group companies in their current structure, as publicly traded mutual holding companies, and the pro forma pricing ratios for Home Federal Bancorp.

                                           Price-to-earnings  Price-to-tangible
                                               multiple       book value ratio
                                           -----------------  -----------------
   Home Federal Bancorp (pro forma)
       Maximum............................        24.9x            143.9%
       Minimum............................        18.1             121.7

   Valuation of peer group
   companies as of May 21, 2004 (1)
       Averages...........................        23.1x            200.5%
       Medians............................        23.1             203.2

--------------
        (1) Reflects earnings of the most recent 12 month period for which data is publicly available.

Stock trading multiples of mutual holding companies on a fully-converted basis. The following table presents pro forma pricing ratios for the peer group companies, assuming they had completed a second-step conversion, and for Home Federal Bancorp, assuming it had also fully converted. RP Financial's calculations of the fully-converted pricing multiples for the peer group companies assume the pro forma impact of selling the mutual holding company shares of each of the peer group companies at their respective trading prices as of May 21, 2004. RP Financial's calculation of the fully-converted pricing multiples for Home Federal Bancorp assumes the pro forma impact of selling 100% of the shares to be issued to the public at $10.00 per share.

                                               Pro forma          Pro forma
                                           price-to-earnings  price-to-tangible
                                               multiple       book value ratio
                                           -----------------  -----------------
        Home Federal Bancorp
            Maximum......................        25.2x              82.6%
            Minimum......................        18.2               74.6

        Valuation of peer group
         companies as of May 21, 2004 (1)
           Averages......................        25.4x              99.0%
           Medians.......................        20.7               95.5

--------------
        (1) Reflects earnings of the most recent 12 month period for which data is publicly available.

        The pro forma fully-converted calculations for Home Federal Bancorp and the peer group companies include the following assumptions:

        o 8.0% of the shares sold would be purchased by an employee stock ownership plan, with the expense to be amortized over ten years;

        o 4.0% of the shares sold would be purchased by a restricted stock plan, with the expense to be amortized over five years; and

        o offering expenses would equal 2.0% of the gross proceeds of the offering.

With respect to Home Federal Bancorp, the pro forma fully-converted calculations also assume the impact of the establishment of a charitable foundation, funded at the rate of 3.0% of the gross proceeds of the offering.

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Based on the results of the appraisal, compared to the average pricing of the peer group on a fully-converted basis, Home Federal Bancorp's fully-converted pro forma pricing ratios at the maximum of the offering range indicated a discount of 0.8% on a price-to-earnings basis and a discount of 16.6% on a price-to-book basis.


The independent appraisal is not necessarily indicative of the post-stock offering trading value. Do not assume or expect that the valuation of Home Federal Bancorp as indicated above means that the common stock will trade at or above the $10.00 purchase price after the stock offering is completed.

        The independent valuation must be updated before we complete the stock offering. The amount of common stock being offered may be increased by up to 15% without notice to persons who have subscribed for stock, so that a total of 5,290,000 shares would be sold in the offering. We received authorization from the Office of Thrift Supervision to conduct the stock offering on _____ __, 2004. The updated independent valuation will be subject to the further approval of the Office of Thrift Supervision before we can complete the stock offering. If the updated independent valuation would result in more than 5,290,000 shares being sold, we would notify persons who have subscribed for stock and they would have the opportunity to confirm, change or cancel their subscription orders. See "Pro Forma Data."

After-Market Performance Information Provided by Independent Appraiser


        The following information was provided to the Board of Directors by RP Financial as part of its appraisal review. The table presents for all mutual holding company reorganizations with a minority stock issuance from October 1, 2003 to May 21, 2004, and from January 1, 2002 to May 21, 2004, the average and median percentage stock appreciation from the initial trading date of the offering to the dates presented in the table. The Board did not consider this data particularly relevant to Home Federal's appraisal given that the information relates to stock appreciation experienced by other companies that reorganized in different markets and that may have issued more or less than 40.00% of their outstanding common stock. In addition, the companies may have no similarities to Home Federal with regard to the market in which Home Federal competes, earnings quality and growth potential, among other factors. Finally, the amount of proceeds raised as a percentage of pro forma stockholders' equity for Home Federal Bancorp is substantially higher than the amount of proceeds raised as a percentage of pro forma stockholders' equity for the institutions represented in the table.


        The substantial proceeds raised as a percentage of pro forma stockholders' equity may have a negative effect on our stock price performance. See "Risk Factors - After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock."

        This table is not intended to indicate how our stock may perform. Stock appreciation is affected by many factors, including, but not limited to, the factors set forth below. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors beginning on page 1.

                                Average Percentage Stock Price Appre-         Median Percentage Stock Price Appre-
                              ciation from Initial Public Offering Price   ciation from Initial Public Offering Price
                              -------------------------------------------  ------------------------------------------
                                                              Through                                      Through
                  Number of      After One     After One      May 21,         After One     After One      May 21,
                Transactions        Day          Month         2004              Day          Month         2004
                ------------  --------------  ------------  -------------  --------------  ------------  ------------

October 1, 2003-
May 21, 2004          8             36.2%         31.8%         21.6%            31.4%         25.5%         18.8%
January 1, 2002
-May 21, 2004        12             33.7%         31.1%         42.8%            29.4%         25.3%         21.8%



        Data presented in the table were calculated on a small sample. The data, therefore, may not be meaningful for investors. While stock prices of reorganizing institutions have, on average, increased for the period presented, there can be no assurance that our stock price will appreciate the same amount, if at all. There can also be no assurance that our stock price will not trade below $10.00 per share, as has been the case for some thrift institutions that have formed mutual holding companies. In addition, the transactions from

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which the data are arrived occurred primarily during a falling interest rate environment, during which the market for financial institutions typically increases. If interest rates rise, our net interest income and the value of our assets likely would be reduced, negatively affecting our stock price. See "Risk Factors - A significant decline or rise in rising interest rates may hurt our profits and net portfolio value."

        The increase in any particular company's stock price is subject to various factors, including the amount of proceeds a company raises (see "Risk Factors - After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock."), the quality of management and management's ability to deploy proceeds (such as through investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not necessarily in the control of management.

        The Board of Directors carefully reviewed the information provided to it by RP Financial through the appraisal process, but did not make any determinations regarding whether or not prior mutual to stock conversions have been undervalued on a price-to-tangible-book value basis, nor did the Board draw any conclusions regarding how the historical data reflected above may impact Home Federal's appraisal. Instead, the Board hired RP Financial to help it understand the regulatory process and to advise the Board as to how much capital Home Federal Bancorp would likely be required to raise under the Office of Thrift Supervision's appraisal guidelines. The Board's ability to control the amount of capital Home Federal will raise in the stock offering is limited by the regulatory framework established by the Office of Thrift Supervision, which requires that Home Federal hire an independent appraiser and permit the independent appraiser to arrive at a value without undue influence from outside parties, including Home Federal. The Board fully complied with the Office of Thrift Supervision's guidelines and permitted RP Financial to arrive at the appraised value of Home Federal independently, which the Board also understood would be subject to Office of Thrift Supervision review and approval. RP Financial, an independent appraisal firm expert in the appraisal guidelines of the Office of Thrift Supervision, considered all factors that may appropriately be considered under the Office of Thrift Supervision's appraisal guidelines when arriving at the appraised value of Home Federal.

        The Board of Directors recognized the duty of care it owes to Home Federal and its members to proceed with the reorganization transaction in an informed manner with the best interests of Home Federal and its members in the forefront of its deliberations and decision making. The Board worked closely with RP Financial to understand RP Financial's methodology and to consider the appropriateness of RP Financial's assumptions in determining the appraised value. The Board understood that if RP Financial's assumptions were appropriate and the methodology employed was consistent with the Office of Thrift Supervision's appraisal guidelines, the appraisal, once approved by the Office of Thrift Supervision, would fairly estimate the pro forma market value of Home Federal.

Termination of the Offering

        The subscription offering will end at 12:00 Noon, Mountain time, on _____ __, 2004, unless extended. The direct community offering and syndicated community offering, if any, will also end at 12:00 Noon, Mountain time, on _____ __, 2004, unless extended. If fewer than the minimum number of shares are subscribed for in the subscription offering and we do not get orders for at least the minimum number of shares by _____ __, 2004, we will either:

        (1) promptly return any payment you made to us, with interest, or cancel any withdrawal authorization you gave us; or

        (2) extend the offering, if allowed, and give you notice of the extension and of your rights to confirm, change or cancel your order. If we extend the offering and you do not respond to the notice, then we will cancel your order and return your payment, with interest, or cancel any withdrawal authorization you gave us. We must complete or terminate the offering by _____ __, 2006.

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How We Will Use the Proceeds Raised from the Sale of Common Stock

        We intend to use the net proceeds received from the stock offering as follows:

                                                                                      Maximum,
                                                             Minimum     Maximum    as adjusted
                                                            ---------   ---------   -----------
                                                                     (In Thousands)

Gross proceeds............................................  $  34,000   $  46,000   $    52,900
Less:
  Estimated underwriting commission.......................        377         526           611
  Estimated other offering expenses.......................      1,017       1,017         1,017
                                                            ---------   ---------   -----------
Net proceeds..............................................     32,606      44,457        51,272
Less:
  Net proceeds to Home Federal............................     16,303      22,229        25,636
  Loan to our employee stock ownership plan...............      2,785       3,768         4,334
  Cash contribution to the Home Federal Foundation........        204         276           317
  Funding of the restricted stock plan....................      2,486       3,363         3,868
                                                            ---------   ---------   -----------
Net cash proceeds retained by Home Federal Bancorp........  $  10,828   $  14,821   $    17,117
                                                            =========   =========   ===========


        The net proceeds retained by Home Federal Bancorp and Home Federal may ultimately be used to support lending and investment activities, and future expansion of operations through the establishment or acquisition of additional banking offices or other financial service providers, although no such acquisitions are specifically being considered at this time. We intend to use the proceeds for future lending and investment activities, repurchasing stock and payment of dividends, in addition to general and other corporate purposes. See "Risk Factors" and "How We Intend to Use the Proceeds from this Offering."

We May Pay a Cash Dividend in the Future

        We may pay cash dividends in the future, however, the amount and timing of any dividends has not yet been determined. Although future dividends are not guaranteed, based on our pro forma net income and stockholders' equity, we believe Home Federal Bancorp will be capable of paying a dividend after completion of this offering. Based on the minimum and maximum of net proceeds expected to be retained, Home Federal Bancorp will have between $10.8 million and $14.8 million available for payment of dividends. Home Federal Bancorp can also pay dividend from dividends it receives from Home Federal. As of May 21, 2004, all of the companies that comprised the peer group for the independent appraisal paid regular cash dividends with implied dividend yields ranging from 1.08% to 4.86%. As of May 21, 2004, the median dividend yield paid by the peer group companies equaled 2.37%.

        We currently have no intention to pay or take any steps to pay a tax-free dividend which qualifies as a return of capital. Regulations of the Office of Thrift Supervision prohibit a return of capital during the term of the three-year business plan submitted by Home Federal to the Office of Thrift Supervision in connection with the reorganization and stock offering.

Plans to List the Common Stock for Trading on the Nasdaq National Market

        We plan to list our common stock for trading on the Nasdaq National Market under the symbol "HOME." Our application to list our stock on the Nasdaq National Market is currently pending. However, because of the unpredictability of the stock market and other factors, persons purchasing shares may not be able to sell their shares when they want to, or at a price equal to or above $10.00.

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Limitations on the Purchase of Common Stock in the Stock Offering

        The minimum purchase is 25 shares.

        The maximum purchase in the subscription offering by any person or group of persons through a single deposit account is $250,000 of common stock, which equals 25,000 shares.

        The maximum purchase by any person in the direct community offering is $250,000 of common stock, which equals 25,000 shares.

        The maximum purchase in the subscription offering, direct community offering and syndicated community offering combined by any person, related persons or persons acting together is one percent of the shares sold in the offering. At the maximum of the offering range, this equals $529,000 of common stock, or 52,900 shares.

        If any of the following persons purchase common stock, their purchases when combined with your purchases cannot exceed one percent of the shares sold in the offering:

        o your spouse or relatives of you or your spouse living in your house;

        o companies, trusts or other entities in which you have an interest or hold a position; or

        o       other persons who may be acting in concert with you.

How to Purchase Common Stock

        Note: Once we receive your order, you cannot cancel or change it without our consent. If Home Federal Bancorp intends to sell fewer than 3,400,000 shares or more than 5,290,000 shares, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest or will cancel any withdrawal authorization you gave us.

        If you want to subscribe for shares, you must complete an original stock order form and drop it off at any Home Federal branch office or send it, together with full payment or withdrawal authorization, to Home Federal in the postage-paid envelope provided. You must sign the certification that is part of the stock order form. We must receive your stock order form before the end of the offering period.

        You may pay for shares in any of the following ways:

        o By check or money order made payable to Home Federal Bancorp, Inc.

        o By authorizing a withdrawal from an account at Home Federal, including certificates of deposit, designated on the stock order form. To use funds in an individual retirement account at Home Federal, you must transfer your account to an unaffiliated institution or broker. Please contact the stock information center at (208) 468-5025 as soon as possible for assistance.

        o In cash, if delivered in person to any Home Federal branch office.

        We will pay interest on your subscription funds at the rate Home Federal pays on regular savings accounts from the date we receive your funds until the stock offering is completed or terminated. Payments for shares subscribed for, other than withdrawals from a deposit account at Home Federal, will be deposited in a segregated deposit account at Home Federal. All funds authorized for withdrawal from deposit accounts with Home Federal will earn interest at the applicable account rate until the stock offering is completed. There will be no early withdrawal penalty for withdrawals from certificates of deposit at Home Federal used to pay for stock.

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        You may subscribe for shares of common stock using funds in your individual retirement account ("IRA") at Home Federal or elsewhere. However, common stock must be held in a self-directed retirement account. Home Federal's IRAs are not self-directed, so they cannot be invested in common stock. If you wish to use some or all of the funds in your Home Federal IRA to purchase common stock, the applicable funds must be transferred to a self-directed account reinvested by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using your IRA or other retirement account. Whether you may use these funds for the purchase of shares in the stock offering may depend on timing constraints and possible limitations imposed by the institution where the funds are held.

        For further discussion regarding the stock ordering procedures, see "Home Federal's Reorganization and Stock Offering - Procedure for Purchasing Shares in the Subscription Offering."

Purchases of Common Stock by Home Federal Officers and Directors

        Home Federal's directors and executive officers intend to subscribe for 332,500 shares regardless of the number of shares sold in the offering. This number equals 7.2% of the 4,600,000 shares that would be sold at the maximum of the offering range. If fewer shares are sold in the stock offering, then officers and directors will own a greater percentage of Home Federal Bancorp. Directors and executive officers will pay the same $10.00 per share price for these shares as everyone else who purchases shares in the stock offering.

Tax Consequences of the Reorganization

        As a general matter, the reorganization will not be a taxable transaction for purposes of federal or state income taxes to Home Federal MHC, Home Federal Bancorp or Home Federal or persons who receive or exercise subscription rights. Our special counsel, Breyer & Associates PC, has issued an opinion to us that, among other items, for federal income tax purposes:

        o       the reorganization will qualify as a tax free reorganization;

        o it is more likely than not that the fair market value of the subscription rights is zero and accordingly, no gain or loss will be recognized by recipients of subscription rights; and

        o no gain or loss will be recognized for federal income tax purposes by Home Federal MHC, Home Federal Bancorp or Home Federal as a result of the reorganization to mutual holding company structure.

        Home Federal has also received an opinion from Penland Munther Goodrum, Chartered, stating that, assuming the reorganization does not result in any federal income tax liability to Home Federal, its account holders, Home Federal Bancorp or Home Federal MHC, the reorganization will not result in any Idaho income tax liability to those entities or persons.

        For a further discussion of the tax consequences of the reorganization and stock offering, see "Home Federal's Reorganization and Stock Offering - Effects of the Reorganization and Stock Offering - Tax Effects."

Benefits to Management from the Offering

        We intend to establish an employee stock ownership plan, which will purchase in the offering 3.3% of the aggregate shares issued in the reorganization, including those issued to Home Federal MHC, or if shares are not available, in the open market after the stock offering. A loan from Home Federal Bancorp to the plan, funded by a portion of the proceeds from this offering, will be used to purchase these shares. The loan will accrue interest at the prime rate in effect at the time the employee stock ownership loan is entered into. The employee stock ownership

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
--------------------------------------------------------------------------------

plan will provide a retirement benefit to all employees eligible to participate in the plan. The establishment of the employee stock ownership plan will result in additional compensation expense to Home Federal Bancorp. See "Pro Forma Data" for an illustration of the effects of this plan.

        We also intend to adopt a stock option plan and a restricted stock plan for the benefit of our directors, officers and employees, subject to stockholder approval. If we adopt the restricted stock plan, some of these individuals will be awarded stock at no cost to them. As a result, both the employee stock ownership plan and the restricted stock plan will increase the voting control of management without a cash outlay by the recipient of shares.

        The establishment of the restricted stock plan and the stock option plan will result in additional compensation expense to Home Federal. At this time, no determination has been made regarding whether any options that may be granted will be expensed; however, if we were to expense options, it would negatively affect net income.

        The value of the stock options that would be issued under a stock option plan will be affected by the price of the Home Federal Bancorp stock at the time the stock option plan is implemented and the options are granted. If a stock option plan were to award stock options for 7.3% of the maximum amount of shares that could be issued in the reorganization based on RP Financial's appraisal, the total shares subject to options would be 621,814 shares, 731,546 shares, 841,277 shares and 967,469 shares, respectively, at the minimum, midpoint, maximum and maximum, as adjusted, of the valuation range.

        The following table presents the total estimated value of the shares of common stock, assuming 11,500,000 shares are issued in the reorganization at the maximum of the offering range, which would be acquired by the employee stock ownership plan and the total value of all shares to be available for award and issuance under the restricted stock plan. The table assumes that the value of the shares is $10.00 per share. The table does not include a value for the options because the price paid for the option shares will be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized under an option only if the market price of the common stock increases.

                                                     Estimated     Percentage of
                                Number of Shares  Value of Shares  Shares Issued
                                ----------------  ---------------  -------------
                                              (Dollars in Thousands)

Employee stock ownership plan.        376,832        $   3,768          3.3%
Restricted stock awards.......        336,323            3,363          2.9
Stock options.................        841,277            8,413          7.3
                                ----------------  ---------------  -------------
  Total.......................      1,554,432        $  15,544         13.5%
                                ================  ===============  =============

        The value of the shares obtained for the restricted stock plan will be based on the price of Home Federal Bancorp's common stock at the time those shares are purchased or issued, which, subject to stockholder approval, cannot be implemented until at least six months after the reorganization and offering. The following table presents the total value of all shares to be available for award and issuance under the restricted stock plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

               248,586 Shares                     336,323 Shares    386,771 Shares
                 Awarded at     292,456 Shares      Awarded at        Awarded at
                 Minimum of       Awarded at        Maximum of        Maximum of
  Share Price      Range       Midpoint of Range      Range       Range, As Adjusted
  -----------  --------------  -----------------  --------------  ------------------
                               (Dollars in Thousands)
    $   8.00      $  1,989         $  2,340          $  2,691         $  3,094
    $  10.00         2,486            2,925             3,363            3,868
    $  12.00         2,983            3,509             4,036            4,641
    $  14.00         3,480            4,094             4,709            5,415

        In addition, upon completion of the stock offering, we intend to enter into an employment agreement with Daniel L. Stevens, President and Chief Executive Officer, and severance agreements with Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander, Denis J. Trom and Karen Wardwell. The agreements are designed to assist us in maintaining a stable and competent management team after the stock offering. The agreements will have a term of three years and provide for a severance payment in the event of a change in control of Home Federal Bancorp or Home Federal. The employment and severance agreements to be entered into provide no additional compensation to members of management as the employment agreement maintains Mr. Stevens' current annual salary of $205,000 and the severance agreements do not provide for a benefit, except under certain circumstances, such as a change in control.

        For a further discussion of benefits to management, see "Management."

Stock Information Center

        If you have any questions regarding the offering or our conversion to stock form, please call the stock information center at (208) 468-5025.

Subscription Rights

        Subscription rights are not allowed to be transferred, and we will act to ensure that you do not do so. We will not accept any stock orders that we believe involve the transfer of subscription rights.

Home Federal Bancorp Has Established a Charitable Foundation

        In connection with the reorganization, Home Federal Bancorp has established a charitable foundation, the Home Federal Foundation, in order to further its commitment to the local community. The foundation is anticipated to distribute at least 5% of its assets each year to support charitable organizations and activities that enhance the quality of life for residents within its market area. The Home Federal Foundation will allow the local communities to share in the anticipated future success of Home Federal and Home Federal Bancorp through cash dividends payable on the common stock and potential appreciation of the value of the common stock, as well as enable Home Federal Bancorp and its related entities to develop a unified charitable donation strategy. Directors of the foundation will be charged with the specific development of a donation strategy consistent with the regulations set forth in
Section 501(c)(3) of the Internal Revenue Code.

        Home Federal Bancorp will fund the foundation with a contribution of cash and stock equal in value to 3% of the shares sold in the offering. It is intended that 80% of the foundation funding will be made by means of a stock contribution and 20% of the foundation funding will be made by means of a cash contribution. Accordingly, based on the minimum and maximum of the offering range, respectively, a minimum of 81,600 shares to a maximum of 110,400 shares will be contributed in stock and a minimum of $204,000 to a maximum of $276,000 will be contributed in cash. There are no plans by Home Federal Bancorp to provide additional funding beyond this initial funding to the foundation over the next three years.

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
--------------------------------------------------------------------------------

        As a result of the foundation's establishment and funding, the appraisal will be reduced and Home Federal Bancorp will sell fewer shares of common stock than if the reorganization were completed without the foundation. See "Comparison of Valuation and Pro Forma Information With and Without Charitable Foundation" and "Home Federal Foundation."

Important Risks in Owning Home Federal Bancorp's Common Stock


        Before you decide to purchase stock, you should read the "Risk Factors" section on pages 1 to 4 of this prospectus.


Possible Conversion of Home Federal MHC to Stock Form

        In the future, Home Federal MHC may convert from the mutual to capital stock form, in a transaction commonly known as a "second-step conversion." This second-step conversion may be undertaken in order to, among other things, raise additional capital for Home Federal or facilitate an acquisition transaction. Home Federal MHC is not fully converting to stock form at this time because the expected net proceeds from the stock offering are sufficient in our opinion to support the growth of Home Federal MHC and Home Federal anticipated at this time.

        In a second-step conversion, members of Home Federal MHC would have subscription rights to purchase common stock in an offering of new shares to be conducted by Home Federal Bancorp or its successor, the shares of Home Federal Bancorp would be cancelled and the public stockholders of Home Federal Bancorp would be entitled to exchange their shares of common stock for an equal percentage of new shares of the converted Home Federal MHC. This percentage may be adjusted to reflect any assets owned by Home Federal MHC. Home Federal Bancorp's public stockholders, therefore, would own approximately the same percentage of the resulting entity as they owned prior to the second-step conversion. The Board of Directors has no current plans to undertake a "second-step conversion" transaction.

Restrictions on Acquisition of Home Federal Bancorp and Home Federal

        Federal law restricts the ability of any person, firm or entity to acquire Home Federal Bancorp, Home Federal or their respective capital stock. No person, firm or entity may acquire more than 25% of any class of voting stock of Home Federal Bancorp or Home Federal without approval by the Office of Thrift Supervision. In addition, for a period of three years following completion of the stock offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Home Federal Bancorp or Home Federal without approval from the Office of Thrift Supervision. Certain provisions in the charter and bylaws of Home Federal Bancorp and Home Federal affect the ability of any person, firm or entity or acquire control of Home Federal Bancorp and Home Federal. These provisions include limitations on voting rights of persons owning more than 10% of any class of outstanding voting stock of Home Federal Bancorp or Home Federal.

--------------------------------------------------------------------------------

                                  RISK FACTORS

        You should consider these risk factors, in addition to the other information in this prospectus, before deciding whether to make an investment in Home Federal Bancorp's stock.

A significant decline or rise in interest rates may hurt our profits and net portfolio value.

        Interest rates are at historically low levels with most deposit rates well below 2%. If interest rates were to rapidly decline further, Home Federal may not be able to reduce the rates it pays on its deposits and other interest-bearing liabilities in the same proportion or as rapidly as the decline it would experience on the rates it receives on its loans and other interest-earning assets. The difference between the rates received on interest-earning assets and the rates paid on interest-bearing liabilities is referred to as our interest rate spread. When our interest rate spread decreases, so does our profitability. When interest rates rise, our net interest income and the value of our assets could be significantly reduced if interest paid on interest-bearing liabilities, such as deposits and borrowings, increases more quickly than interest received on interest-earning assets, such as loans, investment securities and mortgage-backed securities. For example, if we experienced an immediate 200 basis point increase in interest rates as of March 31, 2004, the market value of our portfolio equity could decrease by $10.0 million or 19.1%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management and Market Risk." In addition, rising interest rates may hurt our income because they may reduce the demand for loans such as real estate loan refinancings and the resulting interest income. Management also expects reduced income from secondary marketing activities in a rising rate environment with corresponding reductions in the gains on the sale of loans.

Our loan portfolio possesses increased risk due to our substantial outstanding balances of construction and development, commercial real estate and consumer loans, which could increase the level of our provision for loan losses.

        Our outstanding construction and land development, commercial real estate and consumer loans accounted for more than 34.5% of our total loan portfolio as of March 31, 2004. We have had a significant increase in commercial real estate loans since we began originating these loans in 1997. Generally, we consider construction and development, commercial real estate and consumer loans to involve a higher degree of risk compared to first mortgage loans on one- to four-family, owner-occupied residential properties. These loans have higher risks for the following reasons:

        o Construction and Development Loans. Repayment depends on the successful completion and if applicable, sale, of the improvements to the land.

        o Commercial Real Estate Loans. Repayment depends on income being generated in amounts sufficient to cover operating expenses and debt service.

        o Consumer Loans. Consumer loans (such as automobile loans) are collateralized, if at all, with assets that may not provide an adequate source of repayment of the loan due to depreciation, damage or loss.

        Because we plan to increase our emphasis on construction and development, commercial real estate and consumer loans, we may determine it necessary to increase the level of our provision for loan losses. Increased provisions for loan losses would reduce our profits. For further information concerning the risks associated with construction and development, commercial real estate and consumer lending, see "Business of Home Federal - Lending Activities" and "- Asset Quality."

The value of our mortgage servicing rights declines during periods of falling interest rates.

        We have a loan servicing portfolio that consists of the right to service (i.e., collect the principal and interest) on loans that we originated and sold to investors. At March 31, 2004 and at September 30, 2003, we serviced $258.3 million and $246.0 million, respectively, of loans for others and these mortgage servicing rights had a value of $3.0 million and $3.1 million, respectively, at those dates. The value of the loans we service for others is significantly affected by interest rates. In general, during periods of falling interest rates such as we recently experienced, mortgage loans prepay at faster rates and the value of the mortgage servicing declines. Conversely, during periods of rising interest rates, the value of the mortgage servicing rights generally increases as a result of slower rates of prepayment. We may be required to recognize this decrease in value by taking a charge against our earnings, which would cause our profits to decrease. We have experienced an increase in prepayments of mortgages as interest rates have decreased dramatically during the past two years, which has impacted the value of our servicing asset. Accordingly, we recognized impairment charges on our servicing portfolio of $249,000 and $1.5 million for the years ended September 30, 2003 and 2002, respectively. We believe, based on historical experience, that the amount of prepayments and related impairment charges should decrease as interest rates increase.

After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock.

        The proceeds we will receive from the sale of Home Federal Bancorp's common stock will significantly increase our capital and it will take us time to fully use this capital in our business operations. Therefore, we expect our return on equity to be below our historical level and less than our regional and national peers. For the six months ended March 31, 2004 and the year ended September 30, 2003, our return on equity was 9.38% (on an annualized basis) and 13.39%, respectively. On a pro forma basis, at the maximum of the offering range, our return on equity would have been 4.43% on an annualized basis for the six months ended March 31, 2004, and 6.51% for the year ended September 30, 2003 as compared to industry (all fully converted publicly-traded thrifts) of 8.07% and 9.67%, respectively. This low return on equity could hurt our stock price. We cannot guarantee when or if we will achieve returns on equity that are comparable to industry peers. For further information regarding pro forma income and expenses, see "Pro Forma Data."

Strong competition within our market area may limit our growth and profitability.

        Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual fund companies, insurance companies, and investment brokerage and financial planning firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we do and may offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market.

Persons who purchase stock in the offering will own a minority of Home Federal Bancorp's common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

        Public stockholders will own a minority or 40.96% of the outstanding shares of Home Federal Bancorp's common stock after the stock offering. The same directors and executive officers who manage Home Federal Bancorp also manage Home Federal MHC, which will own 59.04% of the outstanding common stock of Home Federal Bancorp. The Board of Directors of Home Federal MHC will be able to exercise voting control over most matters put to a vote of stockholders because Home Federal MHC will own a majority of Home Federal Bancorp's common stock. For example, Home Federal MHC may exercise its voting control to prevent a sale of Home Federal Bancorp in which the public stockholders could receive a premium for their shares.

        In addition, Home Federal Bancorp's directors, executive officers and their associates are expected to purchase approximately 332,500 shares sold in the offering, which represents 7.2% of the shares sold at the maximum of the offering range. These purchases, together with the purchase of 3.3% of the shares issued in the reorganization by the Home Federal Bancorp, Inc. Employee Stock Ownership Plan will result in the inside ownership of Home Federal Bancorp common stock of 6.2% at the maximum of the offering range. Furthermore, if stockholders of Home Federal Bancorp approve the restricted stock plan and the stock option plan, and provided that all shares under the restricted stock plan are awarded and all options under the stock option plan are awarded and exercised, directors and executive officers may own up to an additional 25.6% of the shares of the stock sold in the offering. See "Management - Benefits" and "Proposed Purchases by Management."

The contribution to the Home Federal Foundation will reduce earnings and your ownership interest.

        In connection with the reorganization, Home Federal Bancorp has established the Home Federal Foundation and will contribute, based on the maximum of the offering range, a maximum of 110,400 of its shares sold in the offering and $276,000 in cash. This contribution will be a significant one-time expense to Home Federal Bancorp and will decrease operating results for the year ending September 30, 2004. Home Federal Bancorp, based on the maximum of the offering range, will recognize a one-time expense of $1.4 million before taxes upon making its contribution to the foundation. The $1.4 million expense will reduce net income on an after tax basis by $840,000. Net income after taxes for the year ended September 30, 2003 was $5.5 million. Net income for the year ended September 30, 2003 would have been $4.6 million if the foundation expense of $840,000 after taxes had been recorded in the year ended September 30, 2003. In addition, the contribution of stock to the foundation will reduce your ownership percentage in Home Federal Bancorp. For additional information, see "Comparison of Valuation and Pro Forma Information With and Without Charitable Foundation."

Holders of Home Federal Bancorp common stock may not be able to sell their shares when desired if a liquid trading market does not develop, or for $10.00 or more per share even if a liquid trading market develops.

        We have never issued common stock to the public. Consequently, there is no established market for the common stock. We expect Home Federal Bancorp's common stock to be listed for trading on the Nasdaq National Market under the symbol "HOME." We cannot predict whether a liquid trading market in shares of Home Federal Bancorp's common stock will develop or how liquid that market might become. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop and may not be able to sell them at a price equal to or above $10.00 per share even if a liquid trading market develops.

We intend to grant stock options and restricted stock to the Board of Directors and certain employees following the stock offering which will likely reduce your ownership interest.

        If approved by a vote of the stockholders, we intend to establish a stock option plan with a number of shares equal to 7.3% of the shares issued in the reorganization and a restricted stock plan with a number of shares equal to 2.9% of the shares issued in the reorganization. These stock benefit plans are being established for the benefit of selected directors, officers and employees of Home Federal Bancorp and Home Federal and are worth a total of $11.8 million at the purchase price, based on the maximum of the estimated offering range. Awards under these plans will likely reduce the ownership interest of all stockholders by increasing the number of shares outstanding. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under the stock option plan and the restricted stock plan would dilute the voting interests of existing stockholders, by up to 6.8% and 2.8%, respectively. For further discussion regarding these plans, see "Pro Forma Data" and "Management - Benefits - Other Stock Benefit Plans."

Implementation of new benefit plans will increase our future compensation expense, which will reduce our profitability and stockholders' equity.

        We will recognize additional annual material employee compensation and benefit expenses as a result of the shares purchased or granted to employees and executives under new benefit plans. We cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of Home Federal Bancorp's common stock. In addition, changes in accounting guidelines may require us to recognize expenses relating to stock option grants. For further discussion of these plans, see "Management - Benefits - Other Stock Benefit Plans."

The economy in our local market area may adversely affect our operations.

        Our financial results may be adversely affected by changes in prevailing economic conditions, including: decreases in real estate values, changes in interest rates and adverse employment conditions; the monetary and fiscal policies of the federal government; and other significant external events. Because we hold a significant amount of real estate loans, decreases in real estate values could adversely affect the value of property used as collateral for these loans. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings. In this regard, approximately 88.5% of our loans are to individuals and businesses in our primary market area.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

        o       statements of our goals, intentions and expectations;

        o statements regarding our business plans, prospects, growth and operating strategies;

        o statements regarding the quality of our loan and investment portfolios; and

        o       estimates of our risks and future costs and benefits.

        These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

        o general economic conditions, either nationally or in our market area, that are worse than expected;

        o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

        o increased competitive pressures among financial services companies;

        o       changes in consumer spending, borrowing and savings habits;

        o legislative or regulatory changes that adversely affect our business;

        o       adverse changes in the securities markets; and

        o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board.

        Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                        SELECTED FINANCIAL AND OTHER DATA

        The summary information presented below under "Financial Condition Data" and "Operating Data" for, and as of the end of, each of the years ended September 30 is derived from our audited consolidated financial statements. Information as of March 31, 2004 and the six months ended March 31, 2004 and 2003 is unaudited but we believe it reflects all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such information. The results of operations for the six months ended March 31, 2004 are not necessarily indicative of the results to be achieved for the fiscal year ending September 30, 2004. The following information is only a summary and you should read it in conjunction with our consolidated financial statements and related notes beginning on page F-1.

                                                                                       At September 30,
                                            At March 31,        --------------------------------------------------------------
                                               2004                2003         2002         2001         2000         1999
                                      -----------------------   ----------   ----------   ----------   ----------   ----------
FINANCIAL CONDITION DATA:                                                  (In Thousands)
Total assets ......................          $  496,773         $  450,196   $  416,543   $  382,504   $  325,922   $  271,143
Investment securities, available
 for sale, at fair value ..........               6,404              5,440        2,507        8,266        1,395        1,661
Mortgage-backed securities, held
 to maturity ......................              55,033             24,425       44,325       36,630       46,129       54,671
Loans receivable, net .............             383,950            372,629      318,297      289,385      243,122      189,128
Loans held for sale ...............               3,160              5,066       12,722        9,367        4,781        2,139
Total deposit accounts ............             329,515            301,273      279,772      266,316      232,747      209,302
Advances from Federal
  Home Loan Bank ..................             113,074             96,527       91,008       73,394       54,498       28,785
Equity capital ....................              42,356             40,399       34,961       32,866       31,058       26,731

                                         Six Months Ended
                                             March 31,                             Year Ended September 30,
                                      -----------------------   --------------------------------------------------------------
                                         2004         2003         2003         2002         2001         2000         1999
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
OPERATING DATA:                                                            (In Thousands)
Interest and dividend income ......   $   13,217   $   13,670   $   26,896   $   26,904   $   26,514   $   22,438   $   17,964
Interest expense ..................        4,682        4,922        9,705       11,465       14,480       11,023        8,451

Net interest income ...............        8,535        8,748       17,191       15,439       12,034       11,415        9,513
Provision for loan losses .........          600          287          615          277          748          600          575
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after
 provision for loan losses ........        7,935        8,461       16,576       15,162       11,286       10,815        8,938

Noninterest income ................        4,341        5,319       11,188        5,767        6,319        6,243        4,879
Noninterest expense ...............        9,218        9,796       18,885       17,178       14,594       10,641        9,079
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes ........        3,058        3,984        8,879        3,751        3,011        6,417        4,738
Income tax expense ................        1,105        1,559        3,423        1,644        1,223        2,085        1,766
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------

Net income ........................   $    1,953   $    2,425   $    5,456   $    2,107   $    1,788   $    4,332   $    2,972
                                      ==========   ==========   ==========   ==========   ==========   ==========   ==========

                                                                                       At September 30,
                                            At March 31,        --------------------------------------------------------------
OTHER DATA:                                    2004                2003         2002         2001         2000         1999
                                      -----------------------   ----------   ----------   ----------   ----------   ----------
Number of:
  Real estate loans outstanding ...           3,006                  3,053        2,565        2,360        2,210        1,901
  Deposit accounts ................          57,513                 56,308       54,459       50,087       43,856       39,232
  Full-service offices ............              15                     14           14           15           13            9

                                          At or For the
                                         Six Months Ended                          At or For the Year Ended
                                             March 31,                                  September 30,
                                      -----------------------   --------------------------------------------------------------
KEY FINANCIAL RATIOS:                  2004 (1)     2003 (1)       2003         2002         2001         2000         1999
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
Performance Ratios:
Return on assets (2) ..............         0.83%        1.13%        1.23%        0.53%        0.50%        1.45%        1.20%
Return on equity (3) ..............         9.38        12.83        13.39         6.03         5.44        14.99        11.77
Equity-to-assets ratio (4) ........         8.85         8.80         9.17         8.74         9.20         9.68        10.17
Interest rate spread (5) ..........         3.70         4.17         3.93         3.98         3.29         3.70         3.71
Net interest margin (6) ...........         3.94         4.42         4.19         4.23         3.69         4.15         4.16
Efficiency ratio (7) ..............        71.59        69.64        66.55        81.01        79.52        60.26        63.08
Average interest-earning assets
 to average interest-bearing
 liabilities ......................       111.00       109.97       110.96       107.83       108.84       111.13       112.16
Noninterest expense as a percent
 of average total assets ..........         3.92         4.55         4.25         4.29         4.09         3.56         3.66

Capital Ratios:
Tier 1 (core) capital
 (to risk-weighted assets) ........         8.46         8.37         8.89         8.50         8.60         9.49         9.83
Total risk-based capital
 (to risk-weighted assets) ........        13.81        13.59        14.18        13.79        14.46        16.35        18.16
Tier 1 risk-based capital
 (to risk-weighted assets) ........        13.07        14.16        13.56        13.27        13.85        15.75        17.72

Asset Quality Ratios:
Nonaccrual and 90 days or
 more past due loans as a
 percent of total loans ...........         0.15         0.09         0.04         0.14         1.22         0.36         0.03
Nonperforming assets as a
 percent of total assets ..........         0.11         0.12         0.03         0.17         0.97         0.28         0.02
Allowance for losses as a percent
 of gross loans receivable ........         0.62         0.45         0.49         0.41         0.47         0.45         0.32
Allowance for losses as a percent
 of nonperforming loans ...........       425.97       517.63      1393.23       295.94        48.21       127.14      1192.31
Net charge-offs to average
 outstanding loans ................         0.01         0.03         0.04         0.10         0.16         0.04         0.08

----------

(1)  Ratios for the six-month periods have been annualized, where applicable.
(2)  Net income divided by average total assets.
(3)  Net income divided by average equity.
(4)  Average equity divided by average total assets.
(5) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(6)  Net interest income as a percentage of average interest-earning assets.
(7) Noninterest expense divided by total noninterest income and net interest income before provision for loan loss.

                               RECENT DEVELOPMENTS

        The following tables set forth certain information concerning our consolidated financial position and results of operations at the dates and for the periods indicated. Information at June 30, 2004 and March 31, 2004 and the three and nine months ended June 30, 2004 and 2003 are unaudited, but, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results of these periods. The results of operations for the three and nine month periods ended June 30, 2004 are not necessarily indicative of the results of operations which may be expected for the year ending September 30, 2004. This information should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus.

                                                   At June 30,   At March 31,  At September 30,
FINANCIAL CONDITION DATA:                             2004           2004           2003
                                                  ------------   ------------   ------------
                                                                (In Thousands)
Total assets ..................................   $    519,251   $    496,773   $    450,196
Investment securities, available for sale,
  at fair value ...............................            893          6,404          5,440
Mortgage-backed securities, held to maturity ..         82,653         55,033         24,425
Loans receivable, net .........................        386,837        383,950        372,695
Loans held for sale ...........................          1,813          3,160          5,066
Total deposit accounts ........................        333,522        329,515        301,273
Advances from Federal Home Loan Bank ..........        131,756        113,074         96,527
Equity capital ................................         43,676         42,356         40,399

                                       Three Months Ended              Nine Months Ended
                                             June 30,                      June 30,
                                   ---------------------------   ---------------------------

OPERATING DATA:                        2004           2003           2004           2003
                                   ------------   ------------   ------------   ------------
                                                        (In Thousands)
Interest and dividend income ...   $      6,884   $      6,753   $     20,101   $     20,424
Interest expense ...............          2,391          2,421          7,073          7,343

Net interest income ............          4,493          4,332         13,028         13,081
Provision for loan losses ......            300            150            900            437
                                   ------------   ------------   ------------   ------------


Net interest income after
  provision for loan losses ....          4,193          4,182         12,128         12,644

Noninterest income .............          2,616          2,976          6,957          8,295
Noninterest expense ............          4,721          3,913         13,939         13,711
                                   ------------   ------------   ------------   ------------


Income before income taxes .....          2,088          3,245          5,146          7,228
Income tax expense .............            770          1,397          1,875          2,955
                                   ------------   ------------   ------------   ------------


Net income .....................   $      1,318   $      1,848   $      3,271   $      4,273
                                   ============   ============   ============   ============

                                                   At or For the               At or For the
                                                Three Months Ended           Nine Months Ended
                                                     June 30,                    June 30,
                                             ------------------------    ------------------------

KEY FINANCIAL RATIOS:                         2004 (1)      2003 (1)      2004 (1)      2003 (1)
                                             ----------    ----------    ----------    ----------
Performance Ratios:
Return on assets (2) .....................         1.05%         1.62%         0.91%         1.30%
Return on equity (3) .....................        12.64         19.92         10.10         14.36
Equity-to-assets ratio (4) ...............         8.28          8.15          8.97          9.04
Interest rate spread (5) .................         3.63          3.80          3.66          4.04
Net interest margin (6) ..................         3.87          4.07          3.90          4.30
Efficiency ratio (7) .....................        66.41         53.54         69.75         64.14
Average interest-earning assets to
  average interest-bearing liabilities ...       111.21        111.77        111.33        110.59
Noninterest expense as a percent of
  average total assets ...................         3.75          3.44          5.79          6.25

Capital Ratios:
Tier I (core) capital
  (to risk-weighted assets) ..............         8.35          8.32          8.35          8.32
Total risk-based capital
  (to risk-weighted assets) ..............        13.61         13.75         13.61         13.75
Tier 1 risk-based capital
  (to risk-weighted assets) ..............        12.83         13.18         12.83         13.18

Asset Quality Ratios:
Nonaccrual and 90 days or more past
  due loans as a percent of total loans ..         0.17          0.01          0.17          0.01
Nonperforming assets as a percent of
  total assets ...........................         0.15          0.04          0.15          0.04
Allowance for losses as a percent of
  gross loans receivable .................         0.69          0.46          0.69          0.46
Allowance for losses as a percent of
  nonperforming loans ....................       400.30      3,315.69        400.30      3,315.69
Net charge-offs to average outstanding
  loans ..................................         0.01          0.04          0.02          0.05
----------

(1) Ratios for the three and nine month periods have been annualized, where applicable
(2)  Net earnings divided by average total assets.
(3)  Net earnings divided by average equity.
(4)  Average equity divided by average total assets.
(5) Difference between weighted average yield on interest-earning assets and weighted average rate on interest- bearing liabilities.
(6)  Net interest income as a percentage of average interest-earning assets.
(7) Noninterest expense divided by total noninterest income and net interest income before provision for loan loss.

Regulatory Capital

        The table below sets forth Home Federal's capital position relative to its Office of Thrift Supervision capital requirements at June 30, 2004. The definitions used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. See "How We Are Regulated - Regulation and Supervision of Home Federal - Capital Requirements."

                                                       At June 30, 2004
                                                   -----------------------
                                                                Percent of
                                                     Amount     Assets (1)
                                                   ----------   ----------
                                                   (Dollars in Thousands)

               Equity capital under general
               accepted accounting principles
               ("GAAP") ........................   $   43,676         8.41%
                                                   ==========   ==========

               Tier 1 risk-based capital .......       43,356        12.83
               Requirement .....................       13,521         4.00
                                                   ----------   ----------
               Excess ..........................       29,835         8.83
                                                   ==========   ==========

               Tier 1 (core) capital ...........       43,356         8.35
               Requirement .....................       20,782         4.00
                                                   ----------   ----------
               Excess ..........................       22,574         4.35
                                                   ==========   ==========

               Total risk-based capital ........       46,002        13.61
               Risk-based requirement ..........       27,041         8.00
                                                   ----------   ----------
               Excess ..........................   $   18,961         5.61%
                                                   ==========   ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT DEVELOPMENTS

Comparison of Financial Condition at June 30, 2004 and September 30, 2003

        General. Our total assets increased $69.1 million, or 15.3%, to $519.3 million at June 30, 2004 compared to $450.2 million at September 30, 2003. Asset growth was concentrated primarily in mortgage-backed securities, which increased $58.2 million, and loans originated in our local market area, which increased $14.2 million. The growth was funded by $32.2 million in increased deposits, $35.2 million in additional borrowings from the Federal Home Loan Bank of Seattle and $3.3 million in net income.

        In connection with our asset and liability management practices, we use asset and liability duration measures as a component of interest rate risk measurement. Duration measures cash flows that are generated from investments, loans or deposits by weighting the present value of the cash flows according to the periods of time when the cash flows are received with the result being an average date when the cash flows are received or paid. We use months as the measure of time. Our goal is to manage the mismatch between the duration maturities of cash inflows that comes from loans and investments, and cash outflows that comes from deposits and borrowings. We accomplish this by reducing our asset durations, or cash inflows, and lengthening our liability durations, or cash outflows, so that the net duration mismatch between assets and liabilities is within our policy guidelines. During the nine months ended June 30, 2004, total asset duration decreased 3.93 months to 38.87 months, and liability duration decreased 5.23 months to 22.25 months for a net duration gap of 16.62 months, up 1.3 months from September 30, 2003.

        Assets. During the nine months ended June 30, 2004, total assets increased $69.1 million. The changes were primarily concentrated in the following asset categories:

                                                         Increase/(Decrease)
                                       Balance at               from                 Percentage
                                      June 30, 2004      September 30, 2003      Increase/(Decrease)
                                      -------------      ------------------      -------------------
                                                        (Dollars in Thousands)
Cash and amounts due from
  depository institutions .......     $     13,694         $      2,576                  23.2%
Securities available for sale,
  at fair value .................              893               (4,547)                (83.6)
Mortgage-backed securities,
  held to maturity ..............           82,653               58,228                 238.4
Loans held for sale (1) .........            1,813               (3,253)                (64.2)
Loans receivable, net ...........          386,837               14,208                   3.8

-------------
(1) Loans held for sale includes one- to four-family residential loans that have been sold into the secondary market awaiting delivery to the purchaser.

        Cash and amounts due from depository institutions increased $2.6 million primarily as the result of an increase in customer checking account deposit clearing items that were due from other banks. In addition, cash balances held at the Federal Home Loan Bank of Seattle increased.

        During the nine months ended June 30, 2004, we purchased Fannie Mae and Freddie Mac mortgage-backed securities in order to leverage the balance sheet and achieve the desired level of total interest-earning assets. Mortgage-backed securities have payment characteristics that are similar to those of residential loans. The net increase of $58.2 million represented 84.3% of our total asset growth. Loans receivable, net increased $14.2 million from loans originated in our local area.

        Deposits. Deposits increased $32.2 million during the nine months ended June 30, 2004. Deposit growth resulted from increases in demand deposits and certificates of deposits. The following table details the source of that growth:

                                                         Increase/(Decrease)
                                       Balance at               from                 Percentage
                                      June 30, 2004      September 30, 2003      Increase/(Decrease)
                                      -------------      ------------------      -------------------
                                                        (Dollars in Thousands)

      Savings deposits..............  $     25,104          $       681                  2.8%
      Demand deposits...............       149,956               18,178                 13.8
      Certificates of deposit.......       158,462               13,390                  9.2
                                      ------------          -----------           ----------
      Total deposit accounts........  $    333,522          $    32,249                 10.7%
                                      ============          ===========           ==========

        Demand deposits increased $18.2 million during the nine months ended June 30, 2004, and accounted for 56.4% of the $32.2 million in total deposit growth. Noninterest-bearing demand deposits grew $2.0 million and interest-bearing demand deposits grew $16.2 million. Certificates of deposit increased $13.4 million primarily as a result of local advertised specials for certificate accounts with maturities ranging from nineteen to thirty-nine months.

         Borrowings. Advances from the Federal Home Loan Bank of Seattle increased $35.2 million, or 36.5%, to $131.8 million during the nine months ended June 30, 2004. We use advances from the Federal Home Loan Bank of Seattle as an alternative funding source to deposits in order to manage funding costs, reduce interest rate risk and to leverage the balance sheet. The net effect was to fund increases in total interest-earning assets, thereby incrementally increasing our net interest income.

        Equity. Total equity increased $3.3 million, or 8.1%, to $43.7 million at June 30, 2004 as compared to $40.4 million at September 30, 2003. The source of the increase was $3.3 million in net income for the nine months ended June 30, 2004. Our total tier 1 (core) capital ratio was 8.35% and our total tier 1 risk-based capital ratio was 13.61% at June 30, 2004.

Comparison of Operating Results for the Three Months ended June 30, 2004 and June 30, 2003

        General. Our net income for the three months ended June 30, 2004 was $1.3 million, a decrease of $530,000 from the three months ended June 30, 2003. The reduction in net income was caused, in part, by an increase in the provision for loan losses of $150,000, a decrease in total noninterest income of $360,000 and an increase in total noninterest expense of $808,000. This was partially offset by an increase in net interest income of $161,000 and a decrease in income tax expense of $627,000.

        Net Interest Income. Our net interest income increased $161,000 for the three months ended June 30, 2004 compared to the three months ended June 30, 2003. Average total interest-earning assets increased $39.6 million between the two three month time periods. Loan refinancing driven by low interest rates resulted in a 43 basis point decline in our average asset yields. During that same period, our average cost of funds declined 26 basis points, resulting in a 17 basis point decrease in our net interest spread.

        Interest and Dividend Income. Total interest and dividend income for the three months ended June 30, 2004 increased $131,000 to $6.9 million compared to the three months ended June 30, 2003. The following table compares detailed average earning asset balances, associated yields and resulting changes in interest and dividend income for the three months ended June 30, 2004 and 2003:

                                                                    Three Months Ended June 30,
                                                ----------------------------------------------------------------
                                                         2004                         2003             Increase/
                                                -----------------------    -----------------------   (Decrease) in
                                                                                                      Interest and
                                                                                                       Dividend
                                                 Average                    Average                   Income from
                                                 Balance       Yield        Balance       Yield          2003
                                                ----------   ----------    ----------   ----------    ----------
                                                                        (Dollars in Thousands)
Loans receivable, net .......................   $  384,123         6.01%   $  357,192         6.61%   $     (132)
Loans held for sale .........................        3,246         5.57         2,879         5.56            21
Investment securities, available for sale,
  including interest-bearing deposits in
  other banks ...............................        4,346         1.84        27,825         2.14          (129)
Mortgage-backed securities, held
  to maturity ...............................       66,380         5.12        31,263         5.95           384
Federal Home Loan Bank stock ................        6,711         3.99         6,086         5.26           (13)
                                                ----------   ----------    ----------   ----------    ----------
Total interest-earning assets ...............   $  464,806         5.92%   $  425,245         6.35%   $      131
                                                ==========   ==========    ==========   ==========    ==========

        We had a 43 basis point decline in the average yield on total interest-earning assets, however, the increase in average total interest-earning assets of $39.6 million for the three months ended June 30, 2004 compared to the three months ended June 30, 2003 resulted in an increase of $131,000 in total interest income. Continuing low interest rates and customer loan refinancings resulted in a 60 basis point reduction in the average yield on loans receivable, net and a $132,000 reduction in related interest income. Rapid prepayments received on higher coupon mortgage-backed securities and decreased reinvestment rates for purchased securities resulted in an 83 basis point reduction in the associated average yield. Mortgage-backed security interest income increased $384,000 as a result of the $35.1 million or 112.3% increase in the average balance between the three months ended June 30, 2004 and 2003.

        Interest Expense. Total interest expense for the three months ended June 30, 2004 was $2.4 million, virtually unchanged from the three months ended June 30, 2003. The following table details average balances, cost of funds and the change in interest expense for the three months ended June 30, 2004 and 2003:

                                                            Three Months Ended June 30,
                                        ----------------------------------------------------------------
                                                 2004                        2003             Increase/
                                        -----------------------    -----------------------    (Decrease)
                                                                                             in Interest
                                         Average                    Average                    Expense
                                         Balance        Cost        Balance        Cost       from 2003
                                        ----------   ----------    ----------   ----------    ----------
                                                               (Dollars in Thousands)

Savings accounts ....................   $   24,971         0.19%   $   24,988         0.40%   $      (13)
Interest-bearing demand accounts ....       87,291         0.24        73,148         0.22            12
Money market accounts ...............       33,734         0.70        31,689         0.67             6
Certificates of deposit .............      156,547         2.84       142,635         3.14           (10)
Federal Home Loan Bank advances .....      115,425         4.01       108,001         4.38           (25)
                                        ----------   ----------    ----------   ----------    ----------
Total interest-bearing liabilities ..   $  417,968         2.29%   $  380,461         2.55%   $      (30)
                                        ==========   ==========    ==========   ==========    ==========

        The average balance of total interest-bearing liabilities increased $37.5 million for the three months ended June 30, 2004 compared to that of the three months ended June 30, 2003, however, our average cost of funds for total interest-bearing liabilities decreased 26 basis points, and total interest expense decreased $30,000. The average balance of certificates of deposit increased $13.9 million during the same time period, however, the average cost of funds decreased 30 basis points and interest expense decreased $10,000. Similarly, the average balance of interest- bearing demand deposits increased $14.1 million and the average cost of funds increased 2 basis points, resulting in a $12,000 increase in related interest expense. The current low interest rate environment is the primary cause of the reduction of the cost of funds.

        Provision for Loan Losses. Our Asset Liability Committee assesses the adequacy of the allowance for loan losses on a quarterly basis. The Committee analyzes several different factors, including delinquency, charge- off rates and the changing risk profile of our loan portfolio, as well as local economic conditions including unemployment rates, bankruptcies and vacancy rates of business and residential properties. Our methodology for analyzing the allowance for loan losses consists of three components: formula, specific and general allowances. The formula allowance is determined by applying an estimated loss percentage to various groups of loans. The loss percentages are generally based on various historical measures such as the amount and type of classified loans, past due ratios and loss experience, which could affect the collectibility of the respective loan types. The specific allowance component is created when management believes that the collectibility of a specific large loan, such as a real estate or multi-family or commercial real estate loan, has been impaired and a loss is probable. The general allowance component is established to ensure the adequacy of the allowance for loan losses in situations where the Asset Liability Management Committee believes that there are risk factors associated with the collectibility of the portfolio that may not be adequately addressed in the formula or specific allowance components. Information considered for the general allowance element includes regional economic and employment data.

        Our provision for loan losses increased $150,000 for the three months ended June 30, 2004 compared to the same period in the prior year. The following table details selected activity associated with the allowance for loan losses for the three months ended June 30, 2004 and 2003:

                                                                At or For the Three Months
                                                                      Ended June 30,
                                                                 ------------------------
                                                                    2004          2003
                                                                 ----------    ----------
                                                                  (Dollars in Thousands)
        Provisions for loan losses ...........................   $      300    $      150
        Net charge-offs ......................................           13            35
        Allowance for loan losses ............................        2,706         1,691
        Allowance for losses as a percentage of total loans
          outstanding at a the end of the period .............         0.69%         0.46%
        Allowance for loan losses as a percentage of
          nonperforming loans at end of period ...............       400.30%     3,315.69%
        Nonperforming loans ..................................          676            51
        Nonaccrual and 90 days or more past due loans as a
          percentage of loans receivable .....................         0.17%         0.01%
        Total loans, net .....................................      388,650       370,305
        Total commercial real estate and construction loans ..      117,402        97,270

        The increase in the provision was due to an $18.3 million increase in net loans receivable at June 30, 2004 as compared to June 30, 2003, increased risk associated with the continued growth of our commercial real estate and construction loan portfolio as a percentage of total gross loans, and the increase in nonperforming loans from $51,000 at June 30, 2003 to $676,000 at June 30, 2004. Total commercial real estate and construction loans represented 30.3% of our total net loans receivable at June 30, 2004 compared to 26.3% at June 30, 2003. Nonaccrual and 90 days or more past due loans as a percentage of loans receivable at June 30, 2004 and 2003 were 0.17% and 0.01% respectively. Management expects the allowance for loan losses as a percentage of loans receivable to continue to increase in the future as the concentration of commercial real estate and construction loans increases in the portfolio.

        Noninterest Income. Noninterest income for the three months ended June 30, 2004 was $2.6 million, a decrease of $360,000, or 12.1%, from the three months ended June 30, 2003. The following table provides a detailed analysis of the changes in components of noninterest income:

                                        Three Months Ended   Increase/(Decrease)     Percentage
                                          June 30, 2004      from June 30, 2003   Increase/(Decrease)
                                          -------------      ------------------   -------------------
                                                            (Dollars in Thousands)
Service fees and charges .........          $    2,198          $     (265)               (10.8)%
Increase in cash surrender
  value of life insurance ........                 122                (177)               (59.2)
Mortgage servicing rights, net ...                 287                 (21)                (6.8)
Other ............................                   9                 103                  N/A
                                            ----------          ----------           ----------
Total noninterest income .........          $    2,616          $     (360)               (12.1)%
                                            ==========          ==========           ==========

        Service fees and charges declined mainly due to lower debit card fee income. Income from the increase in the cash surrender value of life insurance decreased due to lower interest rates. Mortgage servicing rights, net was $287,000 for the three months ended June 30, 2004, a decrease of $21,000 compared to the three months ended June 30, 2003. Mortgage servicing rights, net is an accounting estimate that represents the present value of the future servicing fees from the right to service mortgage loans for others. It is impacted by prepayment speeds of the underlying mortgages and interest rates. In general, during periods of falling interest rates such as we experienced during the three months ended June 30, 2004, mortgage loans prepay faster and the value of our mortgage-servicing asset declines. On a quarterly basis, we perform an independent valuation review of mortgage servicing rights in order to determine if there has been a decline in its fair market value.

        Noninterest Expense. Total noninterest expense for the three months ended June 30, 2004 was $4.7 million, an increase of $808,000 or 20.6% compared to the three months ended June 30, 2003. The following table provides a detailed analysis of the changes in components of noninterest expense:

                                     Three Months Ended    Increase/(Decrease)      Percentage
                                        June 30, 2004      from June 30, 2003    Increase/(Decrease)
                                        -------------      ------------------    -------------------
                                                         (Dollars in Thousands)
Compensation and benefits ....           $    2,753           $      727                  35.9%
Occupancy and equipment ......                  686                  (45)                 (6.2)
Data processing ..............                  374                   39                  11.6
Advertising ..................                  309                   41                  15.3
Postage and supplies .........                  193                  (11)                 (5.4)
Other ........................                  406                   57                  16.3
                                         ----------           ----------            ----------
Total noninterest expense ....           $    4,721           $      808                  20.6%
                                         ==========           ==========            ==========

        Compensation and benefits accounted for $727,000 in increased noninterest expense. Compensation increased due to salary increases and an increase in the number of employees. Data processing expense increased principally as a result of an increase in the expense to operate our Internet banking system. Advertising expense increased primarily due to production costs of television advertising.

        Income Tax Expense. Income tax expense for the three months ended June 30, 2004 was $770,000, which represented a decrease of $627,000 from the three months ended June 30, 2003. Income before income taxes was $2.1 million for the three months ended June 30, 2004 compared to $3.2 million for the three months ended June 30, 2003, a decrease of $1.2 million, or 35.7%. Income recognized from the increase in the cash surrender value of life insurance is generally not subject to income tax and this reduced income tax by $48,000 and $117,000 for the three months ended June 30, 2004 and 2003, respectively. The effective income tax rate for the three months ended June 30, 2004 was 34% for federal and 7.6% for the State of Idaho.

Comparison of Operating Results for the Nine Months ended June 30, 2004 and June 30, 2003.

        General. Our net income for the nine months ended June 30, 2004 was $3.3 million, a decrease of $1.0 million compared to the nine months ended June 30, 2003. Income and expense items that contributed to the reduction in net income include decreases in net interest income and total noninterest income of $53,000 and $1.3 million, respectively, and increases in the provision for loan losses and total noninterest expense of $463,000 and $228,000, respectively. This was partially offset by a decease in income tax expense of $1.1 million.

        Net Interest Income. Our net interest income was $13.0 million for the nine months ended June 30, 2004 compared to $13.1 million for the nine months ended June 30, 2003, a decrease of $53,000. Average total interest- earning assets increased $39.1 million between the two nine month time periods as a result of a record number of customer loan refinancings driven by historically low interest rate; however, lower interest rates resulted in a 69 basis point decline in our average asset yields. During that same period, our average cost of funds declined only 31 basis points, resulting in a 38 basis point reduction in our net interest spread.

        Interest and Dividend Income. Total interest and dividend income for the nine months ended June 30, 2004 decreased $323,000 to $20.1 million compared to the nine months ended June 30, 2003. The following table compares detailed average earning asset balances, associated yields and resulting changes in interest and dividend income for the nine months ended June 30, 2004 and 2003:

                                                                    Nine Months Ended June 30,
                                                ----------------------------------------------------------------
                                                         2004                       2003               Increase/
                                                -----------------------    -----------------------   (Decrease) in
                                                                                                      Interest and
                                                                                                        Dividend
                                                 Average                    Average                   Income from
                                                 Balance       Yield        Balance       Yield          2003
                                                ----------   ----------    ----------   ----------    ----------
                                                                       (Dollars in Thousands)
Loans receivable, net .......................   $  381,052         6.20%   $  344,608         6.99%   $     (349)
Loans held for sale .........................        3,036         5.78         3,171         5.73            (6)
Investment securities, available for sale,
  including, interest-bearing deposits in
  other banks ...............................        6,809         1.96        15,436         2.05          (137)
Mortgage-backed securities, held
  to maturity ...............................       47,500         5.32        37,013         6.04           221
Federal Home Loan Bank stock ................        6,620         4.33         5,648         6.30           (52)
                                                ----------   ----------    ----------   ----------    ----------
Total interest-earning assets ...............   $  445,017         6.02%   $  405,876         6.71%   $     (323)
                                                ==========   ==========    ==========   ==========    ==========

        Average total interest-earning assets increased $39.1 million during the nine months ended June 30, 2004 when compared to the nine months ended June 30, 2003; however, we had a 69 basis point decrease in the average yield on total interest-earning assets and a decrease of $323,000 in total interest income. Historically low interest rates and a record number of customer loan refinancings resulted in a 79 basis point reduction in the average yield on loans receivable, net and a $349,000 reduction in related interest income. Rapid repayments received on higher coupon mortgage-backed securities and decreased reinvestment rates for purchased securities resulted in a 72 basis points reduction in the associated average yield.

        Interest Expense. Total interest expense for the nine months ended June 30, 2004 was $7.1 million, a decrease of $270,000 from that of the nine months ended June 30, 2003. The following table details average balances, cost of funds and the resulting decrease in interest expense for the nine months ended June 30, 2004 and 2003:

                                                             Nine Months Ended June 30,
                                         ----------------------------------------------------------------
                                                  2004                       2003               Increase/
                                         -----------------------    -----------------------    (Decrease)
                                                                                               in Interest
                                          Average                    Average                    Expense
                                          Balance        Cost        Balance        Cost       from 2003
                                         ----------   ----------    ----------   ----------    ----------
                                                              (Dollars in Thousands)
Savings accounts .....................   $   24,262         0.26%   $   24,279         0.47%   $      (38)
Interest-bearing demand accounts .....       81,277         0.24        70,052         0.31           (19)
Money market accounts ................       32,636         0.64        33,231         0.80           (43)
Certificates of deposit ..............      150,678         2.89       137,578         3.32          (158)
Federal Home Loan Bank advances ......      110,892         4.16       101,879         4.54           (12)
                                         ----------   ----------    ----------   ----------    ----------
Total interest-bearing liabilities ...   $  399,745         2.36%   $  367,019         2.67%   $     (270)
                                         ==========   ==========    ==========   ==========    ==========

        The average balance of total interest-bearing liabilities increased $32.7 million for the nine months ended June 30, 2004 compared to June 30, 2003; however, our average total cost of funds decreased 31 basis points and total interest expense decreased $270,000. The average balance of certificates of deposit increased $13.1 million during the same period, however the average cost of funds decreased 43 basis points and interest expense declined $158,000. Similarly, the average balance of interest-bearing demand deposits increased

$11.2 million, however, the average cost of funds decreased 7 basis points, resulting in a $19,000 reduction in related interest expense. In addition, the average balance of money market deposits decreased $595,000 and the average cost of funds decreased 16 basis points. The current low interest rate environment has resulted in a significant reduction in our average cost of funds and total interest expense.

        Provision for Loan Losses. Our provision for loan losses for the nine months ended June 30, 2004 was $900,000, an increase of $463,000 over that of the nine months ended June 30, 2003. The following table details selected activity associated with the allowance for loan loss for the nine months ended June 30, 2004 and 2003:

                                                                  At or For the Nine Months
                                                                        Ended June 30,
                                                                  ------------------------
                                                                     2004          2003
                                                                  ----------    ----------
                                                                   (Dollars in Thousands)
        Provisions for loan losses ............................   $      900    $      437
        Net charge-offs .......................................           64           136
        Allowance for loan losses .............................        2,706         1,691
        Allowance for losses as a percentage of total loans
          outstanding at a the end of the period ..............         0.69%         0.46%
        Allowance for loan losses as a percentage of
          nonperforming loans at end of period ................       400.30%     3,315.69%
        Nonperforming loans ...................................          676            51
        Nonaccrual and 90 days or more past due loans as a
          percentage of total loans ...........................         0.17%         0.01%
        Total net loans receivable ............................      388,650       370,305
        Total commercial real estate and construction loans ...      117,402        97,270

        The increase in the provision for loan losses was due to an $18.3 million increase in loans net at June 30, 2004 as compared to June 30, 2003, increased risk associated with the growth of our commercial real estate and construction loan portfolio as a percentage of total gross loans and the increase in nonperforming loans from $51,000 at June 30, 2003 to $676,000 at June 30, 2004. Total commercial real estate and construction loans represented 30.3% of our total net loans receivable at June 30, 2004, compared to 26.3% at June 30, 2003.

        Noninterest Income. Noninterest income for the nine months ended June 30, 2004 was $7.0 million, a decrease of $1.3 million, or 16.1%, from the nine months ended June 30, 2003. The following table provides a detailed analysis of the changes in components of noninterest income:

                                      Nine Months Ended     Increase/(Decrease)          Percentage
                                        June 30, 2004       from June 30, 2003       Increase/(Decrease)
                                        -------------       ------------------       -------------------
                                                          (Dollars in Thousands)
Service fees and charges ..........      $    6,004             $     (109)                   (1.8)%
Gain on sale of loans .............             421                   (172)                  (29.0)
Mortgage servicing rights, net ....             173                   (863)                  (83.3)
Other .............................             359                   (194)                  (31.5)
                                         ----------             ----------              ----------
Total noninterest income ..........      $    6,957             $   (1,338)                  (16.1)%
                                         ==========             ==========              ==========

        Service fees and charges totaled $6.0 million for the nine months ended June 30, 2004, a decrease of $109,000, or 1.8%, over the comparable nine months ended June 30, 2003. Service fees and charges represented 86.3% of total noninterest income for the nine months ended June 30, 2004 up from 73.7% for the nine months ended June 30, 2003.

        Gain on the sale of loans was $421,000 for the nine months ended June 30, 2004, a decrease of $172,000 from that of the nine months ended June 30, 2003. Gain on the sale of loans is directly related to mortgage loan originations sold in the secondary market. The reduction in the income was the result of a $67.4 million, or 59.0%, reduction in the sale of mortgage loans during the nine months ended June 30, 2004 as compared to the nine months ended June 30, 2003. Mortgage servicing rights, net was $173,000 for the nine months ended June 30, 2004, a decrease of $863,000 compared to the nine months ended June 30, 2003. The volume of consumer mortgage loans sold declined $67.4 million, or 59.0%, to $46.8 million for the nine months ended June 30, 2004 compared to the same period in 2003.

        Noninterest Expense. Total noninterest expense for the nine months ended June 30, 2004 was $13.9 million compared to $13.7 million for the nine months ended June 30, 2003, an increase of $228,000. The following table provides a detailed analysis of the changes in components of noninterest expense:

                                      Nine Months Ended     Increase/(Decrease)          Percentage
                                        June 30, 2004       from June 30, 2003       Increase/(Decrease)
                                        -------------       ------------------       -------------------
                                                          (Dollars in Thousands)
Compensation and benefits..........      $    8,094             $      238                    3.0%
Occupancy and equipment............           2,062                   (144)                  (6.5)
Data processing....................           1,098                     98                    9.8
Advertising........................             824                    (66)                  (7.4)
Postage and supplies...............             601                     34                    6.0
Other..............................           1,260                     68                    5.7
                                         ----------             ----------             ----------
Total noninterest expense..........      $   13,939             $     (228)                   1.7%
                                         ==========             ----------             ----------

        Compensation and benefits accounted for $238,000 in increased noninterest expense. The deferral of salary and benefit expense related to mortgage originations was the primary cause of the increase in compensation and benefits expense. This deferral decreased from $1.1 million for the nine months ended June 30, 2003 to $571,000 for the same period in 2004. Commissions and incentive compensation expense decreased $306,000 and $121,000, respectively, for the nine months ended June 30, 2004 compared to the nine months ended June 30, 2003. Commissions are paid to our loan originators based on residential mortgage dollar origination volumes; those volumes decreased $160.6 million, or 66.1%, for the nine months ended June 30, 2004 compared to the nine months ended June 30, 2003.

        Occupancy expense declined $144,000 principally as a result of decreased rent expense as we closed three Wal-Mart branch locations in the nine months ending June 30, 2003. Data processing expense increased $98,000 due to increased expense to operate our Internet banking system. Advertising expense was $824,000 for the nine months ended June 30, 2004, a $66,000 decrease from the $890,000 in expense for the nine months ended June 30, 2003. The primary reason for the decrease was a $53,000 reduction in market research expense.

        Income Tax Expense. Income tax expense for the nine months ended June 30, 2004 was $1.9 million, a decrease of $1.1 million from that of the nine months ended June 30, 2003. Income before income taxes was $5.1 million for the nine months ended June 30, 2004 compared to $7.2 million for the nine months ended June 30, 2003, a decrease of $2.1 million, or 28.8%. Income recognized from the increase in the cash surrender value of life insurance is generally not subject to income tax and this reduced income tax by $145,000 and $195,000 for the three months ended June 30, 2004 and 2003, respectively. The effective income tax rate for the nine months ended June 30, 2004 was 34% for federal and 7.6% for the State of Idaho.


                              HOME FEDERAL BANCORP


        Home Federal Bancorp will be incorporated under federal law to hold all of the stock of Home Federal. Initially, Home Federal Bancorp will not be an operating company and will have no significant assets other than all of the outstanding shares of common stock of Home Federal, the net proceeds it keeps from the offering and its loan to the Home Federal employee stock ownership plan. Home Federal Bancorp will have no significant liabilities. See "How We Intend to Use the Proceeds From this Offering." Initially, the management of Home Federal Bancorp and Home Federal will be substantially the same. Home Federal Bancorp intends to utilize the support staff and offices of Home Federal and will pay Home Federal for these services. If Home Federal Bancorp expands or changes its business in the future, it may hire its own employees.

        We believe the proposed holding company structure will give us more flexibility to enhance our business activities by forming new companies that we own, or by acquiring other companies, including other financial institutions and financial services companies. We do not, however, have any current plans to do these things. Home Federal Bancorp intends to pay for its business activities with the proceeds it keeps from the offering and the money it earns from investing these proceeds, as well as from dividends from Home Federal. See "Our Policy Regarding Dividends."

        The principal executive offices of Home Federal Bancorp are located at 500 12th Avenue South, Nampa, Idaho 83653 and its telephone number is (208) 466-4634.

                                HOME FEDERAL MHC

        Home Federal MHC will be a federally-chartered mutual holding company formed in connection with the mutual holding company reorganization of Home Federal. Following completion of the reorganization, it will be a mutual holding company registered with the Office of Thrift Supervision.

        Following completion of the reorganization, Home Federal MHC's principal assets will be a majority of the outstanding common stock of Home Federal Bancorp and $50,000 in cash it received from Home Federal Bancorp as its initial capitalization. At the present time, we expect that Home Federal MHC will not engage in any business activity other than its investment in a majority of the common stock of Home Federal Bancorp. Federal law and regulations require that as long as Home Federal MHC is in existence, it must own a majority of Home Federal Bancorp's common stock. Following completion of the reorganization and stock offering, Home Federal MHC will own 59.04% of Home Federal Bancorp's outstanding common stock. Federal law and regulation, and the plan of reorganization and stock issuance permit Home Federal MHC to convert to the stock form of organization. For additional information regarding a stock conversion of Home Federal MHC, see "How We Are Regulated - Regulation and Supervision of Home Federal Bancorp - Conversion of Home Federal MHC to Stock Form."

        The principal executive offices of Home Federal MHC are located at 500 12th Avenue South, Nampa, Idaho 83653 and its telephone number is (208) 466-4634.

                                  HOME FEDERAL

         Home Federal is a community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area. We engage primarily in the business of attracting deposits from the general public and using these funds to originate loans. We emphasize the origination of loans secured by first mortgages on owner-occupied, residential real estate, residential development and construction, and commercial real estate. To a lesser extent, we originate other types of real estate loans, commercial business loans and consumer loans. See "Business of Home Federal - Lending Activities."

        We serve the Treasure Valley region of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties, through our 14 full-service banking offices, two loan centers, 15 automated teller machines and Internet banking services. Included in our 14 full-service banking offices are five Wal-Mart in-store branch locations and an office located in the Hispanic Cultural Center of Idaho.

        Home Federal was founded in 1920 as a building and loan association and reorganized as a federal mutual savings and loan association in 1936. At March 31, 2004, we had total assets of $496.8 million, deposit accounts of $329.5 million and equity of $42.4 million. Through the reorganization and stock offering, we are changing our corporate structure by becoming a federally-chartered stock savings bank and also are changing our name to "Home Federal Bank."

        Home Federal is examined and regulated by the Office of Thrift Supervision, its primary regulator. Home Federal is also regulated by the Federal Deposit Insurance Corporation ("FDIC"). Home Federal is required to have certain reserves set by the Board of Governors of the Federal Reserve System and is a member of the Federal Home Loan Bank of Seattle, which is one of the 12 regional banks in the Federal Home Loan Bank System.

        The principal executive offices of Home Federal are located at 500 12th Avenue South, Nampa, Idaho 83653 and its telephone number is (208) 466-4634.

              HOW WE INTEND TO USE THE PROCEEDS FROM THIS OFFERING

        Although the actual net proceeds from the sale of the shares of common stock cannot be determined until the stock offering is completed, we presently anticipate that the net proceeds will be between $32.6 million at the minimum of the offering range and $44.5 million at the maximum of the offering range, and may be up to $51.3 million assuming an increase in the estimated offering range by 15%. See "Pro Forma Data" and "Home Federal's Reorganization and Stock Offering - How We Determined Our Price and the Number of Shares to Be Issued in the Stock Offering" as to the assumptions used to arrive at these amounts.

        We intend to use the net proceeds received from the stock offering as follows:


                                                                                                Maximum,
                                                                      Minimum      Maximum    as adjusted
                                                                    ----------   ----------   -----------
                                                                               (In Thousands)
Gross proceeds ..................................................   $   34,000   $   46,000   $    52,900
Less:
  Estimated underwriting commission.............................           377          526           611
  Estimated other offering expenses .............................        1,017        1,017         1,017
                                                                    ----------   ----------   -----------
Estimated net proceeds ..........................................       32,606       44,457        51,272


Less:
  Net proceeds to Home Federal ..................................       16,303       22,229        25,636
  Loan to our employee stock ownership plan .....................        2,785        3,768         4,334
  Cash contribution to the Home Federal Foundation ..............          204          276           317
  Funding of the restricted stock plan ..........................        2,486        3,363         3,868
                                                                    ----------   ----------   -----------
Net cash proceeds retained by Home Federal Bancorp ..............   $   10,828   $   14,821   $    17,117

        Home Federal Bancorp will retain 50% of the net stock offering proceeds and will purchase all of the capital stock of Home Federal to be issued in the reorganization in exchange for the remaining 50% of the net stock offering proceeds. Home Federal Bancorp intends to use a portion of the net proceeds to make a loan directly to the employee stock ownership plan to enable it to purchase up to 3.3% of the aggregate shares of common stock issued in the reorganization, or if shares are not available, in the open market after the stock offering. Based upon the sale of 3,400,000 shares of common stock in the offering at the minimum of the estimated offering range and the sale of 4,600,000 shares of common stock in the offering at the maximum of the estimated offering range, the loan to the Home Federal Bancorp, Inc. employee stock ownership plan would be $2.8 million and $3.8 million, respectively. See "Management - Benefits - Employee Stock Ownership Plan."

        Home Federal Bancorp will contribute to the Home Federal Foundation a combination of cash and stock equal to 3% of the gross proceeds of the shares sold in the offering. Eighty percent of the total contribution will be made in stock and 20% will be made in cash. In addition, Home Federal Bancorp intends to adopt a restricted stock plan, subject to stockholder approval, and will use a portion of its proceeds to fund the purchase of shares in the open market for the plan. The restricted stock plan intends to purchase 2.9% of the aggregate shares issued in the reorganization, or $2.5 million and $3.4 million at the minimum and maximum of the estimated offering range, respectively, assuming a $10.00 per share purchase price.

        The remaining net proceeds retained by Home Federal Bancorp initially may be used to invest in mortgage-backed or other securities, U.S. Government and federal agency securities of various maturities, deposits in either Home Federal or other financial institutions, or a combination thereof. The net proceeds may ultimately be used:

        o to support the growth in Home Federal's core retail business activities within its geographical market;

        o       to provide funding for Home Federal's lending activities;

        o to support the future expansion of operations through the establishment or acquisition of additional banking offices or other customer facilities;

        o to acquire other financial service providers, although no acquisitions are specifically being considered at this time;

        o to diversify Home Federal's activities as opportunities become available;

        o for other business and investment purposes, including the payment of regular or special cash dividends, possible repurchases of the common stock or returns of capital, although we have no current plans to declare or pay any return of capital on the common stock; or

        o       for general corporate purposes.

        Following the completion of the stock offering, to the extent permitted by the Office of Thrift Supervision and based upon then existing facts and circumstances, Home Federal Bancorp's Board of Directors may determine to repurchase shares of common stock, subject to any applicable statutory and regulatory requirements. Facts and circumstances which may lead us to repurchase shares include but are not limited to:

        o market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and an improvement in Home Federal Bancorp's return on equity;

        o the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and

        o any other circumstances in which repurchases would be in the best interests of Home Federal Bancorp and its stockholders.

        Any stock repurchases will be subject to the determination of our Board of Directors that Home Federal will be capitalized in excess of all applicable regulatory requirements after any repurchases.

        The portion of the net proceeds used by Home Federal Bancorp to purchase the capital stock of Home Federal will be added to Home Federal's general funds to be used for general corporate purposes, including increased lending and investment activities. While the amount of net proceeds received by Home Federal will further strengthen Home Federal's capital position, its capital position already exceeds all regulatory requirements. After the stock offering, based upon the maximum of the estimated offering range, Home Federal's tangible capital ratio will be approximately 11.0%. As a result, Home Federal will continue to be a well-capitalized institution.

        The net proceeds may vary because total expenses of the stock offering may be more or less than those estimated. The net proceeds will also vary if the number of shares to be sold in the stock offering is adjusted to reflect a change in the estimated pro forma market value of Home Federal. Payments for shares made through withdrawals from existing deposit accounts at Home Federal will not result in the receipt of new funds for investment by Home Federal but will result in a reduction of Home Federal's interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts.

                         OUR POLICY REGARDING DIVIDENDS

        The Board of Directors of Home Federal Bancorp may pay cash dividends on the common stock in the future. However, the amount and timing of any dividends has not yet been determined. The payment of dividends will depend upon a number of factors, including capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, dividends will not be reduced or eliminated in future periods. Special cash dividends, stock dividends or returns of capital may, to the extent permitted by the Office of Thrift Supervision policy and regulations, be paid in addition to, or in lieu of, regular cash dividends. Home Federal Bancorp may file consolidated tax returns with Home Federal. Accordingly, it is anticipated that any cash distributions made by Home Federal Bancorp to its stockholders would be treated as cash dividends and not as a return of capital for federal and state tax purposes.

        Dividends from Home Federal Bancorp will depend, in large part, upon receipt of dividends from Home Federal, because Home Federal Bancorp initially will have limited sources of income other than dividends from Home Federal, earnings from the investment of proceeds retained by Home Federal Bancorp from the sale of shares of common stock and interest payments with respect to Home Federal Bancorp's loan to its employee stock ownership plan. A regulation of the Office of Thrift Supervision imposes limitations on "capital distributions" by savings institutions. See "How We Are Regulated - Regulation and Supervision of Home Federal - Limitations on Dividends and Other Capital Distributions."

        If we pay dividends to stockholders of Home Federal Bancorp, it is anticipated that any dividends payable to Home Federal MHC would be waived by Home Federal MHC, subject to Office of Thrift Supervision approval. Under Office of Thrift Supervision regulations, such dividends would not result in dilution to public stockholders if Home Federal MHC converts to stock form in the future. See "How We Are Regulated - Regulation and Supervision of Home Federal - Limitations on Dividends and Other Capital Distributions."

        Home Federal Bancorp currently has no intention to initiate any action which leads to a return of capital (as distinguished from a dividend) to its stockholders. Regulations of the Office of Thrift Supervision prohibit a return of capital during the three-year term of the business plan submitted by Home Federal to the Office of Thrift Supervision in connection with the stock offering.

                           MARKET FOR THE COMMON STOCK

        Home Federal Bancorp and Home Federal have never issued capital stock, and, consequently, there is no established market for the common stock at this time. Home Federal Bancorp has applied to have its common stock listed on the Nasdaq National Market under the symbol "HOME." There can be no assurance, however, that Home Federal Bancorp will meet Nasdaq's listing requirements. The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of Home Federal Bancorp, Home Federal or any market maker. Accordingly, the number of active buyers and sellers of the common stock at any particular time may be limited. Home Federal Bancorp intends to meet the requirements for listing on the Nasdaq National Market. There can be no assurance that purchasers will be able to sell their shares at or above the initial purchase price of $10.00 per share. See "Risk Factors."

                                 CAPITALIZATION

        The following table presents the capitalization of Home Federal at March 31, 2004, and the pro forma consolidated capitalization of Home Federal Bancorp after giving effect to the reorganization and stock offering, including the issuance of shares to the charitable foundation and excluding assumed earnings on the net proceeds, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."

                                                                                  Home Federal Bancorp - Pro Forma
                                                                                Based Upon Sale at $10.00 Per Share
                                                                  ---------------------------------------------------------------
                                                Home Federal                                                          5,290,000
                                               Capitalization       3,400,000        4,000,000        4,600,000       Shares (1)
                                                     At              Shares           Shares           Shares        (Maximum of
                                                  March 31,         (Minimum         (Midpoint        (Maximum         Range, as
                                                    2004            of Range)        of Range)        of Range)        Adjusted)
                                               --------------     ------------     ------------     ------------     ------------
                                                                          (In Thousands)
Deposits (2) ...............................   $      329,515     $    329,515     $    329,515     $    329,515     $    329,515
Borrowings .................................          113,074          113,074          113,074          113,074          113,074
                                               --------------     ------------     ------------     ------------     ------------
Total deposits and borrowings ..............          442,589          442,589          442,589          442,589          442,589
                                               ==============     ============     ============     ============     ============

Stockholders' equity
  Preferred stock, $.01 par value per
    share, 5,000,000 shares authorized,
    none issued ............................   $           --     $         --     $       --       $         --     $         --
  Common stock, $.01 par value per
    share, 50,000,000 shares authorized,
    shares to be issued as reflected .......               --              850            1,000            1,150            1,323
  Additional paid-in capital (3) ...........               --           32,572           38,492           44,411           51,219
  Retained earnings (4) ....................           42,368           42,318           42,318           42,318           42,318
  Net unrealized gain (loss) ...............              (12)             (12)             (12)             (12)             (12)
Less:
  Contribution to the Home Federal
   Foundation ..............................               --           (1,020)          (1,200)          (1,380)          (1,587)
  Common stock to be acquired by the
   employee stock ownership plan (5) .......               --           (2,785)          (3,277)          (3,768)          (4,334)
  Common stock to be acquired by the
   restricted stock plan (6) ...............               --           (2,486)          (2,925)          (3,363)          (3,868)
Plus:
  Tax benefit of contribution to the
   Home Federal Foundation (7) .............               --              399              469              540              621
                                               --------------     ------------     ------------     ------------     ------------
Total stockholders' equity .................   $       42,356     $     69,836     $     74,866     $     79,895     $     85,680
                                               ==============     ============     ============     ============     ============

Equity-to-assets ratio (8) .................             8.53%           13.32%           14.14%           14.95%           15.86%

--------

(1) As adjusted to give effect to an increase in the number of shares which could be offered due to an increase in the estimated offering range of up to 15% to reflect changes in market and financial conditions following the commencement of the stock offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the stock offering. Any withdrawals would reduce pro forma deposits by the amount of the withdrawals.

                     (footnotes continued on following page)

(3) Reflects the issuance of the shares of common stock to be sold in the offering, less the offering expenses and commission. No effect has been given to the issuance of additional shares of common stock pursuant to the proposed stock option plan. Shares of Home Federal Bancorp's common stock assumed sold in the offering at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range were 3,400,000, 4,000,000, 4,600,000 and 5,290,000, respectively. See "Pro Forma Data" and "Management - Benefits - Other Stock Benefit Plans."
(4) Retained earnings are substantially restricted by applicable regulatory capital requirements.
(5) Assumes that 3.3% of the common stock issued in the reorganization will be purchased by the employee stock ownership plan, which is reflected as a reduction of stockholders' equity. The employee stock ownership plan shares will be purchased with funds loaned to the plan by Home Federal Bancorp. See "Pro Forma Data" and "Management - Benefits - Employee Stock Ownership Plan."
(6) Home Federal Bancorp intends to adopt a restricted stock plan and to submit the plan to stockholders at an annual or special meeting of stockholders held at least six months following the completion of the stock offering. If the plan is approved by stockholders, Home Federal Bancorp intends to contribute sufficient funds to the restricted stock plan to enable the plan to purchase a number of shares of common stock equal to 2.9% of the common stock issued in the reorganization. This assumes that stockholder approval has been obtained and that the shares have been purchased in the open market at a purchase price of $10.00 per share. However, if Home Federal Bancorp issues authorized but unissued shares of common stock to the restricted stock plan in the amount of 2.9% of the common stock issued in the reorganization, the voting interests of existing stockholders would be diluted approximately 2.8%. The shares are reflected as a compensation expense resulting in a reduction of stockholders' equity. See "Pro Forma Data" and "Management - Benefits - Other Stock Benefit Plans."
(7) Assumes that the one-time expense for establishing the foundation will create a tax benefit at a 39.1% tax rate. In order to fully realize this net deferred tax asset, Home Federal Bancorp will need to generate sufficient future taxable income. While management has projected future income to utilize the credit, there can be no assurances that such levels of taxable income will be generated. See "Home Federal Foundation."
(8)  Total equity divided by total assets.

                                  HOME FEDERAL
                   EXCEEDS ALL REGULATORY CAPITAL REQUIREMENTS

        At March 31, 2004, Home Federal exceeded all of its applicable regulatory capital requirements. The table on the following page sets forth the regulatory capital of Home Federal at March 31, 2004 and the pro forma regulatory capital of Home Federal after giving effect to the reorganization and stock offering, based upon the sale of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by Home Federal of 50% of the net stock proceeds, after expenses. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Home Federal in assets that have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at March 31, 2004.

                                                                                 Pro Forma at March 31, 2004
                                                                      --------------------------------------------------
                                                                         3,400,000 Shares           4,000,000 Shares
                                                      At                      Sold at                    Sold at
                                                March 31, 2004           $10.00 per Share           $10.00 per Share
                                           -----------------------    -----------------------    -----------------------
                                                        Percent of                 Percent of                 Percent of
                                             Amount     Assets (1)      Amount       Assets        Amount       Assets
                                           ----------   ----------    ----------   ----------    ----------   ----------
                                                                      (Dollars in Thousands)
Equity capital under generally
 accepted accounting
 principles ("GAAP") ...................   $   42,335         8.52%   $   53,387        10.39%   $   55,420        10.73%
                                           ==========   ==========    ==========   ==========    ==========   ==========


Tier 1 risk-based capital ..............   $   42,066        13.07%   $   53,098        16.34%   $   55,131        16.93%
  Requirement ..........................       12,870         4.00        13,000         4.00        13,024         4.00
                                           ----------   ----------    ----------   ----------    ----------   ----------
  Excess ...............................   $   29,196         9.07%   $   40,098        12.34%   $   42,107        12.93%
                                           ==========   ==========    ==========   ==========    ==========   ==========

Tier 1 (core) capital ..................   $   42,066         8.46%   $   53,098        10.34%   $   55,131        10.68%
  Requirement ..........................       19,881         4.00        20,533         4.00        20,651         4.00
                                           ----------   ----------    ----------   ----------    ----------   ----------
  Excess ...............................   $   22,185         4.46%   $   32,565         6.34%   $   34,480         6.68%
                                           ==========   ==========    ==========   ==========    ==========   ==========

Risk-based capital .....................   $   44,417        13.81%   $   55,449        17.06%   $   57,482        17.65%
  Risk-based requirement ...............       25,740         8.00        26,000         8.00        26,048         8.00
                                           ----------   ----------    ----------   ----------    ----------   ----------
  Excess ...............................   $   18,677         5.81%   $   29,449         9.06%   $   31,434         9.65%
                                           ==========   ==========    ==========   ==========    ==========   ==========

Reconciliation of capital
 infused into Home Federal:
Net proceeds infused ...................                              $   16,303                 $   19,266
Less:
  Common stock acquired by
   employee stock ownership plan .......                                   2,785                      3,277
  Common stock acquired by
   restricted stock plan ...............                                   2,486                      2,925

Pro forma increase in GAAP and
 regulatory capital ....................                              $   11,032                 $   13,065
                                                                      ==========                 ==========

                                                       Pro Forma at March 31, 2004
                                           --------------------------------------------------
                                              4,600,000 Shares           5,290,000 Shares
                                                   Sold at                    Sold at
                                              $10.00 per Share           $10.00 per Share
                                           -----------------------    -----------------------
                                                        Percent of                 Percent of
                                             Amount       Assets        Amount       Assets
                                           ----------   ----------    ----------   ----------
                                                         (Dollars in Thousands)

Equity capital under generally
 accepted accounting
 principles ("GAAP") ...................   $   57,452        11.06%   $   59,790        11.43%
                                           ==========   ==========    ==========   ==========

Tier 1 risk-based capital ..............   $   57,163        17.52%   $   59,501        18.20%
  Requirement ..........................       13,048         4.00        13,075         4.00
                                           ----------   ----------    ----------   ----------
  Excess ...............................   $   44,115        13.52%   $   46,426        14.20%
                                           ==========   ==========    ==========   ==========

Tier 1 (core) capital ..................   $   57,163        11.01%   $   59,501        11.38%
  Requirement ..........................       20,770         4.00        20,906         4.00
                                           ----------   ----------    ----------   ----------
  Excess ...............................   $   36,393         7.01%   $   38,595         7.38%
                                           ==========   ==========    ==========   ==========

Risk-based capital .....................   $   59,514        18.25%   $   61,852        18.92%
  Risk-based requirement ...............       26,095         8.00        26,150         8.00
                                           ----------   ----------    ----------   ----------
  Excess ...............................   $   33,419        10.25%   $   35,702        10.92%
                                           ==========   ==========    ==========   ==========

Reconciliation of capital
 infused into Home Federal:
Net proceeds infused ...................   $   22,229                 $   25,636
Less:
  Common stock acquired by
   employee stock ownership plan .......        3,768                      4,334
  Common stock acquired by
   restricted stock plan ...............        3,363                      3,868

Pro forma increase in GAAP and
 regulatory capital ....................   $   15,097                 $   17,435
                                           ==========                 ==========


--------
(1)  Adjusted total or adjusted risk-weighted assets, as appropriate.

                                 PRO FORMA DATA

        We cannot determine the actual net proceeds from the sale of our common stock until the stock offering is completed. However, we estimate that net proceeds will be between $32.6 million and $44.5 million, or $51.3 million if the estimated offering range is increased by 15%, based upon the following assumptions:

        o all shares of common stock will be sold through non-transferable rights to subscribe for the common stock, in order of priority, to:

                o eligible account holders, who are depositors of Home Federal with account balances of at least $50 as of the close of business on December 31, 2002;

                o the proposed employee stock ownership plan, which will purchase 3.3% of the shares of common stock issued in the reorganization;

                o supplemental eligible account holders, who are depositors of Home Federal with account balances of at least $50 as of the close of business on June 30, 2004; and

                o other members, who are depositors of Home Federal as of the close of business on ________ __, 2004 and borrowers as of March 16, 2004 whose loans continue to be outstanding as of _______ __, 2004, other than eligible account holders or supplemental eligible account holders.

        o Keefe, Bruyette & Woods will receive a success fee equal to 1.35% of the gross proceeds from the offering, excluding shares of common stock sold to directors, officers, employees and the employee stock ownership plan, and shares contributed to the charitable foundation; and

        o total expenses, excluding the success fee paid to Keefe, Bruyette & Woods, are estimated to be approximately $1,017,400, although actual expenses may vary from those estimated.

        Pro forma consolidated net income and stockholders' equity of Home Federal Bancorp have been calculated for the year ended September 30, 2003 and the six months ended March 31, 2004 as if the common stock to be sold in the stock offering had been sold at the beginning of the period and the net proceeds had been invested at 1.15% and 1.20%, respectively, which represents the yield on one-year U.S. Government securities at September 30, 2003 and March 31, 2004, respectively. This rate is used because we believe it reflects the yield that we will receive on the net proceeds of the stock offering. The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. A tax rate of 39.1% has been assumed for the periods resulting in after-tax yields of 0.70% and 0.73% for the year ended September 30, 2003 and the six months ended March 31, 2004, respectively. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted to give effect to the shares purchased by the employee stock ownership plan. See Note 2 to the following tables. As discussed under "How We Intend to Use the Proceeds from this Offering," Home Federal Bancorp intends to retain 50% of the net proceeds from the stock offering from which it will make a loan to fund the purchase of 3.3% of the common stock issued in the reorganization by the employee stock ownership plan.

        No effect has been given in the tables to the issuance of additional shares of common stock pursuant to the proposed stock option plan. See "Management - Benefits - Other Stock Benefit Plans." The table below gives effect to the restricted stock plan, which is expected to be adopted by Home Federal Bancorp following the stock offering and presented along with the stock option plan to stockholders for approval at an annual or special meeting of stockholders to be held at least six months following the completion of the stock offering. If the restricted stock plan is approved by stockholders, the restricted stock plan intends to acquire an amount of common stock equal to 2.9% of the shares of common stock issued in the reorganization, either through open market purchases or from authorized but unissued shares of common stock, if permissible. The following tables assume that stockholder approval has been obtained, as to which there can be no assurance, and that the shares acquired by the restricted stock plan are purchased in the open market at $10.00 per share. No effect has been given to Home Federal Bancorp's results of operations after the stock offering, the market price of the common stock after the offering or a less than 2.9% purchase by the restricted stock plan.

        The pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation.

        The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of Home Federal Bancorp computed in accordance with GAAP.

                                                                     At or For the Six Months Ended March 31, 2004
                                                     ----------------------------------------------------------------------------
                                                         3,400,000           4,000,000           4,600,000           5,290,000
                                                      Shares Sold at      Shares Sold at      Shares Sold at      Shares Sold at
                                                        $10.00 Per          $10.00 Per          $10.00 Per       $10.00 Per Share
                                                          Share               Share                Share            (Maximum of
                                                         (Minimum           (Midpoint            (Maximum            Range, as
                                                         of Range)          of Range)            of Range)        Adjusted) (1)
                                                     ----------------    ----------------    ----------------    ----------------
                                                                                (Dollars in Thousands)
Gross proceeds ...................................   $         34,000    $         40,000    $         46,000    $         52,900
Plus shares issued to the Home
 Federal Foundation ..............................                816                 960               1,104               1,270
                                                     ----------------    ----------------    ----------------    ----------------
Pro forma market capitalization ..................   $         34,816    $         40,960    $         47,104    $         54,170
                                                     ================    ================    ================    ================

Gross proceeds ...................................   $         34,000    $         40,000    $         46,000    $         52,900
Less: Offering expenses and commissions ..........              1,394               1,468               1,543               1,628
                                                     ----------------    ----------------    ----------------    ----------------
Estimated net stock offering proceeds ............             32,606              38,532              44,457              51,272
Less: Cash contribution to the Home
       Federal Foundation ........................               (204)               (240)               (276)               (317)
      Shares purchased by the employee
       stock ownership plan (2) ..................             (2,785)             (3,277)             (3,768)             (4,334)
      Shares purchased by the restricted
       stock plan (3) ............................             (2,486)             (2,925)             (3,363)             (3,868)
                                                     ----------------    ----------------    ----------------    ----------------
  Net investable proceeds (4) ....................   $         27,131    $         32,091    $         37,049    $         42,753
                                                     ================    ================    ================    ================

Net income:
      Historical .................................   $          1,953    $          1,953    $          1,953    $          1,953
      Pro forma income on net proceeds ...........                 99                 117                 135                 156
      Pro forma employee stock
       ownership plan adjustment (2) .............                (85)               (100)               (115)               (132)
      Pro forma restricted stock
       plan adjustment (3) .......................               (151)               (178)               (205)               (236)
                                                     ----------------    ----------------    ----------------    ----------------
      Pro forma net income .......................   $          1,816    $          1,792    $          1,768    $          1,741
                                                     ================    ================    ================    ================

Net income per share:
      Historical .................................   $           0.24    $           0.20    $           0.18    $           0.15
      Pro forma income on net
       proceeds, as adjusted .....................               0.01                0.01                0.01                0.01
      Pro forma employee stock
       ownership plan adjustment (3) .............              (0.01)              (0.01)              (0.01)              (0.01)
      Pro forma restricted stock plan
       adjustment (5) ............................              (0.02)              (0.02)              (0.02)              (0.02)
                                                     ----------------    ----------------    ----------------    ----------------
      Pro forma net income per share (3)(5)(6) ...   $           0.22    $           0.18    $           0.16    $           0.13
                                                     ================    ================    ================    ================

Offering price as a percentage of pro forma
 net annualized earnings per share ...............               22.7%               27.8%               31.3%               38.5%

                       (table continued on following page)


                                                          (Footnotes on page 30)

                                                                     At or For the Six Months Ended March 31, 2004
                                                     ----------------------------------------------------------------------------
                                                         3,400,000           4,000,000           4,600,000           5,290,000
                                                      Shares Sold at      Shares Sold at      Shares Sold at      Shares Sold at
                                                        $10.00 Per          $10.00 Per          $10.00 Per       $10.00 Per Share
                                                          Share               Share                Share            (Maximum of
                                                         (Minimum           (Midpoint            (Maximum            Range, as
                                                         of Range)          of Range)            of Range)        Adjusted) (1)
                                                     ----------------    ----------------    ----------------    ----------------
                                                                                (Dollars in Thousands)
Stockholders' equity:
      Historical .................................   $         42,356    $         42,356    $         42,356    $         42,356
      Estimated net proceeds .....................             32,606              38,532              44,457              51,272
      Less: Capitalization of Home
             Federal MHC .........................                (50)                (50)                (50)                (50)
      Plus: Stock issued to the Home
             Federal Foundation ..................                816                 960               1,104               1,270
      Less: Stock contribution to the Home
             Federal Foundation ..................               (816)               (960)             (1,104)             (1,270)
      Less: Cash contribution to the Home
             Federal Foundation ..................               (204)               (240)               (276)               (317)
      Plus: Tax benefit of the contribution to
             the Home Federal Foundation .........                399                 469                 540                 621
      Less: Common stock acquired by the
             employee stock ownership plan (2)  ..             (2,785)             (3,277)             (3,768)             (4,334)

      Less: Common stock to be acquired
             by the restricted stock plan (3) ....             (2,486)             (2,925)             (3,363)             (3,868)
                                                     ----------------    ----------------    ----------------    ----------------
      Pro forma stockholders' equity (2)(3)(7)....   $         69,836    $         74,866    $         79,895    $         85,680
                                                     ================    ================    ================    ================

Stockholders' equity per share:
      Historical .................................   $           4.98    $           4.24    $           3.68    $           3.20
      Estimated net proceeds .....................               3.84                3.85                3.87                3.88
      Less: Capitalization of Home Federal MHC ...              (0.01)              (0.01)               --                  --
      Plus: Stock issued to the Home
             Federal Foundation ..................               0.10                0.10                0.10                0.10
      Less: Stock contribution to the Home
             Federal Foundation ..................              (0.10)              (0.10)              (0.10)              (0.10)
      Less: Cash contribution to the Home
             Federal Foundation ..................              (0.02)              (0.02)              (0.02)              (0.02)
      Plus: Tax benefit of the contribution to
             the Home Federal Foundation .........               0.05                0.05                0.05                0.05
      Less: Common stock acquired by the
             employee stock ownership plan (2)  ..              (0.33)              (0.33)              (0.33)              (0.33)

      Less: Common stock to be acquired
             by the restricted stock plan (3) ....              (0.29)              (0.29)              (0.29)              (0.29)
                                                     ----------------    ----------------    ----------------    ----------------
      Pro forma stockholders' equity per
       share (3)(5)(6)(7).........................   $           8.22    $           7.49    $           6.96    $           6.49
                                                     ================    ================    ================    ================


Offering price as a percentage of pro
 forma stockholders' equity (5) ..................             121.65%             133.51%             143.68%             154.08%

Number of shares outstanding for pro forma
 stockholders' equity per share calculations (5) .          8,235,398           9,688,704          11,142,010          12,813,311
                                                     ================    ================    ================    ================


                                                          (Footnotes on page 30)

                                                                     At or For the Year Ended September 30, 2003
                                                     ----------------------------------------------------------------------------
                                                         3,400,000           4,000,000           4,600,000           5,290,000
                                                      Shares Sold at      Shares Sold at      Shares Sold at      Shares Sold at
                                                        $10.00 Per          $10.00 Per          $10.00 Per       $10.00 Per Share
                                                          Share               Share                Share            (Maximum of
                                                         (Minimum           (Midpoint            (Maximum            Range, as
                                                         of Range)          of Range)            of Range)        Adjusted) (1)
                                                     ----------------    ----------------    ----------------    ----------------
                                                                                (Dollars in Thousands)
Gross proceeds ...................................   $         34,000    $         40,000    $         46,000    $         52,900
Plus shares issued to the Home
 Federal Foundation ..............................                816                 960               1,104               1,270
                                                     ----------------    ----------------    ----------------    ----------------

Pro forma market capitalization ..................   $         34,816    $         40,960    $         47,104    $         54,170
                                                     ================    ================    ================    ================

Gross proceeds ...................................   $         34,000    $         40,000    $         46,000    $         52,900

Less: Offering expenses and commissions ..........              1,394               1,468               1,543               1,628
                                                     ----------------    ----------------    ----------------    ----------------
Estimated net stock offering proceeds ............             32,606              38,532              44,457              51,272
Less: Cash contribution to the Home
       Federal Foundation ........................               (204)               (240)               (276)               (317)
      Shares purchased by the employee
       stock ownership plan (2) ..................             (2,785)             (3,277)             (3,768)             (4,334)
      Shares purchased by the restricted
       stock plan (3) ............................             (2,486)             (2,925)             (3,363)             (3,868)
                                                     ----------------    ----------------    ----------------    ----------------
  Net investable proceeds (4) ....................   $         27,131    $         32,091    $         37,056    $         42,753
                                                     ================    ================    ================    ================

Net income:
      Historical .................................   $          5,456    $          5,456    $          5,456    $          5,456
      Pro forma income on net proceeds ...........                190                 224                 259                 299
      Pro forma employee stock
       ownership plan adjustment (2) .............               (170)               (200)               (229)               (264)
      Pro forma restricted stock
       plan adjustment (3) .......................               (303)               (356)               (410)               (471)
                                                     ----------------    ----------------    ----------------    ----------------

      Pro forma net income .......................   $          5,173    $          5,124    $          5,076    $          5,020
                                                     ================    ================    ================    ================


Net income per share:
      Historical .................................   $           0.66    $           0.56    $           0.49    $           0.43
      Pro forma income on net
       proceeds, as adjusted .....................               0.02                0.02                0.02                0.02
      Pro forma employee stock
       ownership plan adjustment (3) .............              (0.02)              (0.02)              (0.02)              (0.02)
      Pro forma restricted stock plan
       adjustment (5) ............................              (0.04)              (0.04)              (0.04)              (0.04)
                                                     ----------------    ----------------    ----------------    ----------------
      Pro forma net income per share (3)(5)(6) ...   $           0.62    $           0.52    $           0.45    $           0.38
                                                     ================    ================    ================    ================

Offering price as a percentage of pro forma
 net annualized earnings per share ...............               16.1%               19.2%               22.2%               25.6%

                       (table continued on following page)


                                                          (Footnotes on page 30)

                                                                      At or For the Year Ended September 30, 2003
                                                     ----------------------------------------------------------------------------
                                                         3,400,000           4,000,000           4,600,000           5,290,000
                                                      Shares Sold at      Shares Sold at      Shares Sold at      Shares Sold at
                                                        $10.00 Per          $10.00 Per          $10.00 Per       $10.00 Per Share
                                                          Share               Share                Share            (Maximum of
                                                         (Minimum           (Midpoint            (Maximum            Range, as
                                                         of Range)          of Range)            of Range)        Adjusted) (1)
                                                     ----------------    ----------------    ----------------    ----------------
                                                                                (Dollars in Thousands)
Stockholders' equity:
      Historical .................................   $         40,399    $         40,399    $         40,399    $         40,399
      Estimated net proceeds .....................             32,606              38,532              44,457              51,272
      Less: Capitalization of Home
             Federal MHC .........................                (50)                (50)                (50)                (50)
      Plus: Stock issued to the Home
             Federal Foundation ..................                816                 960               1,104               1,270
      Less: Stock contribution to the Home
             Federal Foundation ..................               (816)               (960)             (1,104)             (1,270)
      Less: Cash contribution to the Home
             Federal Foundation ..................               (204)               (240)               (276)               (317)
      Plus: Tax benefit of the contribution to
             the Home Federal Foundation .........                399                 469                 540                 621
      Less: Common stock acquired by the
             employee stock ownership plan (2)  ..             (2,785)             (3,277)             (3,768)             (4,334)

      Less: Common stock to be acquired
             by the restricted stock plan (3) ....             (2,486)             (2,925)             (3,363)             (3,868)
                                                     ----------------    ----------------    ----------------    ----------------
      Pro forma stockholders' equity (2)(3)(7)....   $         67,879    $         72,909    $         77,938    $         83,723
                                                     ================    ================    ================    ================


Stockholders' equity per share:
      Historical .................................   $           4.75    $           4.04    $           3.51    $           3.05
      Estimated net proceeds .....................               3.84                3.85                3.87                3.88
      Less: Capitalization of Home Federal MHC ...              (0.01)              (0.01)               --                  --
      Plus: Stock issued to the Home
             Federal Foundation ..................               0.10                0.10                0.10                0.10
      Less: Stock contribution to the Home
             Federal Foundation ..................              (0.10)              (0.10)              (0.10)              (0.10)
      Less: Cash contribution to the Home
             Federal Foundation ..................              (0.02)              (0.02)              (0.02)              (0.02)
      Plus: Tax benefit of the contribution to
             the Home Federal Foundation .........               0.05                0.05                0.05                0.05
      Less: Common stock acquired by the
             employee stock ownership plan (2)  ..              (0.33)              (0.33)              (0.33)              (0.33)

      Less: Common stock to be acquired
             by the restricted stock plan (3) ....              (0.29)              (0.29)              (0.29)              (0.29)
                                                     ----------------    ----------------    ----------------    ----------------
      Pro forma stockholders' equity per
       share (3)(5)(6)(7).........................   $           7.99    $           7.29    $           6.79    $           6.34
                                                     ================    ================    ================    ================


Offering price as a percentage of pro
 forma stockholders' equity (5) ..................             125.16%             137.17%             147.28%             157.73%

Number of shares outstanding for pro forma
 stockholders' equity per share calculations (5) .          8,249,325           9,705,088          11,160,851          12,834,979


                                                          (Footnotes on page 30)

------------
(1) As adjusted to give effect to an increase in the number of shares which could be offered due to an increase in the estimated offering range of up to 15% to reflect changes in market and financial conditions following the commencement of the stock offering.

(2) It is assumed that 3.3% of the shares of common stock issued in the reorganization will be purchased by the employee stock ownership plan with funds loaned by Home Federal Bancorp. Home Federal intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. The pro forma net earnings assumes (1) that the loan to the employee stock ownership plan is payable over ten years, with the employee stock ownership plan shares having an average fair value of $10.00 per share in accordance with Statement of Position 93-6 of the American Institute of Certified Public Accounting, entitled "Employers' Accounting for Employee Stock Ownership Plans," and (2) the effective tax rate was 39.1% for the period. See "Management - Benefits - Employee Stock Ownership Plan."

(3) Gives effect to the restricted stock plan we expect to adopt following the offering for the benefit of directors, officers and employees. This plan intends to acquire, following stockholder approval of the plan, a number of shares of common stock equal to 2.9% of the shares of common stock issued in the reorganization or 248,586, 292,456, 336,323 and 386,777 shares of common stock at the minimum, midpoint, maximum and adjusted maximum of the estimated offering range, respectively. Funds used by the restricted stock plan to purchase the shares initially will be contributed by Home Federal Bancorp. It is further assumed that the shares were acquired by the restricted stock plan at the beginning of the period presented in open market purchases at 10% and 20% of the amount contributed, net of taxes, was an amortized expense during the six months ended March 31, 2004 and the year ended September 30, 2003, respectively. The issuance of authorized but unissued shares of common stock pursuant to the restricted stock plan in the amount of 2.9% of the common stock issued in the reorganization would dilute the voting interests of existing stockholders by approximately 2.8% and under such circumstances, pro forma net earnings per share would be $0.21, $0.18, $0.15 and $0.13, and $0.60, $0.51 $0.43 and $0.37 at the
     minimum, midpoint, maximum and 15% above the maximum of the estimated offering range for the six months ended March 31, 2004 and for the year ended September 30, 2003, respectively, and pro forma stockholders' equity per share would be $8.27, $7.58, $7.05 and $6.59, and $8.05, $7.39, $6.88
     and $6.45 at the minimum, midpoint, maximum and 15% above the maximum of such range for the six months ended March 31, 2004 and the year ended September 30, 2003, respectively. There can be no assurance that the actual purchase price of shares purchased by or issued to the restricted stock plan will be $10.00 per share. See "Management - Benefits - Other Stock Benefit Plans."

(4) Estimated proceeds available for investment consists of the estimated net proceeds from the stock offering less (1) the proceeds attributable to the purchase by the employee stock ownership plan, (2) the contribution to the charitable foundation and (3) the value of the shares to be purchased by the restricted stock plan, subject to stockholder approval, after the offering at an assumed purchase price of $10.00 per share.

(5) The per share calculations are determined by adding the number of shares sold in the offering and for purposes of calculating net income per share, in accordance with Statement of Position 93-6, subtracting 264,202 shares, 311,296 shares, 357,990 shares and 411,689 shares; and 250,675 shares,
     294,912 shares, 339,149 shares and 390,021 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, representing the employee stock ownership plan shares which have not been committed for release during the six months ended March 31, 2004 and the year ended September 30, 2003, respectively. See note 3 above. For purposes of calculating pro forma stockholders' equity per share, it is assumed that shares outstanding total 8,500,000 shares at the minimum of the estimated pro forma market value of Home Federal on a fully converted basis, of the estimated valuation range, 10,000,000 shares at the midpoint of the range, 11,500,000 shares at the maximum of the range and 13,225,000 shares at 15% above the maximum of the range.
(6) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which will be adopted by Home Federal Bancorp following the stock offering and presented for approval by stockholders at an annual or special meeting of stockholders of Home Federal Bancorp held at least six months following the completion of the offering. If the stock option plan is approved by stockholders, an amount equal to 7.3% of the common stock issued in the reorganization, or 621,814 shares at the minimum of the estimated offering range, 731,546 shares at the midpoint of the range, 841,277 shares at the maximum of the range and 967,469 shares at 15% above the maximum of the range will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of common stock pursuant to the exercise of

                   (footnotes continue on the following page) options under the stock option plan will result in the dilution of existing stockholders' voting interests by approximately 6.8%. Assuming stockholder approval of the stock option plan, that all these options were exercised at the beginning of the period at an exercise price of $10.00 per share and that the shares to fund the restricted stock plan are acquired through open market purchases at a purchase price of $10.00 per share, pro forma net earnings per share would be $0.19, $0.16, $0.14 and $0.12, and $0.58, $0.49, $0.42 and $0.36 at the minimum, midpoint, maximum and 15% above the maximum of the estimated offering range for the six months ended March 31, 2004 and the year ended September 30, 2003, respectively, and pro forma stockholders' equity per share would be $8.37, $7.71, $7.23 and $6.81, and $8.16, $7.53, $7.08 and $6.67 at the minimum, midpoint, maximum and 15% above the maximum of the range at March 31, 2004 and at September 30, 2003, respectively. See "Management - Benefits - Other Stock Benefit Plans."

(7) Pro forma stockholders' equity and pro forma stockholders' equity per share do not give effect to the bad debt reserves established by Home Federal for federal income tax purposes in the event of liquidation.

                COMPARISON OF VALUATION AND PRO FORMA INFORMATION
                     WITH AND WITHOUT CHARITABLE FOUNDATION

        As reflected in the table below, if the charitable foundation was not established and funded as part of the reorganization, RP Financial has estimated that the pro forma valuation of Home Federal Bancorp would be greater, and as a result, a greater number of shares of common stock would be sold in the offering. At the minimum, midpoint and maximum of the valuation range, the pro forma valuation of Home Federal Bancorp equaled $85.0 million, $100.0 million and $115.0 million, as compared to $86.7 million, $102.0 million and $117.3 million, respectively, without the foundation. There is no assurance that if the foundation were not formed, the appraisal prepared at that time would have concluded that the pro forma market value of Home Federal Bancorp would be the same as that estimated here. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

        For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, assuming the reorganization was completed at May 21, 2004, with and without the foundation. The valuation amounts referred to in the table below relate to the value of the shares sold to members of Home Federal and the public, excluding shares issued to Home Federal MHC.


                                                  At the Minimum                  At the Midpoint
                                           ----------------------------    ----------------------------
                                               With             No             With             No
                                            Foundation      Foundation      Foundation      Foundation
                                           ------------    ------------    ------------    ------------
                                                              (Dollars in Thousands)

Estimated offering amount ..............   $     34,000    $     35,512    $     40,000    $     41,779
Pro forma market capitalization ........        34 ,816          35,512          40,960          41,779
Total assets ...........................        524,253         525,445         529,283         530,686
Total liabilities ......................        454,417         454,417         454,417         454,417
Pro forma stockholders' equity .........         69,836          71,028          74,866          76,269
Pro forma consolidated net income ......          1,816           1,817           1,792           1,793
Pro forma stockholders' equity
 per share .............................           8.22            8.19            7.49            7.48
Pro forma consolidated net income
 per share .............................           0.22            0.21            0.18            0.18

Pro forma pricing ratios:
  Offering price as a percentage of
    Pro forma stockholders' equity
     per share .........................         121.65%         122.10%         133.51%         133.69%
    Offering price to pro forma net
     income per share ..................          22.73           23.81           27.78           27.78
    Pro forma market capitalization
     to assets
Pro forma financial ratios:
  Return on assets .....................           0.69%           0.69%           0.68%           0.68%
  Return on stockholders' equity .......           5.20%           5.12%           4.79%           4.70%
  Stockholders' equity to assets .......          13.32%          13.52%          14.14%          14.37%
Total shares issued


                                                                                  At the Maximum,
                                                  At the Maximum                    As Adjusted
                                           ----------------------------    ----------------------------
                                               With             No             With             No
                                            Foundation      Foundation      Foundation      Foundation
                                           ------------    ------------    ------------    ------------
                                                              (Dollars in Thousands)

Estimated offering amount ..............   $     46,000    $     48,046    $     52,900    $     55,253
Pro forma market capitalization ........         47,104          48,046          54,170          55,253
Total assets ...........................        534,312         535,926         540,097         541,952
Total liabilities ......................        454,417         454,417         454,417         454,417
Pro forma stockholders' equity .........         79,895          81,509          85,680          87,535
Pro forma consolidated net income ......          1,768           1,770           1,741           1,743
Pro forma stockholders' equity
 per share .............................           6.96            6.95            6.49            6.49
Pro forma consolidated net income
 per share .............................           0.16            0.15            0.13            0.13

Pro forma pricing ratios:
  Offering price as a percentage of
    Pro forma stockholders' equity
     per share .........................         143.68%         143.68%         154.08%         154.08%
    Offering price to pro forma net
     income per share ..................          31.25           33.33           38.46           38.46
    Pro forma market capitalization
     to assets
Pro forma financial ratios:
  Return on assets .....................           0.66%           0.66%           0.64%           0.64%
  Return on stockholders' equity .......           4.43%           4.34%           4.06%           3.98%
  Stockholders' equity to assets .......          14.95%          15.21%          15.86%          16.15%
Total shares issued

                        PROPOSED PURCHASES BY MANAGEMENT

        The following table sets forth, for each of Home Federal's directors and executive officers and for all of the directors and executive officers as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. The amounts include shares that may be purchased through individual retirement accounts and by associates. These purchases are intended for investment purposes only, and not for resale. Directors, officers, their associates and employees will pay the same price as all other subscribers for the shares for which they subscribe.

                                                             At the Minimum of the            At the Maximum of
                                                            Estimated Offering Range       Estimated Offering Range
                                                          ---------------------------    ---------------------------
                                                                         As a Percent                   As a Percent
                                                             Number        of Shares         Number       of Shares
Name                                          Amount        of Shares       Offered        of Shares       Offered
----------------------------------------   ------------   ------------   ------------    ------------   ------------
Directors:
----------
Daniel L. Stevens (1) ..................   $    500,000         50,000           1.47%         50,000           1.09%
Fred H. Helpenstell, M.D ...............        300,000         30,000           0.88          30,000           0.65
Thomas W. Malson .......................        250,000         25,000           0.74          25,000           0.54
N. Charles Hedemark ....................        250,000         25,000           0.74          25,000           0.54
Richard J. Schrandt ....................        250,000         25,000           0.74          25,000           0.54
James R. Stamey ........................        100,000         10,000           0.29          10,000           0.22
Robert A. Tinstman .....................        500,000         50,000           1.47          50,000           1.09

Executive Officers:
-------------------
Robert A. Schoelkoph ...................        200,000         20,000           0.59          20,000           0.43
Roger D. Eisenbarth ....................        200,000         20,000           0.59          20,000           0.43
Lynn A. Sander .........................        250,000         25,000           0.74          25,000           0.54
Denis J. Trom ..........................        350,000         35,000           1.03          35,000           0.76
Karen Wardwell .........................        175,000         17,500           0.51          17,500           0.38
                                           ------------   ------------   ------------    ------------   ------------
All directors and executive
 officers as a group (12 persons) ......   $  3,325,000        332,500           9.78%        332,500           7.23%
                                           ============   ============   ============    ============   ============

----------
(1)  Mr. Stevens is also an executive officer of Home Federal.

                           HOME FEDERAL AND SUBSIDIARY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

        The following condensed consolidated statements of income are based on the consolidated statements of income of Home Federal and subsidiary for the fiscal years ended September 30, 2003, 2002 and 2001 audited by Moss Adams LLP, independent certified public accountants, whose report thereon appears elsewhere herein. The condensed consolidated statements of income for the six months ended March 31, 2004 and 2003, are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations for those periods. All such adjustments are of a normal recurring nature. The results of operations for the six months ended March 31, 2004 are not necessarily indicative of the results of which may be expected for the entire year or any other subsequent period. These condensed consolidated statements of income should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein.

                                          Six Months Ended
                                              March 31,               Year Ended September 30,
                                      -----------------------   ------------------------------------
                                         2004         2003         2003         2002         2001
                                      ----------   ----------   ----------   ----------   ----------
                                            (unaudited)       (In Thousands)
Interest and dividend income ......   $   13,217   $   13,670   $   26,896   $   26,904   $   26,514
Interest expense ..................        4,682        4,922        9,705       11,465       14,480
                                      ----------   ----------   ----------   ----------   ----------
Net interest income ...............        8,535        8,748       17,191       15,439       12,034
Provision for loan losses .........          600          287          615          277          748
                                      ----------   ----------   ----------   ----------   ----------

Net interest income after
 provision for loan losses ........        7,935        8,461       16,576       15,162       11,286

Noninterest income ................        4,341        5,319       11,188        5,767        6,319
Noninterest expense ...............        9,218        9,796       18,885       17,178       14,594
                                      ----------   ----------   ----------   ----------   ----------

Income before income taxes ........        3,058        3,984        8,879        3,751        3,011
Income tax expense ................        1,105        1,559        3,423        1,644        1,223
                                      ----------   ----------   ----------   ----------   ----------

Net Income ........................   $    1,953   $    2,425   $    5,456   $    2,107   $    1,788
                                      ==========   ==========   ==========   ==========   ==========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

        Our results of operations depend primarily on revenue generated as a result of our net interest income and noninterest income. Net interest income is the difference between the interest income we earn on our interest-earning assets (consisting primarily of loans and investment securities) and the interest we pay on our interest-bearing liabilities (consisting primarily of customer savings and money market accounts, time deposits and borrowings).

        Noninterest income consists primarily of service charges on deposit and loan accounts, gains on the sale of loans and investments, loan servicing fees, and investment and mortgage servicing income. Our results of operations are also affected by our provisions for loan losses and other expenses.

        Other expenses consist primarily of noninterest expense, including compensation and benefits, occupancy, equipment, data processing, advertising, postage and supplies, professional services and, when applicable, deposit insurance premiums. Compensation and benefits consist primarily of the salaries and wages paid to our employees, payroll taxes and expenses for retirement and other employee benefits. Occupancy and equipment expenses, which are the fixed and variable costs of building and equipment, consist primarily of lease payments, real estate taxes, depreciation charges, maintenance and costs of utilities.

        Our results of operations may also be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

        Our strategy is to operate as an independent community-based financial institution dedicated to serving the needs of customers and the local community. We focus on providing exceptional service and quality products and services, as well as convenient access to generate a high level of customer satisfaction. Our principal business consists of attracting retail deposits from the general public which we invest primarily in loans secured by first mortgages on owner-occupied, one- to four-family residences. We also originate multi-family loans, commercial real estate loans and a variety of consumer loans. We intend to continue implementing this strategy while pursuing further loan portfolio diversification, with an emphasis on credit risk management. Our commitment is to provide a reasonable range of products and services to meet the needs of our customers. As part of this commitment, we will continue the course established over the past few years of increasing commercial real estate lending and consumer lending with a particular emphasis on home equity loans. Our goal is to grow Home Federal while providing exceptional and effective services to customers and the local community.

Operating Strategy

        Our mission is to operate and grow a profitable community-oriented financial institution serving individuals and commercial real estate customers in our market area. We plan to achieve this by executing our strategy of:

        o maintaining favorable asset quality reflected primarily by a low level of non-performing assets, low charge-offs and adequacy of loan loss reserves;

        o seeking to improve net interest margin through a combination of reduced funding costs and improved pricing relative to asset risk;

        o analyzing profitability of products and business lines and allocating resources to those areas offering the greatest potential for future profits;

        o expanding the number of households we serve through internal expansion of the branch network and possible selective acquisitions of financial service providers in existing or surrounding markets;

        o pursuing further loan portfolio diversification, with an emphasis on credit risk management;

        o continuing an internal management culture which is driven by a focus on profitability, productivity and accountability for results and which responds proactively to the challenge of change;

        o providing our staff members with the knowledge and skills necessary to perform their job functions and develop their career potential;

        o enhancing the perception of Home Federal with both the retail and commercial banking public as the bank of choice;

        o maintaining a sales and service culture based on an understanding of the customer's needs and reflecting our commitment to excellence;

        o reducing future reliance on net interest income by creating additional sources of fee income from products and services we offer; and

        o utilizing technology to gain efficiencies in processing customer information, to provide a competitive tool to assist the sales process and to allow the efficient integration of acquired businesses.


        Maintaining favorable asset quality reflected primarily by a low level of non-performing assets, low charge-offs and adequacy of loan loss reserves. We believe that high asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards we believe are conservative. At March 31, 2004, our nonaccrual and 90 days or more past due loans as a percentage of loans receivable was only 0.15%. Although we intend to increase our multi-family and commercial real estate lending after the stock offering, we intend to continue our philosophy of managing large loan exposures through our conservative approach to lending.

        Seeking to improve net interest margin through a combination of reduced funding costs and improved pricing relative to asset risk. We intend to manage our net interest income and net interest margin in order to ensure that the balance sheet reflects an optimum mix of assets and liabilities that result in the maximization of the net interest income and net portfolio value within the limits of acceptable credit risk. On the asset side of the balance sheet, we intend to originate residential and commercial real estate and consumer loans in our local area. In addition, we may purchase mortgage-backed securities when loan origination levels are not adequate to fund necessary asset growth. We will fund asset growth with deposits and borrowings that have pricing and cash flow characteristics that are similar to the asset side of the balance sheet.

        Analyzing profitability of products and business lines and allocating resources to those areas offering the greatest potential for future profits. We have implemented comprehensive cost accounting and customer information systems to provide the data necessary to build effective product and customer profitability reporting for all of our lines of business. We intend to use this profitability data as we build business plans to support the expansion of current lines of business and in the implementation of new products and services.

        Expanding the number of households we serve through internal expansion of the branch network and possible selective acquisitions of financial service providers in existing or surrounding markets. We continually monitor the growth in our four-county market area and work closely with commercial real estate experts to target sites for future branch locations. We currently are planning to open a branch in Eagle, Idaho, a suburb of Boise. The property has been purchased and construction is planned for mid-2005. We plan to place a temporary office on the site as early as October 2004. Our long-term strategy is to build one branch per year if appropriate sites can be identified and obtained. As a result of the conversion from mutual to stock form, we will also actively search for appropriate acquisitions to enhance our ability to deliver products and services in our existing markets and to expand into surrounding markets.

        Pursuing further loan portfolio diversification, with an emphasis on credit risk management. We have developed an excellent team of lenders across our market area who focus on realtor and builder relationships as well as direct marketing to individual buyers. We anticipate expanding the real estate markets in Ada and Canyon Counties and we are well positioned to increase our market share in these areas. We continue to increase our presence in the small- to mid-size commercial real estate market as a result of the strength of our products and the quality of our service.

        Continuing an internal management culture which is driven by a focus on profitability, productivity and accountability for results and which responds proactively to the challenge of change. The primary method for reinforcing our culture is the comprehensive application of our "Pay for Performance" total compensation program. Every employee at Home Federal has clearly defined accountabilities and performance standards that tie directly or indirectly to the profitability of Home Federal. All incentive compensation is based on specific profitability measures or sales volume goals. This approach encourages all employees to focus on the profitability of Home Federal and has created an environment that embraces new products, services and delivery systems.

        Providing our staff members with the knowledge and skills necessary to perform their job functions and develop their career potential. We understand the relationship between effective training and employee satisfaction. Although we have always provided appropriate technical training, we have expanded our focus to include comprehensive supervisory and leadership training. Our goal is to provide development opportunities for every employee who wants to grow with Home Federal and to fill future leadership positions with qualified internal candidates whenever possible.

        Enhancing the perception of Home Federal with both the retail and commercial banking public as the bank of choice. We have a long tradition of focusing on the needs of consumers in the communities we serve and a strong reputation as an active corporate citizen. We deliver personalized service and respond with flexibility to customer needs. We believe our community orientation is attractive to our customers and distinguishes us from the large national banks that operate in our market area. We fully intend to maintain this community focus as we grow.

        Maintaining a sales and service culture based on an understanding of the customer's needs and reflecting our commitment to excellence. We use a sophisticated, professional approach to measuring and continually improving our sales and service culture. Our primary tool is a well-developed sales and service training curriculum focused on identifying and meeting customer needs and supported by an intensive coaching program. We assess our employees' level of sales and service skills on an annual basis using a trainer to approach the employee as a customer. These annual assessments are used to identify specific training opportunities and to set sales and service improvement goals for the following year.

        Reducing future reliance on net interest income by creating additional sources of fee income from products and services we offer. We have created cross-functional teams who continually monitor the market for new product and service opportunities on both the asset and liability sides of the business. We intend to broaden the scope of these teams to actively seek new sources of fee income and non-interest revenue, build business plans to support these sources, and implement the plans to generate increased income.

        Utilizing technology to gain efficiencies in processing customer information, to provide a competitive tool to assist the sales process and to allow the efficient integration of acquired businesses. In preparation for the mutual to stock conversion, we have focused on developing and acquiring the appropriate in-house expertise to manage and leverage our technology investments to meet the needs of a rapidly changing organization. We intend to continue to manage our technology resources internally in order to remain more flexible and responsive than our competition to new opportunities in the market.

Critical Accounting Policies

        We use estimates and assumptions in our financial statements in accordance with generally accepted accounting principles. Material or critical estimates that are susceptible to significant change include the determination of the allowance for loan losses and the associated provision for loan losses, and the fair market value of capitalized mortgage servicing rights, as well as deferred income taxes and the associated income tax expense. Management reviews the allowance for loan losses for adequacy on a quarterly basis and establishes a provision for loan losses that is sufficient for the loan portfolio growth expected and the loan quality of the existing portfolio. Income tax expense and deferred income taxes are calculated using an estimated tax rate and are based on management's and our tax advisor's understanding of our effective tax rate and the tax code. These estimates are reviewed by our independent auditors on an annual basis and by our regulators when they examine Home Federal.

        Allowance for Loan Losses. Management recognizes that loan losses may occur over the life of a loan and that the allowance for loan losses must be maintained at a level necessary to absorb specific losses on impaired loans and probable losses inherent in the loan portfolio. Our Asset Liability Management Committee assesses the allowance for loan losses on a quarterly basis. The Committee analyzes several different factors, including delinquency, charge-off rates and the changing risk profile of our loan portfolio, as well as local economic conditions including unemployment rates, bankruptcies and vacancy rates of business and residential properties.

        We believe that the accounting estimate related to the allowance for loan losses is a critical accounting estimate because it is highly susceptible to change from period to period requiring management to make assumptions about future losses on loans; and the impact of a sudden large loss could deplete the allowance and potentially require increased provisions to replenish the allowance, which would negatively affect earnings.

        Our methodology for analyzing the allowance for loan losses consists of three components: formula, specific and general allowances. The formula allowance is determined by applying an estimated loss percentage to various groups of loans. The loss percentages are generally based on various historical measures such as the amount and type of classified loans, past due ratios and loss experience, which could affect the collectibility of the respective loan types.

        The specific allowance component is created when management believes that the collectibility of a specific large loan, such as a real estate, multi-family or commercial real estate loan, has been impaired and a loss is probable.

        The general allowance element relates to assets with no well-defined deficiency or weakness (i.e., assets classified pass or watch) and takes into consideration loss that is inherent within the portfolio but has not been realized. Borrowers are impacted by events well in advance of a lender's knowledge that may ultimately result in a loan default and eventual loss. Examples of such loss-causing events in the case of consumer or one- to four-family residential loans would be a borrower job loss, divorce or medical crisis. Examples in commercial or construction loans may be the loss of customers due to competition or changes in the economy. General allowances for each major loan type are determined by applying to the associated loan balance loss factors that take into consideration past loss experience, asset duration, economic conditions and overall portfolio quality.

        The allowance is increased by the provision for loan losses, which is charged against current period operating results and decreased by the amount of actual loan charge-offs, net of recoveries.

        Mortgage Servicing Rights. Mortgage servicing rights represent the present value of the future servicing fees from the right to service loans in the portfolio. The most critical accounting policy associated with mortgage servicing is the methodology used to determine the fair value of capitalized mortgage servicing rights, which requires the development of a number of estimates, the most critical of which is the mortgage loan prepayment speeds assumption. The mortgage loan prepayment speeds assumption is significantly impacted by interest rates. In general, during periods of falling interest rates, the mortgage loans prepay faster and the value of our mortgage servicing asset declines. Conversely, during periods of rising rates, the value of mortgage servicing rights generally increases due to slower rates of prepayments. The amount and timing of mortgage servicing rights amortization is adjusted quarterly based on actual results and updated projections. In addition, on a quarterly basis, we perform an independent valuation review of mortgage servicing rights for potential declines in value. Based on the significance of any changes in assumptions since the preceding independent appraisal, this valuation may include an independent appraisal of the fair value of our servicing portfolio. This quarterly valuation review entails applying current assumptions to the portfolio stratified by predominant risk characteristics such as loan type, interest rate and loan term.

        Deferred Income Taxes. Deferred income taxes are reported for temporary differences between items of income or expense reported in the financial statements and those reported for income tax purposes. Deferred taxes are computed using the asset and liability approach as prescribed in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, a deferred tax asset or liability is determined based on the enacted tax rates that will be in effect when the differences between the financial statement carrying amounts and tax basis of existing assets and liabilities are expected to be reported in an institution's income tax returns. The deferred tax provision for the year is equal to the net change in the net deferred tax asset from the beginning to the end of the year, less amounts applicable to the change in value related to investments available for sale. The effect on deferred taxes of a change in tax rates is recognized as income in the period that includes the enactment date. The primary differences between financial statement income and taxable income result from depreciation expense, mortgage servicing rights, loan loss reserves and dividends received from the Federal Home Loan Bank. Deferred income taxes do not include a liability for pre-1988 bad debt deductions allowed to thrift institutions which may be recaptured if the institution fails to qualify as a bank for income tax purposes in the future.

Comparison of Financial Condition at March 31, 2004 and September 30, 2003

        General. Our total assets increased $46.6 million, or 10.4%, to $496.8 million at March 31, 2004 compared to $450.2 million at September 30, 2003. The asset growth resulted mainly from an increase in purchases of mortgage-backed securities of $30.6 million and an increase in loans originated in our local market area of $9.4 million. This growth was funded by $28.2 million in increased deposits, $16.5 million in borrowings from the Federal Home Loan Bank of Seattle and $2.0 million in net income.


        We use asset and liability duration measures as a component of interest rate risk measurement. As described above, duration measures cash flows that are generated from investments, loans or deposits by weighting the present value of the cash flows according to the periods of time when the cash flows are received with the result being an average date when the cash flows are received or paid. During the six month period ended March 31, 2004, total asset duration decreased
4.1 months to 38.7 months, and liability duration decreased 2.1 months to 25.4 months for a net duration gap of 13.3 months, down 2.0 months from September 30, 2003.


        Assets. Total assets increased $46.6 million during the six months ended March 31, 2004. The increase was primarily concentrated in the following interest-earning asset categories:

                                        Balance at       Increase from
                                      March 31, 2004   September 30, 2003    Percentage Increase
                                      --------------   ------------------    -------------------
                                                   (Dollars in Thousands)
Cash and amounts due from
 depository institutions .............  $   15,992        $    4,874                 43.8%
Securities available for sale,
 at fair value .......................       6,404               964                 17.7
Mortgage-backed securities,
 held to maturity ....................      55,033            30,608                125.3
Loans receivable, net ................     383,950            11,321                  3.0
Loans held for sale (1) ..............       3,160            (1,906)               (37.6)
Properties and equipment, net ........      10,101               343                  3.5

----------
(1) Loans held for sale includes one- to four-family residential loans that have been sold into the secondary market awaiting delivery to the purchaser.

        Cash and amounts due from depository institutions increased $4.9 million primarily as a result of an increase in customer checking account deposit clearing items that were due from other banks. In addition, teller cash on hand increased as a result of a regular weekly cash order received from the Federal Reserve at March 31, 2004. Home Federal maintains cash balances at branch and ATM locations in order to meet customer cash withdrawal needs.

        During the six months ended March 31, 2004, we purchased Fannie Mae and Freddie Mac mortgage-backed securities in order to leverage the balance sheet and achieve the desired level of total interest-earning assets. Mortgage-backed securities have payment characteristics that are similar to those of residential loans. The net increase of $30.6 million represented 65.7% of total asset growth. Loans receivable, net increased $11.3 million from loans originated in our local area.

        During the six months ended March 31, 2004, properties and equipment, net increased $343,000 net of accumulated depreciation. This increase consisted of $494,000 in costs incurred to complete the construction of our new Caldwell branch which opened in January 2004. The remaining change in properties and equipment was the result of $804,000 of depreciation expense.

        As part of our ongoing business activities, we remodel our existing facilities, build new branches, improve technology and improve our infrastructure in order to provide the best possible customer service. As a result of these activities, we will from time to time enter into contracts committing to various asset purchases and construction projects. At March 31, 2004, we did not have any asset purchase or construction commitments outstanding.

        Deposits. During the six months ended March 31, 2004, deposits increased $28.2 million. The following table details the sources of that growth:

                                          Balance at        Increase from
                                        March 31, 2004   September 30, 2003    Percentage Increase
                                        --------------   ------------------    -------------------
                                                         (Dollars in Thousands)
Savings deposits .....................   $    24,620        $       197                 0.8%
Demand deposits ......................       149,299             17,521                13.3
Certificates of deposit ..............       155,596             10,524                 7.3
                                         -----------        -----------            --------
Total deposit accounts ...............   $   329,515        $    28,242                 9.4%
                                         ===========        ===========            ========

        Demand deposits increased $17.5 million during the six months ended March 31, 2004, and accounted for 62.0% of the $28.2 million in total deposit growth. Noninterest-bearing demand deposits grew $3.6 million and interest-bearing demand deposits grew $13.9 million. Certificates of deposit grew $10.5 million during the six months ended March 31, 2004. Of this growth, $1.9 million in certificates were opened in connection with the announcement of our reorganization, and the remaining $8.6 million in certificates resulted from locally advertised specials.

        Borrowings. We use borrowings from the Federal Home Loan Bank of Seattle as an alternative funding source to deposits to manage funding costs and reduce interest rate risk and to leverage the balance sheet. The net effect was to fund increases in total interest-earning assets, thereby incrementally increasing our net interest income. The Federal Home Loan Bank of Seattle provides term borrowings at competitive interest rates and terms ranging from overnight to 30 years. Total borrowings at March 31, 2004 were $113.1 million, an increase of $16.5 million, or 17.1%, from September 30, 2003.

        Equity. Total equity increased $2.0 million, or 4.8%, to $42.4 million at March 31, 2004 from $40.4 million at September 30, 2003. The source of increase in our equity was $2.0 million from net income for the six months ended March 31, 2004. Our tier 1 capital ratio was 8.46% and our total risk-based capital ratio was 13.07% at March 31, 2004.

Comparison of Operating Results for the Six Months Ended March 31, 2004 and March 31, 2003

        General. Our net income for the six months ended March 31, 2004 was $2.0 million, a decrease of $472,000 from the comparable period in the prior year. The decrease in net income was the result of a $213,000 decrease in net interest income, a $313,000 increase in the provision for loan losses and a $978,000 decrease in total noninterest income, offset by a reduction of $578,000 in noninterest expense and $454,000 in income tax expense.

        Net Interest Income. Our net interest income decreased $213,000 for the six month period ended March 31, 2004 to $8.5 million, compared to $8.7 million for the comparable period in the prior year. Average total interest-earning assets increased $37.4 million between the two six month time periods, however, a record number of loan refinances driven by historically low interest rates resulted in an 80 basis point decline in our average asset yields. During that same period, our average cost of funds declined only 33 basis points resulting in a 47 basis point reduction in our interest rate spread.

        Interest and Dividend Income. Total interest and dividend income for the six months ended March 31, 2004 decreased $453,000 to $13.2 million from the comparable period of the prior year. The following table compares detailed average earning asset balances, associated yields and resulting changes in interest and dividend income for the six months ended March 31, 2004 and 2003:

                                                                          Six Months Ended March 31,
                                                   ---------------------------------------------------------------------------
                                                              2004                            2003                 Increase/
                                                   ---------------------------    ---------------------------    (Decrease) in
                                                                                                                  Interest and
                                                                                                                    Dividend
                                                     Average                         Average                      Income from
                                                     Balance          Yield          Balance        Yield            2003
                                                   ------------  -------------    ------------   ------------    -------------
                                                                    (Dollars in Thousands)
Loans receivable, net ..........................   $    379,533           6.21%   $    338,350           7.08%   $        (210)
Loans held for sale ............................          2,927           5.65           3,316           5.95              (32)
Investment securities, available for sale,
 including, interest-bearing deposits in
 other banks ...................................          6,499           2.46           9,240           1.90               (8)
Mortgage-backed securities, held
 to maturity ...................................         38,112           5.50          39,889           6.08             (164)
Federal Home Loan Bank stock ...................          6,575           4.50           5,430           6.89              (39)
                                                   ------------       --------    ------------       --------    -------------
Total interest-earning assets ..................   $    433,646           6.10%   $    396,225           6.90%   $        (453)
                                                   ============       ========    ============       ========    =============

        Average total interest-earning assets increased $37.4 million during the six months ended March 31, 2004 compared to the six months ended March 31, 2003, however we had an 80 basis point drop in the average yield on total interest-earning assets resulting in a decrease of $453,000 in total interest income. Historically low interest rates and a record number of customer loan refinances resulted in a 87 basis point reduction in the average yield on loans receivable, net and a $210,000 reduction in related interest income. Rapid repayments received on higher coupon mortgage-backed securities, and decreased reinvestment rates for purchased securities resulted in a 58 basis point reduction in the associated average yield.

        Interest Expense. Total interest expense for the six month period ended March 31, 2004 was $4.7 million, a decrease of $240,000 from the comparable period in the prior year. The following table details average balances, cost of funds and resulting decrease in interest expense for the six months ended March 31, 2004 and 2003:

                                                                          Six Months Ended March 31,
                                                   ---------------------------------------------------------------------------
                                                              2004                            2003                 Increase/
                                                   ---------------------------    ---------------------------    (Decrease) in
                                                                                                                    Interest
                                                      Average                        Average                      Expense from
                                                      Balance        Cost            Balance         Cost            2003
                                                   ------------  -------------    ------------   ------------    -------------
                                                                          (Dollars in Thousands)
Savings accounts ...............................   $     23,910           0.29%   $     23,925           0.51%   $        (26)
Interest-bearing demand accounts ...............         78,286           0.24          68,505           0.36             (30)
Money market accounts ..........................         32,090           0.61          34,002           0.86             (49)
Certificates of deposit ........................        147,759           2.92         135,050           3.42            (149)
Federal Home Loan Bank advances ................        108,637           4.23          98,818           4.62              14
                                                   ------------  -------------    ------------   ------------    -------------
Total interest-bearing liabilities .............   $    390,682           2.40%   $    360,300           2.73%   $       (240)
                                                   ============  =============    ============   ============    =============

        The average balance of total interest-bearing liabilities increased $30.4 million for the six months ended March 31, 2004 compared to March 31, 2003; however, our total interest expense decreased $240,000 as a result of a 33 basis point decrease in our average total cost of funds. The average balance of certificates of deposit increased $12.7 million during the same period, however the average cost of funds decreased 50 basis points and interest expense declined $149,000. Similarly, the average balance of interest-bearing demand deposits increased $9.8 million, however the average cost of funds decreased 12 basis points resulting in a $30,000 reduction in related interest expense. Additionally, the average balance of money market deposits declined $1.9 million and the average cost of funds decreased 25 basis points. The current low interest rate environment has resulted in a significant reduction in our average cost of funds and total interest expense.


        Provision for Loan Losses. Our Asset Liability Management Committee assesses the allowance for loan losses on a quarterly basis. As described above, the Committee analyzes several different factors, including delinquency, charge-off rates and the changing risk profile of our loan portfolio, as well as local economic conditions including unemployment rates, bankruptcies and vacancy rates of business and residential properties. The following table details activity associated with the allowance for loan losses for the six month periods ended March 31, 2004 and 2003:


                                                                    At or For the Six Months
                                                                        Ended March 31,
                                                                 -----------------------------
                                                                      2004            2003
                                                                 -------------    ------------
                                                                      (Dollars in Thousands)
        Provisions for loan losses ............................  $         600    $        287
        Net charge-offs .......................................             42              98
        Allowance for loan losses .............................          2,411           1,574
        Allowance for losses as a percentage of total loans
         outstanding at a the end of the period ...............           0.62%           0.45%
        Allowance for loan losses as a percentage of
         nonperforming loans at end of period .................         425.97%         517.63%
        Total nonaccrual and 90 days or more past due loans ...            566             304
        Nonaccrual and 90 days or more past due loans as a
         percentage of loans receivable .......................           0.15%           0.09%


        Our provision for loan losses for the six months ended March 31, 2004 was $600,000, an increase of $313,000 compared to the six months ended March 31, 2003. This increase is a direct result of a $262,000 increase in total nonaccrual and 90 days or more past due loans and is related to the addition a delinquent one- to four-family residential loan to nonaccrual status. The ratio of the allowance for loan losses as a percentage of nonperforming loans decreased from 517.63% at March 31, 2003 to 425.97% at March 31, 2004. Although management uses the best information available in determining the allowance for loan losses, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond our control. Any increase or decrease in the provision for loan losses has a corresponding negative or positive effect on net income.


        Noninterest Income. Noninterest income decreased $978,000, or 18.4%, to $4.3 million for the six month period ended March 31, 2004 from the comparable period of the prior year. The following table provides a detailed analysis of the changes in the components of noninterest income:

                                     Six Months Ended   Increase/(Decrease)         Percentage
                                      March 31, 2004    from March 31, 2003     Increase/(Decrease)
                                     ----------------   -------------------     -------------------
                                                          (Dollars in Thousands)
Service fees and charges ..........     $     3,807         $       157                    4.3%
Gain on sale of loans .............             344                (243)                 (41.4)
Increase in cash surrender
 value of life insurance ..........             249                  48                   23.9
Mortgage servicing rights, net ....            (114)               (842)                (115.7)
Other .............................              55                 (98)                 (64.1)
                                        -----------         -----------             ----------
Total noninterest income ..........     $     4,341         $      (978)                 (18.4)%
                                        ===========         ===========             ==========

        Service fees and charges totaled $3.8 million for the six months ended March 31, 2004, an increase of $157,000, or 4.3%, over the six months ended March 31, 2003. Service fees and charges represented 87.7% of total noninterest income for the six months ended March 31, 2004, up from 68.6% for the six months ended March 31, 2003.

        Mortgage servicing rights, net was ($114,000) for the six months ended March 31, 2004, a decrease of $842,000 compared to the six months ended March 31, 2003. Mortgage servicing rights, net is an accounting estimate that represents the present value of the future servicing rights from the right to service mortgage loans for others. It is affected by prepayment speeds of the underlying mortgages and interest rates. In general, during periods of falling interest rates like those experienced during the six months ended March 31, 2004, mortgage loans repay faster and the value of our mortgage-servicing asset declines. On a quarterly basis, we perform an independent valuation of mortgage servicing rights in order to determine if there has been a decline in its fair market value. An independent appraisal was performed on March 31, 2004 and required us to reduce the carrying value of the mortgage-servicing asset by $230,000.

        Gain on the sale of loans was $344,000 for the six months ended March 31, 2004, a decrease of $243,000 from the six months ended March 31, 2003. Gain on the sale of loans is directly related to mortgage loan originations that are sold in the secondary market. The reduction in the income was the result of a $49.7 million or 56.8% reduction in the sale of mortgage loans during the six months ended March 31, 2004 as compared to the six months ended March 31, 2003. During the six months ended March 31, 2003, we experienced record loan volumes associated with customer mortgage loan refinances that were directly related to historically low interest rates. We do not expect the refinancing trend to continue at those volumes during the remaining months of our current fiscal year and our future origination activities will be more dependent on the sale of homes in the local area.

        Noninterest Expense. Noninterest expense decreased $578,000 during the six months ended March 31, 2004 to $9.2 million, compared to $9.8 million for the comparable period of the prior year. The following table provides an analysis of the changes in the components of noninterest expense:

                                        Six Months Ended      Increase/(Decrease)            Percentage
                                         March 31, 2004       from March 31, 2003        Increase/(Decrease)
                                        ----------------     ----------------------      --------------------
                                                              (Dollars in Thousands)
Compensation and benefits........          $   5,340                $    (490)                    (8.4)%
Occupancy and equipment..........              1,375                     (100)                    (6.8)
Data processing..................                724                       59                      8.9
Advertising......................                515                     (108)                   (17.3)
Postage and supplies.............                408                        44                    12.1
Other............................                856                        17                     2.0
                                           ---------                ----------               ---------
Total noninterest expense........          $   9,218                $     (578)                   (5.9)%
                                           =========                ==========               =========

        The $490,000 reduction in compensation and benefits accounted for the majority of the decrease in noninterest expense for the six months ended March 31, 2004. Commissions expense decreased $229,000 for the six months ended March 31, 2004. Commissions are paid to our loan originators based on residential mortgage dollar origination volumes; those volumes decreased $109.7 million, or 67.0%, for the six months ended March 31, 2004. Management intends to concentrate on mortgage loan originations generated from the sale of homes in our local market area and does not anticipate a continuation of the prior year record refinancing mortgage loan volumes for the remainder of the fiscal year ending September 30, 2004. In addition, we terminated deferred compensation plans for vice presidents resulting in a $155,000 reduction in compensation expense for the six months ended March 31, 2004.

        Advertising expense was $515,000 for the six months ended March 31, 2004, a $108,000 decrease from the $623,000 in expense for the six months ended March 31, 2003. The primary reason for the decrease was a $153,000 reduction in premiums paid to attract new checking account customers.

        Income Tax Expense. Income tax expense decreased $454,000 for the six months ended March 31, 2004 to $1.1 million from $1.6 million for the six months ended March 31, 2003. Income before income taxes was $3.1 million for the six months ended March 31, 2004, compared to $4.0 million for the six months ended March 31, 2003, a decrease of $926,000 or 23.2%. Income recognized from the increase in the cash surrender value of bank owned life insurance is not generally subject to income tax and this reduced income tax expense by $97,000 and $78,000 for the six months ended March 31, 2004 and 2003, respectively. The effective income tax rate for the six months ended March 31, 2004 was 34% for federal and 7.6% for the State of Idaho.

Comparison of Financial Condition at September 30, 2003 and September 30, 2002

        General. Total assets increased $33.7 million, or 8.1%, during the year ended September 30, 2003. Record mortgage loan originations, brought on by record low interest rates, provided a $54.3 million increase in loans receivable, net. Asset growth was funded by an increase of $21.5 million in deposits and $5.5 million in borrowings from the Federal Home Loan Bank of Seattle. From an asset and liability perspective, total asset duration increased
10.5 months to 42.8 months, and liability duration increased 11.5 months to 27.5 months for a net duration gap of 15.3 months, down 1.0 month from September 30, 2002.

        Assets. Asset growth was primarily concentrated in the following interest-earning asset categories:

                                               Balance at            Increase/(Decrease)           Percentage
                                           September 30, 2003      from September 30, 2002    Increase/(Decrease)
                                           ------------------      -----------------------    -------------------
                                                                   (Dollars in Thousands)
Securities available for sale,
 at fair value........................        $     5,440              $       2,933                   117.0%
Mortgage-backed securities,
 held to maturity.....................             24,425                    (19,900)                  (44.9)
Loans receivable, net of
 allowance for loan losses............            372,629                     54,332                    17.1
Loans held for sale...................              5,066                     (7,656)                  (60.2)
Mortgage servicing rights, net........              3,130                      1,370                    77.8

        During the year ended September 30, 2003, we originated $289.2 million in one- to four-family mortgage loans of which $164.3 million were sold in the secondary market and $143.3 million in principal was received from loan amortizations. We also originated $21.2 million in commercial real estate and multi-family mortgages, $32.9 million in real estate construction loans, $17.2 million in consumer loans and $1.2 million in commercial/business loans. The mortgage-backed securities portfolio decreased $19.9 million as we concentrated on residential mortgage growth.

        The value of mortgage servicing rights increased $1.4 million as a result of the record sales of residential mortgage loans in the secondary market. We service residential mortgage loans for Freddie Mac, Fannie Mae and the Federal Home Loan Bank of Seattle. The principal balance of the loans we service for others increased $39.9 million, or 19.4%, to $246.0 million at September 30, 2003.

        Deposits. During the year ended September 30, 2003, deposits increased $21.5 million, which is detailed in the following table:

                                               Balance at            Increase from
                                           September 30, 2003      September 30, 2002    Percentage Increase
                                           ------------------      ------------------    -------------------
                                                             (Dollars in Thousands)
    Savings deposits............                $   24,423            $     1,216                 5.2%
    Demand deposits.............                   131,778                  5,440                 4.3
    Certificates of deposit.....                   145,072                 14,845                11.4
                                                ----------            -----------           ---------
    Total deposit accounts......                $  301,273            $    21,501                 7.7%
                                                ==========            ===========           =========


        The majority of certificate account growth resulted from offering of the "Escalator CD," a four-year step-rate certificate of deposit with predetermined step-up rates and the customer option of a one-time penalty-free withdrawal at each six month interval until maturity. These accounts contributed $12.2 million to the $14.8 million increase in certificate accounts. Checking account growth consisted of $3.7 million in interest-bearing checking and $3.4 million in medical savings accounts, offset by a decline of $3.4 million in money market accounts.

        Borrowings. During the year ended September 30, 2003, $30.1 million in Federal Home Loan Bank of Seattle borrowings matured and we borrowed $35.6 million in additional Federal Home Loan Bank of Seattle advances which resulted in a net increase in borrowings of $5.5 million, or 6.1%. We took advantage of the historically low interest rate environment and borrowed funds with longer terms to maturity, increasing the duration of total borrowings from 17.3 months at September 30, 2002 to 51.4 months at September 30, 2003. In addition to extending the duration, our cost of funds decreased 21 basis points to 4.53% at the end of the fiscal year. The borrowings were used to fund a portion of the $54.3 million growth in our loans receivable, net with durations that more closely match the terms of the loans.

        Equity. Equity increased $5.4 million from net income for the year ended September 30, 2003 offset by a small decrease related to the change in the market value of available-for-sale securities. Our Tier 1 (core) and total risk-based capital (to risk-weighted assets) ratios were 8.89% and 13.56%, respectively, at September 30, 2003.

Comparison of Operating Results for the Years Ended September 30, 2003 and September 30, 2002

        General. Net income for the year ended September 30, 2003 was $5.5 million, a $3.3 million or 158.9% increase from the prior year. The two primary factors that contributed to the increase in net income were:

        o       an increase of $1.8 million in net interest income; and

        o       an increase of $5.4 million in noninterest income.

        Noninterest expense increased $1.7 million and income tax expense increased $1.8 million during the year ended September 30, 2003 compared to the prior year, partially offsetting the gains in net interest and noninterest income.

        Net Interest Income. Net interest income for the year ended September 30, 2003 was $17.2 million, a $1.8 million increase from the prior year. Total interest and dividend income remained level with the prior year while total interest expense decreased $1.8 million. Interest rates declined during the year ended September 30, 2003. During this period, our balance sheet was liability sensitive so the decline in interest rates resulted in a more rapid repricing of our liabilities as compared to the asset side of the balance sheet. Therefore, in a declining rate environment as we experienced during the year ended September 30, 2003, interest expense declined more rapidly than interest income. As a result of these record low interest rates, increased loan prepayment rates and decreased asset reinvestment rates limited opportunities for increased yields on our assets. The same factors contributed to the significant decline in total interest expense.

        Interest and Dividend Income. Total interest and dividend income for the year ended September 30, 2003 remained largely unchanged from the previous year. The following table compares detailed average earning asset balances, associated yields and resulting change in interest and dividend income for the years ended September 30, 2003 and 2002:

                                                                                Year Ended September 30,
                                                   ---------------------------------------------------------------------------
                                                              2003                            2002                 Increase/
                                                   ---------------------------    ---------------------------    (Decrease) in
                                                                                                                  Interest and
                                                                                                                    Dividend
                                                      Average                        Average                      Income from
                                                      Balance        Yield           Balance        Yield            2002
                                                   ------------  -------------    ------------   ------------    -------------
                                                                           (Dollars in Thousands)
Loans receivable, net ..........................   $    352,124           6.81%   $    301,507           7.66%   $        869
Loans held for sale ............................          3,721           5.99          11,045           6.32            (475)
Investment securities available for
 sale, including interest-bearing
 deposits in other banks .......................         14,842           2.03           6,137           3.18             107
Mortgage-backed securities, held
 to maturity ...................................         33,893           6.02          41,690           6.28            (577)
Federal Home Loan Bank stock ...................          5,841           6.03           4,634           6.13              68
                                                   ------------  -------------    ------------   ------------    ------------
Total interest-earning assets ..................   $    410,421           6.55%   $    365,013           7.37%   $         (8)
                                                   ============  =============    ============   ============    ============

        Record low interest rates and high loan volumes from refinanced mortgage loans resulted in an 85 basis point decline in yield on our loans receivable portfolio and a 33 basis point decline in yield on our loans held for sale for the year ended September 30, 2003. However, as a result of a $43.3 million increase in the total average outstanding balances of both our loan portfolio and loans held for sale during the same time period, the combined interest income received increased by $394,000. Rapid prepayments received on higher coupon mortgage-backed securities, and decreased reinvestment rates for purchased mortgage-backed securities resulted in a 26 basis point reduction in the yield on mortgage-backed securities. The reduction in yield combined with the $7.8 million decrease in the average balance outstanding in mortgage-backed securities portfolio resulted in a $577,000 decrease in related interest income for securities. During the year ended September 30, 2003, we increased our average investment securities available for sale portfolio by $8.7 million, which resulted in a net increase of $107,000 in related interest income.

        Interest Expense. Total interest expense for the year ended September 30, 2003 was $9.7 million, a decrease of $1.8 million from the prior fiscal year. The following table details average balances, cost of funds and resulting change in interest expense for the years ended September 30, 2003 and 2002:

                                                                          Year Ended September 30,
                                                   ---------------------------------------------------------------------------
                                                              2003                            2002                 Increase/
                                                   ---------------------------    ---------------------------    (Decrease) in
                                                                                                                    Interest
                                                      Average                        Average                      Expense from
                                                      Balance        Cost            Balance         Cost            2002
                                                   ------------  -------------    ------------   ------------    -------------
                                                                          (Dollars in Thousands)
Savings deposits ...............................   $     24,354           0.43%   $     22,633           0.87%   $         (94)
Interest-bearing demand accounts ...............         70,956           0.27          62,773           0.87             (353)
Money market accounts ..........................         33,159           0.73          36,963           1.86             (444)
Certificates of deposit ........................        139,254           3.26         129,556           4.31           (1,046)
Federal Home Loan Bank advances ................        102,173           4.53          86,577           5.14              177
                                                   ------------  -------------    ------------   ------------    -------------
Total interest-bearing liabilities .............   $    369,896           2.62%   $    338,502           3.39%   $      (1,760)
                                                   ============  =============    ============   ============    =============

        The total cost of funds for total interest-bearing liabilities at September 30, 2003 decreased 77 basis points from the year ended September 30, 2002. Historically low interest rates allowed us to fund balance sheet growth with a $31.4 million increase in the average balance of interest-bearing liabilities at a $1.8 million decrease in interest expense.

        Provision for Loan Losses. The provision for loan losses increased $338,000, or 122.0%, to $615,000 for the year ended September 30, 2003. The allowance for loan losses as a percentage of total loans outstanding increased eight basis points to 0.49% at September 30, 2003. The following table details activity and information related to the allowance for loan losses for the years ended September 30, 2003 and 2002:

                                                                       At or For the Year
                                                                       Ended September 30,
                                                                  ----------------------------
                                                                      2003            2002
                                                                  ------------    ------------
                                                                     (Dollars in Thousands)
     Provisions for loan losses ...............................   $        615    $        277
     Net charge-offs ..........................................            147             323
     Allowance for loan losses ................................          1,853           1,385
     Allowance for loan losses as a percentage of total
      loans outstanding at the end of period ..................           0.49%           0.41%
     Allowance for loan losses as a percentage of
      nonperforming loans at end of period ....................       1,393.23%         295.94%
     Total nonaccrual and 90 days or more past due loans ......            133             468
     Nonaccrual and 90 days or more past due loans
      as a percentage of loans receivable ....................           0.04%           0.14%
     Loans receivable, net ....................................        372,629         318,297
     Total loans originated ...................................   $    361,666    $    234,547

        The decrease in net charge-offs and nonaccrual and 90 days past due loans from September 30, 2002 to September 30, 2003 resulted from the completion of our work out of loan quality issues which began in 2000. During fiscal 2001, 2002 and 2003, we worked through the collection process on several one- to four-family residential construction loans and a large single-family residential loan resulting in total charge-offs of approximately $900,000. We increased our provision for loan losses for the year ended September 30, 2003 compared to the prior year in connection with the unseasoned nature of our loan portfolio that resulted from a record volume of refinanced mortgage loans. Total loan originations were $234.5 million and $361.7 million during the years ended September 30, 2002 and 2003, respectively. In management's judgment, this resulted in an increase in the level of unseasoned loans within the loan portfolio thereby increasing the inherent risk of loss to Home Federal. As a result, management increased the general allowance to allow for the additional inherent risk of the loan portfolio.

        Noninterest Income. Noninterest income increased $5.4 million, or 94.0%, during the year ended September 30, 2003 from the prior year. The following table provides a detailed analysis of the changes in components of noninterest income:

                                                        Year Ended        Increase from
                                                   September 30, 2003  September 30, 2002  Percentage Increase
                                                   ------------------  ------------------  -------------------
                                                                     (Dollars in Thousands)
Service fees and charges .........................    $      8,120         $     2,155              36.1%
Gain on sale of loans ............................           1,044                 368              54.4
Increase in cash surrender value
 of life insurance ...............................             601                 185              44.5
Mortgage servicing rights, net ...................           1,370               2,417             230.9
Other ............................................              53                 296             121.8
                                                      ------------         -----------          --------
Total noninterest income .........................    $     11,188         $     5,421              94.0%
                                                      ============         ===========          ========

        Mortgage servicing rights, net increased $2.4 million as a result of a 77.1% increase in residential mortgage loan sales on the secondary market and a $1.5 million impairment of the mortgage servicing rights for the year ended September 30, 2002. An impairment is recorded when the market value of the mortgage servicing asset is reduced as a result of market conditions. In general, during periods of falling interest rates, mortgage loans prepay rapidly and the value of mortgage servicing assets declines. We contracted with an outside appraisal firm in order to establish the market value for our mortgage servicing rights for fiscal years 2002 and 2003.

        Service fees and charges increased by $2.2 million during the year ended September 30, 2003 compared to fiscal 2002. The increase resulted mainly from $915,000 in increased debit card fees and $814,000 in increased checking account fees.

        Gain on sale of loans increased $368,000 in fiscal 2003 as a result of a $71.5 million increase in loans sold on the secondary market. Residential loan sales for fiscal 2003 amounted to $164.3 million, compared to $92.8 million for fiscal 2002.

        Noninterest Expense. Noninterest expense increased $1.7 million during the year ended September 30, 2003 from the prior fiscal year. The following table provides a detailed breakdown of the components of noninterest expense for fiscal 2003 and the increases or decreases from the prior year:

                                               Year Ended            Increase from
                                           September 30, 2003      September 30, 2002       Percentage Increase
                                           ------------------      ------------------       -------------------
                                                                   (Dollars in Thousands)
Compensation and benefits..........             $   10,980              $     938                     9.3%
Occupancy and equipment............                  2,909                    119                     4.3
Data processing....................                  1,366                    369                    37.0
Advertising........................                  1,256                     92                     7.9
Other..............................                  2,374                    189                     8.6
                                                ----------              ---------              ----------
Total noninterest expense..........             $   18,885              $   1,707                    9.9%
                                                ==========              =========              ==========

        Compensation and benefits increased $938,000 for the year ended September 30, 2003 compared to the prior year. Sales commissions paid to our mortgage loan officers and originators increased $279,000 due to an increase of $127.5 million in total real estate loan originations. Retirement expense increased $572,000 based on the cumulative increased vesting of non-qualified retirement plan participants and a $120,000 adjustment to the director indexed retirement plans.

        Data processing expense increased $369,000 primarily due to increased expenses for computer software maintenance of $97,000, internet banking of $88,000 and debit cards of $129,000.

        Other expenses increased $189,000 for the year ended September 30, 2003 from the prior year. Professional services, included in other expenses, increased $167,000 primarily as a result of increased audit fees of $42,000, fees for commercial loan reviews of $34,000 and consulting fees of $32,000 related to the implementation of our performance-based compensation system.

        Income Tax Expense. Income tax expense increased $1.8 million during the year ended September 30, 2003 compared to fiscal 2002. Income tax expense increased primarily as a result of a $5.1 million increase in net income before tax. Income recognized from the increase in the cash surrender value of bank owned life insurance is not generally subject to income tax. This reduced income tax expense by $243,000 for the year ended September 30, 2003 and $162,000 for the year ended September 30, 2002. The effective income tax rate is 34.0% for federal and 7.6% for the State of Idaho.

Comparison of Operating Results for the Years Ended September 30, 2002 and September 30, 2001

        General. Net income for the year ended September 30, 2002 was $2.1 million, a $319,000 or 17.8% increase over the prior year.

        Net Interest Income. Net interest income increased $3.4 million during the year ended September 30, 2002 from the prior year. Interest and dividend income increased $390,000 as a result of the increase in interest-earning assets offset by the decline in interest rates. In addition, interest expense decreased $3.0 million as a result of the decline in interest rates.

        Interest and Dividend Income. Total interest and dividend income for the year ended September 30, 2002 increased $390,000 from the prior year. The following table compares detailed average earning asset balances and associated yields for the years ended September 30, 2002 and 2001:

                                                                                Year Ended September 30,
                                                   ---------------------------------------------------------------------------
                                                              2002                            2001                 Increase/
                                                   ---------------------------    ---------------------------    (Decrease) in
                                                                                                                  Interest and
                                                                                                                    Dividend
                                                      Average                        Average                      Income from
                                                      Balance        Yield           Balance        Yield            2001
                                                   ------------  -------------    ------------   ------------    -------------
                                                                            (Dollars in Thousands)
Loans receivable, net ..........................   $    301,507           7.66%   $    267,532           8.46%   $        480
Loans held for sale ............................         11,045           6.32           7,074           7.21             188
Investment securities, available for
 sale, including interest-bearing
 deposits in other banks .......................          6,137           3.18           5,945           5.08            (107)
Mortgage-backed securities, held
 to maturity ...................................         41,690           6.28          42,041           6.68            (193)
Federal Home Loan Bank stock ...................          4,634           6.13           3,852           6.80              22
                                                   ------------  -------------    ------------   ------------    -------------
Total interest-earning assets ..................   $    365,013           7.37%   $    326,444           8.12%   $        390
                                                   ============  =============    ============   ============    =============

        Declining interest rates and strong loan volumes at lower rates resulted in an 80 basis point decrease in the yield on the loans receivable portfolio and an 89 basis point decrease on the loans held for sale for the year ended September 30, 2002. Average balances in loans receivable and loans held for sale increased $34.0 million and $4.0 million, respectively, offset by decreases in yields, resulting in increases of only $480,000 and $188,000, respectively, in interest income from loans receivable. Increasing prepayment rates on higher coupon mortgage-backed securities resulted in a 40 basis point reduction in the yield on mortgage-backed securities. The reduction in yield in addition to the $351,000 decrease in the average outstanding balances resulted in a $193,000 decrease in interest income for the securities. We increased the average portfolio of available-for-sale investment securities and interest-bearing deposits in other banks $192,000, however, the 190 basis point decrease in yield resulted in a $107,000 decrease in income from the investment securities.

         Interest Expense. Total interest expense for the year ended September 30, 2002 was $11.5 million, a decrease of $3.0 million from the prior fiscal year. The following table details average balances, cost of funds and resulting change in interest expense for the years ended September 30, 2002 and 2001:

                                                                          Year Ended September 30,
                                                   ---------------------------------------------------------------------------
                                                                                                                   Increase/
                                                              2002                            2001               (Decrease) in
                                                   ---------------------------    ---------------------------       Interest
                                                      Average                        Average                      Expense from
                                                      Balance        Cost            Balance         Cost            2002
                                                   ------------  -------------    ------------   ------------    -------------
                                                                          (Dollars in Thousands)
Savings deposits ...............................   $     22,633           0.87%   $     23,078           2.11%   $        (289)
Interest-bearing demand deposits ...............         62,773           0.87          53,735           1.89             (468)
Money market demand deposits ...................         36,963           1.86          25,839           3.75             (283)
Certificates of deposit ........................        129,556           4.31         130,362           5.97           (2,194)
Federal Home Loan Bank advances ................         86,577           5.14          66,910           6.32              219
                                                   ------------  -------------    ------------   ------------    -------------
Total interest-bearing liabilities .............   $    338,502           3.39%   $    299,924           4.83%   $      (3,015)
                                                   ============  =============    ============   ============    =============

        The total cost of funds of total interest-bearing liabilities for the year ended September 30, 2002 decreased 144 basis points from the year ended September 30, 2001. A rapidly declining interest rate environment allowed us to increase average liability funding balance $38.6 million, while reducing interest expense $3.0 million. The average balance in certificates of deposit decreased $806,000 and the associated cost of funds declined 166 basis points for a $2.2 million decrease in interest expense. The average balance in interest-bearing demand deposits increased $9.0 million in 2002 while the average cost of funds fell 102 basis points for a decrease of $468,000 in interest expense.

        Provision for Loan Losses. The following table details activity and information related to the provision for loan losses for the years ended September 30, 2002 and 2001:

                                                                       At or For the Year
                                                                       Ended September 30,
                                                                  ----------------------------
                                                                      2002            2001
                                                                  ------------    ------------
                                                                     (Dollars in Thousands)
        Provisions for loan losses ............................   $        277    $        748
        Net charge-offs .......................................            323             446
        Allowance for loan losses .............................          1,385           1,431
        Allowance for loan losses as a percentage of total
         loans outstanding at the end of period ...............           0.41%           0.47%
        Allowance for loan losses as a percentage of
         nonperforming loans at end of period .................         295.94%          48.21%
        Total nonaccrual and 90 days or more past due loans ...            468           3,658
        Nonaccrual and 90 days or more past due loans
         as a percentage of loans receivable ..................           0.14%           1.22%
        Loans receivable, net .................................        318,297         289,385
        Total real estate construction loans ..................   $     14,570    $     25,247

        The provision for loan losses decreased from $748,000 for the year ended September 30, 2001 to $277,000 for the year ended September 30, 2002. This decrease was the result of improved loan quality in our loan portfolio. At September 30, 2001, we were in the process of working out several one- to four-family residential construction loans with aggregate loan balances of over $2.0 million. During the year ended September 30, 2002, we completed the work out of these loan problems as evidenced by the significant reduction in the total of nonaccrual loans and loans 90 days past due loans from $3.7 million at September 30, 2001 to $468,000 at September 30, 2002.

        The decrease in the provision is also the result of a 42.3%, or $10.7 million, reduction in total real estate construction loans outstanding at September 30, 2002 as compared to September 30, 2001. Real estate construction loans have greater credit risk than permanent one- to four-family residential loans and therefore are given a greater weight in determining the allowance for loan loss analysis. This analysis is performed by management on a quarterly basis.

        Noninterest Income. Noninterest income decreased $552,000 during the year ended September 30, 2002 from the prior year. The following table provides a detailed analysis of the changes in components of noninterest income:

                                                     Year Ended     Increase/(Decrease) from       Percentage
                                                September 30, 2002      September 30, 2001     Increase/(Decrease)
                                                ------------------  ------------------------   -------------------
                                                                 (Dollars in Thousands)
        Service fees and charges .............     $     5,965            $      1,201                25.2%
        Gain on sale of loans ................             676                     390               136.4
        Increase in cash surrender value
         of life insurance ...................             416                      84                25.3
        Mortgage servicing rights, net .......          (1,047)                 (1,925)             (219.2)
        Other ................................            (243)                   (302)             (511.9)
                                                   -----------            ------------           ---------

        Total noninterest income .............     $     5,767            $       (552)               (8.7)%
                                                   ===========            ============           =========

        Mortgage servicing rights, net decreased $1.9 million due in part to a $1.5 million impairment of the mortgage servicing rights for the year ended September 30, 2002 and a decline in the valuation of mortgage servicing rights for mortgage loan production for the same year. We contracted with an outside appraisal firm in order to establish the market value for our mortgage servicing rights for fiscal year 2002.

        Service fees and charges increased by $1.2 million during the year ended September 30, 2002 compared to fiscal 2001. The increase resulted primarily from increased checking account fees.

        Gain on sale of loans increased $390,000 in fiscal 2002 as the result of a $22.9 million increase in loans sold on the secondary market. Residential loan sales for fiscal 2002 were $92.8 million.

        Noninterest Expense. Noninterest expense increased $2.6 million during year ended September 30, 2002 from the prior fiscal year. The following table provides a detailed breakdown of the components of noninterest expense for fiscal 2002 and the increases or decreases from the prior year:

                                                Year Ended         Increase/(Decrease) from          Percentage
                                           September 30, 2002         September 30, 2001        Increase/(Decrease)
                                           ------------------      ------------------------     -------------------
                                                                     (Dollars in Thousands)
Compensation and benefits...........           $    10,042                $    1,787                     21.6%
Occupancy and equipment.............                 2,790                       437                     18.6
Data processing.....................                   997                       191                     23.7
Advertising.........................                 1,164                       126                     12.1
Other...............................                 2,185                        43                      2.0
                                               -----------                ----------                ---------
Total noninterest expense...........           $    17,178                $    2,584                     17.7%
                                               ===========                ==========                =========

        Compensation and benefits expense increased $1.8 million as a result of increased salary expense of $963,000, incentive and commissions of $386,000, payroll taxes of $115,000, medical and dental insurance of $116,000, training of $59,000, and other items, net of $112,000. The increase in salary expense is attributable to the opening of eight new Wal-Mart in-store branch locations starting in August 2001 through September 30, 2002. Data processing expense increased during the year ended September 30, 2002 as a result of higher internet banking expense and debit card fees.

        Income Tax Expense. Income tax expense for the year ended September 30, 2002 increased $421,000 from the prior fiscal year. Income tax expense increased primarily a result of higher net income before tax (up $740,000). The effective income tax rate was 34.0% for federal and 7.6% for the State of Idaho in 2002 and 8.0% in 2001.

Impact of Benefit Plans

        Following the completion of the stock offering, we will have an employee stock ownership plan. We also intend to adopt, subject to stockholder approval, a restricted stock plan and a stock option plan. The implementation of the employee stock ownership plan and the restricted stock plan will affect our results of operations as a component of employee compensation expense. The employee stock ownership plan will result in employee compensation expense equal to the current market price of the shares being released and allocated to the participants in the plan for that year. The effect the restricted stock plan will have on employee compensation expense will be equal to the current market price of the shares being awarded to the employees receiving the shares recognized as compensation expense over the vesting period of the shares. Home Federal may currently elect to account for stock option awards issued to employees under Accounting Principles Board Opinion No. 25, which requires recognition of compensation expense based on the intrinsic value of the award at the measurement date, which is generally the date of grant. The intrinsic value is equal to the difference between the current market price of the stock and the exercise prices of the stock option award. Because the options to be issued are intended to have an exercise price equal to the current market price of the stock, there will be no compensation expense recognized on these awards. See "Pro Forma Data."

Average Balances, Interest and Average Yields/Cost

        The following table sets forth for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, net interest margin (otherwise known as net yield on interest-earning assets), and the ratio of average interest-earning assets to average interest-bearing liabilities. Average balances have been calculated using the average of daily balances during the period. Interest and dividends are reported on a tax-equivalent basis. During the time periods presented, we did not own any tax-exempt investment securities.

                                                                           Six Months Ended
                                                                               March 31,
                                         ----------------------------------------------------------------------------------------
                                                                2004                                           2003
                                         ---------------------------------------------------    ---------------------------------
                                                              Interest                                               Interest
                                             Average             and               Yield/           Average             and
                                           Balance (1)        Dividends           Cost (2)        Balance (1)        Dividends
                                         ---------------   ---------------      ------------    ---------------   ---------------
                                                                                            (Dollars in Thousands)
Interest-earning assets:
  Loans receivable, net ..............   $       379,533   $        11,776              6.21%   $       338,350   $        11,986
  Loans held for sale ................             2,927               165              5.65              3,316               197
  Investment securities,
   available for sale, including
   interest- bearing deposits
   in other banks ....................             6,499                80              2.46              9,240                88
  Mortgage-backed securities,
    held to maturity .................            38,112             1,048              5.50             39,889             1,212
  Federal Home Loan Bank stock .......             6,575               148              4.50              5,430               187
                                         ---------------   ---------------                      ---------------   ---------------
    Total interest-earning assets.....           433,646            13,217              6.10            396,225            13,670
                                                           ---------------                                        ---------------
Noninterest earning assets ...........            36,902                                                 34,176
                                         ---------------                                        ---------------
  Total average assets ...............   $       470,548                                        $       430,401
                                         ===============                                        ===============
Interest-bearing liabilities:
  Savings deposits ...................   $        23,910   $            35              0.29    $        23,925   $            61
  Interest-bearing demand deposits ...            78,286                93              0.24             68,505               123
  Money market accounts ..............            32,090                98              0.61             34,002               147
  Certificates of deposit ............           147,759             2,157              2.92            135,050             2,306
                                         ---------------   ---------------      ------------    ---------------   ---------------
    Total deposits ...................           282,045             2,383              1.69            261,482             2,637

                                         Six Months Ended                               Year Ended
                                             March 31,                                 September 30,
                                         ---------------    ----------------------------------------------------------------------
                                               2003                                         2003                        2002
                                         ---------------    ---------------------------------------------------    ---------------
                                                                                 Interest
                                               Yield/           Average             and               Yield/           Average
                                              Cost (2)        Balance (1)        Dividends             Cost          Balance (1)
                                         ---------------    ---------------   ---------------    --------------    ---------------
Interest-earning assets:
  Loans receivable, net ..............              7.08%   $       352,124   $        23,979              6.81%   $       301,507
  Loans held for sale ................              5.95              3,721               223              5.99             11,045
  Investment securities,
   available for sale, including
   interest- bearing deposits
   in other banks ....................              1.90             14,842               302              2.03              6,137
  Mortgage-backed securities,
    held to maturity .................              6.08             33,893             2,040              6.02             41,690
  Federal Home Loan Bank stock .......              6.89              5,841               352              6.03              4,634
                                                            ---------------   ---------------                      ---------------
    Total interest-earning assets.....              6.90            410,421            26,896              6.55            365,013
                                                                              ---------------                      ---------------
Noninterest earning assets ...........                               33,985                                                 35,237
                                                            ---------------                                        ---------------
  Total average assets ...............                      $       444,406                                        $       400,250
                                                            ===============                                        ===============
Interest-bearing liabilities:
  Savings deposits ...................              0.51    $        24,354               104              0.43    $        22,633
  Interest-bearing demand deposits ...              0.36             70,956               194              0.27             62,773
  Money market accounts ..............              0.86             33,159               242              0.73             36,963
  Certificates of deposit ............              3.42            139,254             4,540              3.26            129,556
                                         ---------------    ---------------   ---------------    --------------    ---------------
    Total deposits ...................              2.02            267,723             5,080              1.90            251,925

                                                                                 Year Ended
                                                                                September 30,
                                         -----------------------------------------------------------------------------------------
                                                          2002                                         2001
                                         ----------------------------------    ---------------------------------------------------
                                             Interest                                               Interest
                                                and               Yield/           Average             and               Yield/
                                             Dividends             Cost          Balance (1)        Dividends             Cost
                                          ---------------     -------------    ---------------   ---------------   ---------------
Interest-earning assets:
  Loans receivable, net ..............    $        23,110              7.66%   $       267,532   $        22,630              8.46%
  Loans held for sale ................                698              6.32              7,074               510              7.21
  Investment securities,
   available for sale, including
   interest- bearing deposits
   in other banks ....................                195              3.18              5,945               302              5.08
  Mortgage-backed securities,
    held to maturity .................              2,617              6.28             42,041             2,810              6.68
  Federal Home Loan Bank stock .......                284              6.13              3,852               262              6.80
                                          ---------------                      ---------------   ---------------   ---------------
    Total interest-earning assets.....             26,904              7.37            326,444            26,514              8.12
                                          ---------------                                        ---------------
Noninterest earning assets ...........                                                  30,498
                                                                               ---------------
  Total average assets ...............                                         $       356,942
                                                                               ===============
Interest-bearing liabilities:
  Savings deposits ...................                198              0.87    $        23,078               487              2.11
  Interest-bearing demand deposits ...                547              0.87             53,735             1,015              1.89
  Money market accounts ..............                686              1.86             25,839               969              3.75
  Certificates of deposit ............              5,586              4.31            130,362             7,780              5.97
                                          ---------------     -------------    ---------------   ---------------   ---------------
    Total deposits ...................              7,017              2.79            233,014            10,251              4.40

                       (table continues on following page)

                                                                      Six Months Ended
                                                                          March 31,
                                         ------------------------------------------------------------------------
                                                        2004                                  2003
                                         -----------------------------------   ----------------------------------
                                                       Interest                              Interest
                                           Average        and        Yield/      Average        and       Yield/
                                         Balance (1)   Dividends    Cost (2)   Balance (1)   Dividends   Cost (2)
                                         -----------   ---------    --------   -----------   ---------   --------
                                                               (Dollars in Thousands)
Federal Home Loan Bank advances.......       108,637       2,299        4.23        98,818       2,285       4.62
                                         -----------   ---------    --------   -----------   ---------   --------

  Total interest-bearing liabilities....     390,682       4,682        2.40       360,300       4,922       2.73

Noninterest-bearing liabilities.......        38,218                                32,209
                                         -----------                           -----------

  Total average liabilities...........       428,900                               392,509

Average equity........................        41,648                                37,892
                                         -----------                           -----------

  Total liabilities and equity........   $   470,548                           $   430,401
                                         ===========                           ===========

Net interest income...................                 $   8,535                             $   8,748
Interest rate spread..................                      3.70%                                 4.17%
Net interest margin (3)...............                      3.94%                                 4.42%
Ratio of average interest-earning
 assets to average interest-bearing
 liabilities..........................                    111.00%                               109.97%

                                                                                     Year Ended
                                                                                    September 30,
                                      ------------------------------  ------------------------------  ------------------------------
                                                   2003                            2002                            2001
                                      ------------------------------  ------------------------------  ------------------------------
                                                   Interest                        Interest                        Interest
                                        Average       and     Yield/    Average       and     Yield/    Average       and     Yield/
                                      Balance (1)  Dividends   Cost   Balance (1)  Dividends   Cost   Balance (1)  Dividends   Cost
                                      -----------  ---------  ------  -----------  ---------  ------  -----------  ---------  ------
                                                                        (Dollars in Thousands)
Federal Home Loan Bank advances.....      102,173      4,625    4.53       86,577      4,448    5.14       66,910      4,229    6.32
                                      -----------  ---------  ------  -----------  ---------  ------  -----------  ---------  ------

  Total interest-bearing liabilities      369,896      9,705    2.62      338,502     11,465    3.39      299,924     14,480    4.83

Noninterest-bearing liabilities.....       33,769                          26,781                          24,163
                                      -----------                     -----------                     -----------

  Total average liabilities.........      403,665                         365,283                         324,087

Average equity......................       40,741                          34,967                          32,855
                                      -----------                     -----------                     -----------

  Total liabilities and equity......  $   444,406                     $   400,250                     $   356,942
                                      ===========                     ===========                     ===========

Net interest income.................                  17,191                          15,439                          12,034
Interest rate spread................                    3.93%                           3.98%                           3.29%
Net interest margin (3).............                    4.19%                           4.23%                           3.69%
Ratio of average interest-earning
 assets to average interest-bearing
 liabilities........................                  110.96%                         107.83%                         108.84%

----------
(1)  The average loans receivable, net balances include non-accruing loans.
(2)  Rates for the three months have been annualized.
(3) Net interest margin, otherwise known as yield on interest earning assets, is calculated as net interest income divided by average interest-earning assets.

Yields Earned and Rates Paid

         The following table sets forth (on a consolidated basis) for the periods and at the dates indicated, the weighted average yields earned on our assets, the weighted average interest rates paid on our liabilities, together with the net yield on interest-earning assets.

                                                         At        Six Months Ended
                                                      March 31,         March 31,       Year Ended September 30,
                                                      ---------    ----------------    --------------------------
                                                        2004        2004      2003      2003      2002      2001
                                                      ---------    ------    ------    ------    ------    ------
Weighted average yield on: .......................
  Loans receivable, net ..........................         6.02%     6.21%     7.08%     6.81%     7.66%     8.46%
  Loans held for sale ............................         5.44      5.65      5.95      5.99      6.32      7.21
  Investment securities, available for
   for sale, including interest-bearing
   deposits in other banks .......................         2.33      2.46      1.90      2.03      3.18      5.08
  Mortgage-backed securities, held
   to maturity ...................................         5.23      5.50      6.08      6.02      6.28      6.68
  Federal Home Loan Bank stock ...................         4.00      4.50      6.89      6.03      6.13      6.80
    Total interest-earning assets ................         5.84      6.10      6.90      6.55      7.37      8.12

Weighted average rate paid on:
  Savings deposits ...............................         0.20      0.29      0.51      0.43      0.87      2.11
  Interest-bearing demand deposits ...............         0.26      0.24      0.36      0.27      0.87      1.89
  Money market accounts ..........................         0.64      0.61      0.86      0.73      1.86      3.75
  Certificates of deposit ........................         2.60      2.92      3.42      3.26      4.31      5.97
    Total average deposits .......................         1.52      1.69      2.02      1.90      2.79      4.40
  Federal Home Loan Bank advances ................         4.08      4.23      4.62      4.53      5.14      6.32
    Total interest-bearing liabilities ...........         2.22      2.40      2.73      2.62      3.39      4.83

Interest rate spread (spread between
 weighted average rate on all
 interest-earning assets and all
 interest-bearing liabilities) ...................         3.62      3.70      4.17      3.93      3.98      3.29

Net interest margin (net interest
 income (expense) as a percentage
 of average interest-earning assets) .............          N/A      3.94      4.42      4.19      4.23      3.69

Rate/Volume Analysis


        The following table sets forth the effects of changing rates and volumes on our net interest income. Information is provided with respect to: (1) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (2) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); and (3) changes in rate/volume are allocated proportionately to the changes in rate and volume.


                                            Six Months Ended March 31,
                                            2004 Compared to Six Months         Year Ended September 30, 2003
                                               Ended March 31, 2003            Compared to September 30, 2002
                                                 Increase (Decrease)                 Increase (Decrease)
                                                        Due to                              Due to
                                         ----------------------------------    --------------------------------
                                            Rate        Volume      Total        Rate       Volume      Total
                                         ----------    --------    --------    --------    --------    --------
                                                                                         (In Thousands)
Interest-earning assets:
  Loans receivable, net ..............   $  (10,777)   $ 10,567    $   (210)   $ (1,721)   $  2,590    $    869
  Loans held for sale ................           (9)        (23)        (32)        (36)       (439)       (475)
  Investment securities, available for
   sale, including interest-bearing
   deposits in other banks ...........           --          (8)         (8)        (36)        143         107
  Mortgage-backed securities, held
    to maturity ......................         (112)        (52)       (164)       (104)       (473)       (577)
  Federal Home Loan Bank stock .......          (98)         59         (39)         (5)         73          68
                                         ----------    --------    --------    --------    --------    --------

Total net change in income on
 interest-earning assets .............   $  (10,996)   $ 10,543    $   (453)   $ (1,902)   $  1,894    $     (8)
                                         ==========    ========    ========    ========    ========    ========

Interest-bearing liabilities:
  Savings deposits ...................   $     (26)    $     --    $    (26)   $   (110)   $     16    $    (94)
  Interest-bearing demand deposits ...         (53)          23         (30)       (436)         83        (353)
  Money market accounts ..............         (41)          (8)        (49)       (380)        (64)       (444)
  Certificates of deposit ............        (423)         274        (149)     (1,510)        464      (1,046)
                                         ----------    --------    --------    --------    --------    --------
    Total average deposits ...........        (543)         289        (254)     (2,436)        499      (1,937)
  Federal Home Loan Bank advances ....         (82)          96          14        (344)        521         177
                                         ----------    --------    --------    --------    --------    --------

Total net change in expense on
 interest-bearing liabilities  .......   $     (625)   $    385    $   (240)   $ (2,780)   $  1,020    $ (1,760)
                                         ==========    ========    ========    ========    ========    ========

Net change in net interest income ....                             $   (213)                           $  1,752
                                                                   ========                            ========

                                           Year Ended September 30, 2002
                                          Compared to September 30, 2001
                                                  Increase (Decrease)
                                                        Due to
                                          --------------------------------
                                            Rate       Volume      Total
                                          --------    --------    --------

Interest-earning assets:
  Loans receivable, net ..............    $ (1,360)   $  1,840    $    480
  Loans held for sale ................         (53)        241         188
  Investment securities, available for
   sale, including interest-bearing
   deposits in other banks ...........        (117)         10        (107)
  Mortgage-backed securities, held
    to maturity ......................        (170)        (23)       (193)
  Federal Home Loan Bank stock .......         (21)         43          22
                                          --------    --------    --------

Total net change in income on
 interest-earning assets .............    $  1,721    $  2,111    $    390
                                          ========    ========    ========

Interest-bearing liabilities:
  Savings deposits ...................    $   (280)   $     (9)   $   (289)
  Interest-bearing demand deposits ...        (680)        212        (468)
  Money market accounts ..............      (1,916)      1,633        (283)
  Certificates of deposit ............      (2,146)        (48)     (2,194)
                                          --------    --------    --------
    Total average deposits ...........      (5,023)      1,789      (3,234)
  Federal Home Loan Bank advances ....        (384)        603         219
                                          --------    --------    --------

Total net change in expense on
 interest-bearing liabilities  .......    $ (5,407)   $  2,392    $ (3,015)
                                          ========    ========    ========

Net change in net interest income ....                            $  3,405
                                                                  ========

Asset and Liability Management and Market Risk

        General. Our Board of Directors has established an asset and liability management policy to guide management in maximizing net interest rate spread by managing the differences in terms between interest-earning assets and interest-bearing liabilities while maintaining acceptable levels of liquidity, capital adequacy, interest rate sensitivity, credit risk and profitability. The policy includes the use of an Asset Liability Management Committee whose members include certain members of senior management. The Committee's purpose is to communicate, coordinate and manage our asset/liability positions consistent with our business plan and Board-approved policies, as well as to price savings and lending products, and to develop new products. The Asset Liability Management Committee meets weekly to review various areas including:

        o       economic conditions;

        o       interest rate outlook;

        o       asset/liability mix;

        o       interest rate risk sensitivity;

        o       current market opportunities to promote specific products;

        o       historical financial results;

        o       projected financial results; and

        o       capital position.

The Committee also reviews current and projected liquidity needs, although not necessarily on a weekly basis. As part of its procedures, the Asset Liability Management Committee regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity, which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential change in market value of portfolio equity that is authorized by the Board of Directors.

        Our Risk When Interest Rates Change. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. Market interest rates change over time. Our loans generally have longer maturities than our deposits. Accordingly, our results of operations, like those of other financial institutions, are impacted by changes in interest rates and the interest rate sensitivity of our assets and liabilities. The risk associated with changes in interest rates and our ability to adapt to these changes is known as interest rate risk and is our most significant market risk.

        How We Measure the Risk of Interest Rate Changes. We measure our interest rate sensitivity on a monthly basis utilizing an internal model. Management uses various assumptions to evaluate the sensitivity of our operations to changes in interest rates. Although management believes these assumptions are reasonable, the interest rate sensitivity of our assets and liabilities on net interest income and the market value of portfolio equity could vary substantially if different assumptions were used or actual experience differs from such assumptions. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react differently to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types of assets and liabilities lag behind changes in market interest rates. Non-uniform changes and fluctuations in market interest rates across various maturities will also affect the results presented. In addition, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a significant change in interest rates, prepayment and early withdrawal levels would likely deviate from those assumed. The assumptions we use are based upon proprietary and market data and reflect historical results and current market conditions. These assumptions relate to interest rates, prepayments, deposit decay rates and the market value of certain assets under the various interest rate scenarios. An independent service was used to provide market rates of interest and certain interest rate assumptions to determine prepayments and maturities of loans, investments and borrowings, and used its own assumptions on deposit decay rates except for time deposits. Time deposits are modeled to reprice to market rates upon their stated maturities. We assumed that non-maturity deposits can be maintained with rate adjustments not directly proportionate to the change in market interest rates. Our historical deposit decay rates were used, which are substantially lower than market decay rates. In the past, we have demonstrated that the tiering structure of our deposit accounts during changing rate environments results in relatively low volatility and less than market rate changes in our interest expense for deposits. Our deposit accounts are tiered by balance and rate, whereby higher balances within an account earn higher rates of interest. Therefore, deposits that are not very rate sensitive (generally, lower balance tiers) are separated from deposits that are rate sensitive (generally, higher balance tiers).

        When interest rates rise, we do not have to raise interest rates proportionately on less rate sensitive accounts to retain these deposits. These assumptions are based upon an analysis of our customer base, competitive factors and historical experience. The Office of Thrift Supervision provides us with the information presented in the following table, which is based on information we have provided to the Office of Thrift Supervision in determining our interest rate sensitivity. The table shows the change in our net portfolio value at March 31, 2004 that would occur upon an immediate change in interest rates based on the Office of Thrift Supervision assumptions, but without giving effect to any steps that we might take to counteract that change. The net portfolio value is calculated based upon the present value of the discounted cash flows from assets and liabilities. The difference between the present value of assets and liabilities is the net portfolio value and represents the market value of equity for the given interest rate scenario. Net portfolio value is useful for determining, on a market value basis, how much equity changes in response to various interest rate scenarios. Large changes in net portfolio value reflect increased interest rate sensitivity and generally more volatile earnings streams.

                                                             Net Portfolio as % of
                        Net Portfolio Value ("NPV")        Portfolio Value of Assets
                    ----------------------------------    ---------------------------
  Basis Point                                                                             Asset Market
Change in Rates       Amount   $ Change (1)   % Change    NPV Ratio (2)   % Change (3)       Value
---------------     ---------  ------------   --------    -------------   -----------     ------------
                                               (Dollars in Thousands)
         300        $  35,396    $  (16,939)    (32.37)%           7.38%         (2.80)%   $   479,524
         200           42,344        (9,991)    (19.09)            8.61          (1.56)        491,722
         100           48,386        (3,949)     (7.55)            9.61          (0.57)        503,477
           0           52,335            --         --            10.18           Base         514,088
        (100)          53,071           736       1.41            10.18             --         521,085
        (200)          57,707         5,372      10.26            10.84           0.66         532,551
        (300)          57,330         4,995       9.54            10.65           0.47         538,214

Pre-Shock NPV Ratio                                               10.18
Post-Shock NPV Ratio                                               8.61
Static Sensitivity Measure - decline in NPV Ratio                  1.56

  Policy Maximum                                                   3.00%

----------
(1) Represents the increase (decrease) of the estimated net portfolio value at the indicated change in interest rates compared to the net portfolio value assuming no change in interest rates.
(2) Calculated as the estimated net portfolio value divided by the portfolio value of total assets.
(3) Calculated as the increase (decrease) of the net portfolio value ratio assuming the indicated change in interest rates over the estimated net portfolio value ratio assuming no change in interest rates.

        The following table illustrates the change in net interest income at March 31, 2004 that would occur in the event of an immediate change in interest rates, with no effect given to any steps that might be taken to counter the effect of that change in interest rates.

                                          Net Interest Income
                                 ------------------------------------
                  Basis Point
                Change in Rates    Amount   $ Change (1)    % Change
                ---------------  ---------  ------------   ----------
                                        (Dollars in Thousands)
                      300        $  18,802  $       (167)       (0.88)%
                      200           18,923           (46)       (0.24)
                      100           19,033            64        (0.34)
                        0           18,969          Base         Base
                     (100)          18,454          (515)       (2.71)
                     (200)          17,782        (1,187)       (6.26)
                     (300)          16,842        (2,127)      (11.21)

--------
(1) Represents the decrease of the estimated net interest income at the indicated change in interest rates compared to net interest income assuming no change in interest rates.

        We use certain assumptions in assessing our interest rate risk. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates and the market values of certain assets under differing interest rate scenarios, among others.

        As with any method of measuring interest rate risk, shortcomings are inherent in the method of analysis presented in the foregoing tables. For example, although assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in the market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates of deposit could deviate significantly from those assumed in calculating the table.

Liquidity and Commitments

        We are required to have enough cash flow in order to maintain sufficient liquidity to ensure a safe and sound operation. Historically, we have maintained cash flow above the minimum level believed to be adequate to meet the requirements of normal operations, including potential deposit outflows. On a quarterly basis, we review and update cash flow projections to ensure that adequate liquidity is maintained.

        Our primary sources of funds are from customer deposits, loan repayments, loan sales, maturing investment securities and advances from the Federal Home Loan Bank of Seattle. These funds, together with retained earnings and equity, are used to make loans, acquire investment securities and other assets, and fund continuing operations. While maturities and the scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by the level of interest rates, economic conditions and competition. We believe that our current liquidity position, and our forecasted operating results are sufficient to fund all of our existing commitments.

        Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits or mortgage-backed securities. On a longer term basis, we maintain a strategy of investing in various lending products as described in greater detail under "Business of Home Federal - Lending Activities." At March 31, 2004, the total approved loan origination commitments outstanding amounted to $12.0 million. At the same date, unused lines of credit were $19.0 million. We use our sources of funds primarily to meet ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, to fund loan commitments and to maintain our portfolio of mortgage-backed securities and investment securities. Certificates of deposit scheduled to mature in one year or less at March 31, 2004 totaled $57.4 million. Although the average cost of deposits has decreased throughout fiscal 2003, management's policy is to maintain deposit rates at levels that are competitive with other local financial institutions. Based on historical experience, we believe that a significant portion of maturing deposits will remain with Home Federal. In addition, we had the ability at March 31, 2004 to borrow an additional $85.6 million from the Federal Home Loan Bank of Seattle as a funding source to meet commitments and for liquidity purposes.

        We measure our liquidity based on our ability to fund our assets and to meet liability obligations when they come due. Liquidity (and funding) risk occurs when funds cannot be raised at reasonable prices, or in a reasonable time frame, to meet our normal or unanticipated obligations. We regularly monitor the mix between our assets and our liabilities to manage effectively our liquidity and funding requirements.

        Our primary source of funds is our deposits. When deposits are not available to provide the funds for our assets, we use alternative funding sources. These sources include, but are not limited to: cash management from the Federal Home Loan Bank of Seattle, wholesale funding, brokered deposits, federal funds purchased and dealer repurchase agreements, as well as other short-term alternatives. Alternatively, we may also liquidate assets to meet our funding needs.

        On a quarterly basis, we estimate our liquidity sources and needs for the coming three-month, six-month, and one-year time periods. Also, we determine funding concentrations and our need for sources of funds other than deposits. This information is used by our Asset Liability Management Committee in forecasting funding needs and investing opportunities.

Capital

        Consistent with our goal to operate a sound and profitable financial organization, we actively seek to maintain a "well capitalized" institution in accordance with regulatory standards. Total equity capital was $42.4 million at March 31, 2004, or 8.5%, of total assets on that date. As of March 31, 2004, we exceeded all regulatory capital requirements. Our regulatory capital ratios at March 31, 2004 were as follows: Tier 1 capital 8.5%; Tier 1 (core) risk-based capital 13.1%; and total risk-based capital 13.8%. The regulatory capital requirements to be considered well capitalized are 5%, 6% and 10%, respectively. See "How We Are Regulated - Regulation and Supervision of Home Federal - Capital Requirements."

Off-Balance Sheet Arrangements

        We do not have any off-balance sheet arrangements, as defined by Securities and Exchange Commission rules, and have not had any such arrangements during the six months ended March 31, 2004 or the three years ended September 30, 2003.

Impact of Inflation

        The Consolidated Financial Statements and related financial data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

        Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. The primary impact of inflation is reflected in the increased cost of our operations. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services. In a period of rapidly rising interest rates, the liquidity and maturity structures of our assets and liabilities are critical to the maintenance of acceptable performance levels.

        The principal effect of inflation on earnings, as distinct from levels of interest rates, is in the area of noninterest expense. Expense items such as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in dollar value of the collateral securing loans that we have made. Our management is unable to determine the extent, if any, to which properties securing loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

        During 2003, the Financial Accounting Standard Board issued the following accounting standards related to the financial services industry:

        Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement of Financial Accounting Standard Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for certain contracts entered into or modified after June 30, 2003, and for certain hedging relationships designated after June 30, 2003. Implementation of this Statement is not expected to have a material impact on our financial position or results of operations.

        Statement of Financial Accounting Standard No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. Implementation of this Statement is not expected to have a material impact on our financial position or results of operations.

        Financial Accounting Standards Board Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This Interpretation requires the guarantor to recognize as a liability the fair value of the obligation at the inception of the guarantee. The disclosure requirements in this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The recognition provisions are to be applied on a prospective basis to guarantees issued after December 31, 2002. The adoption of the recognition provisions of this Interpretation has not had a material impact on our financial statements or results of operations.

        Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities." This Interpretation defined a variable interest entity as a corporation, partnership, trust or any other legal structure used for the business purpose that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. This Interpretation will require a variable interest entity to be consolidated by a bank if that bank is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual return. The provisions of this Interpretation are required to be applied immediately to variable interest entities created after January 31, 2003. We do not have any variable interest entities and accordingly the implementation of this Interpretation did not result in any impact on our financial position or results of operations.

        The Emerging Issues Task Force researched a consensus in Emerging Issues Task Force 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The consensus was that certain quantitative and qualitative disclosures should be required for debt and marketable equity securities classified as available for sale or held to maturity under Financial Accounting Standards Board Statement Nos. 115 and 124, that are impaired at the balance sheet date but for which an other-than temporary impairment has not been recognized. This Emerging Issues Task Force consensus is effective for fiscal years ending after December 15, 2003. It is not anticipated that the adoption of the Emerging Issues Task Force consensus will result in an impact on our statement of financial position or results of operations.

                          BUSINESS OF HOME FEDERAL MHC

        Home Federal MHC will be a federally-chartered mutual holding company formed in connection with the mutual holding company reorganization of Home Federal. Following completion of the reorganization, it will be a mutual holding company registered with the Office of Thrift Supervision.

        Following completion of the reorganization, Home Federal MHC's principal assets will be a majority of the outstanding common stock of Home Federal Bancorp and $50,000 in cash it received from Home Federal Bancorp as its initial capitalization. At the present time, we expect that Home Federal MHC will not engage in any business activity other than its investment in a majority of the common stock of Home Federal Bancorp. Federal law and regulations require that as long as Home Federal MHC is in existence, it must own a majority of Home Federal Bancorp's common stock. Following completion of the reorganization and stock offering, Home Federal MHC will own 59.04% of Home Federal Bancorp's outstanding common stock. Federal law and regulation, and the plan of reorganization and stock issuance permit Home Federal MHC to convert to the stock form of organization. For additional information regarding a stock conversion of Home Federal MHC, see "How We Are Regulated - Regulation and Supervision of Home Federal Bancorp - Conversion of Home Federal MHC to Stock Form."

                        BUSINESS OF HOME FEDERAL BANCORP

        Home Federal Bancorp is a federally-chartered stock corporation formed as part of the mutual holding company reorganization of Home Federal. Following completion of the reorganization, it will be a savings and loan holding company registered with the Office of Thrift Supervision.

        Initially following the completion of the stock offering, Home Federal Bancorp will not be an operating company and will have no significant assets other than 100% of the outstanding common stock of Home Federal and 50% of the net proceeds from the stock offering. Home Federal Bancorp will use a portion of the net proceeds to make a loan to the employee stock ownership plan and will invest its initial capital as discussed in "How We Intend to Use the Proceeds from this Offering." At a later date, it may use a portion of the net proceeds to pay dividends to stockholders and to repurchase shares of common stock, subject to regulatory limitations.

        In the future, as the holding company of Home Federal, Home Federal Bancorp will be authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the acquisition of banking and financial services companies. See "How We Are Regulated - Regulation and Supervision of Home Federal Bancorp" for a discussion of the activities that are permitted for savings and loan holding companies. We currently have no plans regarding any specific acquisition transaction.

        Initially, Home Federal Bancorp will neither own nor lease any property but will instead use the premises, equipment and furniture of Home Federal with the payment of appropriate rental fees, as required by applicable law. At the present time, Home Federal Bancorp intends to employ only persons who are officers of Home Federal to serve as officers of Home Federal Bancorp. It also plans to use the support staff of Home Federal from time to time, however, it will not separately compensate these individuals.

        As the savings and loan holding company for Home Federal, the competitive conditions applicable to Home Federal Bancorp will be the same as those confronting Home Federal. See "Business of Home Federal - Competition."

                            BUSINESS OF HOME FEDERAL

General

        Home Federal was founded in 1920 as a building and loan association and reorganized as a federal mutual savings and loan association in 1936. Through the reorganization to mutual holding structure, we are changing our corporate structure by becoming a federally-chartered stock savings bank and also are changing our name to "Home Federal Bank."

        Our principal business consists of attracting retail deposits from the general public which we invest primarily in loans secured by first mortgages on owner-occupied, one- to four-family residences. We also originate multi-family loans, commercial real estate loans and consumer loans, with an emphasis on home equity loans.

        We offer a variety of deposit accounts having a wide range of interest rates and terms, which generally include savings accounts, money market deposit and term certificate accounts and checking accounts. We solicit deposits in our market areas and, to a lesser extent from other programs nationwide, and we have accepted brokered deposits on a limited basis.

Market Areas

        We intend to continue to operate as an independent community-based financial institution dedicated to serving the needs of customers primarily in Ada, Canyon, Elmore and Gem Counties. Nearly 40% of the state's population lives and works in the four counties served by Home Federal. Ada County has the largest population and includes the City of Boise, the state capitol. Home Federal maintains its largest branch presence in Ada County with seven locations, followed by Canyon County with five offices, including Home Federal's corporate headquarters in Nampa. As of June 30, 2003, we had a 5.5% market share of the FDIC-insured deposits in these two counties, ranking us sixth among all insured depository institutions in these counties. The two remaining branches are located in Elmore and Gem Counties.

        The local economy is primarily urban with the City of Boise being the most populous of the markets that we serve, followed by Nampa, the state's second largest city. The regional economy is well diversified with government, healthcare, manufacturing, high technology, call centers and construction providing sources of employment. In addition, agriculture and related industries continue to be key components of the economy in southwestern Idaho. Generally, sources of employment are concentrated in Ada and Canyon Counties and include the headquarters of Micron Technology, Albertsons, Washington Group International, J.R. Simplot Company and Boise Corporation. Other major employers include Hewlett-Packard, two regional medical centers and Idaho state government agencies. The City of Boise is also home to Boise State University, the state's largest and fastest growing university. The unemployment rate at October 2003 in the State of Idaho was 4.4%, compared to the U.S. unemployment rate of 5.6%, and the unemployment rates for Ada, Canyon, Elmore and Gem Counties were 4.1%, 5.9%, 5.2% and 5.9%, respectively. The higher unemployment rates in Canyon and Gem Counties generally reflect areas that have a small employment base and experience only modest rates of job growth. Elmore County employment continues to be positively influenced by Mountain Home Air Force Base and the services needed to support it.

Lending Activities

        General. Historically, our principal lending activity has consisted of the origination of loans secured by first mortgages on owner-occupied, one- to four-family residences and loans for the construction of one- to four-family residences. We also originate consumer loans, with an emphasis on home equity lines of credit. In 1997, we hired an experienced commercial loan department manager and began aggressively offering commercial loans and to a lesser extent, multi-family loans, primarily in the Treasure Valley. A substantial portion of our loan portfolio is secured by real estate, either as primary or secondary collateral, located in our primary market area. As of March 31, 2004, the net loan portfolio totaled $384.0 million and represented 77.3% of our total assets. As of March 31, 2004, our total loan portfolio was comprised of: 63.4% single-family home loans, 5.9% home equity loans, 27.3% commercial real estate loans, 1.6% multi-family real estate loans, 0.4% commercial business loans, and 1.1% secured consumer loans and 0.3% unsecured consumer loans.

        At March 31, 2004, the maximum amount which we could have loaned to any one borrower and the borrower's related entities under applicable regulations was $5.3 million. Our internal policy limits loans to one borrower and the borrower's related entities to the lesser of 80% of the regulatory limit or 1.25% of total loans outstanding, or $5.0 million. At March 31, 2004, we had no loans or group of loans to related borrowers with outstanding balances in excess of this amount.

        Our largest single borrower relationship was a commercial real estate loan for $4.0 million made to an individual and secured by a franchise hotel property that was made in conjunction with a Small Business Administration lending program. The second largest lending relationship was three commercial real estate loans with an aggregate balance of $3.6 million secured by office/professional space, an office warehouse building and an industrial building. This loan was made to a family trust. The third largest lending relationship was a commercial real estate loan totaling $5.8 million secured by a professional building. This loan was made to a family trust and we have sold $2.8 million of a participation interest to two other financial institutions. The fourth largest lending relationship was a commercial real estate loan for $2.9 million secured by a professional office building and made to a partnership. The fifth largest lending relationship was for $2.7 million and secured by a mobile home dealership and made to a limited liability company. All of these loans, including those made to corporations, have personal guarantees in place as an additional source of repayment. All of the properties securing these loans are in our primary market area. These loans were performing according to their terms at March 31, 2004.

        Loan Portfolio Analysis. The following table sets forth the composition of Home Federal's loan portfolio by type of loan at the dates indicated.

                                                                                 At September 30,
                                             At March 31,        --------------------------------------------------
                                                 2004                     2003                     2002
                                        ----------------------   ----------------------   ----------------------
                                          Amount      Percent      Amount      Percent      Amount      Percent
                                        ----------   ---------   ----------   ---------   ----------   ---------
                                                                              (Dollars in Thousands)
Real estate:
  One- to four-family residential (1).  $  241,089       62.21%  $  247,309       65.81%  $  194,088       60.27%
  Multi-family residential............       6,315        1.63        7,750        2.06        7,512        2.33
  Commercial..........................      94,519       24.39       79,020       21.02       79,197       24.59
                                        ----------   ---------   ----------   ---------   ----------   ---------
    Total real estate.................     341,923       88.23      334,079       88.89      280,797       87.19

Real estate construction:
  One- to four-family residential.....       4,428        1.14        5,225        1.39        6,505        2.02
  Multi-family residential............          --          --          352        0.09        1,486        0.46
  Commercial and land
   development........................      11,277        2.91        9,128        2.43        6,579        2.04
                                        ----------   ---------   ----------   ---------   ----------   ---------
    Total real estate construction....      15,705        4.05       14,705        3.91       14,570        4.52

Consumer:
 Home equity lines of credit..........      22,929        5.91       20,640        5.49       18,069        5.61
 Automobile...........................       3,095        0.80        1,939        0.52        2,297        0.71
 Other consumer.......................       2,161        0.56        2,827        0.75        3,666        1.14
                                        ----------   ---------   ----------   ---------   ----------   ---------
     Total consumer...................      28,185        7.27       25,406        6.76       24,032        7.46
                                                     ---------                ---------                ---------

Commercial business...................       1,734        0.45        1,662        0.44        2,641        0.82
                                        ----------   ---------   ----------   ---------   ----------   ---------
Total loans...........................     387,547      100.00%     375,852      100.00%     322,040      100.00%
                                                     =========                =========                =========

Less:
  Net deferred loan origination
   (fees) costs.......................      (1,186)                  (1,370)                  (2,358)

  Allowance for loan losses...........      (2,411)                  (1,853)                  (1,385)
                                        ----------               ----------               ----------
Loans receivable, net.................  $  383,950               $  372,629               $  318,297
                                        ==========               ==========               ==========

                                                                   At September 30,
                                        ------------------------------------------------------------------------
                                                 2001                    2000                     1999
                                        ----------------------   ----------------------   ----------------------
                                          Amount       Percent     Amount      Percent      Amount       Percent
                                        ----------    --------   ----------   ---------   ----------    --------
                                                                (Dollars in Thousands)
Real estate:
  One- to four-family residential (1).  $  173,835       59.35%  $  143,576       58.31%  $  111,980       58.47%
  Multi-family residential............       8,700        2.97        5,475        2.22        1,676        0.88
  Commercial..........................      59,752       20.40       44,700       18.15       28,990       15.14
                                        ----------    --------   ----------   ---------   ----------    --------
    Total real estate.................     242,287       82.72      193,751       78.68      142,646       74.49

Real estate construction:
  One- to four-family residential.....      13,927        4.75       21,171        8.60       18,170        9.49
  Multi-family residential............         904        0.31        1,857        0.75           --          --
  Commercial and land
   development........................      10,416        3.56        5,516        2.24        6,610        3.45
                                        ----------    --------   ----------   ---------   ----------    --------
    Total real estate construction....      25,247        8.62       28,544       11.59       24,780       12.94

Consumer:
 Home equity lines of credit..........      15,250        5.20       15,604        6.34       16,145        8.43
 Automobile...........................       2,133        0.73        1,185        0.48        1,285        0.67
 Other consumer.......................       4,332        1.48        4,128        1.68        4,798        2.51
                                        ----------    --------   ----------   ---------   ----------    --------
     Total consumer...................      21,715        7.41       20,917        8.50       22,228       11.61
                                                      --------                ---------                 --------

Commercial business...................       3,662        1.25        3,031        1.23        1,851        0.97
                                        ----------    --------   ----------   ---------   ----------    --------
Total loans...........................     292,911      100.00%     246,243      100.00%     191,505      100.00%
                                                     =========                =========                =========

Less:
  Net deferred loan origination
   (fees) costs.......................      (2,095)                  (1,992)                  (1,757)

  Allowance for loan losses...........      (1,431)                  (1,129)                    (620)
                                        ----------               ----------               ----------
Loans receivable, net.................  $  289,385               $  243,122               $  189,128
                                        ==========               ==========               ==========

--------
(1) Does not include loans held for sale of $3.2 million, $5.1 million, $12.7 million, $9.4 million, $4.8 million and $2.1 million at March 31, 2004 and September 30, 2003, 2002, 2001, 2000 and 1999, respectively.

         The following table shows the composition of Home Federal's loan portfolio by fixed and adjustable rate loans at the dates indicated.

                                                                                 At September 30,
                                             At March 31,        -----------------------------------------------
                                                 2004                     2003                     2002
                                        ----------------------   ----------------------   ----------------------
                                          Amount      Percent      Amount      Percent      Amount      Percent
                                        ----------   ---------   ----------   ---------   ----------   ---------
                                                                              (Dollars in Thousands)
FIXED RATE LOANS
Real estate:
  One- to four-family residential ....  $  194,560       50.21%  $  198,882       52.91%  $  133,697       41.52%
  Multi-family residential ...........       2,144        0.55        2,137        0.57        2,061        0.64
  Commercial .........................      12,947        3.34        8,461        2.25        8,125        2.52
                                        ----------   ---------   ----------   ---------   ----------   ---------
    Total ............................     209,651       54.10      209,480       55.73      143,883       44.68

Real estate construction:
  One- to four-family residential ....       2,790        0.72        4,909        1.31        2,107        0.66
  Multi-family residential ...........          --          --           --          --           --          --
  Commercial and land development ....         817        0.21        2,478        0.66          359        0.11
                                        ----------   ---------   ----------   ---------   ----------   ---------
     Total ...........................       3,607        0.93        7,387        1.97        2,466        0.77

Consumer:
  Home equity ........................       3,461        0.89        2,906        0.77          129        0.04
  Automobile .........................       3,095        0.80        1,939        0.52        2,297        0.71
  Other consumer .....................       2,161        0.56        2,827        0.75        3,666        1.14
                                        ----------   ---------   ----------   ---------   ----------   ---------
     Total ...........................       8,717        2.25        7,672        2.04        6,092        1.89

Commercial/business ..................         907        0.23          775        0.21        1,420        0.44
                                        ----------   ---------   ----------   ---------   ----------   ---------

Total fixed rate loans ...............     222,882       57.51      225,314       59.95      153,861       47.78

ADJUSTABLE RATE LOANS
Real estate:
  One- to four-family residential ....      46,529       12.01       48,427       12.89       60,391       18.75
  Multi-family residential ...........       4,171        1.08        5,613        1.49        5,451        1.69
  Commercial .........................      81,572       21.05       70,559       18.77       71,072       22.07
                                        ----------   ---------   ----------   ---------   ----------   ---------
     Total ...........................     132,272       34.14      124,599       33.15      136,914       42.51

                                                                   At September 30,
                                        ------------------------------------------------------------------------
                                                 2001                    2000                     1999
                                        ----------------------   ----------------------   ----------------------
                                          Amount      Percent     Amount      Percent      Amount       Percent
                                        ----------   --------    ----------   ---------   ----------    --------
                                                               (Dollars in Thousands)
FIXED RATE LOANS
Real estate:
  One- to four-family residential ....  $  102,463       34.98%  $   78,169       31.74%  $   74,532       38.92%
  Multi-family residential ...........       2,050        0.70          266        0.11          298        0.16
  Commercial .........................       8,005        2.73       10,199        4.14        7,948        4.15
                                        ----------   ---------   ----------   ---------   ----------   ---------
    Total ............................     112,518       38.41       88,634       35.99       82,778       43.23

Real estate construction:
  One- to four-family residential ....       2,863        0.98        2,768        1.12        1,633        0.85
  Multi-family residential ...........          --          --           --          --           --          --
  Commercial and land development ....         185        0.06           --          --           90        0.05
                                        ----------   ---------   ----------   ---------   ----------   ---------
     Total ...........................       3,048        1.04        2,768        1.12        1,723        0.90

Consumer:
  Home equity ........................         144        0.05          155        0.06          109        0.06
  Automobile .........................       2,133        0.73        1,185        0.48        1,285        0.67
  Other consumer .....................       4,332        1.48        4,128        1.68        4,798        2.50
                                        ----------   ---------   ----------   ---------   ----------   ---------
     Total ...........................       6,609        2.26        5,468        2.22        6,192        3.23

Commercial/business ..................       1,362        0.46        1,478        0.60        1,102        0.58
                                        ----------   ---------   ----------   ---------   ----------   ---------

Total fixed rate loans ...............     123,537       42.17       98,348       39.93       91,795       47.94

ADJUSTABLE RATE LOANS
Real estate:
  One- to four-family residential ....      71,372       24.36       65,407       26.56       37,448       19.55
  Multi-family residential ...........       6,650        2.27        5,209        2.12        1,378        0.72
  Commercial .........................      51,747       17.67       34,501       14.01       21,042       10.99
                                        ----------   ---------   ----------   ---------   ----------   ---------
     Total ...........................     129,769       44.30      105,117       42.69       59,868       31.26

                       (table continues on following page)

                                                                                 At September 30,
                                             At March 31,        -----------------------------------------------
                                                 2004                     2003                     2002
                                        ----------------------   ----------------------   ----------------------
                                          Amount      Percent      Amount      Percent      Amount      Percent
                                        ----------   ---------   ----------   ---------   ----------   ---------
                                                                              (Dollars in Thousands)
Real estate construction:
  One- to four-family residential ....       1,638        0.42          316        0.08        4,398        1.37
  Multi-family residential ...........          --          --          352        0.09        1,486        0.46
  Commercial and land development ....      10,460        2.70        6,650        1.77        6,220        1.93
                                        ----------   ---------   ----------   ---------   ----------   ---------
    Total ............................      12,098        3.12        7,318        1.94       12,104        3.76

Consumer:
  Home equity lines ..................      19,468        5.02       17,734        4.72       17,940        5.57
  Automobile .........................          --          --           --          --           --          --
  Other consumer .....................          --          --           --          --           --          --
                                        ----------   ---------   ----------   ---------   ----------   ---------
    Total consumer ...................      19,468        5.02       17,734        4.72       17,940        5.57

Commercial/business ..................         827        0.21          887        0.24        1,221        0.38
                                        ----------   ---------   ----------   ---------   ----------   ---------

Total adjustable rate loans ..........     164,665       42.49      150,538       40.05      168,179       52.22
                                        ----------   ---------   ----------   ---------   ----------   ---------

Total loans ..........................     387,547      100.00%     375,852      100.00%     322,040      100.00%
                                                     =========                =========                =========

Less:
  Net deferred loan origination
   (fees) costs ......................      (1,186)                  (1,370)                  (2,358)

  Allowance for loan losses ..........      (2,411)                  (1,853)                  (1,385)
                                        ----------               ----------               ----------

Loans receivable, net ................  $  383,950               $  372,629               $  318,297
                                        ==========               ==========               ==========

                                                                   At September 30,
                                        ------------------------------------------------------------------------
                                                 2001                    2000                     1999
                                        ----------------------   ----------------------   ----------------------
                                          Amount      Percent     Amount      Percent      Amount       Percent
                                        ----------   --------    ----------   ---------   ----------    --------
                                                               (Dollars in Thousands)
Real estate construction:
  One- to four-family residential ....      11,064        3.78       18,403        7.47       16,537        8.64
  Multi-family residential ...........         904        0.31        1,857        0.76           --          --
  Commercial and land development ....      10,231        3.49        5,516        2.24        6,520        3.40
                                        ----------               ----------               ----------
    Total ............................      22,199        7.58       25,776       10.47       23,057       12.04

Consumer:
  Home equity lines ..................      15,106        5.16       15,449        6.28       16,036        8.37
  Automobile .........................          --          --           --          --           --          --
  Other consumer .....................          --          --           --          --           --          --
                                        ----------   ---------   ----------   ---------   ----------    --------
    Total consumer ...................      15,106        5.16       15,449        6.28       16,036        8.37

Commercial/business ..................       2,300        0.79        1,553        0.63          749        0.39
                                        ----------   ---------   ----------   ---------   ----------    --------

Total adjustable rate loans ..........     169,374       57.83      147,895       60.07       99,710       52.06
                                        ----------   ---------   ----------   ---------   ----------    --------

Total loans ..........................     292,911      100.00%     246,243      100.00%     191,505      100.00%
                                                     =========                =========                 ========

Less:
  Net deferred loan origination
   (fees) costs ......................      (2,095)                  (1,992)                  (1,757)

  Allowance for loan losses ..........      (1,431)                  (1,129)                    (620)
                                        ----------               ----------               ----------

Loans receivable, net ................  $  289,385               $  243,122               $  189,128
                                        ==========               ==========               ==========

        One- to Four-Family Residential Real Estate Lending. As of March 31, 2004, $241.1 million, or 62.2%, of our total loan portfolio consisted of permanent loans secured by one- to four-family residences. We originate both fixed rate loans and adjustable rate loans in our residential lending program. Generally, 30 year fixed rate loans are originated to meet the requirements for sale in the secondary market to Fannie Mae and Freddie Mac. We do from time to time, however, retain a portion of the fixed rate loans that we originate, particularly loans with maturities of 20 years or less, in our loan portfolio to meet management's asset and liability objectives. At March 31, 2004, $194.6 million, or 80.7%, of our permanent one- to four-family loan portfolio consisted of fixed rate loans.

        We also offer adjustable rate mortgage loans at rates and terms competitive with market conditions. All of the adjustable rate mortgage loans we originate are retained in the loan portfolio and are not originated for the purpose of selling them in the secondary market, although they do conform to secondary market standards. We offer several adjustable rate mortgage products which adjust annually after an initial period ranging from one to ten years. Contractual annual adjustments are generally limited to increases or decreases of no more than two percent, subject to a maximum increase of no more than six percent from the rate offered at the time of origination. The adjustable rate mortgage loans held in our portfolio do not permit negative amortization of principal and generally carry no prepayment restrictions. Borrower demand for adjustable rate mortgage loans versus fixed rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed rate mortgage loans and adjustable rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. At March 31, 2004, we had $46.5 million, or 19.1%, of our permanent one- to four-family mortgage loans in adjustable rate loans.

        The retention of adjustable rate mortgage loans in our loan portfolio helps us reduce our exposure to changes in interest rates. There are, however, credit risks resulting from the potential of increased interest to be paid by the customer as a result of increases in interest rates. It is possible that, during periods of rising interest rates, the risk of default on adjustable rate mortgage loans may increase as a result of repricing and the increased costs to the borrower. Furthermore, because adjustable rate mortgage loans may be offered at initial rates of interest below the rates that would apply were the adjustment index used for pricing initially, these loans may be subject to increased risks of default or delinquency. This issue is of particular concern in the low interest rate environment we have experienced since 2001. Another consideration is that although adjustable rate mortgage loans allow us to increase the sensitivity of our asset base as a result of changes in the interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits. Because of these considerations, there is no assurance that yields on adjustable rate mortgage loans will be sufficient to offset increases in our cost of funds, particularly in today's low interest rate environment.

        We generally underwrite our one- to four-family loans based on the applicant's employment and credit history and the appraised value of the subject property. Presently, we lend up to 80% of the lesser of the appraised value or purchase price for one- to four-family residential loans. In situations where we grant a loan with a loan-to-value ratio in excess of 80%, we require private mortgage insurance in order to reduce our exposure to 80% or less. Properties securing our one- to four-family loans are generally appraised by independent fee appraisers approved by the Board of Directors. We require our borrowers to obtain title and hazard insurance, and flood insurance, if necessary, in an amount not less than the value of the property improvements.

        Our fixed rate, single family residential mortgage loans are normally originated with 15 to 30 year terms, although these loans typically remain outstanding for substantially shorter periods, particularly in the declining interest rate environment since 2001. In addition, substantially all residential mortgage loans in our loan portfolio contain due-on-sale clauses, which allow us to declare the unpaid amount of the loan due and payable upon the sale of the property securing the loan. Typically, we enforce these due-on-sale clauses to the extent permitted by law and as a standard course of business. The average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

        At March 31, 2004, $24.7 million, or 6.4%, of our total loans consisted of loans for non-owner occupied properties. This consisted of $9.2 million of loans on second homes, $14.3 million of loans for investment and $1.2 million of short term construction loans on investment properties. Loans secured by one to two units are generally made with loan to value ratios of up to 90% and loans secured by three units or more are made with loan to value ratios of up to 75%.

        In an effort to provide financing for moderate income and first-time buyers, we participate in the Idaho Housing and Finance Association's Single Family Mortgage Program. The Idaho Housing and Finance Association is a non-profit organization that provides housing resources to low-to moderate-income families through various below market housing programs. The program is designed to meet the needs of qualified borrowers in the low-to moderate-income brackets. The program has established income limits based on family size and sales price limits for both existing and new construction. We offer residential mortgage loans through this program to qualified individuals and originate the loans using modified underwriting guidelines. All of these loans have private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the property. We sold loans of $4.3 million and $1.9 million to the Idaho Housing and Finance Association in the year ended September 30, 2003 and six months ended March 31, 2004, respectively.

        The Idaho Housing and Finance Association also has available a Down Payment and Closing Cost Assistance Program that provides funds to qualified borrowers for the purchase of a home. The maximum grant for households with income of 80% or less of the median county income is $2,000. Households with income greater than 80% but not exceeding 100% of the median county income are eligible for a grant of up to $1,000.

        Construction and Land Development Loans. We have been an active originator of construction and land development loans in our market area for many years. At March 31, 2004, our construction and land development loans amounted to $15.7 million, or 4.1%, of the total loan portfolio. At March 31, 2004, our construction lending includes loans to individuals for the construction of personal residences, which amounted to approximately $2.0 million, and loans to residential developers, which amounted to approximately $2.4 million. At March 31, 2004, the unadvanced portion of residential construction loans in process amounted to $4.1 million.

         The following table shows the composition of the construction permanent loans portfolio. At the dates indicated, the composition of our construction loan portfolio was as follows:

                                                                                        At September 30,
                                                                   At March 31,    ------------------------
                                                                       2004           2003           2002
                                                                   ------------    ---------      ---------
                                                                                (In Thousands)
         One- to four-family residential:
           Construction speculative...................              $   2,011      $   1,185      $   2,039
           Construction permanent.....................                  2,008          3,351          2,848
           Custom construction........................                    409            689          1,618

         Multi-family residential:
           Construction permanent.....................                     --            352          1,486

         Commercial real estate:
           Construction permanent.....................                  7,618          7,275          5,842

         Land development loans.......................                  3,659          1,853            737
                                                                    ---------      ---------      ---------

         Total construction and land development......              $  15,705      $  14,705      $  14,570
                                                                    =========      =========      =========

        Our construction loans to individuals to build their personal residences typically are structured as construction/permanent loans whereby there is one closing for both the construction loan and the permanent financing. During the construction phase, which typically lasts for six months, our staff appraiser or an approved fee inspector makes periodic inspections of the construction site and loan proceeds are disbursed directly to the contractors or borrowers as construction progresses. Typically, disbursements are made in five draws during the construction period. Construction loans require payment of interest only during the construction phase and are structured to be converted to fixed rate permanent loans at the end of the construction phase. Prior to making a commitment to fund a construction loan, we require an appraisal of the property by an independent fee appraiser or our in-house appraiser. Our staff appraiser or an approved fee inspector also reviews and inspects each project prior to every disbursement of funds during the term of the construction loan. Loan proceeds are disbursed based on a percentage of completion.

        During the year ended September 30, 2003 and six months ended March 31, 2004, we originated $22.5 million and $10.6 million, respectively, of short-term builder construction loans to fund the construction of one- to four-family residential properties. Most loans are written with maturities of one year, have interest rates that are tied to the prime rate plus a margin, and are subject to monthly rate adjustment with the movement of the prime rate. All builder/borrowers are underwritten to the same standards as other commercial loan credits, requiring minimum debt service coverage ratios and established cash reserves to carry projects through construction completion and on to project sale. The maximum loan to value ratio on both pre-sold and speculative projects is 80%. There were no default or foreclosure actions involving builder construction loans during the year ended September 30, 2003 or six months ended March 31, 2004, with all loans performing according to their terms. We plan to expand the residential builder construction lending operation during the year ending September 30, 2004, which may create additional loan portfolio credit risk.

        We originate construction and site development loans to contractors and developers primarily to finance the construction of single-family homes and subdivisions. Loans to finance the construction of single-family homes and subdivisions are generally offered to experienced builders and developers in our primary market area. Residential subdivision development loans are typically offered with terms of up to 36 months. The maximum loan-to-value limit applicable to these loans is 75% of the appraised prospective discounted value upon completion of the project. Construction loan proceeds are disbursed periodically in increments as construction progresses and as inspection by our approved inspectors warrant. At March 31, 2004, our largest subdivision development loan had an outstanding principal balance of $1.4 million and was secured by a first mortgage lien. This loan was performing according to its original terms at March 31, 2004. At March 31, 2004, we estimate that the average outstanding principal balance of subdivision loans to contractors and developers was approximately $915,000.

        We also make construction loans for commercial development projects. The projects include multi-family, apartment, retail, office/warehouse and office buildings. These loans generally have an interest-only phase during construction, and generally convert to permanent financing when construction is completed. Disbursement of funds is at our sole discretion and is based on the progress of construction. The maximum loan-to-value limit applicable to these loans is 80% of the appraised post-construction value.

        We originate land loans to local contractors and developers for the purpose of holding the land for future development. These loans are secured by a first lien on the property, are limited to 65% of the lower of the acquisition price or the appraised value of the land, and generally have a term of up to two years with a floating interest rate based on our internal base rate. Our land loans are generally secured by property in our primary market area. We require title insurance and, if applicable, a hazardous waste survey reporting that the land is free of hazardous or toxic waste.

        Construction financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost, including interest, of construction and other assumptions. Additionally, if the estimate of value proves to be inaccurate, we may be confronted with a project, when completed, having a value less than the loan amount. We have attempted to minimize these risks by generally concentrating on residential construction loans in our market area to contractors with whom we have established relationships.

        Multi-Family and Commercial Real Estate Lending. We have originated commercial real estate loans, and to a lesser extent multi-family loans, since 1997 when we hired an experienced commercial lender. Loans are underwritten by designated lending staff or loan committee depending on the size of the loan. As of March 31, 2004, $6.3 million, or 1.6%, and $105.8 million, or 27.3%, of our total loan portfolio was secured by multi-family and commercial real estate property, respectively.

        We actively pursue multi-family and commercial real estate loans. These loans generally are priced at a higher rate of interest than one- to four-family residential loans. Typically, these loans have higher loan balances, are more difficult to evaluate and monitor, and involve a greater degree of risk than one- to four-family residential loans. Often payments on loans secured by multi-family or commercial properties are dependent on the successful operation and management of the property; therefore, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. We generally require and obtain loan guarantees from financially capable parties based upon the review of personal financial statements. If the borrower is a corporation, we generally require and obtain personal guarantees from the corporate principals based upon a review of their personal financial statements and individual credit reports. The multi-family and commercial real estate loan portfolio is relatively unseasoned and contains a higher risk of default and loss than the single-family residential loan portfolio.

        The average size loan in our multi-family and commercial real estate loan portfolio was $526,000 as of March 31, 2004. As of that date, $6.3 million, or 1.6%, of our total loan portfolio was secured by multi-family dwellings located primarily in our market area. We target individual multi-family and commercial real estate loans to small- and mid-size owner occupants and investors between $500,000 and $2.0 million; however, we can by policy originate loans to one borrower up to 80% of our regulatory limit, or 1.25% of our total outstanding loans. As of March 31, 2004, the maximum we could lend to any one borrower based on this limit was $5.0 million. The largest multi-family loan as of March 31, 2004 was a 44-unit residential apartment complex with an outstanding principal balance at March 31, 2004 of $1.8 million located in Canyon County. This loan is performing according to its terms as of March 31, 2004.

        Multi-family and commercial real estate loans up to $500,000 can be approved by the Vice President and Manager of the Commercial Lending Department, the Chief Lending Officer or the President and Chief Executive Officer. Loans up to $1.5 million can be approved by the combined authority of these three individuals. Our Management Loan Committee, which presently consists of the President and Chief Executive Officer, the Chief Lending Officer, the Residential Lending Operations Manager and the Commercial Loan Department Manager, is authorized to approve loans to one borrower or a group of related borrowers of up to $1.5 million in the aggregate, with no single loan over $1.5 million. Loans over these amounts or outside our general underwriting guidelines must be approved by the Board of Directors.

        We offer both fixed and adjustable rate loans on multi-family and commercial real estate loans. Loans originated on a fixed rate basis generally are originated at fixed terms up to ten years, with amortization terms up to 25 years. As of March 31, 2004, we had $105.8 million in commercial real estate loans and $6.3 million in multi-family residential loans.

        Multi-family residential and commercial real estate adjustable rate loans are originated with variable rates that generally adjust after an initial period ranging from five to ten years. Adjustable rate multi-family residential and commercial real estate loans are generally priced utilizing the Five Year U.S. Treasury Constant Maturity Index plus a margin of 2.75% to 3.75%, with principal and interest payments fully amortizing over terms up to 25 years. These loans generally have a prepayment penalty. As of March 31, 2004, we had $4.2 million in adjustable rate multi-family residential loans and $92.0 million in adjustable rate commercial real estate loans. Both adjustable rate mortgages and fixed rate mortgages generally allow provisions for assumption of a loan by another borrower subject to lender approval and a 1% assumption fee. The maximum loan-to-value ratio for multi-family residential loans is generally 80% on purchases and refinances. The maximum loan-to-value ratio for commercial real estate loans is generally 80% for both purchases and refinances. We require appraisals of all properties securing multi-family residential and commercial real estate loans. Appraisals are performed by independent appraisers designated by us or by our staff appraiser. We require our multi-family residential and commercial real estate loan borrowers with outstanding balances in excess of $250,000 to submit annual financial statements and rent rolls on the subject property. We also inspect the subject property at least every three to five years if the loan balance exceeds $500,000. We generally require a minimum pro forma debt coverage ratio of 1.2 times for loans secured by multi-family residential and commercial properties except for a few loans to religious organizations which have a debt coverage ratio of 1.0 times.

        We originate commercial real estate loans, including hotels, office space, office/warehouse, retail strip centers, mobile home dealership, mini-storage facilities, medical and professional, retail and churches located in our Idaho market area. Commercial real estate loans totaled $105.8 million, or 27.3%, of our total loan portfolio as of March 31, 2004.

        Consumer Lending. We offer a variety of consumer loans to our customers, including, primarily, home equity loans and lines of credit, savings account loans, automobile loans, recreational vehicle loans and personal unsecured loans. Generally, consumer loans have shorter terms to maturity and higher interest rates than mortgage loans. The maximum term we offer on automobile loans is 72 months and is applicable to new and one year old cars and light trucks. In addition, we offer loan terms of up to 120 months on motor homes, and qualifying travel trailers and boats. All automobile loans are risk priced based on the percentage of cost, or established value, being financed. Consumer loans are made with both fixed and variable interest rates and with varying terms. At March 31, 2004, consumer loans amounted to $28.2 million, or 7.3%, of the total loan portfolio.

        At March 31, 2004, the largest component of the consumer loan portfolio consisted of real estate secured loans and home equity lines of credit, which totaled $22.9 million, or 5.9%, of the total loan portfolio. Home equity lines of credit are made for, among other purposes, the improvement of residential properties, debt consolidation and education expenses. The majority of these loans are secured by a first or second mortgage on residential property. The maximum loan-to-value ratio is 89.9% or less, when taking into account both the balance of the home equity line of credit and the first mortgage loan. Home equity lines of credit allow for a ten-year draw period, plus an additional ten year repayment period, and the interest rate is tied to the prime rate as published in The Wall Street Journal, and may include a margin.

        Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on these loans. These risks are not as prevalent with respect to our consumer loan portfolio because a large percentage of the portfolio consists of home equity lines of credit that are underwritten in a manner such that they result in credit risk that is substantially similar to one- to four-family residential mortgage loans. Nevertheless, home equity lines of credit have greater credit risk than one- to four-family residential mortgage loans because they are secured by mortgages subordinated to the existing first mortgage on the property, which we may or may not hold and do not have private mortgage insurance coverage. At March 31, 2004, there were $53,000 of consumer loans delinquent in excess of 90 days or in nonaccrual status. During the six months ended March 31, 2004 and the years ended September 30, 2003 and 2002, we charged off $51,000, $147,000 and $114,000, respectively, in consumer loans.

        Commercial Business Lending. At March 31, 2004, commercial business loans totaled $1.7 million, or 0.5%, of our loan portfolio. Our commercial business lending policy includes credit file documentation and analysis of the borrower's background, capacity to repay the loan, the adequacy of the borrower's capital and collateral, as well as an evaluation of other conditions affecting the borrower. Analysis of the borrower's past, present and future cash flows is also an important aspect of our credit analysis. We generally obtain personal guarantees on our commercial business loans. Nonetheless, these loans are believed to carry higher credit risk than single family loans.

        Unlike residential mortgage loans, commercial business loans are typically made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself, which is often dependent in part upon general economic conditions. Our commercial business loans are usually, but not always, secured by business assets. However, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

        Loan Maturity and Repricing. The following table sets forth certain information at March 31, 2004 regarding the dollar amount of loans maturing in Home Federal's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.

                                                          After        After        After
                                                          1 Year      3 Years      5 Years
                                             Within      Through      Through      Through       Beyond
                                             1 Year      3 Years      5 Years      10 Years     10 Years      Total
                                           ----------   ----------   ----------   ----------   ----------   ----------
                                                                          (In Thousands)
Real estate:
  One- to four-family residential ......   $   13,292   $   15,983   $   12,896   $   22,329   $  176,589   $  241,089
  Multi-family residential .............          366        1,558        1,772          495        2,124        6,315
  Commercial ...........................        8,340       31,485       33,156       19,041        2,497       94,519
                                           ----------   ----------   ----------   ----------   ----------   ----------
    Total real estate ..................       21,998       49,026       47,824       41,865      181,210      341,923

Real estate construction:
  One- to four-family residential ......        2,255          165           36          174        1,798        4,428
  Multi-family residential .............           --           --           --           --           --           --
  Commercial and land development ......          952        3,524        1,424        1,436        3,941       11,277
                                           ----------   ----------   ----------   ----------   ----------   ----------
    Total real estate construction .....        3,207        3,689        1,460        1,610        5,739       15,705

Consumer:
  Home equity ..........................       19,519           50           38          506        2,816       22,929
  Automobile ...........................           40          675          928        1,452           --        3,095
  Other consumer .......................          830        1,077          138           67           49        2,161
                                           ----------   ----------   ----------   ----------   ----------   ----------
    Total consumer .....................       20,389        1,802        1,104        2,025        2,865       28,185

Commercial business ....................        1,012          205          150          367           --        1,734
                                           ----------   ----------   ----------   ----------   ----------   ----------

Total ..................................   $   46,606   $   54,722   $   50,538   $   45,867   $  189,814   $  387,547
                                           ==========   ==========   ==========   ==========   ==========   ==========

        The following table sets forth the dollar amount of all loans due one year or more after March 31, 2004, which have fixed interest rates and have floating or adjustable interest rates.

                                               Floating or
                                               Adjustable        Fixed
                                                  Rate           Rates         Total
                                              -------------   ----------   ----------
                                                          (In Thousands)
Real estate:
  One- to four-family residential ......      $      33,237   $  194,560   $  227,797
  Multi-family residential .............              3,805        2,144        5,949
  Commercial ...........................             73,312       12,867       86,179
                                              -------------   ----------   ----------
    Total real estate ..................            110,354      209,571      319,925

Real estate construction:
  One- to four-family residential ......                375        1,798        2,173
  Multi-family residential .............                 --           --           --
  Commercial ...........................             10,325           --       10,325
                                              -------------   ----------   ----------
    Total real estate construction .....             10,700        1,798       12,498

Consumer:
  Home equity ..........................                 --        3,410        3,410
  Automobile ...........................                 --        3,055        3,055
  Other consumer .......................                 --        1,331        1,331
                                              -------------   ----------   ----------
    Total consumer .....................                 --        7,796        7,796

Commercial business ....................                 --          722          722
                                              -------------   ----------   ----------

Total ..................................      $     121,054   $  219,887   $  340,941
                                              =============   ==========   ==========

        Loan Solicitation and Processing. Loan originations are obtained from a variety of sources, including walk-in customers, loan brokers for primarily multi-family and commercial loans, and referrals from builders and realtors. Residential real estate loans are solicited through media advertising, direct mail to existing customers and by realtor referrals. We are also in the process of developing a program to accept broker-originated one- to four-family loans. Loan originations are further supported by lending services offered through our Internet web site, advertising, cross-selling and through our employees' community service.

        Upon receipt of a loan application from a prospective borrower, we obtain a credit report and other data to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate offered as collateral generally is undertaken by an appraiser we have retained and who is licensed in the State of Idaho and has been approved by the Board of Directors.

        Mortgage loan applications are initiated by loan officers and are required to be approved by our underwriting staff that have Board-approved lending authority. Loans that exceed the lending authority must be approved by one or more members of the Management Loan Committee. All loans up to and including $1.5 million may be approved by the Management Loan Committee without Board approval; loans in excess of $1.5 million and up to $4.9 million must be approved by the Board Loan Committee and loans over $4.9 million by the entire Board of Directors.

        We require title insurance on all real estate loans, fire and casualty insurance on all secured loans and on home equity lines of credit where the property serves as collateral.

        Loan Originations, Servicing, Purchases and Sales. During the six months ended March 31, 2004 and the year ended September 30, 2003, our total loan originations were $91.0 million and $361.7 million, respectively.

        One- to four-family home loans are generally originated in accordance with the guidelines established by Freddie Mac and Fannie Mae, with the exception of our special community development loans under the Community Reinvestment Act. We originate residential first mortgages and service them using an in-house mortgage system. We utilize the Freddie Mac Loan Prospector and Fannie Mae Desktop Underwriter automated loan systems to underwrite approximately 95% of our residential first mortgage loans (excluding community development loans). The remaining loans are underwritten by designated real estate loan underwriters internally in accordance with standards as provided by our Board-approved loan policy.

        We actively sell residential first mortgage loans to the secondary market. Generally, all 30-year fixed rate residential mortgages are sold to the secondary market at the time of origination. Fixed rate residential mortgage loans with terms of 20 years or less and adjustable rate mortgage loans are generally held in our portfolio. During the years ended September 30, 2003, 2002 and 2001 we sold $164 million, $93 million and $70 million to the secondary market representing 56.8%, 57.2% and 61.2% of total one- to four-family residential loans, respectively. Our primary secondary market relationship has been with Freddie Mac and Fannie Mae, and more recently with the Federal Home Loan Bank of Seattle. We generally retain the servicing on the majority of loans sold into the secondary market. Loans are generally sold on a non-recourse basis. As of March 31, 2004, our loan servicing portfolio was $258.3 million.

        Multi-family and commercial real estate loans are underwritten by designated lending staff or our Management Loan Committee depending on the size of the loan and are serviced by the commercial loan department.

        The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                             Six Months Ended
                                                                  March 31,                  Year Ended September 30,
                                                          ------------------------    --------------------------------------
                                                            2004          2003          2003          2002          2001
                                                          ----------    ----------    ----------    ----------    ----------
                                                                                     (In Thousands)
Loans originated:
Real Estate:
  One- to four-family residential (1) ............        $   43,389    $  154,499    $  289,175    $  162,092    $  114,163
  Multi-family residential .......................                51            --           664           862         4,028
  Commercial .....................................            21,730         9,855        20,539        19,899        17,680
                                                          ----------    ----------    ----------    ----------    ----------
    Total real estate ............................            65,170       164,354       310,378       182,853       135,871

Real Estate Construction:
  One- to four-family residential ................            10,628         9,177        22,494        21,823        42,132
  Multi-family residential .......................                --           618           900           581           747
  Commercial and land development ................             5,715         3,128         9,471         9,277        13,455
                                                          ----------    ----------    ----------    ----------    ----------
    Total real estate construction ...............            16,343        12,923        32,865        31,681        56,334

Consumer:
  Automobile loans ...............................             1,620           562           968         1,260         1,634
  Home equity loans ..............................             6,880         5,167        14,903        14,715         7,540
  Other consumer .................................               358           484         1,332         2,009         3,625
                                                          ----------    ----------    ----------    ----------    ----------
    Total consumer ...............................             8,858         6,213        17,203        17,984        12,799

Commercial business ..............................               669           951         1,220         2,030         2,729
                                                          ----------    ----------    ----------    ----------    ----------

    Total loans originated .......................            91,040       184,441       361,666       234,548       207,733

Loans sold:
  Total whole loans sold .........................           (34,902)      (87,404)     (164,322)      (92,786)      (69,872)
  Participation loans ............................            (2,800)           --            --            --            --
                                                          ----------    ----------    ----------    ----------    ----------
    Total loans sold .............................           (37,702)      (87,404)     (164,322)      (92,786)      (69,872)

Principal repayments .............................           (41,644)      (79,025)     (143,283)     (110,339)      (90,706)
Loans securitized ................................                --            --            --            --            --
Transfer to real estate owned ....................                --          (249)         (249)       (2,435)         (334)
Increase (decrease) in other items (net) .........              (375)          (60)          521           (77)         (557)
Loans held for sale ..............................            (1,905)       (9,240)       (7,656)        3,355         4,586
                                                          ----------    ----------    ----------    ----------    ----------

Net increase in loans receivable, net ............        $    9,414    $    8,463    $   46,677    $   32,266    $   50,850
                                                          ==========    ==========    ==========    ==========    ==========

----------
(1) Includes loans held for sale of $24.3 million and $75.7 million for the six months ended March 31, 2004 and 2003, respectively, and $141.1 million, $85.0 million and $65.5 million for the years ended September 30, 2003, 2002 and 2001, respectively.

        Loan Origination and Other Fees. In some instances, we receive loan origination fees on real estate related products. Loan fees generally represent a percentage of the principal amount of the loan that is paid by the borrower. Accounting standards require that certain fees received, net of certain origination costs, be deferred and amortized over the contractual life of the loan. Net deferred fees or costs associated with loans that are prepaid or sold are recognized as income at the time of prepayment. We had $1.2 million of net deferred loan fees and costs as of March 31, 2004.

Asset Quality

        The objective of our loan review process is to determine risk levels and exposure to loss. The depth of review varies by asset types, depending on the nature of those assets. While certain assets may represent a substantial investment and warrant individual reviews, other assets may have less risk because the asset size is small, the risk is spread over a large number of obligors or the obligations are well collateralized and further analysis of individual assets would expand the review process without measurable advantage to risk assessment. Asset types with these characteristics may be reviewed as a total portfolio on the basis of risk indicators such as delinquency (consumer and residential real estate loans) or credit rating. A formal review process is conducted on individual assets that represent greater potential risk. A formal review process is a total re-evaluation of the risks associated with the asset and is documented by completing an asset review report. Certain real estate-related assets must be evaluated in terms of their fair market value or net realizable value in order to determine the likelihood of loss exposure and, consequently, the adequacy of valuation allowances.

        We define a loan as being impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due under the contractual terms of the loan agreement. We consider one- to four-family mortgage loans and consumer installment loans to be homogeneous and, therefore, do not separately evaluate them for impairment. All other loans are evaluated for impairment on an individual basis.

        We generally assess late fees or penalty charges on delinquent loans of five percent of the monthly principal and interest amount. Substantially all fixed rate and adjustable rate mortgage loan payments are due on the first day of the month, however, the borrower is given a 15-day grace period to make the loan payment. When a mortgage loan borrower fails to make a required payment when it is due, we institute collection procedures. The first notice is mailed to the borrower on the 16th day requesting payment and assessing a late charge. Attempts to contact the borrower by telephone generally begin upon the 30th day of delinquency. If a satisfactory response is not obtained, continual follow-up contacts are attempted until the loan has been brought current. Before the 90th day of delinquency, attempts to interview the borrower are made to establish the cause of the delinquency, whether the cause is temporary, the attitude of the borrower toward the debt and a mutually satisfactory arrangement for curing the default.

        When a consumer loan borrower fails to make a required payment on a consumer loan by the payment due date, we institute the same collection procedures as for our mortgage loan borrowers.

        The Board of Directors is informed monthly as to the status of all mortgage and consumer loans that are delinquent by more than 30 days, and is given information regarding classified assets.

        If a borrower is chronically delinquent and all reasonable means of obtaining payments have been exercised, we will seek to recover any collateral securing the loan according to the terms of the security instrument and applicable law. In the event of an unsecured loan, we will either seek legal action against the borrower or refer the loan to an outside collection agency.

        The following table shows our delinquent loans by the type of loan and number of days delinquent as of March 31, 2004:

                                                      Loans Delinquent For:
                                           -------------------------------------------------           Total
                                                  60-89 Days              Over 90 Days            Delinquent Loans
                                           -----------------------   -----------------------   -----------------------
                                                        Principal                 Principal                 Principal
                                             Number      Balance      Number       Balance       Number      Balance
                                            of Loans      Loans       of Loans      Loans       of Loans      Loans
                                           ----------   ----------   ----------   ----------   ----------   ----------
                                                                   (Dollars in Thousands)
Real estate:
  One- to four-family residential ......            5   $      426            4   $      285            9   $      711
  Multi-family residential .............           --           --           --           --           --           --
  Commercial ...........................           --           --           --           --           --           --
                                           ----------   ----------   ----------   ----------   ----------   ----------
    Total real estate ..................            5          426            4          285            9          711

Real estate construction:
  One- to four-family residential ......           --           --           --           --           --           --
  Multi-family residential .............           --           --           --           --           --           --
  Commercial and land
    development ........................           --           --           --           --           --           --
                                           ----------   ----------   ----------   ----------   ----------   ----------
    Total real estate construction .....           --           --           --           --           --           --

Consumer:
  Home equity lines of credit ..........            6          175           --           --            6          175
  Automotive ...........................            1            7           --           --            1            7
  Personal loans .......................            4            9            4            6            8           15
  Other consumer .......................            6            7           13           13           19           20
                                           ----------   ----------   ----------   ----------   ----------   ----------
    Total consumer .....................           17          198           17           19           34          217

Commercial business ....................           --           --           --           --           --           --
                                           ----------   ----------   ----------   ----------   ----------   ----------

Total ..................................           22   $      624           21   $      304           43   $      928
                                           ==========   ==========   ==========   ==========   ==========   ==========

        When a loan becomes 90 days delinquent, we place the loan on nonaccrual status. As of March 31, 2004, nonaccrual loans and loans 90 days or more past due as a percentage of total loans was 0.15%, and as a percentage of total assets it was 0.11%. Nonperforming assets as a percentage of total assets were 0.11% as of March 31, 2004.

        Nonperforming Assets. The following table sets forth information with respect to our nonperforming assets and restructured loans within the meaning of Statement of Financial Accounting Standards No. 15 for the periods indicated. During the periods presented, there were no accruing loans which were contractually past due 90 days or more.

                                                          At March 31,
                                                     ----------------------
                                                       2004         2003
                                                     ---------    ---------
                                                     (Dollars in Thousands)

Real estate:
  One- to four-family residential ................   $     513    $     285
  Multi-family residential .......................          --           --
  Commercial .....................................          --           --
                                                     ---------    ---------
    Total real estate ............................         513          285

Real estate construction:
  One- to four-family residential ................          --           --
  Multi-family residential .......................          --           --
  Commercial and land development ................          --           --
                                                     ---------    ---------
    Total real estate construction ...............          --           --

Consumer:
  Home equity lines of credit ....................          39           --
  Automotive .....................................          --           --
  Personal loans .................................           9            6
  Other consumer .................................           5           13
                                                     ---------    ---------
    Total consumer ...............................          53           19

Commercial business ..............................          --           --
                                                     ---------    ---------

Total ............................................   $     566    $     304
                                                     =========    =========
Total of nonaccrual and 90 days past due loans ...         566          304

Repossessed assets ...............................          --           --

Real estate owned ................................          --          239
                                                     ---------    ---------

    Total nonperforming assets ...................   $     566    $     543
                                                     =========    =========

Restructured loans ...............................          --           --

Allowance for loan loss on nonperforming loans ...          28           15

Classified assets included in nonperforming
 assets ..........................................         566          534

Allowance for loan losses on classified assets ...          28           15

Nonaccrual and 90 days or more past due
 loans as a percentage of loans receivable .......        0.15%        0.09%

Nonaccrual and 90 days or more past due
 loans as a percentage of total assets ...........        0.11%        0.07%

Nonperforming assets as a percentage
 of total assets .................................        0.11%        0.12%

Loans receivable, net ............................   $ 383,950    $ 348,657
Nonaccrued interest (1) ..........................   $      13    $       8
Total assets .....................................   $ 496,773    $ 447,184

                                                                           At September 30,
                                                     -------------------------------------------------------------
                                                       2003         2002         2001         2000         1999
                                                     ---------    ---------    ---------    ---------    ---------
                                                                        (Dollars in Thousands)
Real estate:
  One- to four-family residential ................   $      69    $      70    $   1,314    $     733    $      41
  Multi-family residential .......................          --           --           --           --           --
  Commercial .....................................          --           --           39           --           --
                                                     ---------    ---------    ---------    ---------    ---------
    Total real estate ............................          69           70        1,353          733           41

Real estate construction:
  One- to four-family residential ................          --          326        2,223           --           --
  Multi-family residential .......................          --           --           --           --           --
  Commercial and land development ................          --           --           --           --           --
                                                     ---------    ---------    ---------    ---------    ---------
    Total real estate construction ...............          --          326        2,223           --           --

Consumer:
  Home equity lines of credit ....................          41           52           40          136           --
  Automotive .....................................           9            5            5            6           --
  Personal loans .................................           7           13            6           13            7
  Other consumer .................................           7            2           23           --            4
                                                     ---------    ---------    ---------    ---------    ---------
    Total consumer ...............................          64           72           74          155           11

Commercial business ..............................          --           --            8           --           --
                                                     ---------    ---------    ---------    ---------    ---------

Total ............................................   $     133    $     468    $   3,658    $     888    $      52
                                                     =========    =========    =========    =========    =========

Total of nonaccrual and 90 days past due loans ...   $     133    $     468    $   3,658    $     888    $      52

Repossessed assets ...............................          --            6            3           11           --

Real estate owned ................................          --          248           55           --           --
                                                     ---------    ---------    ---------    ---------    ---------

    Total nonperforming assets ...................   $     133    $     722    $   3,716    $     899    $      52
                                                     =========    =========    =========    =========    =========

Restructured loans ...............................          --           --           --           --           --

Allowance for loan loss on nonperforming loans ...           9           42          353           48            3

Classified assets included in nonperforming
 assets ..........................................         133          722        3,716          899           52

Allowance for loan losses on classified assets ...           9           42          353           48            3

Nonaccrual and 90 days or more past due
 loans as a percentage of loans receivable .......        0.04%        0.14%        1.22%        0.36%        0.03%

Nonaccrual and 90 days or more past due
 loans as a percentage of total assets ...........        0.03%        0.11%        0.96%        0.27%        0.02%

Nonperforming assets as a percentage
 of total assets .................................        0.03%        0.17%        0.97%        0.28%        0.02%

Loans receivable, net ............................   $ 372,629    $ 318,297    $ 289,385    $ 243,122    $ 189,128
Nonaccrued interest (1) ..........................   $       1    $       3    $      27    $       7    $      --
Total assets .....................................   $ 450,196    $ 416,543    $ 382,504    $ 325,922    $ 271,143

----------
(1) If interest on the loans classified as nonaccrual had been accrued, interest income in these amounts would have been recorded on nonaccrual loans.

        Real Estate Owned and Other Repossessed Assets. Real estate we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When the property is acquired, it is recorded at the lower of its cost, which is the unpaid principal balance of the related loan plus foreclosure costs, or the fair market value of the property less selling costs. Other repossessed collateral, including autos, are also recorded at the lower of cost (i.e., the unpaid principal balance plus repossession costs) or fair market value. As of March 31, 2004, we had no residential real estate owned properties or repossessed assets from other secured loans.

        Restructured Loans. According to generally accepted accounting principles, we are required to account for certain loan modifications or restructuring as a "troubled debt restructuring." In general, the modification or restructuring of a debt is considered a troubled debt restructuring if we, for economic or legal reasons related to a borrower's financial difficulties, grant a concession to the borrower that we would not otherwise consider. We had no restructured loans as of March 31, 2004.

        Classified Assets. Federal regulations provide for the classification of lower quality loans and other assets, such as debt and equity securities, as substandard, doubtful or loss. An asset is considered substandard if it is inadequately protected by the current net worth and pay capacity of the borrower or of any collateral pledged. Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full highly questionable and improbable on the basis of currently existing facts, conditions and values. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

        When we classify problem assets as either substandard or doubtful, we may establish a specific allowance in an amount we deem prudent and approved by the Classified Asset Committee to address the risk specifically or we may allow the loss to be addressed in the general allowance. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been specifically allocated to particular problem assets. When an insured institution classifies problem assets as a loss, it is required to charge off such assets in the period in which they are deemed uncollectible. Assets which do not currently expose us to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated as special mention. Our determination as to the classification of our assets and the amount of our valuation allowances is subject to review by the Office of Thrift Supervision or the FDIC, which can order the establishment of additional loss allowances.

        In connection with the filing of periodic reports with the Office of Thrift Supervision and in accordance with our classification of assets policy, we regularly review the problem assets in our portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of our review of our assets, as of March 31, 2004, we had classified $2.5 million of our assets as substandard. The total amount classified of $2.5 million represented 5.9% of equity capital and 0.5% of total assets as of March 31, 2004.

        The aggregate amounts of our classified assets at the dates indicated were as follows:

                                                                               At September 30,
                                                            At March 31,   ------------------------
                                                                2004         2003           2002
                                                            ------------   ----------    ----------
                                                                        (In Thousands)
Classified Assets:
  Loss..................................................    $         --   $       --    $       --
  Doubtful..............................................              --            7           715
  Substandard ..........................................           2,487          946         1,031
                                                            ------------   ----------    ----------
     Total..............................................    $      2,487   $      953    $    1,746
                                                            ============   ==========    ==========
Classified assets including in nonperforming loans......             566          133           722
Allowance for loan loss on classified assets............              28            9            42

        During the six months ended March 31, 2004, we classified four commercial real estate loans totaling $1.1 million and a one- to four-family residential loan of $570,000. During that same period, our classified consumer loans decreased $92,000. Commercial real estate loans that were classified consisted of a fitness center, a retail lumberyard, a subdivision development and a restaurant with outstanding balances of $418,000, $344,000, $135,000 and $211,000, respectively, at March 31, 2004. None of the classified commercial real estate loans were delinquent more than 30 days. Subsequent to March 31, 2004, the subdivision development loan of $203,000 was paid off. We do not expect any losses to arise from any of the commercial real estate loans.

        The one- to four-family residential loan was to a borrower in Park City, Utah. The outstanding loan amount was $570,000 at March 31, 2004. We have private mortgage insurance on the loan that covers our interest up to the 25% of the appraised value. The borrower has complied with the payment plan. The final payment under the plan is due May 15, 2004, at which time the borrower will be current through the June 1, 2004 payment. We do not expect a loss and have not set aside an allowance specific to this loan.

        The following table summarizes the distribution of the allowance for loan losses by loan category.

                                                   At March 31,                    At September 30,
                                        ---------------------------------  ---------------------------------
                                                      2004                               2003
                                        ---------------------------------  ---------------------------------
                                                               Percent of                         Percent of
                                                                  Loans                              Loans
                                                                 in Loan                            in Loan
                                                                Category                           Category
                                                     Amount       to                    Amount       to
                                          Loan       by Loan     Total       Loan       by Loan     Total
                                         Balance    Category     Loans      Balance    Category     Loans
                                        ---------- ----------  ----------  ---------- ----------  ----------
                                                             (Dollars in Thousands)
Real estate:
  One- to four-family residential ..... $  241,089 $      836       62.21% $  247,309 $      635       65.81%
  Multi-family residential ............      6,315         22        1.63       7,750         20        2.06
  Commercial ..........................     94,519      1,033       24.39      79,020        697       21.02
                                        ---------- ----------  ----------  ---------- ----------  ----------
    Total real estate .................    341,923      1,891       88.23     334,079      1,352       88.89

Real estate construction:
  One- to four-family residential .....      4,428         15        1.14       5,225         13        1.39
  Multi-family residential ............         --         --          --         352          1        0.09
  Commercial and land
    development .......................     11,277         98        2.91       9,128         70        2.43
                                        ---------- ----------  ----------  ---------- ----------  ----------
    Total real estate .................     15,705        113        4.05      14,705         84        3.91

Consumer:
  Home equity lines of credit .........     22,929        153        5.91      20,640         99        5.49
  Automotive ..........................      3,095         83        0.80       1,939         40        0.52
  Other consumer ......................      2,161        125        0.56       2,827        244        0.75
                                        ---------- ----------  ----------  ---------- ----------  ----------
    Total consumer ....................     28,185        361        7.27      25,406        383        6.76

Commercial/business ...................      1,734         46        0.45       1,662         34        0.44
                                        ---------- ----------  ----------  ---------- ----------  ----------

Total loans ........................... $  387,547 $    2,411      100.00% $  375,852 $    1,853      100.00%
                                        ========== ==========  ==========  ========== ==========  ==========

                                                                  At September 30,
                                        --------------------------------------------------------------------
                                                      2002                               2001
                                        ---------------------------------  ---------------------------------
                                                               Percent of                         Percent of
                                                                  Loans                              Loans
                                                                 in Loan                            in Loan
                                                                Category                           Category
                                                     Amount       to                    Amount       to
                                          Loan       by Loan     Total       Loan       by Loan     Total
                                         Balance    Category     Loans      Balance    Category     Loans
                                        ---------- ----------  ----------  ---------- ----------  ----------
                                                             (Dollars in Thousands)
Real estate:
  One- to four-family residential ..... $  194,088 $      348       60.27% $  173,835 $      182       59.35%
  Multi-family residential ............      7,512         14        2.34       8,700         17        2.97
  Commercial ..........................     79,197        714       24.59      59,752        551       20.40
                                        ---------- ----------  ----------  ---------- ----------  ----------
    Total real estate .................    280,797      1,076       87.19     242,287        750       82.72

Real estate construction:
  One- to four-family residential .....      6,505         12        2.02      13,927         20        4.75
  Multi-family residential ............      1,486          3        0.46         904         10        0.31
  Commercial and land
    development .......................      6,579         58        2.04      10,416        256        3.56
                                        ---------- ----------  ----------  ---------- ----------  ----------
    Total real estate .................     14,570         73        4.52      25,247        286        8.62

Consumer:
  Home equity lines of credit .........     18,069         86        5.61      15,250         72        5.20
  Automotive ..........................      2,297         30        0.71       2,133         28        0.73
  Other consumer ......................      3,666         79        1.14       4,332        238        1.48
                                        ---------- ----------  ----------  ---------- ----------  ----------
    Total consumer ....................     24,032        195        7.46      21,715        338        7.41

Commercial/business ...................      2,641         41        0.82       3,662         57        1.25
                                        ---------- ----------  ----------  ---------- ----------  ----------

Total loans ........................... $  322,040 $    1,385      100.00% $  292,911 $    1,431      100.00%
                                        ========== ==========  ==========  ========== ==========  ==========

                                                                  At September 30,
                                        --------------------------------------------------------------------
                                                      2000                               1999
                                        ---------------------------------  ---------------------------------
                                                               Percent of                         Percent of
                                                                  Loans                              Loans
                                                                 in Loan                            in Loan
                                                                Category                           Category
                                                     Amount       to                    Amount       to
                                          Loan       by Loan     Total       Loan       by Loan     Total
                                         Balance    Category     Loans      Balance    Category     Loans
                                        ---------- ----------  ----------  ---------- ----------  ----------
                                                             (Dollars in Thousands)
Real estate:
  One- to four-family residential ..... $  143,576 $      153       58.31% $  111,980 $       50       58.47%
  Multi-family residential ............      5,475         10        2.22       1,676          5        0.87
  Commercial ..........................     44,700        412       18.15      28,990        140       15.14
                                        ---------- ----------  ----------  ---------- ----------  ----------
    Total real estate .................    193,751        575       78.68     142,646        195       74.48

Real estate construction:
  One- to four-family residential .....     21,171         30        8.60      18,170         26        9.49
  Multi-family residential ............      1,857         24        0.75          --         --          --
  Commercial and land
    development .......................      5,516        136        2.24       6,610         85        3.45
                                        ---------- ----------  ----------  ---------- ----------  ----------
    Total real estate .................     28,544        190       11.59      24,780        111       12.94

Consumer:
  Home equity lines of credit .........     15,604         74        6.34      16,145         40        8.43
  Automotive ..........................      1,185         16        0.48       1,285         20        0.67
  Other consumer ......................      4,128        227        1.68       4,798        225        2.51
                                        ---------- ----------  ----------  ---------- ----------  ----------
    Total consumer ....................     20,917        317        8.50      22,228        285       11.61

Commercial/business ...................      3,031         47        1.23       1,851         29        0.97
                                        ---------- ----------  ----------  ---------- ----------  ----------

Total loans ........................... $  246,243 $    1,129      100.00% $  191,505 $      620      100.00%
                                        ========== ==========  ==========  ========== ==========  ==========

        Management believes that it uses the best information available to determine the allowance for loan losses. However, unforeseen market conditions could result in adjustments to the allowance for loan losses and net income could be significantly affected, if circumstances differ substantially from the assumptions used in determining the allowance.

        The following table sets forth an analysis of our allowance for loan losses at the dates and for the periods indicated.

                                              Six Months Ended
                                                   March 31,                       Year Ended September 30,
                                             --------------------    --------------------------------------------------------
                                              2004(1)     2003(1)      2003        2002        2001        2000        1999
                                             --------    --------    --------    --------    --------    --------    --------
                                                                       (Dollars in Thousands)
Allowance at beginning of period .........   $  1,853    $  1,385    $  1,385    $  1,431    $  1,129    $    620    $    169
Provisions for loan losses ...............        600         287         615         277         748         600         575

Recoveries:
Real estate:
  One- to four-family residential ........         --          --          --          --           1          --          --
  Multi-family residential ...............         --          --          --          --          --          --          --
  Commercial .............................         --          --          --          --          --          --          --
                                             --------    --------    --------    --------    --------    --------    --------
    Total real estate loans ..............         --          --          --          --           1          --          --

Real estate construction:
  One- to four-family residential ........         --          --          --           2          --          --          --
  Multi-family residential ...............         --          --          --          --          --          --          --
  Commercial and land development ........         --          --          --          --          --          --          --
                                             --------    --------    --------    --------    --------    --------    --------
    Total real estate construction .......         --          --          --           2          --          --          --

Consumer
  Home equity lines of credit ............         --          --          --          --          --          --          --
  Automobile .............................          6          --          --           1           1           2          --
  Other consumer .........................          3           4           7           3          20         107          27
                                             --------    --------    --------    --------    --------    --------    --------
    Total consumer .......................          9           4           7           4          21         109          27

Commercial business ......................         --          --          --           2          --          --          --
                                             --------    --------    --------    --------    --------    --------    --------

Total recoveries .........................          9           4           7           8          22         109          27

Charge-offs:
Real estate:
  One- to four-family residential ........         --           7           7         145          42          44          14
  Multi-family residential ...............         --          --          --          --          --          --          --
  Commercial and land development ........         --          --          --          --          --          23          --
                                             --------    --------    --------    --------    --------    --------    --------
    Total real estate ....................         --           7           7         145          42          67          14

Real estate construction:
  One- to four-family residential ........         --          --          --          72         145          --          --
  Multi-family residential ...............         --          --          --          --          --          --          --
  Commercial .............................         --          --          --          --          --          --          --
                                             --------    --------    --------    --------    --------    --------    --------
    Total real estate construction .......         --          --          --          72         145          --          --

Consumer:
  Home equity lines of credit ............         --          26          37          39          89          46          21
  Automobile .............................         17          38          40           6          20           3           6
  Other consumer .........................         34          31          20          69         108          72         110
                                             --------    --------    --------    --------    --------    --------    --------
    Total consumer .......................         51          95         147         114         217         121         137

Commercial business ......................         --          --          --          --          64          12          --
                                             --------    --------    --------    --------    --------    --------    --------

                     (table continues on the following page)

                                              Six Months Ended
                                                   March 31,                       Year Ended September 30,
                                             --------------------    --------------------------------------------------------
                                              2004(1)     2003(1)      2003        2002        2001        2000        1999
                                             --------    --------    --------    --------    --------    --------    --------
                                                                          (Dollars in Thousands)
Total charge-offs ........................         51         102         154         331         468         200         151
Net charge-offs ..........................         42          98         147         323         446          91         124
                                             --------    --------    --------    --------    --------    --------    --------
Balance at end of period .................   $  2,411    $  1,574    $  1,853    $  1,385    $  1,431    $  1,129    $    620
                                             ========    ========    ========    ========    ========    ========    ========

Allowance for loan losses as
 a percentage of total loans
 outstanding at the end of the period ....       0.62%       0.45%       0.49%       0.41%       0.47%       0.45%       0.32%

Net charge-offs as a percentage
 of average loans outstanding
 during the period .......................       0.01%       0.03%       0.04%       0.10%       0.16%       0.04%       0.08%

Allowance for loan losses as a
 percentage of nonaccrual and
 90 days or more past due loans
 loans at end of period ..................     425.97%     517.63%    1393.23%     295.94%      48.21%     127.14%    1192.31%

----------
(1) Ratios for the six month periods have been annualized.

        Our Asset Liability Management Committee determines the appropriate level of the allowance for loan losses on a quarterly basis and establishes the provision for loan losses based on the risk composition of our loan portfolio, delinquency levels, loss experience, economic conditions, bank regulatory examination results, seasoning of the loan portfolios and other factors related to the collectibility of the loan portfolio. The allowance is increased by the provision for loan losses, which is charged against current period operating results and decreased by the amount of actual loan charge-offs, net of recoveries. Some of the factors that management applied in determining the level of the amount of additions to our provision for loan losses for the six months ended March 31, 2004 and 2003 and for the years ended September 30, 2003, 2002, 2001, 2000 and 1999 include the items listed in the following table.

                                               Six Months Ended
                                                   March 31,                         Year Ended September 30,
                                             --------------------    --------------------------------------------------------
                                               2004        2003        2003        2002        2001        2000        1999
                                             --------    --------    --------    --------    --------    --------    --------
                                                                  (Dollars in Thousands)
Provisions for loan losses                   $    600    $    287    $    615    $    277    $    748    $    600    $    575
Allowance for loan losses                       2,411       1,574       1,853       1,385       1,431       1,129         620
Allowance for loan losses as a
 percentage of total loans
 outstanding at the end of the period            0.62%       0.45%       0.49%       0.41%       0.47%       0.45%       0.32%

Net charge-offs                                    42          98         147         323         446          91         124
Total of nonaccrual and 90 days
 past due loans                                   566         304         133         468       3,658         888          52
Nonaccrual and 90 days or more past due
 loans as a percentage of loans receivable       0.15%       0.09%       0.04%       0.14%       1.22%       0.36%       0.03%

Loans receivable, net                         383,950     348,657     372,629     318,297     289,385     243,122     189,128

        For the year ended September 30, 1999, the provision for loan losses was $575,000. Management based the level of the provision on the composition of the loan portfolio, the level of nonaccrual and 90 days past due loans, the then current level of the allowance for loan losses and overall growth in the loan portfolio. At September 30, 1999, the mix of our loan portfolio consisted of 70.4% in homogeneous loans and 29.6% non-homogeneous; nonaccrual loans were only $52,000. Homogeneous loans consist of one- to four-family residential loans and consumer loans. Non-homogeneous loans consist of multi-family residential and commercial real estate loans, real estate construction loans and commercial business loans. Non-homogeneous loans typically have an increased risk of loss compared to homogeneous loans.

        Our provision for loan losses for the year ended September 30, 2000 increased by $25,000 to $600,000 from the year ended September 30, 1999. The mix of our loan portfolio shifted to 67.4% in homogenous loans and 32.6% in non-homogeneous loans, a decrease and increase of 3 basis points, respectively, from the year ended September 30, 1999. In addition, the level of our total nonaccrual and 90 days past due loans increased to $888,000 at September 30, 2000.

        For the year ended September 30, 2001, our provision for loan losses was $748,000, an increase of $148,000 over the year ended September 30, 2000. Management based the level of the provision on the increase in our nonaccrual and 90 days past due loans and overall growth in our loan portfolio. Total nonaccrual and 90 days past due loans increased $2.8 million from September 30, 2000 to $3.7 million. Loans receivable, net increased $46.3 million or 19.0% from September 30, 2000. Our portfolio mix was similar to that of the year ended September 30, 2002 with 67.8% homogeneous loans and 32.2% non-homogeneous.

        For the year ended September 30, 2002, our provision for loan losses was $277,000, a decrease of $471,000 from September 30, 2001. Total nonaccrual and 90 days past due loans decreased $3.2 million from September 30, 2001 to $468,000. In addition, our loan portfolio mix was 69.0% in homogeneous loans and 31.0% non-homogeneous, an increase and decrease of 1.2 basis points, respectively. Loans receivable, net grew $28.9 million, or 10.0%, from September 30, 2001.

        Our provision for loan losses for the year ended September 30, 2003 increased $338,000 from September 30, 2002 to $615,000. Management based the increase in our provision for loan losses on the $54.3 million growth in loans receivable, net. In addition, a significant percentage of that growth resulted from residential mortgage loan refinances. These loans are unseasoned and may have higher risks of loss than our historical experience may indicate.

Investment Activities

        General. Office of Thrift Supervision regulations permit us to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies, certain certificates of deposit of federally insured banks and savings institutions, banker's acceptances, repurchase agreements and federal funds. Subject to various restrictions, we also may invest a portion of our assets in commercial paper and corporate debt securities.

        Our investment policy is designed to provide and maintain adequate liquidity and to generate favorable rates of return without incurring undue interest rate or credit risk. Our investment policy generally limits investments to mortgage-backed securities, U.S. Government and agency securities, municipal bonds, certificates of deposit and marketable corporate debt obligations. Investment in mortgage-backed securities includes those issued or guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. We purchase mortgage-backed securities to supplement the loan originations for our portfolio during periods when we have not been able to originate our desired level of portfolio loan product.

        At March 31, 2004, our consolidated investment portfolio totaled $61.5 million and consisted principally of an adjustable rate mortgage fund, mortgage-backed securities and Federal Home Loan Bank stock. From time to time, investment levels may be increased or decreased depending upon yields available on investment alternatives and management's projections as to the demand for funds to be used in loan originations, deposits and other activities.

        Mortgage-Backed Securities. Our mortgage-backed securities had a fair value of $57.7 million and a $56.0 million amortized cost at March 31, 2004. The mortgage-backed securities were comprised of Fannie Mae and Freddie Mac mortgage-backed securities. At March 31, 2004, the portfolio had a weighted-average coupon rate of 5.23% and an estimated weighted-average yield of 4.95%. These securities had an estimated average maturity of 14.42 years and an estimated average life of 4.60 years at March 31, 2004.

        Federal Home Loan Bank Stock. As a member of the Federal Home Loan Bank of Seattle, we are required to own its capital stock. The amount of stock we hold is based on percentages specified by the Federal Home Loan Bank of Seattle on our outstanding advances. The redemption of any excess stock we hold is at the discretion of the Federal Home Loan Bank of Seattle. The carrying value of Federal Home Loan Bank stock totaled $6.7 million and had a weighted-average-yield of 4.00% at March 31, 2004.

        Bank-Owned Life Insurance. We purchase bank-owned life insurance policies ("BOLI") to offset future employee benefit costs. At March 31, 2004, we had a $9.8 million investment in life insurance contracts. The purchase of BOLI policies, and its increase in cash surrender value, is classified as "Investment in life insurance contracts" in our consolidated statements of financial condition. The income related to the BOLI, which is generated by the increase in the cash surrender value of the policy, is classified in "increase in cash surrender value of life insurance" in our consolidated statements of income.

        The following table sets forth the composition of our investment securities portfolios at the dates indicated. The amortized cost of the available for sale investments and mortgage backed-securities is their net book value before the mark-to-market fair value adjustment.

                                           At March 31,
                                              2004
                                      -----------------------
                                      Amortized
                                         Cost      Fair Value
                                      ----------   ----------

Available for sale:
Investment securities:
  Adjustable rate mortgage fund ...   $    5,468   $    5,440
Mortgage-backed securities:
  Fannie Mae ......................          958          964
  Freddie Mac .....................           --           --
                                      ----------   ----------
    Total available for sale ......   $    6,426   $    6,404
                                      ==========   ==========

Held to maturity:
Mortgage-backed securities:
  Fannie Mae ......................   $   33,381   $   34,300
  Freddie Mac .....................       21,652       22,432
                                      ----------   ----------
    Total held to maturity ........   $   55,033   $   56,732
                                      ==========   ==========

                                                                   At September 30,
                                      ---------------------------------------------------------------------------
                                                2003                      2002                      2001
                                      -----------------------   -----------------------   -----------------------
                                      Amortized                 Amortized                 Amortized
                                         Cost      Fair Value      Cost      Fair Value      Cost      Fair Value
                                      ----------   ----------   ----------   ----------   ----------   ----------
                                                             (Dollars in Thousands)
Available for sale:
Investment securities:
  Adjustable rate mortgage fund ...   $    5,468   $    5,440   $    2,504   $    2,507   $    7,500   $    7,508
Mortgage-backed securities:
  Fannie Mae ......................           --           --           --           --           --           --
  Freddie Mac .....................           --           --           --           --          743          758
                                      ----------   ----------   ----------   ----------   ----------   ----------
    Total available for sale ......   $    5,468   $    5,440   $    2,504   $    2,507   $    8,243   $    8,266
                                      ==========   ==========   ==========   ==========   ==========   ==========

Held to maturity:
Mortgage-backed securities:
  Fannie Mae ......................   $   10,485   $   10,832   $   16,880   $   17,631   $   10,616   $   10,918
  Freddie Mac .....................       13,940       14,591       27,445       28,648       26,014       26,860
                                      ----------   ----------   ----------   ----------   ----------   ----------
    Total held to maturity ........   $   24,425   $   25,423   $   44,325   $   46,279   $   36,630   $   37,778
                                      ==========   ==========   ==========   ==========   ==========   ==========

         The table below sets forth information regarding the amortized cost, weighted average yields and maturities or periods to repricing of our investment portfolio at March 31, 2004.

                                                               Amount Due or Repricing within:
                                      ---------------------------------------------------------------------------
                                          One Year or Less      Over One to Five Years    Over Five to Ten Years
                                      -----------------------   -----------------------   -----------------------
                                                    Weighted                  Weighted                  Weighted
                                      Amortized     Average     Amortized     Average     Amortized     Average
                                        Cost        Yield (1)      Cost       Yield (1)      Cost      Yield (1)
                                      ----------   ----------   ----------   ----------   ----------   ----------
                                                                (Dollars in Thousands)
Available for sale:
Investment securities:
  Adjustable rate mortgage funds ..   $    4,538         2.35%  $      930         2.35%  $       --           --%
Mortgage-backed securities:
  Freddie Mac .....................           --           --           --           --           --           --
  Fannie Mae ......................           --           --           --           --          958         4.01
                                      ----------   ----------   ----------   ----------   ----------   ----------
    Total available for sale ......   $    4,538         2.35%  $      930         2.35          958         4.01
                                      ----------   ----------   ----------   ----------   ----------   ----------

Held to maturity:
Mortgage-backed securities:
  Freddie Mac .....................           27         6.56        3,504         6.55          722         7.25
  Fannie Mae ......................           --           --          120         6.69           --           --
                                      ----------   ----------   ----------   ----------   ----------   ----------
    Total held to maturity ........           27         6.56        3,624         6.55          722         7.25
                                      ----------   ----------   ----------   ----------   ----------   ----------

Total investment securities .......   $    4,565         2.37%  $    4,554         5.70%  $    1,680         5.40%
                                      ==========   ==========   ==========   ==========   ==========   ==========

                                                Amount Due or Repricing within:
                                      -------------------------------------------------
                                           Over Ten Years                Totals
                                      -----------------------   -----------------------
                                                    Weighted                  Weighted
                                      Amortized     Average     Amortized     Average
                                        Cost       Yield (1)      Cost       Yield (1)
                                      ----------   ----------   ----------   ----------
                                                    (Dollars in Thousands)
Available for sale:
Investment securities:
  Adjustable rate mortgage funds ..   $       --           --%  $    5,468         2.35%
Mortgage-backed securities:
  Freddie Mac .....................           --           --           --           --
  Fannie Mae ......................           --           --          958         4.01
                                      ----------   ----------   ----------   ----------
    Total available for sale ......           --           --        6,426         2.60
                                      ----------   ----------   ----------   ----------

Held to maturity:
Mortgage-backed securities:
  Freddie Mac .....................       17,399         5.24       21,652         5.52
  Fannie Mae ......................       33,261         5.03       33,381         5.03
                                      ----------   ----------   ----------   ----------
    Total held to maturity ........       50,660         5.10       55,033         5.22
                                      ----------   ----------   ----------   ----------

Total investment securities .......   $   50,660         5.10%  $   61,459         4.95%
                                      ==========   ==========   ==========   ==========

----------
(1) Interest and dividends are reported on a tax-equivalent basis. During the time periods presented, Home Federal did not own any tax exempt investment securities.

        The following table sets forth certain information with respect to each category which had an aggregate book value in excess of 10% of Home Federal's total equity at the date indicated.

                                                       At March 31, 2004      At September 30, 2003
                                                   -----------------------   -----------------------
                                                    Amortized    Market      Amortized     Market
                                                       Cost       Value        Cost         Value
                                                   ----------   ----------   ----------   ----------
                                                                      (In Thousands)
Available for sale:
Investment Securities:
  Adjustable rate mortgage fund.................   $    5,468   $    5,440   $    5,468   $    5,440
Mortgage-backed securities:
  Fannie Mae....................................          958          964           --           --
  Freddie Mac...................................           --           --           --           --
                                                   ----------   ----------   ----------   ----------
    Total investment securities.................   $    6,426   $    6,404   $    5,468   $    5,440
                                                   ==========   ==========   ==========   ==========

Held to maturity:
Mortgage-backed securities:
  Fannie Mae....................................       33,381       34,300       10,485       10,832
  Freddie Mac...................................       21,652       22,432       13,940       14,591
                                                   ----------   ----------   ----------   ----------
    Total held to maturity......................   $   55,033   $   56,732   $   24,425   $   25,423
                                                   ==========   ==========   ==========   ==========

Deposit Activities and Other Sources of Funds

        General. Deposits and loan repayments are the major sources of our funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings from the Federal Home Loan Bank of Seattle are used to supplement the availability of funds from other sources and also as a source of term funds to assist in the management of interest rate risk.

        Our deposit composition reflects a mixture with certificates of deposit accounting for approximately one-half of the total deposits while interest and noninterest-bearing checking, savings and money market accounts comprise the balance of total deposits. We rely on marketing activities, convenience, customer service and the availability of a broad range of deposit products and services to attract and retain customer deposits.

        Deposits. Substantially all of our depositors are residents of the State of Idaho. Deposits are attracted from within our market area through the offering of a broad selection of deposit instruments, including checking accounts, money market deposit accounts, savings accounts and certificates of deposit with a variety of rates. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. We offer a number of different deposit programs including our High Performance Checking; Wall Street Select Checking and Money Market Account; Medical Savings and Health Savings Account; and Escalator Certificate of Deposit. Our High Performance Checking program is comprised of seven different transaction account products with varying minimum balance requirements, number of checks permitted and interest rate options. Our Wall Street Select Checking and Money Market Account products offer significantly higher rates of interest on larger deposit balances while maintaining the availability of the customer's funds. Our Medical Savings and Health Savings Accounts are offered directly or through an unaffiliated third party marketing company to qualified individuals and employers. The program is offered on a nationwide basis and participants in the plan receive a debit card to facilitate account access. Our Escalator Certificate of Deposit has a guaranteed blended rate for its four-year term with fixed rate increases occurring every six months from the date of the original deposit. The Escalator also offers the customer the opportunity to withdrawal the entire balance at any six-month anniversary without a pre-payment penalty. In determining the terms of our deposit accounts, we consider the development of long term profitable customer relationships, current market interest rates, current maturity structure and deposit mix, our customer preferences and the profitability of acquiring customer deposits compared to alternative sources.

        At March 31, 2004, we had $31.5 million of jumbo ($100,000 or more) certificates of deposit, which are primarily from local customers, representing 9.6% of total deposits at that date.

        Deposit Activities. The following table sets forth the total deposit activities of Home Federal for the periods indicated.

                                                               Six Months
                                                              Ended March 31,              Year Ended September 30,
                                                          ------------------------    --------------------------------------
                                                             2004         2003           2003         2002          2001
                                                          ----------    ----------    ----------    ----------    ----------
                                                                            (In Thousands)
Beginning balance ................................        $  301,273    $  279,772    $  279,772    $  266,316    $  232,747
Net deposits before interest credited ............            26,303        17,295        17,516         7,654        24,705
Interest credited ................................             1,939         2,032         3,985         5,802         8,864
                                                          ----------    ----------    ----------    ----------    ----------
Net increase in deposits .........................            28,242        19,327        21,501        13,456        33,569
                                                          ----------    ----------    ----------    ----------    ----------
Ending balance ...................................        $  329,515    $  299,099    $  301,273    $  279,772    $  266,316
                                                          ==========    ==========    ==========    ==========    ==========

        Time Deposits by Rates. The following table sets forth the time deposits in Home Federal classified by rates as of the dates indicated.

                                                                 At September 30,
                                      At March 31,     ----------------------------------------
                                         2004             2003           2002           2001
                                      ------------     ----------    -----------     ----------
                                                               (In Thousands)
         0.00 - 0.99%......           $     20,499      $   11,742    $        --     $       --
         1.00 - 1.99%......                 29,959          36,899         28,383             --
         2.00 - 2.99%......                 42,465          40,884         36,647          1,931
         3.00 - 3.99%......                 41,087          31,983         29,473         27,524
         4.00 - 4.99%......                 18,451          18,726         22,896         16,927
         5.00 - 5.99%......                  1,902           2,968          6,952         27,928
         6.00 - 6.99%......                  1,233           1,870          5,876         47,253
         7.00 - 7.99%......                     --              --             --         11,249
                                      ------------      ----------    -----------     ----------
              Total........           $    155,596      $  145,072    $   130,227     $  132,812
                                      ============      ==========    ===========     ==========

        Time Deposits by Maturities. The following table sets forth the amount and maturities of time deposits at March 31, 2004.

                                                                      Amounts Due
                                           ---------------------------------------------------------------------------
                                           Less Than       1-2          2-3          3-4         After
                                           One Year       Years        Years        Years       4 Years       Total
                                           ----------   ----------   ----------   ----------   ----------   ----------
                                                                       (In Thousands)
0.00 - 0.99% ...........................   $   18,631   $    1,834   $       34   $       --   $       --   $   20,499
1.00 - 1.99% ...........................       15,258        6,063          914        7,685           39       29,959
2.00 - 2.99% ...........................        5,519       20,486       15,543          372          545       42,465
3.00 - 3.99% ...........................        6,022        9,245       23,962        1,479          379       41,087
4.00 - 4.99% ...........................       10,659        6,129        1,303          360           --       18,451
5.00 - 5.99% ...........................          751          317          828            5            1        1,902
6.00 - 6.99% ...........................          416          804           --           12            1        1,233
7.00 - 7.99% ...........................           --           --           --           --           --           --
                                           ----------   ----------   ----------   ----------   ----------   ----------
     Total .............................   $   57,256   $   44,878   $   42,584        9,913   $      965   $  155,596
                                           ==========   ==========   ==========   ==========   ==========   ==========

        The following table sets forth information concerning Home Federal's time deposits and other deposits at March 31, 2004.

Weighted
 Average                                                                                     Percentage
Interest                                                                          Minimum     of Total
  Rate      Term              Category                                Amount      Balance     Deposits
--------    --------------    --------------------------------   --------------   -------    ----------
                                                                 (In Thousands)
  0.20%     N/A               Regular savings                       $   24,620    $    50          7.47%
  0.29      N/A               Interest-bearing demand deposits          53,419         50         16.21
    --      N/A               Noninterest-bearing demand
                               deposits                                 30,325         50          9.20
  0.64      N/A               Money market accounts                     33,928      1,000         10.30
  0.20      N/A               Medical savings accounts                  31,627         25          9.60

                              Certificates of Deposit
                              --------------------------------

  1.00      1-12 months       Fixed term, fixed rate                    27,020        500          8.20
  2.10      13-24 months      Fixed term, fixed rate                    36,492        500         11.07
  3.49      25-36 months      Fixed term, fixed rate                    34,051        500         10.33
  3.16      37-60 months      Fixed term, fixed rate                    56,964        500         17.29
  4.62      Over 60 months    Fixed term, fixed rate                       337        500          0.10
  0.90      18 months         Other                                        732        500          0.23
                                                                    ----------               ----------
                                TOTAL                               $  329,515                   100.00%
                                                                    ==========               ==========

        The following table indicates the amount of Home Federal's jumbo certificates of deposit by time remaining until maturity as of March 31, 2004. Jumbo certificates of deposit are certificates in amounts of $100,000 or more.

                                                         Certificates of
                                                              Deposit
                   Maturity Period                       $100,000 and More
        ----------------------------------------         -----------------
                                                          (In Thousands)

        Three months or less.....................        $           3,450
        Over three through six months............                    2,321
        Over six through twelve months...........                    4,750
        Over twelve months.......................                   20,954
                                                         -----------------
            Total................................        $          31,475
                                                         =================

        Deposit Flow. The following table sets forth the balances of deposits in the various types of accounts offered by Home Federal at the dates indicated.

                                                                                                  At September 30,
                                                              At March 31,             ------------------------------------
                                                                 2004                                   2003
                                                ------------------------------------   ------------------------------------
                                                              Percent                                 Percent
                                                                of         Increase/                     of      Increase/
                                                  Amount       Total      (Decrease)     Amount        Total     (Decrease)
                                                ----------    ---------   ----------   ----------    ---------   ----------
                                                                             (Dollars in Thousands)
Savings deposits .......................        $   24,620         7.47%  $      197   $   24,423         8.11%  $    1,216
Demand accounts ........................            83,744        25.41       11,578       72,166        23.95        5,399
Money market accounts ..................            33,928        10.30        1,800       32,128        10.66       (3,379)
Medical savings accounts ...............            31,627         9.60        4,143       27,484         9.12        3,420
Fixed rate certificates that mature in
 the year ending:
    Within 1 year ......................            56,793        17.24         (781)      57,574        19.11       (1,249)
    After 1 year, but within 2 years....            44,608        13.54        5,865       38,743        12.86       13,262
    After 2 years, but within 5 years ..            53,456        16.22        5,677       47,779        15.86        2,942
    After 5 years ......................                 8           --         (109)         117         0.04          102
Other ..................................               731         0.22         (128)         859         0.29         (213)
                                                ----------    ---------   ----------   ----------    ---------   ----------
                                                $  329,515       100.00%  $   28,242   $  301,273       100.00%  $   21,500
                                                ==========    =========   ==========   ==========    =========   ==========

                                                                                 At September 30,
                                                          ------------------------------------------------------------------
                                                                           2002                                2001
                                                          --------------------------------------    ------------------------
                                                                          Percent                                  Percent
                                                                            of         Increase/                      of
                                                            Amount        Total       (Decrease)      Amount        Total
                                                          ----------    ----------    ----------    ----------    ----------
                                                                               (Dollars in Thousands)
Savings deposits .................................        $   23,207          8.29%   $      390    $   22,817          8.57%
Demand accounts ..................................            66,767         23.86         9,229        57,538         21.61
Money market accounts ............................            35,507         12.69         2,798        32,709         12.28
Medical savings accounts .........................            24,064          8.60         3,624        20,440          7.68
Fixed rate certificates that mature in
 the year ending:
    Within 1 year ................................            58,823         21.03       (49,661)      108,483         40.72
    After 1 year, but within 2 years .............            25,481          9.11         9,192        16,289          6.12
    After 2 years, but within 5 years ............            44,837         16.03        38,374         6,463          2.43
    After 5 years ................................                15          0.01           (22)           37          0.01
Other ............................................             1,071          0.38          (468)        1,540          0.58
                                                          ----------    ----------    ----------    ----------    ----------
                                                          $  279,772        100.00%   $   13,456    $  266,316        100.00%
                                                          ==========    ==========    ==========    ==========    ==========

        Borrowings. Customer deposits are the primary source of funds for our lending and investment activities. We do, however, use advances from the Federal Home Loan Bank of Seattle to supplement our supply of lendable funds to meet short-term deposit withdrawal requirements and also to provide longer term funding to better match the duration of selected loan and investment maturities.

        As one of our capital management strategies, we have used borrowings from the Federal Home Loan Bank of Seattle to fund the purchase of investment securities in order to increase our net interest income when attractive opportunities exist. Depending upon the retail banking activity and the availability of excess post-stock offering capital that may be provided to us, we will consider and undertake additional leverage strategies within applicable regulatory requirements or restrictions. We expect these borrowings would primarily consist of Federal Home Loan Bank of Seattle advances. We may also consider increasing our use of borrowed funds prior to the offering of Home Federal Bancorp capital stock in order to reduce the exposure of investing the sizable amount of the net proceeds from the stock offering at single point in the interest rate cycle.

        As a member of the Federal Home Loan Bank of Seattle, we are required to own its capital stock and are authorized to apply for advances on the security of the stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made individually under various terms pursuant to several different credit programs, each with its own interest rate and range of maturities. We maintain a committed credit facility with the Federal Home Loan Bank of Seattle that provides for immediately available advances up to an aggregate of 40% of total assets, or $198.7 million as of March 31, 2004. At March 31, 2004, our outstanding advances from the Federal Home Loan Bank of Seattle totaled $113.1 million.

         The following table sets forth information regarding our borrowings at the end of and during the periods indicated. The table includes both long- and short-term borrowings.

                                                                   At or For the
                                                                  Six Months Ended                   Year Ended
                                                                      March 31,                    September 30,
                                                                ---------------------   -------------------------------------
                                                                  2004         2003        2003          2002        2001
                                                                ---------   ---------   ----------    ----------   ----------
                                                                                   (Dollars in Thousands)
Maximum amount of borrowing outstanding at any month end:
    Federal Home Loan Bank advances..........................   $ 116,735   $ 104,478   $  112,285    $   97,409   $   74,759

Approximate average borrowings outstanding:
    Federal Home Loan Bank advances..........................     108,637      98,818      102,173        86,577       66,910

Approximate weighted average rate paid on:
    Federal Home Loan Bank advances..........................        4.23%       4.62%        4.53%         5.14%        6.32%

                                                                                       At September 30,
                                                                At March 31,  ------------------------------------
                                                                   2004         2003         2002         2001
                                                                -----------   ---------   ----------    ----------
                                                                                     (Dollars in Thousands)
Balance outstanding at end of period:
    Federal Home Loan Bank advances..........................   $   113,074   $  96,527   $   91,008    $   73,394

Weighted average rate paid on:
    Federal Home Loan Bank advances..........................          4.08%       4.64%        4.85%         5.78%

Subsidiaries and Other Activities

        Home Federal has one wholly-owned subsidiary, Idaho Home Service Corporation, which was established in 1981 as Home Service Corporation for the purpose of facilitating various business activities. Most recently, its activities included the sale of investment and insurance products through an affiliation with Lincoln Financial Advisor from 1998 to 2000. Since 2000, Idaho Home Service Corporation has been inactive.

Competition

        We face intense competition in originating loans and in attracting deposits within our targeted geographic market. We compete by leveraging our full service delivery capability comprised of convenient branch locations, including five branches located inside Wal-Mart Superstores offering extended banking hours, call center and Internet banking, and consistently delivering high-quality, individualized service to our customers that result in a high level of customer satisfaction.

        We currently rank fifth in terms of deposits, among the 20 federally-insured depository institutions in Ada and Canyon Counties, our primary market area. Our key competitors are U.S. Bank, Wells Fargo, Washington Mutual, Key Bank, Washington Federal and Farmers & Merchants State Bank. These competitors control approximately 75.25% of the deposit market with deposits of $3.57 billion, of the $4.75 billion total deposits in Ada and Canyon Counties as of June 30, 2003. Aside from these traditional competitors, credit unions, insurance companies and brokerage firms are an increasingly competing challenge for consumer deposit relationships. We also compete for loans and deposits with single branch offices in Gem and Elmore Counties.

        Our competition for loans comes principally from mortgage bankers, commercial banks, thrift institutions, credit unions and finance companies. Several other financial institutions, including those previously mentioned, have greater resources than we do and compete with us for lending business in our targeted market area. Among the advantages of some of these institutions are their ability to make larger loans, finance extensive advertising campaigns, access lower cost funding sources and allocate their investment assets to regions of highest yield and demand. This competition for the origination of loans may limit our future growth and earnings prospects.

Employees

        At March 31, 2004, we had 210 full-time employees and 26 part-time employees. Our employees are not represented by any collective bargaining group. We consider our employee relations to be good.

Properties

        At March 31, 2004, we had 15 full service banking offices and two loan centers, ten of which are leased. During the year ended September 30, 2003, we closed three branch offices, which resulted in the disposition of $530,000 in assets. We retained all of the deposit and loan accounts associated with these closure of these branch offices. We also have received approval from the Office of Thrift Supervision for the sale of a branch facility located in Jerome, Idaho, which is scheduled to close on April 2, 2004. At March 31, 2004, the net book value of our investment in premises, equipment and leaseholds was approximately $9.2 million. The net book value of the data processing and computer equipment utilized by us at March 31, 2004 was approximately $654,000.

        The following table provides a list of our main and branch offices and indicates whether the properties are owned or leased:

                                                                            Lease
                                                         Leased or       Expiration     Net Book Value at         Square
Location                                                   Owned            Date          March 31, 2004         Footage
----------------------------------                     ---------------  ------------- ---------------------     -----------
                                                                                      (Dollars in Thousands)
ADMINISTRATIVE OFFICE

500 12th Avenue South                                      Owned             N/A         $         3,952            34,014
Nampa, Idaho 83651 (1)(2)

BRANCH OFFICES:

Downtown Boise (2)
800 West State Street
Boise, Idaho 83702                                         Leased        August 2010                  65             3,500

Parkcenter (2)
871 East Parkcenter Boulevard
Boise, Idaho 83706                                          Owned            N/A                   1,470             4,500

Fairview (2)
10443 Fairview Avenue                                  Building owned
Boise, Idaho 83704                                       Land leased      June 2070                  298             2,500

Meridian (2)
55 East Franklin Road
Meridian, Idaho 83642                                       Owned            N/A                   1,055             4,000

Caldwell (2)
923 Dearborn
Caldwell, Idaho 83605                                       Owned            N/A                   1,507             4,500

Mountain Home (2)
400 North 3rd East
Mountain Home, Idaho 83647                                  Owned            N/A                     121             2,600

Emmett (2)
250 South Washington Avenue
Emmett, Idaho 83617                                         Owned            N/A                     242             2,600

Boise (3)
8300 West Overland Road
Boise, Idaho 83709                                         Leased         May 2005                   135               695

Meridian (3)
4051 East Fairview Avenue
Meridian, Idaho 83642                                      Leased         May 2005                   138               695

                                                                            Lease
                                                         Leased or       Expiration     Net Book Value at         Square
Location                                                   Owned            Date          March 31, 2004         Footage
----------------------------------                     ---------------  ------------- ---------------------     -----------
                                                                                      (Dollars in Thousands)
Jerome (3) (4)
2680 S. Lincoln                                            Leased        April 2004      $           127               535
Jerome, Idaho 83338

Nampa (3)
2100 12th Avenue Road
Nampa, Idaho 83651                                         Leased         May 2005                   132               695

Caldwell (3)
5108 East Cleveland Boulevard
Caldwell, Idaho 83605                                      Leased         May 2005                   124               695

Garden City (3)
7319 West State Street
Boise, Idaho 83714                                         Leased         May 2005                   205               695

Hispanic Cultural Center
315 Stampede Drive
Nampa, Idaho 83687                                         Leased       October 2005                  26               235

LOAN OFFICES:

Westgate
7978 Fairview Avenue
Boise, Idaho 83704                                         Leased         May 2004                     7             2,500

Meridian
111 East 1st Street                                        Leased       December 2009                 76             2,600
Meridian, Idaho 83642

----------
(1) Includes home branch
(2) Drive-up ATM available.
(3) Wal-Mart locations.
(4) Branch and deposits of $1.1 million were sold April 2, 2004.

         We are currently in the process of designing and obtaining permits for a branch in Eagle, Idaho.

Legal Proceedings

         From time to time we are involved as plaintiff or defendant in various legal actions arising in the normal course of business. We do not anticipate incurring any material liability as a result of such litigation, nor do we expect any material impact on our financial position, results of operations or cash flows.

                                   MANAGEMENT

Management of Home Federal Bancorp

         The Board of Directors of Home Federal Bancorp will consist of the same individuals who serve as directors of Home Federal. The Board of Directors of Home Federal Bancorp will be divided into three classes, each of which contains approximately one-third of the directors. The directors shall be elected by the stockholders of Home Federal Bancorp, including Home Federal MHC, for three-year terms, or until their successors are elected. One class of directors, consisting of N. Charles Hedemark and Thomas W. Malson, has a term of office expiring at the first annual meeting of stockholders after the completion of the offering. A second class of directors, consisting of Fred H. Helpenstell, Richard J. Schrandt and Daniel L. Stevens, has a term of office expiring at the second annual meeting of stockholders after the completion of the offering. The third class of directors, consisting of Robert A. Tinstman and James R. Stamey, has a term of office expiring at the third annual meeting of stockholders after the completion of the offering.

         The following individuals are the executive officers of Home Federal Bancorp and hold the offices set forth opposite their names.


         Name                       Position Held With Home Federal Bancorp
         --------------------       --------------------------------------------

         Daniel L. Stevens          Chairman of the Board, President and Chief
                                    Executive Officer

         Robert A. Schoelkoph       Senior Vice President, Treasurer and Chief
                                    Financial Officer

         Roger D. Eisenbarth        Senior Vice President and Secretary

         The executive officers of Home Federal Bancorp are elected annually and hold office until their respective successors have been elected or until death, resignation or removal by the Board of Directors.

         Information concerning the principal occupations, employment and compensation of the directors and executive officers of Home Federal Bancorp is set forth under "- Management of Home Federal" and "- Executive Officers Who Are Not Directors." Directors of Home Federal Bancorp initially will not be compensated by Home Federal Bancorp but will serve and be compensated by Home Federal. It is not anticipated that separate directors' fees will be paid to directors of Home Federal Bancorp until such time as these persons devote significant time to the separate management of Home Federal Bancorp's affairs, which is not expected to occur until Home Federal Bancorp becomes actively engaged in additional businesses other than holding the stock of Home Federal. Home Federal Bancorp may determine that such compensation is appropriate in the future.

Management of Home Federal

         Because Home Federal is a federally-chartered mutual savings and loan association, its members have elected its Board of Directors. Upon completion of the stock offering, the directors of Home Federal immediately prior to the offering will continue to serve as directors of Home Federal in stock form. The Board of Directors of Home Federal in stock form will consist of seven directors divided into three classes, with approximately one-third of the directors elected at each annual meeting of stockholders. Because Home Federal Bancorp will be the only stockholder of Home Federal following the reorganization, the Board of Directors of Home Federal Bancorp will elect the directors of Home Federal.

         The following table sets forth certain information regarding the Board of Directors of Home Federal.

                                 Age as of                                           Director     Current Term of
Name                          March 31, 2004    Position Held With Home Federal       Since       Office Expires
-------------------------     --------------    --------------------------------     --------     ---------------
Daniel L. Stevens                   60          Chairman of the Board, President       1996            2006
                                                  and Chief Executive Officer
Fred H. Helpenstell, M.D.           73          Director                               1991            2006
Thomas W. Malson                    74          Director                               1986            2005
N. Charles Hedemark                 61          Director                               1983            2005
Richard J. Schrandt                 53          Director                               1995            2006
James R. Stamey                     60          Director                               2001            2007
Robert A. Tinstman                  57          Director                               1999            2007

         The business experience of each director for at least the past five years is set forth below.

         Daniel L. Stevens is President and Chief Executive Officer of Home Federal, a position he has held since joining Home Federal in 1995. Mr. Stevens became a director in 1996 and has served as Chairman of the Board since 2001. He has been in the financial services industry for over 30 years and has served as a senior officer or chief executive officer for four other mutual and stock thrifts during his career. He is Vice Chairman of the Board of Directors of the Federal Home Loan Bank of Seattle, as well as serving as the Chairman of the Audit Committee and a member of the Financial Operations Committee. Mr. Stevens has been a director of the Federal Home Loan Bank of Seattle for eight years. He serves on America's Community Bankers Federal Home Loan Bank System Committee and the America's Community Bankers Credit Union Working Group, and co-chairs the Idaho Bankers Association Credit Union Task Force. He is Chairman of the Board of Directors and Executive Committee of the Boise Metro Chamber of Commerce and serves as a director for the Idaho Community Bankers Association, Idaho Community Reinvestment Corporation and the Midwest Conference of Community Bankers. He is a director of the Boise State University Foundation, past member of the Boise Philharmonic Association Board of Directors, past member of the Idaho Supreme Court Advisory Council and past Chairman of the United Way of Treasure Valley and the Nampa Neighborhood Housing Services Board of Directors.

         Fred H. Helpenstell, M.D. is a retired physician. Dr. Helpenstell earned his Bachelors Degree in chemistry and zoology from Grinnell College, Iowa and his medical degree from the University of Illinois Medical School. After becoming an orthopedic surgeon, he opened a practice in Idaho. He served on the Idaho State Board of Medical Examiners from 1968 until 1975 and was President of the Board of Directors of Mercy Medical Center in Nampa. After volunteering his orthopedic skills in Nepal, he spent seven years as chair of the Nepal Program for Health Volunteers Overseas. Dr. Helpenstell is a director of Terry Reilly Health Services, the Boise Philharmonic Association and the Boise Philharmonic Foundation.

         Thomas W. Malson has been the owner and Chief Executive Officer of Robertson Supply, Inc., a wholesale pipe distributor, located in Nampa, Idaho since 1959.

         N. Charles Hedemark is Executive Vice President and Chief Operating Officer of Intermountain Gas Company, a natural gas utility company, where he has been an employee since 1965. Mr. Hedemark is a graduate of Albertson College of Idaho and the Executive Program at Stanford University. He is the immediate past president of the Northwest Gas Association in Portland, Oregon and the Commission of the Capital City Development Corporation. He is past Chairman of Blue Cross of Idaho's Board of Directors, the Boise Metro Chamber of Commerce and the United Way of Ada County, and past President of the Boise School Foundation.

         Richard J. Schrandt is retired after owning D&B Supply Co., Inc., a home and farm supply business, from 1985 until 2002. Mr. Schrandt is a member of the Caldwell Rotary Club.

         James R. Stamey is a retired banker, having been employed by U.S. Bank from 1985 until 2001, where he last served as President of U.S. Bank, Idaho and Executive Vice President and Manager of Corporate Banking of the Intermountain Region. Mr. Stamey is President of the Library Foundation. He also served as President of the Idaho Association of Commerce and Industry and served on the Board of Directors for the Boise Philharmonic, the Idaho Bankers Association and the Boise Rotary Club.

         Robert A. Tinstman has been Executive Chairman of the James Construction Group, LLC, a construction company, since May 2002. Prior to that, Mr. Tinstman was the sole owner of Tinstman & Associates, a construction consulting company, from May 1999 until May 2002. He served as President and Chief Executive Officer of the Morrison-Knudsen Company from 1995 until February 1999, where he had been employed since May 1974.

Executive Officers Who Are Not Directors

         Each of the executive officers of Home Federal will retain his or her office following the reorganization. Officers are elected annually by the Board of Directors of Home Federal. The business experience for at least the past five years for each of the five executive officers of Home Federal, who do not serve as directors, is set forth below.

         Robert A. Schoelkoph is Senior Vice President, Treasurer and Chief Financial Officer of Home Federal and is 51 years of age. Mr. Schoelkoph joined Home Federal in 1980. Mr. Schoelkoph was controller of Home Federal from 1980 until 1983 and has served as Chief Financial Officer and Treasurer since 1983. He is a member of the Board of Directors and past Chairman of the Idaho Employers Council and a member of the Board of Directors of the Nampa Shelter Foundation. Mr. Schoelkoph is a certified public accountant.

         Roger D. Eisenbarth is Senior Vice President, Secretary and Chief Lending Officer of Home Federal and is 57 years of age. Mr. Eisenbarth joined Home Federal as Vice President, Caldwell Branch Manager in 1978, and has served in his current capacity since November 1993. Prior to joining Home Federal, Mr. Eisenbarth served in various branch and regional management positions with Bank of Idaho and Idaho First National Bank. He is currently active in Leadership Nampa of the Nampa Chamber of Commerce, is on the Board of Directors of the economic development organizations, Caldwell Unlimited, Inc. and the Idaho Community Reinvestment Corp., and is an honorary Board member and past President of Caldwell Night Rodeo.

         Lynn A. Sander is Senior Vice President/Retail Banking of Home Federal and is 51 years of age. Ms. Sander joined Home Federal in May 2000. Ms. Sander served as Vice President/Sales Management from May 2000 until she was appointed to her current position in July 2001. Prior to that, she was Senior Vice President, Account Manager for Fairmont/Aspen Performance Group, a sales and service consulting company, from June 1999 to May 2000. From 1987 until December 1998, Ms. Sander was employed by KeyBank of Idaho and its affiliate KeyCorp Management Company, where her last position was Vice President/Core Banking Territory Manager. She was Fundraising Chairman of the Idaho Anne Frank Human Rights Memorial, and currently serves as a member of the Board of Directors of the United Way of Treasure Valley and a member of the Leukemia Cup Committee of the Leukemia Society. Ms. Sander will chair the Treasure Valley United Way Campaign for 2004-2005.

         Denis J. Trom is Senior Vice President/Human Resources of Home Federal and is 58 years of age. Mr. Trom joined Home Federal in April 2002. Mr. Trom was previously employed by U. S. Bancorp, Minneapolis, Minnesota from 1978 until 2002. He held various human resource, training and organizational development positions with U.S. Bancorp during his 23 years of employment, most recently serving as Vice President/Senior Regional Human Resources Consulting Manager from 1999 until 2002. Mr. Trom is active in the Society for Human Resource Management, American Society for Training & Development, the Professional Association for Compensation, Benefits and Total Rewards, and church activities.

         Karen Wardwell is Senior Vice President/Operations and Technology of Home Federal and is 47 years of age. Ms. Wardwell joined Home Federal in August 2001 as Vice President and Director of Internal Audit, a position she held until she was promoted to Director of Retail Operations in 2002 and then to her current position in May

2003. Ms. Wardwell was previously employed by Wells Fargo, formerly First Security Bank, Boise, Idaho, from 1998 until August 2001. She served as Assistant Vice President and Manager of various production groups within the Consumer Loan Service Center. Prior to that, she was employed at West One Bank, from 1981 until August 1996. In her 15-year career with West One, she held various positions in operations and information technology. Her last position was Assistant Vice President and Manager in the Consumer Loan Service Center. Ms. Wardwell is in her final year of the BAI Graduate School of Operations and Technology at Vanderbilt University. She is a member of the Leadership Boise program of the Boise Area Chamber of Commerce, and a member of the Scholarship Committee and former Board Treasurer of the Boise Capital Soccer Club.

Meetings and Committees of the Board of Directors

         Our Board of Directors meets monthly. During the year ended September 30, 2003, the Board of Directors held 12 regular meetings and one strategic planning session. No director missed more than one meeting of the total meetings of the Board of Directors and committees on which such director served during this period. We currently have standing Audit, Loan, Compensation, Nominating and Asset-Liability Committees.

         The Audit Committee is comprised of Directors Tinstman (Chairman), Hedemark, Schrandt and Stamey. The Audit Committee meets quarterly and on an as needed basis. The Audit Committee evaluates the effectiveness of Home Federal's internal controls for safeguarding its assets and ensuring the integrity of the financial reporting. The Committee hires the independent auditors and reviews the audit report prepared by the independent auditors. This committee met four times during the year ended September 30, 2003.

         The Loan Committee is comprised of the members of the Board of Directors, the Chief Lending Officer, the Residential Lending Operations Manager and a staff underwriter. Mr. Stevens is the Chairman of this Committee. The Loan Committee meets as needed to monitor loan, investment and funding activities; and to establish, review and revise loan and investment policies and practices. This Committee met three times in addition to regular Board of Directors' meetings during the year ended September 30, 2003. Loan Committee members receive no additional fees for serving on the Committee.

         The Compensation Committee is comprised of Directors Hedemark (Chairman), Helpenstell, Malson and Stevens (ex-officio). The Compensation Committee meets annually and on an as needed basis. The Committee provides general oversight to the personnel, compensation and benefits related matters of Home Federal. This Committee met three times during the year ended September 30, 2003.

         The Nominating Committee is comprised of two Board members, one of whom serves as Chairman. The Nominating Committee is appointed annually by the Chairman of the Board. Members of the Committee are selected from the pool of directors who are not up for election during the appointment year. The Nominating Committee meets annually and on an as needed basis and is responsible for selecting qualified individuals to fill expiring director's terms and openings on the Board of Directors. This Committee met once during the year ended September 30, 2003. Nominating Committee members receive no additional fees for serving on the Committee.

         The Asset-Liability Committee is comprised of the entire Board of Directors. The Committee reviews and gives general direction to the activities of the management Asset-Liability Committee. The Asset-Liability Committee meets as a part of the regular monthly Board meetings, and its members receive no additional fees for serving on the Committee.

Directors' Compensation


        Directors' Fees. In the past, members of Home Federal's Board of Directors have received a monthly retainer of $1,000. Each director, except for Chairman Stevens, also received $250 for each committee meeting attended and the committee chair received an additional $50 per committee meeting attended. Total fees paid to directors during the year ended September 30, 2003 were $90,100.


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


In June 2004, the Board of Directors voted to increase the fees, and Board members now receive an annual retainer of $15,000 and also receive $750 for each committee meeting attended.


        Deferred Incentive Plan. Home Federal maintains a nonqualified deferred incentive plan for directors. All members of the Board of Directors participate in the plan. The plan provides an incentive award percentage determined by reference to Home Federal's return on assets and return on equity for the year. Each year, the percentage is determined and multiplied by the participant's director's fees for the year. The resulting amount is set aside in an unfunded deferral account for that participant. Participants may also elect to defer all or a part of their directors' fees into the deferral account under the plan. The deferral accounts are credited annually with an earnings percentage equal to Home Federal's return on equity percentage for the year. Upon the participant's termination of service, the value of the participant's combined deferral accounts will begin to be paid. Hardship distributions are permitted. The plan also provides a death benefit equal to the greater of the value of the participant's deferral accounts, or a fixed death benefit ranging from $38,000 to $231,000, as set forth in the particular participant's agreement. All benefits are paid over 120 months, and during that period, the deferral account is adjusted for interest. For the year ended September 30, 2003, $119,000 was credited to the deferral accounts of all of the participants, with each participant being allocated the amount required under the plan.

        Indexed Retirement Plan. Home Federal also maintains an unfunded nonqualified retirement plan for directors. All members of the Board of Directors participate in the plan. Each year under the plan, each director will be credited an amount equal to the difference between the actual cash surrender value of a life insurance policy and the value of a hypothetical account which is credited with an after-tax return based on an investment in one-year United States Treasury bonds, adjusted to reflect a pre-tax return. This is the primary benefit under the plan. Directors retiring on their normal retirement date or with more than ten years of service also receive a secondary benefit. The secondary benefit is an annual benefit, beginning upon the director's normal retirement age, which is generally equal to the difference between the earnings on the life insurance policy and the after-tax return on a hypothetical investment account, adjusted to reflect a pre-tax return. The primary benefit begins upon the director's normal retirement date (except in the case of early termination or disability, in which case the distribution begins upon the director's termination of service), and will be paid over 120 months without an interest adjustment. The secondary benefit, if payable, will be paid over the director's life (or 10 years, if the director terminates service for reasons other than normal retirement). If the director's services are terminated within 24 months following a change in control, the primary and secondary benefit will be paid over 120 months beginning upon the director's termination of service. The plan defines the term "change in control" as having occurred when (1) any person, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (with the exception of Home Federal Bancorp or certain persons acting on behalf of Home Federal Bancorp), is or becomes the beneficial owner of 25% or more of the combined voting power of Home Federal Bancorp's then outstanding securities; (2) individuals who are members of the Board cease for any reason to constitute at least a majority thereof (with certain exceptions);
(3) the stockholders of Home Federal Bancorp approve a merger of consolidation of Home Federal Bancorp with any other corporation (other than certain mergers or consolidations where either there is continued ownership of at least 50% of the combined voting power of Home Federal Bancorp stockholders, or no person (as defined above) acquires more than 25% of the combined voting power of Home Federal Bancorp's then outstanding securities); or (4) the stockholders of Home Federal Bancorp approve a plan of complete liquidation or the sale or disposition by Home Federal Bancorp of all or substantially all of the assets of Home Federal Bancorp (or any transaction having a similar effect). The plan also provides a lump sum death benefit. All plan benefits are fully vested. For the year ended September 30, 2003, $210,000 was credited to the accounts of all of the participants, with each participant being allocated the amount required under the plan.

        Split Dollar Death Benefits. Home Federal has also entered into life insurance split dollar agreements with each of the members of the Board of Directors, except for Thomas W. Malson, whereby their beneficiaries will receive certain death benefits if the director should die while a member of the Board. Home Federal has purchased life insurance policies for each participant in order to provide the benefit, and Home Federal pays all premiums due on the policies. Home Federal is entitled to an amount equal to the greater of the cash value of the insurance policies or the aggregate premiums paid by Home Federal less any outstanding indebtedness to the insurer.

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

Executive Compensation

         Summary Compensation Table. The following table sets forth a summary of certain information concerning the compensation paid by Home Federal, including amounts deferred to future periods by the officers, for services rendered in all capacities during the year ended September 30, 2003 to the President and Chief Executive Officer of Home Federal and the three other most highly compensated executive officers of Home Federal who received total annual salary and bonus in excess of $100,000, also known as "named executive officers."

                                                 Annual Compensation (1)       Compensation Awards (2)
                                                ---------------------------- --------------------------
                                                                              Restricted
                                    Fiscal                                       Stock                        All Other
Name and Principal Position          Year         Salary      Incentive (3)      Award        Options     Compensation (4)
--------------------------------  ----------    ----------   --------------- -------------  -----------  ------------------
Daniel L. Stevens                    2003        $184,008        $117,635         --            --            $174,399
  President and
    Chief Executive Officer

Robert A. Schoelkoph                 2003         100,011          63,936         --            --              53,995
  Chief Financial Officer

Roger D. Eisenbarth                  2003          96,000          61,372         --            --              68,419
  Chief Credit Officer

Lynn A. Sander                       2003          88,082          56,310         --            --              56,874
  Senior Vice President
    of Retail Banking

----------
(1) Home Federal provides the executive officers with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of these benefits is not included in this table.
(2) As a mutual institution, Home Federal does not have any stock option or restricted stock plans. Home Federal does, however, intend to adopt such plans following the reorganization. See "- Benefits - Other Stock Benefit Plans."
(3) Incentive amounts were accrued for fiscal 2003 and paid on November 5, 2003. The incentive compensation was based on a combination of both individual and Home Federal income performance. Individual performance standards were established at the beginning of the fiscal year.
(4) Includes the following amounts: for Mr. Stevens, employer matching contributions to 401(k) of $5,750, accrual made under salary continuation agreement of $80,325 and compensation credited under deferred incentive agreement of $88,324; for Mr. Schoelkoph, employer matching contributions to 401(k) of $4,980, accrual made under salary continuation agreement of $20,213 and compensation credited under deferred incentive agreement of $28,802; for Mr. Eisenbarth, employer matching contributions to 401(k) of $4,800, accrual made under salary continuation agreement of $28,598 and compensation credited under deferred incentive agreement of $35,021; and for Ms. Sander, employer matching contributions to 401(k) of $4,601, accrual made under salary continuation agreement of $25,489 and compensation credited under deferred incentive agreement of $26,784.


         Employment Agreements for Chief Executive Officer. In connection with the reorganization, Home Federal Bancorp and Home Federal intend to enter into separate three-year employment agreements with Daniel L. Stevens. Under the employment agreements, the aggregate initial base salary level for Mr. Stevens will be $205,000, which amount may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the initial date of the employment agreements, the term of the agreements will be extended for an additional year unless notice is given by the Board of Directors to Mr. Stevens at least 90 days prior to the anniversary date. The agreements may be terminated by Home Federal or Home Federal Bancorp, as appropriate, at any time, by Mr. Stevens if he is assigned duties inconsistent with his initial position, duties and responsibilities, or upon the occurrence of certain events. If Mr. Stevens's employment is terminated without cause or upon his voluntary termination following the occurrence of an event described in the preceding sentence, Home Federal or Home Federal Bancorp, as appropriate, would be required to honor the terms of the agreement through the expiration of the then current term, including payment of cash compensation and continuation of employee benefits.

         The employment agreements also provide for a severance payment and other benefits if Mr. Stevens is involuntarily terminated within 12 months following a change in control of Home Federal Bancorp. The agreements authorize severance payments on a similar basis if Mr. Stevens voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties and responsibilities immediately prior to the change in control. The agreements define the term "change in control" as having occurred when (1) any person, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (with the exception of Home Federal Bancorp or certain persons acting on behalf of Home Federal Bancorp), is or becomes the beneficial owner of 25% or more of the combined voting power of Home Federal Bancorp's then outstanding securities; (2) individuals who are members of the Board cease for any reason to constitute at least a majority thereof (with certain exceptions); (3) the stockholders of Home Federal Bancorp approve a merger of consolidation of Home Federal Bancorp with any other corporation (other than certain mergers or consolidations where either there is continued ownership of at least 50% of the combined voting power of Home Federal Bancorp stockholders, or no person (as defined above) acquires more than 25% of the combined voting power of Home Federal Bancorp's then outstanding securities); or
(4) the stockholders of Home Federal Bancorp approve a plan of complete liquidation or the sale or disposition by Home Federal Bancorp of all or substantially all of the assets of Home Federal Bancorp (or any transaction having a similar effect).

         The maximum value of the severance benefits under each employment agreement is 2.99 times Mr. Stevens's average annual compensation during the five-year period prior to the effective date of the change in control (known as the base amount). The employment agreements provide that the value of the maximum benefit be distributed in the form of a lump sum cash payment equal to
2.99 times Mr. Stevens's base amount, and continued coverage under Home Federal Bancorp's and Home Federal's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed
2.99 times his base amount. Assuming that a change in control had occurred at March 31, 2004 and that Mr. Stevens elected to receive a lump sum cash payment, he would be entitled to a payment of approximately $692,000. Section 280G of the Internal Revenue Code provides that severance payments (either separately or in conjunction with other payments made on account of a change in control) that equal or exceed three times the individual's base amount will result in Mr. Stevens receiving "excess parachute payments" if the payments are conditioned upon a change in control. Individuals receiving parachute payments in excess of
2.99 times of their base amount are subject to a 20% excise tax on the amount by which the value of the individual's change in control benefits exceed one times the individual's base amount (the excess parachute payment). If excess parachute payments are made, Home Federal Bancorp and Home Federal would not be entitled to deduct the amount of these excess payments. The employment agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.


        Severance Agreements for Executive Officers. In connection with the reorganization, Home Federal intends to enter into three-year change in control severance agreements with each of Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander, Denis J. Trom and Karen Wardwell. On each anniversary of the initial date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board or an authorized committee of the Board. The severance agreements also provide for a severance payment and other benefits if the executive is involuntarily terminated after a change in control of Home Federal Bancorp. The agreement also authorizes severance payments where the executive voluntarily terminates employment following a change in control because of being assigned duties inconsistent with the executive's position, duties, responsibilities and status immediately prior to such change in control. The agreement defines the term "change in control" in the same manner as defined under Mr. Stevens's employment agreement, described above. The severance benefit is equal to 2.99 times the executive's average annual compensation during the five-year period prior to the effective date of the change in control (known as the base amount). This amount will be paid to the executive in a cash lump sum within 25 days after the later of the date of the change in control or the date of the executive's termination. Home Federal also will continue to pay, for the remaining term of the executive's agreement, the life, health and disability coverage of the executive and his/her eligible dependents. Assuming that a change in control had occurred at March 31, 2004 and that each executive elected to receive a lump sum cash payment, Messrs. Schoelkoph and Eisenbarth and Ms. Sander, the named executive officers, would be entitled to payments of approximately $384,000, $377,000 and $303,000, respectively. Plan benefits are reduced to the extent necessary to avoid the payment of an excise tax under
Section 280G of the Internal Revenue Code (relating to excess parachute payments upon a change in control).

        Deferred Incentive Plan for Executive Officers. Home Federal maintains an unfunded nonqualified deferred incentive plan for designated executive employees. Participation in the plan is at the discretion of the Board of Directors. The plan provides an incentive award percentage determined by reference to Home Federal's return on assets for the year. The incentive award is conditioned on Home Federal maintaining a stable-to-improving trend on return on assets. Each year, the percentage is determined and multiplied by the participant's base salary for the year. The resulting amount is set aside in an unfunded deferral account for that participant. The deferral account is credited annually with an earnings percentage equal to the percentage increase in Home Federal's net worth over the year. Upon the participant's termination of employment after the participant's normal retirement date or disability, or an involuntary termination within 24 months following a change in control of Home Federal Bancorp, the value of the participant's deferred account will begin to be paid. The agreement defines the term "change in control" in the same manner as defined under Mr. Stevens's employment agreement, described above. Upon the participant's termination of employment after the participant's early retirement date, the value of the participant's deferral account, reduced to reflect the early commencement of benefits, and further reduced by ten percent for each year of service less than ten, will begin to be paid. Upon the participant's termination of employment prior to the participant's early retirement date, the value of the participant's deferral account, reduced by ten percent for each year of service less than ten, will be paid beginning on the participant's normal retirement date. Hardship distributions are permitted. A death benefit also is provided under the plan equal to the greater of the value of the participant's deferral account, or $683,000, $613,000, $490,000 and $707,000 for
Messrs. Stevens, Schoelkoph and Eisenbarth and Ms. Sander, respectively. All benefits are paid over 180 months, and during that period, the deferral account is adjusted for interest. Benefits are reduced to the extent necessary to avoid the payment of an excise tax under Section 280G of the Internal Revenue Code (relating to excess parachute payments upon a change in control).

        Salary Continuation Plan for Executive Officers. Home Federal maintains an unfunded nonqualified deferred compensation plan for designated executive employees. Participation in the plan is at the discretion of the Board of Directors. Under the plan, if the participant makes the required contributions, then upon the participant's normal retirement date (age 65), the plan will pay a monthly benefit equal to 50% of the average of the participant's final 36 months of base salary (the final salary benefit), plus the participant's deferral account balance. The participant's deferral account balance is the sum of the participant's elective deferrals plus interest credited at prime minus one percent. The plan provides a reduced monthly benefit if the participant terminates employment as a result of early retirement (termination before age
65). The early retirement benefit is the participant's vested accrual balance plus the deferral account balance as defined above. Vesting occurs at a rate of ten percent per plan year. The plan also provides a disability benefit, which is the same as the early retirement benefit except that the benefit is fully vested. There is also a change in control benefit (if the participant is involuntarily terminated within 24 months following the change in control) equal to (1) the participant's accrual balance determined as of the end of the month preceding the change in control, (2) the participant's deferral account balance as defined above, and (3) 2.99 times the participant's base annual salary as of the change in control. Plan benefits are reduced to the extent necessary to avoid the payment of an excise tax under Section 280G of the Internal Revenue Code (relating to excess parachute payments upon a change in control). The agreement defines the term "change in control" in the same manner as defined under Mr. Stevens's employment agreement, described above. In the event of the participant's death, the participant's beneficiary would receive the sum of the participant's projected benefit and his deferral account balance as defined above. The participant's projected account is the final salary benefit the participant would have received had he attained age 65, assuming a 4% annual increase in the participant's base salary. The final salary benefit paid in connection with a participant's normal retirement will be paid in monthly payments over 180 months and other payments based on accrual balances will be paid over 180 months, with interest credited on unpaid amounts at 7.5% per year. Final salary benefits begin upon the participant's termination of service after the participant's normal retirement date, death or disability. Final salary benefits paid on account of early retirement begin upon the participant's attainment of age 65. The participant's deferral account balance will be paid in a lump sum within 90 days of the participant's termination of employment. Under the agreements, Messrs. Stevens, Schoelkoph and Eisenbarth and Ms. Sander would receive monthly benefits of approximately $9,000, $6,900, $5,200 and $6,500, respectively, upon retirement or after attaining the normal retirement age.

Benefits

         General. Home Federal currently provides health and welfare benefits to its employees, including hospitalization, comprehensive medical insurance, dental, life, short-term and long-term disability insurance, subject to certain deductibles and copayments by employees. Home Federal also provides certain retirements benefits. See Note 8 of the Notes to Consolidated Financial Statements.

         401(k) Plan. Home Federal maintains the Home Federal 401(k) Plan and Trust for the benefit of its eligible employees. The plan is intended to be a tax-qualified retirement plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Eligible employees of Home Federal are eligible to participate in the 401(k) part of the plan. Eligible employees of Home Federal who have completed one year of service are eligible to participate in the matching contribution and profit-sharing parts of the plan (except for employees employed on December 31, 1995, who are immediately eligible to participate in the plan.) Generally, participants direct the investment of the plan assets.

         During 2004, participants may contribute the lesser of $13,000 or 100% of their annual compensation through a pre-tax salary reduction election. The dollar limit increases to $14,000 in 2005 and $15,000 in 2006 and beyond. During 2004, participants 50 years of age or more, may elect to make an additional $3,000 pre-tax salary reduction election. The dollar limit increases to $4,000 in 2005 and $5,000 in 2006 and beyond. Home Federal matches 401(k) salary deferrals in such years and in such amounts as it determines in its discretion. Home Federal may also make profit-sharing contributions in such years and in such amounts as it determines in its discretion. Profit-sharing contributions, if made, are allocated proportionately based on compensation among participants who are actively employed on the last day of the plan year, or who have terminated employment during the year and have completed at least 501 hours of service during that plan year. Participants are at all times 100% vested in their salary reduction contributions and the earnings thereon. Participants vest in matching contributions and profit-sharing contributions and the earnings thereon at the rate of 20% per year, beginning with the completion of their second year of service with full vesting occurring after six years of service. For the plan's fiscal year ended December 31, 2003, Home Federal incurred contribution-related expenses of $129,000 in connection with the 401(k) plan. For the plan's fiscal year ended December 31, 2003, employees contributed $363,000 to the plan.

         Incentive Compensation Plan for Employees. Home Federal maintains an incentive compensation plan for employees. Participation in the plan is at the discretion of the Board of Directors. The plan provides a table that sets out an incentive award percentage. The incentive award percentage is determined by reference to Home Federal's return on assets and return on equity for the year. Each year, the percentage is determined and multiplied by the participant's base salary for the year. Awards are paid soon as practicable following the end of the performance period.

         Incentive Compensation Plan for Retail Employees. All customer service, sales and supervisory employees working in Home Federal's branches are eligible to participate in the Sales Excellence incentive plan. The plan is designed to recognize and reward outstanding sales and referral performance, increase sales and improve Home Federal's profitability, improve morale and teamwork, attract and retain the best employees, and improve overall customer retention. The plan pays a quarterly incentive based on each team's performance compared to stated goals. The amount of incentive paid varies by position, with district sales managers and stores sales managers receiving the largest incentives followed by sales associates and customer service associates. A year-end incentive bonus is paid if the branch meets or exceeds its total annual goals.

        Sales Commission Plans for Residential Real Estate Lending Employees. All residential real estate district managers, loan officers and loan originators are paid a monthly sales commission in addition to a base salary. Commissions are paid on closed and funded loans only. For loan originators, commissions are paid on each dollar of production over $250,000 per month and increase when production exceeds $1 million in any month. For loan officers and district managers, commissions vary based on the type of loan closed, with higher commissions paid for new purchase transactions. Commissions increase as volume targets are exceeded during the year. District managers also earn an additional commission based on the production of the loan officers and originators reporting directly to them. The Vice President, Sales Manager for residential real estate lending earns a monthly commission based on the overall production of all lenders and originators.

        Employee Severance Compensation Plan. Home Federal's Board of Directors intends to, in connection with the reorganization and stock offering, establish the Home Federal Employee Severance Compensation Plan which will provide eligible employees with severance pay benefits in the event of a change in control of Home Federal Bancorp following the stock offering. Management personnel with employment agreements or severance agreements are not eligible to participate in the severance plan. Generally, employees will be eligible to participate in the severance plan if they have completed at least one year of service with Home Federal. Employees will be credited with service prior to adoption of the plan. The severance plan vests in each participant a contractual right to the benefits the participant is entitled to thereunder. Under the severance plan, in the event of a change in control of Home Federal Bancorp, eligible employees who are terminated or terminate their employment within one year, for reasons specified under the severance plan, will be entitled to receive a severance payment. If a participant whose employment has terminated has completed at least one year of service, the participant will be entitled to a cash severance payment equal to three months for service of one to two years, six months for service of two to three years, and six months plus one month for each year of continuous employment over three years up to a maximum of one and one-half times the participant's annual compensation. A participant who is a middle manager of Home Federal prior to the change in control will receive a minimum payment equal to one-half of the participant's annual compensation. Individuals who are officers of Home Federal prior to the change in control will receive a minimum payment equal to the participant's annual compensation. These payments may tend to discourage takeover attempts by increasing costs to be incurred by Home Federal in the event of a takeover. If the provisions of the severance plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $4.2 million. It is management's belief, however, that substantially all of Home Federal's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the severance plan would be considerably less than the total amount that could possibly be paid under the severance plan.

        Employee Stock Ownership Plan. The Board of Directors of Home Federal Bancorp has authorized the adoption of an employee stock ownership plan for our eligible employees, subject to the completion of the reorganization and stock offering. The employee stock ownership plan will be known as the Home Federal Employee Stock Ownership Plan. The employee stock ownership plan will satisfy the requirements for an employee stock ownership plan under the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. Employees of Home Federal who have been credited with at least 1,000 hours of service during a designated 12-month period will be eligible to participate in the employee stock ownership plan.

        It is intended that the employee stock ownership plan will purchase 3.3% of the shares issued in the reorganization, including those issued to Home Federal MHC. This would range between 278,528 shares, assuming 8,500,000 shares are issued in the reorganization, and 376,832 shares, assuming 11,500,000 shares are issued in the reorganization. It is anticipated that the employee stock ownership plan will borrow funds from Home Federal Bancorp to purchase the shares. This loan will equal 100% of the aggregate purchase price of the common stock purchased by the employee stock ownership plan. The employee stock ownership plan will repay the loan principally from the cash contributions from Home Federal and from dividends payable on the common stock held by the employee stock ownership plan over the anticipated ten-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the stock offering. See "Pro Forma Data."

         In any plan year, we may make additional discretionary contributions to the employee stock ownership plan for the benefit of participants. These contributions may be used to acquire shares of common stock through the purchase of outstanding shares in the market, from individual stockholders, or from shares which constitute authorized but unissued shares or shares held in trust by Home Federal Bancorp. Several factors will affect the timing, amount, and manner of such discretionary contributions, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

         Home Federal Bancorp will hold shares purchased by the employee stock ownership plan with the proceeds of the loan in a suspense account and release them for allocation among eligible participants as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each eligible participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

         Participants will fully vest in their employee stock ownership plan account after the completion of five years of service. Employees will be credited with service earned prior to adoption of the employee stock ownership plan. A participant also is fully vested at normal retirement, which is the attainment of age 65 and the completion of five years of participation in the plan, in the event of death or disability while actively employed or upon termination of the employee stock ownership plan. Benefits are distributable upon a participants' normal retirement, death, disability or termination of employment, subject to the conditions of the plan. Contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

         The Board of Directors of Home Federal Bancorp will select a trustee for the employee stock ownership plan. The trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of plan participants and unallocated shares must be voted in the same ratio on any matter as those shares for which instructions are given. The trustee will vote the allocated shares for which no instructions are received as directed by the plan administrator.

         Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

         Other Stock Benefit Plans. We intend to adopt a stock option plan for our directors, officers and employees after the reorganization and stock offering, subject to stockholder approval. Federal regulations prohibit us from implementing this plan until six months after the reorganization and offering.

         Home Federal Bancorp expects that the stock option plan will authorize a committee of non-employee directors or the full Board of Directors, to grant options to purchase up to 7.3% of the shares issued in the reorganization, including the shares issued to Home Federal MHC. The stock option plan will have a term of ten years. The committee will decide which directors, officers and employees will receive options and the terms of those options. Generally, no stock option will permit its recipient to purchase shares at a price that is less than the fair market value of a share on the date the option is granted, and no option will have a term that is longer than ten years. In addition, executive officers and directors would be required to exercise or forfeit their options if Home Federal becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

         If we implement a stock option plan before the first anniversary of the stock offering, current regulations will require that:

         o the total number of options available for grant to non-employee directors be limited to 30% of the options authorized under the plan;

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         o        the number of options that may be granted to any one
                  non-employee director be limited to 5% of the options authorized under the plan;

         o the number of options that may be granted to any officer or employee be limited to 25% of the options authorized for the plan;

         o the options may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

         o accelerated vesting not be permitted except for death, disability or upon a change in control of Home Federal or Home Federal Bancorp.

         We may obtain the shares needed for this plan by issuing additional shares or through stock repurchases.

         We also expect to implement a restricted stock plan for our directors, officers and employees after the reorganization and stock offering. Federal regulations prohibit us from implementing this plan until six months after the reorganization and offering. If the recognition plan is implemented within the first 12 months after the reorganization and offering, federal regulations require that the plan be approved by a majority of the outstanding shares of common stock of Home Federal Bancorp.

         If the restricted stock plan is implemented within 12 months after the reorganization and offering, Home Federal Bancorp expects that the plan will authorize a committee of non-employee directors or the full Board of Directors to make restricted stock awards of up to 2.9% of the shares issued in the reorganization, including the shares issued to Home Federal MHC. The committee will decide which directors, officers and employees will receive restricted stock and the terms of those awards. Home Federal Bancorp may obtain the shares needed for this plan by issuing additional shares or through stock repurchases. If we implement a restricted stock plan before the first anniversary of the reorganization and stock offering, current regulations will require that:

         o the total number of shares that are awarded to non-employee directors be limited to 30% of the shares authorized under the plan;

         o the number of shares that are awarded to any one non-employee director be limited to 5% of the shares authorized under the plan;

         o the number of shares that are awarded to any officer or employee be limited to 25% of the shares authorized under the plan;

         o the awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

         o accelerated vesting not be permitted except for death, disability or upon a change in control of Home Federal or Home Federal Bancorp.

         Restricted stock awards under this plan may feature employment restrictions that require continued employment for a period of time for the award to be vested. Awards would not be vested unless the specified employment restrictions are met. However, pending vesting, the award recipient may have voting and dividend rights. Executive officers and directors would be required to forfeit the unvested portion of their restricted stock if Home Federal becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

Loans and Other Transactions with Officers and Directors

         Home Federal has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of

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business and on the same terms and conditions as those of comparable transactions with non-insider employees prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. However, employees, directors and officers receive a preferred rate on six-month and one-year adjustable rate mortgages, and on certain types of consumer loans.

        All loans we make to our directors and executive officers are subject to federal regulations restricting loans and other transactions with affiliated persons of Home Federal. Loans and available lines of credit to all directors and executive officers and their associates totaled approximately $1.1 million at March 31, 2004, which was 2.7% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at March 31, 2004. Total deposits of directors and executive officers were approximately $2.1 million at March 31, 2004.

                              HOW WE ARE REGULATED

        The following is a brief description of certain laws and regulations which are applicable to Home Federal Bancorp and Home Federal. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations. We believe, however, that we have included all descriptions of laws and regulations applicable to Home Federal Bancorp and Home Federal that an investor needs to consider in making an investment decision.

        Legislation is introduced from time to time in the United States Congress that may affect our operations. In addition, the regulations governing us may be amended from time to time by the Office of Thrift Supervision. Any such legislation or regulatory changes in the future could adversely affect us. We cannot predict whether any such changes may occur.

General

        Home Federal, as a federally-chartered savings institution, is subject to federal regulation and oversight by the Office of Thrift Supervision extending to all aspects of its operations. Home Federal also is subject to regulation and examination by the FDIC, which insures the deposits of Home Federal to the maximum extent permitted by law, and requirements established by the Federal Reserve Board. Federally chartered savings institutions are required to file periodic reports with the Office of Thrift Supervision and are subject to periodic examinations by the Office of Thrift Supervision and the FDIC. The investment and lending authority of savings institutions are prescribed by federal laws and regulations, and these institutions are prohibited from engaging in any activities not permitted by the laws and regulations. This regulation and supervision primarily is intended for the protection of depositors and not for the purpose of protecting stockholders. This regulatory oversight will continue to apply to Home Federal following the reorganization.

        The Office of Thrift Supervision regularly examines Home Federal and prepares reports for the consideration of Home Federal's Board of Directors on any deficiencies that it may find in Home Federal's operations. The FDIC also has the authority to examine Home Federal in its roles as the administrator of the Savings Association Insurance Fund. Home Federal's relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters such as the ownership of savings accounts and the form and content of Home Federal's mortgage requirements. Any change in these regulations, whether by the FDIC, the Office of Thrift Supervision or Congress, could have a material adverse impact on us and our operations.

Regulation and Supervision of Home Federal

        General. The Office of Thrift Supervision has extensive authority over the operations of savings institutions. As part of this authority, Home Federal is required to file periodic reports with the Office of Thrift Supervision and is subject to periodic examinations by the Office of Thrift Supervision and the FDIC. When these examinations are conducted by the Office of Thrift Supervision and the FDIC, the examiners may require Home

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Federal to provide for higher general or specific loan loss reserves. All savings institutions are subject to a semi- annual assessment, based upon the institution's total assets, to fund the operations of the Office of Thrift Supervision. The Office of Thrift Supervision also has extensive enforcement authority over all savings institutions and their holding companies, including Home Federal and Home Federal Bancorp. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision. Except under certain circumstances, public disclosure of final enforcement actions by the Office of Thrift Supervision is required.

         In addition, the investment, lending and branching authority of Home Federal is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by these laws. For example, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal institutions in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the Office of Thrift Supervision. Federal savings institutions are also generally authorized to branch nationwide. Home Federal is in compliance with the noted restrictions.

         Home Federal's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At March 31, 2004, Home Federal's lending limit under this restriction was $5.0 million. Home Federal is in compliance with the loans-to-one- borrower limitation.

         The Office of Thrift Supervision, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution that fails to comply with these standards must submit a compliance plan.

         Deposit Insurance. Home Federal is a member of the Savings Association Insurance Fund, which is administered by the FDIC. Deposits are insured up to the applicable limits by the FDIC and this insurance is backed by the full faith and credit of the United States government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the Savings Association Insurance Fund. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the Office of Thrift Supervision an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition. The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

         The FDIC is authorized to increase assessment rates, on a semi-annual basis, if it determines that the reserve ratio of the Savings Association Insurance Fund will be less than the designated reserve ratio of 1.25% of Savings Association Insurance Fund insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on Savings Association Insurance Fund members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

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         Since January 1, 1997, the premium schedule for Bank Insurance Fund and
Savings Association Insurance Fund insured institutions has ranged from 0 to 27 basis points. However, Savings Association Insurance Fund and Bank Insurance
Fund insured institutions are required to pay a Financing Corporation assessment, in order to fund the interest on bonds issued to resolve thrift failures in the 1980s, equal to approximately 1.5 basis points for each $100 in domestic deposits annually. These assessments, which may be revised based upon the level of Bank Insurance Fund and Savings Association Insurance Fund deposits, will continue until the bonds mature in the year 2017.

         Capital Requirements. Federally insured savings institutions, such as Home Federal, are required to maintain a minimum level of regulatory capital. The Office of Thrift Supervision has established capital standards, including a tangible capital requirement, a leverage ratio or core capital requirement and a risk-based capital requirement applicable to such savings institutions. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The Office of Thrift Supervision is also authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis.

         The capital regulations require tangible capital of at least 1.5% of adjusted total assets, as defined by regulation. Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital for calculating compliance with the requirement. At March 31, 2004, Home Federal had intangible assets in the form of mortgage servicing rights.

         At March 31, 2004, Home Federal had tangible capital of $42.0 million, or 8.5% of tangible assets, which is approximately $34.6 million above the minimum requirement of 1.5% of tangible assets as of that date.

         The capital standards also require core capital equal to at least 4.0% of adjusted total assets unless an institution's supervisory condition is such to allow it to maintain a 3.0% ratio. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. At March 31, 2004, Home Federal's mortgage service rights were subject to these tests. At March 31, 2004, Home Federal had core capital equal to $42.0 million, or 8.5% of adjusted total assets, which is $22.2 million above the minimum requirement of 4.0% in effect on that date.

         The Office of Thrift Supervision also requires savings institutions to have core capital equal to 4% of risk- weighted assets ("Tier 1 risk-based"). At March 31, 2004, Home Federal had Tier 1 risk-based capital of $42.0 or 13.1% of risk-weighted assets, which is approximately $29.2 million above the minimum on that date. The Office of Thrift Supervision also requires savings institutions to have total capital of at least 8.0% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The Office of Thrift Supervision is also authorized to require a savings institution to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the Office of Thrift Supervision has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan-to-value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by Fannie Mae or Freddie Mac.

         On March 31, 2004, Home Federal had total risk-based capital of $44.4 million and risk-weighted assets of $321.7 million; or total risk-based capital of 113.8% of risk-weighted assets. This amount was $18.7 million above the 8.0% requirement in effect on that date.

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         The Office of Thrift Supervision and the FDIC are authorized and, under certain circumstances, required to take certain actions against savings institutions that fail to meet their capital requirements. The Office of Thrift Supervision is generally required to take action to restrict the activities of an "undercapitalized institution," which is an institution with less than either a 4.0% core capital ratio, a 4.0% Tier 1 risked-based capital ratio or an 8.0% risk- based capital ratio. Any such institution must submit a capital restoration plan and until the plan is approved by the Office of Thrift Supervision, may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The Office of Thrift Supervision is authorized to impose the additional restrictions that are applicable to significantly undercapitalized institutions. As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized institution must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

         Any savings institution that fails to comply with its capital plan or has Tier 1 risk-based or core capital ratios of less than 3.0% or a risk-based capital ratio of less than 6.0% and is considered "significantly undercapitalized" will be made subject to one or more additional specified actions and operating restrictions which may cover all aspects of its operations and may include a forced merger or acquisition of the institution. An institution that becomes "critically undercapitalized" because it has a tangible capital ratio of 2.0% or less is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized institutions. In addition, the Office of Thrift Supervision must appoint a receiver, or conservator with the concurrence of the FDIC, for a savings institution, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized institution is also subject to the general enforcement authority of the Office of Thrift Supervision and the FDIC, including the appointment of a conservator or a receiver.

         The Office of Thrift Supervision is also generally authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition. The imposition by the Office of Thrift Supervision or the FDIC of any of these measures on Home Federal may have a substantial adverse effect on its operations and profitability.

         Limitations on Dividends and Other Capital Distributions. Office of Thrift Supervision regulations impose various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account.

         Generally, savings institutions, such as Home Federal, that before and after the proposed distribution are well-capitalized, may make capital distributions during any calendar year equal to up to 100% of net income for the year-to-date plus retained net income for the two preceding years. However, an institution deemed to be in need of more than normal supervision by the Office of Thrift Supervision may have its dividend authority restricted by the Office of Thrift Supervision. Home Federal may pay dividends to Home Federal Bancorp in accordance with this general authority.

         Savings institutions proposing to make any capital distribution need not submit written notice to the Office of Thrift Supervision prior to such distribution unless they are a subsidiary of a holding company or would not remain well-capitalized following the distribution. Savings institutions that do not, or would not meet their current minimum capital requirements following a proposed capital distribution or propose to exceed these net income limitations, must obtain Office of Thrift Supervision approval prior to making such distribution. The Office of Thrift Supervision may object to the distribution during that 30-day period based on safety and soundness concerns. See "- Regulatory Capital Requirements."

         Liquidity. All savings institutions, including Home Federal, are required to maintain sufficient liquidity to ensure a safe and sound operation.

         Qualified Thrift Lender Test. All savings institutions, including Home Federal, are required to meet a qualified thrift lender test to avoid certain restrictions on their operations. This test requires a savings institution to

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have at least 65% of its portfolio assets, as defined by regulation, in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings institution may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, these assets primarily consist of residential housing related loans and investments. At March 31, 2004, Home Federal met the test with a 98.7%, ratio and has always met the test since its effectiveness.

         Any savings institution that fails to meet the qualified thrift lender test must convert to a national bank charter, unless it requalifies as a qualified thrift lender within one year of failure and thereafter remains a qualified thrift lender. If such an institution has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings institution and a national bank, and it is limited to national bank branching rights in its home state. In addition, the institution is immediately ineligible to receive any new Federal Home Loan Bank borrowings and is subject to national bank limits for payment of dividends. If such an institution has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. If any institution that fails the qualified thrift lender test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies.

         Community Reinvestment Act. Under the Community Reinvestment Act, every FDIC-insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with the examination of Home Federal, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by Home Federal. An unsatisfactory rating may be used as the basis for the denial of an application by the Office of Thrift Supervision. Due to the heightened attention being given to the Community Reinvestment Act in the past few years, Home Federal may be required to devote additional funds for investment and lending in its local community. Home Federal was examined for Community Reinvestment Act compliance and received a rating of satisfactory in its latest examination.

         Transactions with Affiliates. Generally, transactions between a savings institution or its subsidiaries and its affiliates are required to be on terms as favorable to the institution as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the institution's capital. Affiliates of Home Federal include Home Federal Bancorp and any company which is under common control with Home Federal. In addition, a savings institution may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. The Office of Thrift Supervision has the discretion to treat subsidiaries of savings institutions as affiliates on a case by case basis.

         Pursuant to the regulations under Sections 23A and 23B of the Federal Reserve Act, Home Federal and Home Federal Bancorp will enter into an expense sharing agreement. Under this agreement, Home Federal Bancorp will reimburse Home Federal for the time that employees of Home Federal devote to activities of Home Federal Bancorp, the portion of the expense of the annual independent audit attributable to Home Federal Bancorp and all expenses attributable to Home Federal Bancorp's public filing obligations under the Securities Exchange Act of 1934. If Home Federal Bancorp commences any significant activities other than holding all of the outstanding common stock of Home Federal, Home Federal Bancorp and Home Federal will amend the expense sharing agreement to provide for the equitable sharing of all expenses of such other activities that may be attributable to Home Federal Bancorp.

         On April 1, 2003, the Federal Reserve's Regulation W, which comprehensively amends Sections 23A and 23B of the Federal Reserve Act, became effective. The Federal Reserve Act and Regulation W are applicable to savings associations such as Home Federal. The Regulation unifies and updates staff interpretations issued over the years, incorporates several new interpretative proposals (such as to clarify when transactions with an unrelated third

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party will be attributed to an affiliate) and addresses new issues arising as a result of the expanded scope of non- banking activities engaged in by banks and bank holding companies in recent years and authorized for financial holding companies under the Gramm-Leach-Bliley Act.

         In addition, Office of Thrift Supervision regulations prohibit a savings institution from lending to any of its affiliates that is engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.

         Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the Office of Thrift Supervision. These conflict of interest regulations and other statutes also impose restrictions on loans to these persons and their related interests. Among other things, these loans must generally be made on terms substantially the same as for loans to unaffiliated individuals.

         Federal Reserve System. The Federal Reserve Board requires that all depository institutions maintain reserves on transaction accounts or non-personal time deposits. These reserves may be in the form of cash or non-interest-bearing deposits with the regional Federal Reserve Bank. Negotiable order of withdrawal (NOW) accounts and other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to the reserve requirements, as are any non-personal time deposits at a savings bank. As of March 31, 2004, Home Federal's deposit with the Federal Reserve Bank and vault cash exceeded its reserve requirements.

         Federal Home Loan Bank System. Home Federal is a member of the Federal Home Loan Bank of Seattle, which is one of 12 regional Federal Home Loan Banks that administers the home financing credit function of savings institutions. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans or advances to members in accordance with policies and procedures, established by the Board of Directors of the Federal Home Loan Bank, which are subject to the oversight of the Federal Housing Finance Board. All advances from the Federal Home Loan Bank are required to be fully secured by sufficient collateral as determined by the Federal Home Loan Bank. In addition, all long-term advances are required to provide funds for residential home financing.

         As a member, Home Federal is required to purchase and maintain stock in the Federal Home Loan Bank of Seattle. At March 31, 2004, Home Federal had $6.7 million in Federal Home Loan Bank stock, which was in compliance with this requirement. In past years, Home Federal has received substantial dividends on its Federal Home Loan Bank stock. Over the past two fiscal years such dividends have averaged 6.08% and were 6.03% for the fiscal year ended September 30, 2003. For the six months ended March 31, 2004, Home Federal received $148,000 in dividends paid by the Federal Home Loan Bank of Seattle and $352,000 for the fiscal year ended September 30, 2003.

         Under federal law, the Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to low- and moderately-priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of Federal Home Loan Bank stock in the future. A reduction in value of Home Federal's Federal Home Loan Bank stock may result in a corresponding reduction in Home Federal's capital.

         Affiliate Transactions. Home Federal Bancorp and Home Federal are separate and distinct legal entities. Various legal limitations restrict Home Federal from lending or otherwise supplying funds to Home Federal Bancorp, generally limiting any single transaction to 10% of Home Federal's capital and surplus and limiting all such transactions to 20% of Home Federal's capital and surplus. These transactions also must be on terms and conditions consistent with safe and sound banking practices that are substantially the same as those prevailing at the time for transactions with unaffiliated companies.

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        Federally insured savings institutions are subject, with certain exceptions, to certain restrictions on extensions of credit to their parent holding companies or other affiliates, on investments in the stock or other securities of affiliates and on the taking of such stock or securities as collateral from any borrower. In addition, these institutions are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

        Environmental Issues Associated With Real Estate Lending. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), a federal statute, generally imposes strict liability on all prior and present "owners and operators" of sites containing hazardous waste. However, Congress asked to protect secured creditors by providing that the term "owner and operator" excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this "secured creditor exemption" has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for cleanup costs on contaminated property that they hold as collateral for a loan.

        To the extent that legal uncertainty exists in this area, all creditors, including Home Federal, that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property.

Regulation and Supervision of Home Federal Bancorp

        General. Home Federal Bancorp will become a federal mutual holding company subsidiary within the meaning of the Home Owners' Loan Act. It will be required to file reports with the Office of Thrift Supervision and will be subject to regulation and examination by the Office of Thrift Supervision. In addition, the Office of Thrift Supervision has enforcement authority over Home Federal Bancorp and any non-savings institution subsidiaries. This permits the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to Home Federal. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of Home Federal Bancorp.

        Activities Restrictions. Home Federal Bancorp and its non-savings institution subsidiaries are subject to statutory and regulatory restrictions on their business activities specified by federal regulations, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act.

        If Home Federal fails the qualified thrift lender test, Home Federal Bancorp must, within one year of that failure, register as, and will become subject to, the restrictions applicable to bank holding companies. See "- Regulation and Supervision of Home Federal - Qualified Thrift Lender Test."

        Mergers and Acquisitions. Home Federal Bancorp must obtain approval from the Office of Thrift Supervision before acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. In evaluating an application for Home Federal Bancorp to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of Home Federal Bancorp and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.


        Waivers of Dividends by Home Federal Bancorp. Office of Thrift Supervision regulations require Home Federal MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from Home Federal Bancorp. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (1) the mutual holding company's board of directors determines that the waiver is consistent with the directors' fiduciary duties to the mutual holding company's members; (2) for as long as the savings association subsidiary is controlled by the mutual holding company, the


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dollar amount of dividends waived by the mutual holding company are considered as a restriction on the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association and its stock holding company; (3) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, in accordance with Statement of Financial Accounting Standards No. 5, where the savings association determines that the payment of the dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and (4) the amount of any waived dividend is considered as having been paid by the savings association in evaluating any proposed dividend under Office of Thrift Supervision capital distribution regulations.


         We anticipate that Home Federal MHC will waive dividends paid by Home Federal Bancorp, if any. Under Office of Thrift Supervision regulations, our public stockholders would not be diluted because of any dividends waived by Home Federal MHC (and waived dividends would not be considered in determining an appropriate exchange ratio) in the event Home Federal MHC converts to stock form.

         Conversion of Home Federal MHC to Stock Form. Office of Thrift Supervision regulations permit Home Federal MHC to convert from the mutual form of organization to the capital stock form of organization (a "conversion transaction"). There can be no assurance when, if ever, a conversion transaction will occur, and the Board of Directors has no current intention or plan to undertake a conversion transaction. In a conversion transaction, a new holding company would be formed as the successor to Home Federal Bancorp (the "New Holding Company"), Home Federal MHC's corporate existence would end and certain depositors of Home Federal would receive the right to subscribe for additional shares of the New Holding Company. In a conversion transaction, each share of common stock held by stockholders other than Home Federal MHC ("minority stockholders") would be automatically converted into a number of shares of common stock in the New Holding Company determined pursuant to an exchange ratio that ensures that the minority stockholders own the same percentage of common stock in the New Holding Company as they owned in Home Federal Bancorp immediately prior to the conversation transaction. Under Office of Thrift Supervision regulations, minority stockholders would not be diluted because of any dividends waived by Home Federal MHC (and waived dividends would not be considered in determining an appropriate exchange ratio), if Home Federal MHC converts to stock form. The total number of shares held by minority stockholders after a conversion transaction also would be increased by any purchases by minority stockholders in the stock offering conducted as part of the conversion transaction.

         A conversion transaction requires the approval of the Office of Thrift Supervision as well as a majority of the votes eligible to be cast by the stockholders of Home Federal Bancorp and a majority of the votes eligible to be cast by the stockholders of Home Federal Bancorp other than Home Federal MHC.

Federal Securities Law

         The stock of Home Federal Bancorp is registered with the SEC under the Securities Exchange Act of 1934, as amended. Home Federal Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Securities Exchange Act of 1934.

         Home Federal Bancorp stock held by persons who are affiliates of Home Federal Bancorp may not be resold without registration unless sold in accordance with certain resale restrictions. Affiliates are generally considered to be officers, directors and principal stockholders. If Home Federal Bancorp meets specified current public information requirements, each affiliate of Home Federal Bancorp will be able to sell in the public market, without registration, a limited number of shares in any three-month period.

Sarbanes-Oxley Act of 2002

         The Sarbanes-Oxley Act of 2002 was signed into law by President Bush on July 30, 2002 in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and

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reliability of corporate disclosures pursuant to the securities laws. The
Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934, including Home Federal Bancorp. The Sarbanes-Oxley Act includes very specific additional disclosure requirements and new corporate governance rules. The Sarbanes-Oxley Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

                                    TAXATION

Federal Taxation

         General. We will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to us. Home Federal's federal income tax returns have not been audited in the past five years.

         Following the reorganization, Home Federal Bancorp anticipates that it will file a consolidated federal income tax return with Home Federal commencing with the first taxable year after completion of the reorganization. Accordingly, it is anticipated that any cash distributions made by Home Federal Bancorp to its stockholders would be considered to be taxable dividends and not as a non-taxable return of capital to stockholders for federal and state tax purposes.

         In connection with the formation of Home Federal MHC, Home Federal Bancorp, Home Federal and Home Federal MHC will enter into a tax allocation agreement. Because Home Federal Bancorp will own 100% of the issued and outstanding capital stock of Home Federal, Home Federal Bancorp and Home Federal are members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group Home Federal Bancorp is the common parent corporation. As a result of this affiliation, Home Federal may be included in the filing of a consolidated federal income tax return with Home Federal Bancorp and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.

         Method of Accounting. For federal income tax purposes, Home Federal currently reports its income and expenses on the accrual method of accounting and uses a fiscal year ending on September 30 for filing its federal income tax return.

         Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, called alternative minimum taxable income. The alternative minimum tax is payable to the extent such alternative minimum taxable income is in excess of an exemption amount. Net operating losses can offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Home Federal has not been subject to the alternative minimum tax, nor does it have any such amounts available as credits for carryover.

         Net Operating Loss Carryovers. A financial institution may carryback net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after August 6, 1997. At March 31, 2004, Home Federal had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. Home Federal Bancorp may eliminate from its income dividends received from Home Federal as a wholly-owned subsidiary of Home Federal Bancorp if it elects to file a consolidated return with Home Federal. The corporate dividends-received deduction is 100% or 80%, in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return,

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depending on the level of stock ownership of the payor of the dividend.
Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct 70% of dividends received or accrued on their behalf.

State Taxation

         Idaho. Home Federal Bancorp and Home Federal are subject to the general corporate tax provisions of the State of Idaho. Idaho's state corporate income taxes are generally determined under federal tax law with some modifications. Idaho taxable income is taxed at a rate of 7.6%. These taxes are reduced by certain credits, primarily the Idaho investment tax credit in the case of the Bank.

                HOME FEDERAL'S REORGANIZATION AND STOCK OFFERING

         The Board of Directors of Home Federal has adopted the plan of reorganization and stock issuance and an application for approval of the plan has been filed with the Office of Thrift Supervision. The plan of reorganization and stock issuance is also subject to the approval of our members and the satisfaction of certain other conditions imposed by the Office of Thrift Supervision. The Office of Thrift Supervision' approval does not constitute a recommendation or endorsement of the plan.

General

         On May 18, 2004, the Board of Directors of Home Federal adopted, and on June 8, 2004 amended, a plan of reorganization and stock issuance pursuant to which Home Federal will convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings bank to be known as "Home Federal Bank" and Home Federal Bancorp will offer will offer shares of its common stock to the eligible depositors of Home Federal, the employee stock ownership plan, other depositors and borrowers, and then to the public. Under the plan, Home Federal will reorganize into the federal mutual holding company structure as a wholly-owned subsidiary of Home Federal Bancorp, which in turn will be a majority-owned subsidiary of Home Federal MHC.

         Pursuant to the plan, we will accomplish our corporate change as follows or in any other manner that is consistent with applicable federal law and regulations and the intent of the plan of reorganization and stock issuance:

         (1) Home Federal will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim One");

         (2) Interim One will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim Two");

         (3) Interim One will organize Home Federal Bancorp as a wholly-owned subsidiary;

         (4) Home Federal will exchange its charter for a federal stock savings bank charter to become Home Federal and Interim One will exchange its charter for a federal mutual holding company charter to become Home Federal MHC;

         (5) simultaneously with step (4), Interim Two will merge with and into Home Federal with Home Federal as the resulting institution;

         (6) all of the initially issued stock of Home Federal will be transferred to Home Federal MHC in exchange for membership interests in Home Federal MHC;

         (7) Home Federal MHC will contribute the capital stock of Home Federal to Home Federal Bancorp and Home Federal will become a wholly-owned subsidiary of Home Federal Bancorp; and

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         (8)      contemporaneously with the reorganization, Home Federal
                  Bancorp will offer for sale in the stock offering shares of common stock based on the pro forma market value of Home Federal Bancorp and Home Federal.

         Home Federal Bancorp expects to receive the approval of the Office of Thrift Supervision to become a savings bank holding company and to own all of the common stock of Home Federal. The reorganization will be effected only upon completion of the sale of the minimum number of the shares of common stock to be issued pursuant to the plan of reorganization and stock issuance.

         The shares of Home Federal Bancorp common stock are first being offered in a subscription offering to holders of subscription rights. To the extent shares of common stock remain available after the subscription offering, shares may be offered in a direct community offering on a best efforts basis through Keefe, Bruyette & Woods in such a manner as to promote a wide distribution of the shares. Shares not subscribed for in the subscription offering and direct community offering may be offered for sale on a best efforts basis in a syndicated community offering conducted by Keefe, Bruyette & Woods. We have the right, in our sole discretion, to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the direct community offering and the syndicated community offering. See "- Direct Community Offering" and "- Syndicated Community Offering."

         Subscriptions for shares will be subject to the maximum and minimum purchase limitations set forth in the plan of reorganization and stock offering. See "- Limitations on Stock Purchases."

         The completion of the offering is subject to market conditions and other factors beyond our control. No assurance can be given as to the length of time following approval of the plan of reorganization by our members that will be required to complete the sale of shares. If we experience delays, significant changes may occur in the estimated offering range with corresponding changes in the offering price and the net proceeds to be realized by us from the sale of the shares. If the reorganization is terminated, we will charge all reorganization expenses against current income and any funds collected by us in the offering will be promptly returned, with interest, to each subscriber.

         The following is a summary of material aspects of the reorganization and stock issuance. You should refer to the provisions of the plan of reorganization and stock issuance. Copies of the plan are available for inspection at the office of Home Federal and at the Office of Thrift Supervision. The plan is also filed as an exhibit to the registration statement of which this prospectus is a part, copies of which may be obtained from the SEC. See "Where You Can Find More Information."

Our Reasons for the Reorganization

         As a mutual institution, Home Federal has no authority to issue shares of capital stock and consequently has no access to market sources of equity capital. Only by generating and retaining earnings from year to year is Home Federal able to increase its capital position. This reorganization is another step in our strategic plan to increase our capital and expand our operations.

         As a stock corporation upon completion of the reorganization, Home Federal will be organized in the form used by commercial banks, most major corporations and a majority of savings institutions. The ability to raise new equity capital through the issuance and sale of capital stock will allow Home Federal the flexibility to increase its capital position more rapidly than by accumulating earnings and at times deemed advantageous by the Board of Directors. It will also support future growth and expanded operations, including increased lending and investment activities, as business needs require and regulations permit. The ability to attract new capital also will help better address the needs of the communities we serve and enhance our ability to make acquisitions or expand into new businesses. The acquisition alternatives available to Home Federal are quite limited as a mutual institution. However, after the reorganization, we will have increased ability to merge with other institutions. Finally, the ability to issue capital stock will enable us to establish stock compensation plans for directors, officers and employees, giving them equity interests in Home Federal Bancorp and greater incentive to improve its performance. For a

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description of the stock compensation plans which will be adopted by us in connection with the reorganization, see "Management - Benefits." Although Home Federal's ability to raise capital and general business flexibility will be improved by this reorganization and stock offering, these advantages will be limited by the requirement in applicable laws and regulations that a mutual holding company maintain a majority ownership interest in its savings bank holding company subsidiary.


        The advantages of the reorganization also could be achieved if Home Federal were to reorganize into a wholly-owned subsidiary of a stock holding company, known as a standard conversion, rather than as a second-tier subsidiary of a mutual holding company. A standard conversion also would free Home Federal from the restrictions on its ability to raise capital which result from the requirement that its mutual holding company maintain a majority ownership interest in Home Federal Bancorp. Office of Thrift Supervision regulations require that savings institutions converting to stock form in a standard conversion sell all of their to-be-outstanding capital stock rather than a minority interest. The amount of equity capital that would be raised in a standard conversion would therefore be substantially more than the amount raised in a minority stock offering by a subsidiary of a mutual holding company. As a result, the capital raised in a standard conversion would be significantly in excess of the amount needed for business operations, thereby making it more difficult for Home Federal Bancorp to achieve acceptable returns on equity. In March 2004, Home Federal filed an application for a standard conversion with the Office of Thrift Supervision, but withdrew it in May 2004 based on comments received from the Office of Thrift Supervision and increased appraisal valuations. In addition, a standard conversion would eliminate all aspects of the mutual form or organization, whereas some are retained with the mutual holding company structure. Completion of the reorganization does not eliminate the possibility of Home Federal MHC converting from mutual to stock form in the future; however, a full conversion is not contemplated at this time. See "How We Are Regulated - Regulation and Supervision of Home Federal Bancorp - Conversion of Home Federal MHC to Stock Form."


        After considering the advantages and disadvantages of the reorganization, as well as applicable fiduciary duties and alternative transactions, including a reorganization into a wholly-owned subsidiary of a stock holding company rather than as a second-tier subsidiary of a mutual holding company, the Board of Directors of Home Federal approved the reorganization as being in the best interests of Home Federal and equitable to its depositors and borrowers.

Effects of the Reorganization and Stock Offering

        General. The reorganization and stock offering will have no effect on Home Federal's present business of accepting deposits and investing its funds in loans and other investments permitted by law. Following completion of the reorganization and stock offering, Home Federal will continue to be subject to regulation by the Office of Thrift Supervision, and its accounts will continue to be insured by the FDIC, up to applicable limits, without interruption. After the reorganization, Home Federal will continue to provide services for depositors and borrowers under current policies and by its present management and staff.

        Deposits and Loans. Each holder of a deposit account in Home Federal at the time of the reorganization will continue as an account holder in Home Federal after the reorganization and stock offering, and it will not affect the deposit balance, interest rate or other terms of such accounts. Each account will be insured by the FDIC to the same extent as before the reorganization and stock offering. Depositors in Home Federal will continue to hold their existing certificates, passbooks and other evidence of their accounts. The reorganization and stock offering will not affect the loan terms of any borrower from Home Federal. The amount, interest rate, maturity, security for and obligations under each loan will remain as they existed prior to the reorganization and stock offering. See "- Voting Rights" and "- Depositors' Rights if We Liquidate" below for a discussion of the effects of the reorganization on the voting and liquidation rights of the depositors of Home Federal.

        Continuity. The Board of Directors presently serving Home Federal will serve as the Board of Directors of Home Federal after the reorganization and stock offering. The initial members of the Board of Directors of Home Federal Bancorp will consist of the individuals currently serving on the Board of Directors of Home Federal. After

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the reorganization and stock offering, the stockholders of Home Federal Bancorp will elect approximately one-third of Home Federal Bancorp's directors annually. All current officers of Home Federal will retain their positions with Home Federal after the reorganization and stock offering.

        Voting Rights. After completion of the reorganization and stock offering, depositor and borrower members will have no voting rights in Home Federal or Home Federal Bancorp and, therefore, will not be able to elect directors of Home Federal or Home Federal Bancorp or to control their affairs. Currently these rights are held by depositors and borrowers of Home Federal. After the reorganization and stock offering, voting rights in Home Federal Bancorp will be vested exclusively in the stockholders of Home Federal Bancorp, which will own all of the stock of Home Federal. Each holder of common stock will be entitled to vote on any matter to be considered by the stockholders of Home Federal Bancorp, subject to the provisions of Home Federal Bancorp's charter. As a federally-chartered mutual holding company, Home Federal MHC will have no authorized capital stock and no stockholders. Home Federal MHC will be controlled by members of Home Federal, which consists of its depositors and certain borrowers. These members have generally signed proxies giving their voting rights to Home Federal's management. The revocable proxies that members of Home Federal give the Board of Directors of Home Federal general authority to cast a member's vote on any and all matters presented to the members. These proxies are deemed to cover the member's votes as members of Home Federal MHC, and this authority is given to the Board of Directors of Home Federal MHC.

         The plan of reorganization and stock issuance also provides for the transfer of proxy rights to the Board of Directors of Home Federal MHC. As a result, the Board of Directors of Home Federal will be able to govern the operations of Home Federal MHC, and Home Federal Bancorp, notwithstanding objections raised by members of Home Federal MHC or stockholders of Home Federal Bancorp, respectively, so long as the Board of Directors has been appointed proxy for a majority of the outstanding votes of members of Home Federal MHC and these proxies have not been revoked. In addition, all persons who become depositors of Home Federal following the reorganization will have membership rights with respect to Home Federal MHC.

         Depositors' Rights if We Liquidate. In the event of a voluntary liquidation of Home Federal prior to the reorganization, holders of deposit accounts in Home Federal would be entitled to distribution of any assets of Home Federal remaining after all claims of depositors and creditors are satisfied. Following the reorganization, the holder of Home Federal's common stock, which will be Home Federal Bancorp, would be entitled to any assets remaining upon a liquidation, dissolution or winding up of Home Federal and, except through their liquidation interests in Home Federal, as discussed below, holders of deposit accounts in Home Federal would not have any interest in these assets.

         In the event of a voluntary or involuntary liquidation, dissolution or winding up of Home Federal MHC following completion of the reorganization, holders of deposit accounts in Home Federal would be entitled, pro rata to the value of their accounts and to distribution of any assets of Home Federal MHC remaining after the claims of all creditors of Home Federal MHC are satisfied. Stockholders of Home Federal Bancorp will have no liquidation or other rights with respect to Home Federal solely as stockholders. In the event of a liquidation, dissolution or winding up of Home Federal Bancorp, each holder of shares of the common stock would be entitled to receive, after payment of all debts and liabilities of Home Federal Bancorp, a pro rata portion of all assets of Home Federal Bancorp available for distribution to holders of the common stock. There currently are no plans to liquidate Home Federal, Home Federal Bancorp or Home Federal MHC.

         Tax Effects. Home Federal has received an opinion from its special counsel, Breyer & Associates PC, McLean, Virginia, that the reorganization and stock offering will constitute a tax free reorganization under the Internal Revenue Code and that no gain or loss will be recognized for federal income tax purposes by Home Federal or Home Federal Bancorp as a result of the completion of the reorganization and stock offering. However, this opinion is not binding on the Internal Revenue Service or the Idaho State Tax Commission. Special counsel's opinion provides as follows:

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         1.       The conversion of Home Federal's charter from a mutual savings and loan association charter to a stock bank charter will qualify as a reorganization under section 368(a)(1)(F) of the Internal Revenue Code of 1986, and no gain or loss will be recognized by Home Federal in either its mutual form ("Mutual Association") or stock form (as the "Stock Bank") as a result.

         2. No gain or loss will be recognized by Home Federal upon the transfer of its assets to Stock Bank solely in exchange for shares of Stock Bank common stock and the assumption by Stock Bank of the liabilities of Mutual Association.

         3. No gain or loss will be recognized by Stock Bank upon the receipt of Home Federal's assets in exchange for shares of Stock Bank common stock.

         4. Stock Bank's holding period in the assets received from Home Federal will include the period during which such assets were held by Mutual Association.

         5. The Stock Bank's basis in the assets of Home Federal will be the same as the basis of such assets in the hands of Home Federal immediately prior to the reorganization.

         6. Mutual Association members will recognize no gain or loss upon the constructive receipt of solely Stock Bank common stock in exchange for their membership interests.

         7. The Stock Bank will succeed to and take into account Home Federal's earnings and profits or deficit in earnings and profits, as of the date of the reorganization.

         8. For purposes of Section 381 of the Internal Revenue Code of 1986, Stock Bank will be treated the same as Mutual Association, and therefore, Mutual Association's tax year will not end merely as a result of the conversion of Home Federal Bank to stock form and Stock Bank will not be required to obtain a new employee identification number.

         9. No gain or loss will be recognized by eligible account holders and supplemental eligible account holders of Mutual Association on the issuance to them of withdrawable deposit accounts in Stock Bank plus liquidation rights with respect to Home Federal MHC, in exchange for their deposit accounts in Mutual Association or to the other depositors on the issuance to them of withdrawable deposit accounts.

         10. It is more likely than not that the fair market value of the subscription rights to purchase common stock is zero. Accordingly, no gain or loss will be recognized by eligible account holders and supplemental eligible account holders upon the distribution to them of the nontransferable subscription rights to purchase shares of stock in Home Federal Bancorp. Gain realized, if any, by the eligible account holders and supplemental eligible account holders on the distribution to them of the nontransferable subscription rights to purchase shares of common stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. Eligible account holders and supplemental eligible account holders will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights.

         11. The basis of the deposit accounts in Stock Bank to be received by the eligible account holders, supplemental eligible account holders and other members of Mutual Association will be the same as the basis of their deposit accounts in Mutual Association surrendered in exchange therefor. The basis of the interests in the liquidation rights in the Home Federal MHC to be received by the eligible account holders and supplemental eligible account holders of Mutual Association will be zero.

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         12.      The exchange of Stock Bank common stock constructively
                  received by eligible account holders, supplemental eligible account holders and other members in exchange for membership interests in Home Federal MHC will constitute a tax-free exchange of property solely for "stock."

         13. Eligible account holders, supplemental eligible account holders and other members will recognize no gain or loss upon the transfer of Stock Bank common stock they constructively received in the conversion of Home Federal to stock form to Home Federal MHC solely in exchange for membership interests in Home Federal MHC.

         14. Eligible account holders, supplemental eligible account holders and other members' basis in the Home Federal MHC membership interests received in the transaction (which basis is zero) will be the same as the basis of the property transferred in exchange for such interests.

         15. Home Federal MHC will recognize no gain or loss upon receipt of property from eligible account holders, supplemental eligible account holders and other members in exchange for membership interests in Home Federal MHC.

         16. Home Federal MHC's basis in the property received from eligible account holders, supplemental eligible account holders and other members (which basis is zero) will be the same as the basis of such property in the hands of eligible account holders, supplemental eligible account holders and other members.

         17. Home Federal MHC's holding period for the property received from eligible account holders, supplemental account holders and other members will include the period during which such property was held by such persons.

         18. Home Federal MHC and the persons who purchased common stock of Home Federal Bancorp in the subscription and community offering ("minority stockholders") will recognize no gain or loss upon the transfer of Stock Bank common stock and cash, respectively, to Home Federal Bancorp in exchange for common stock in Home Federal Bancorp

         19. Home Federal Bancorp will recognize no gain or loss on its receipt of Stock Bank common stock and cash in exchange for Home Federal Bancorp common stock.

         20. Home Federal MHC's basis in the Home Federal Bancorp common stock will be the same as its basis in the Home Federal stock exchanged for such stock.

         21. Home Federal MHC's holding period in the Home Federal Bancorp common stock received will include the period during which it held the Stock Bank common stock, provided that such property was a capital asset on the date of the exchange.

         22. Home Federal Bancorp's basis in the Stock Bank stock received from Home Federal MHC will be the same as the basis of such property in the hands of Home Federal MHC.

         23. Home Federal Bancorp's holding period for the Stock Bank stock received from Home Federal MHC will include the period during which such property was held by Home Federal MHC.

         24. It is more likely than not that the basis of the Home Federal Bancorp common stock to its minority stockholders will be the purchase price thereof. The holding period of the Home Federal Bancorp common stock purchased pursuant to the exercise of subscription rights will commence on the date on which the right to acquire such stock was exercised.

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         The tax opinion as to items 10 and 24 above is based on the position that subscription rights do not have any economic value at the time of distribution or the time the subscription rights are exercised. The subscription rights are the preferential rights of eligible subscribers to purchase shares of Home Federal Bancorp common stock in the stock offering. See "- Subscription Offering and Subscription Rights." Because the subscription rights are acquired without cost, are not transferable, last for only a short time period and give the recipients a right to purchase stock in the stock offering only at fair market value, special counsel believes these rights do not have any taxable value when they are granted or exercised. Special counsel's opinion states that it is not aware of the Internal Revenue Service claiming in any similar transaction that liquidation rights or subscription rights have any market value. Because there are no judicial opinions or official Internal Revenue Service positions on this issue, however, special counsel's opinion relating to liquidation rights and subscription rights comes to a reasoned conclusion instead of an absolute conclusion on these issues. Special counsel's conclusion is supported by a letter from RP Financial which states that the subscription rights do not have any value when they are distributed or exercised.

         If the Internal Revenue Service disagrees and says the subscription rights have value, income may be recognized by recipients of these rights, in certain cases whether or not the rights are exercised. This income may be capital gain or ordinary income, and Home Federal Bancorp and Home Federal could recognize gain on the distribution of these rights. Eligible subscribers are encouraged to consult with their own tax advisor regarding their own circumstances and any tax consequences if subscription rights are deemed to have value.

         Special counsel has also concluded that there are no other material federal income tax consequences in connection with the reorganization.

         The opinion of special counsel makes certain assumptions consisting solely of factual matters that would be contained in a representation letter of Home Federal to the Internal Revenue Service if it were seeking a private letter ruling relating to the federal income tax consequences of the reorganization. Special counsel's opinion is based on the Internal Revenue Code, regulations now in effect or proposed, current administrative rulings and practice and judicial authority, all of which are subject to change. Any change may be made with retroactive effect. Unlike private letter rulings received from the Internal Revenue Service, special counsel's opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a position contrary to the positions reflected in special counsel's opinion, or that special counsel's opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         Home Federal has also obtained an opinion from Penland Munther Goodrum, Chartered, Boise, Idaho, that the income tax effects of the reorganization and stock offering under Idaho tax laws will be substantially the same as the federal income tax consequences described above.

How We Determined Our Price and the Number of Shares to Be Issued in the Stock Offering

         The plan of reorganization and stock issuance requires that the purchase price of the common stock must be based on the appraised pro forma market value of Home Federal Bancorp and Home Federal, as determined on the basis of an independent valuation. RP Financial, a financial services industry consulting firm whose members collectively have over 100 years of experience in valuing financial institutions for mutual holding company reorganizations and stock offerings, has been retained to make this valuation. Home Federal selected RP Financial based upon its experience and reputation in valuing stock offerings by issuers such as Home Federal Bancorp. Home Federal has no prior relationship with RP Financial. For its services in making this appraisal, RP Financial's fees and out-of-pocket expenses are estimated to be $75,000. Home Federal has agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement, untrue statement of a material fact or omission to state a material fact in the information supplied by Home Federal to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.

         RP Financial made its appraisal in reliance upon the information contained in this prospectus, including the financial statements. RP Financial also considered the following factors, among others:

         o the present and projected operating results and financial condition of Home Federal Bancorp and Home Federal, which were prepared by Home Federal and then adjusted by RP Financial to reflect the net proceeds of this offering and the economic and demographic conditions in Home Federal's existing marketing area as prepared by RP Financial;

         o certain historical, financial and other information relating to Home Federal prepared by Home Federal;

         o the impact of the reorganization and stock offering on Home Federal's net worth and earnings potential as calculated by RP Financial; and

         o        the proposed dividend policy of Home Federal Bancorp and Home
                  Federal.

         The appraisal also incorporated an analysis of a peer group of publicly-traded mutual holding companies that RP Financial considered to be comparable to Home Federal. The peer group analysis conducted by RP Financial included a total of ten publicly-traded mutual holding companies with total assets of less than $1 billion. RP Financial excluded three mutual holding companies which otherwise met the foregoing criteria due to the lack of seasoned trading history and reported financial statements as a publicly-traded company. The analysis of comparable publicly-traded institutions included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer companies. RP Financial applied the peer group's pricing ratios as adjusted for certain qualitative valuation factors to account for differences between Home Federal and the peer group, to Home Federal's pro forma earnings and book value to derive the estimated pro forma market value of Home Federal.

         In its review of the appraisal provided by RP Financial, the Board of Directors reviewed the methodologies and the appropriateness of the assumptions used by RP Financial in addition to the factors listed above, and the Board of Directors believes that these assumptions were reasonable. On the basis of the foregoing, RP Financial has advised Home Federal Bancorp and Home Federal in its opinion, dated May 21, 2004, that the estimated pro forma market value of Home Federal Bancorp on a fully-converted basis ranged from a minimum of $85.0 million to a maximum of $115.0 million with a midpoint of $100.0 million. The Board of Directors of Home Federal determined that the common stock should be sold at $10.00 per share. Based on the estimated valuation and the $10.00 per share price, the number of shares of common stock that Home Federal Bancorp will issue will range from a minimum of 8,500,000 shares to a maximum of 11,500,000 shares, with a midpoint of 100,000,000 shares. The Board determined to offer for sale 40.00% of these shares, or between 3,400,000 shares and 4,600,000 shares, with a midpoint of 4,000,000 shares, to certain members of Home Federal and the public pursuant to this prospectus. In addition, the charitable foundation established by Home Federal Bancorp will be funded with cash and stock equal in value to 3% of the shares sold in the offering. It is intended that 80% of the foundation funding will be made by means of a stock contribution and 20% of the foundation funding will be made by means of a cash contribution. Accordingly, based on the minimum and maximum of the offering range, respectively, a minimum of 81,600 shares to a maximum of 110,400 shares will be contributed in stock and a minimum of $204,000 to a maximum of $276,000 will be contributed in cash. The 59.04% of the shares of Home Federal Bancorp stock that are not offered for sale in the offering or contributed to the foundation will be issued to Home Federal MHC.

         The estimated valuation range may be amended with the approval of the Office of Thrift Supervision or if necessitated by subsequent developments in the financial condition of Home Federal Bancorp and Home Federal or market conditions generally. In the event the estimated valuation range is updated to amend the value of Home Federal Bancorp on a fully-converted basis below $85.0 million, which is the minimum of the estimated valuation range, or above $132.3 million, which is the maximum of the estimated valuation range, as adjusted by 15%, a new appraisal will be filed with the Office of Thrift Supervision.

         Based upon current market and financial conditions and recent practices and policies of the Office of Thrift Supervision, if Home Federal Bancorp receives orders for common stock in excess of $46.0 million (the maximum of the estimated valuation range of shares to be sold to the public) and up to $52.9 million (the maximum of the estimated valuation range of shares to be sold to the public, as adjusted by 15%), the Office of Thrift Supervision may require it to accept all such orders. No assurances, however, can be made that Home Federal Bancorp will receive orders for common stock in excess of the maximum of the estimated valuation range of shares to be sold to the public or that, if such orders are received, that all such orders will be accepted because Home Federal Bancorp's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial which reflects such an increase in the valuation and the approval of an increase by the Office of Thrift Supervision. In addition, an increase in the number of shares to be sold to the public above 4,600,000 shares will first be used, if necessary, to fill the order of the employee stock ownership plan. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the stock offering.

         The following table presents a summary of selected pricing ratios for the peer group companies on a fully-converted basis and the resulting fully-converted pricing ratios for Home Federal Bancorp reflecting the pro forma impact of the stock offering. Compared to the median pricing ratios of the peer group, Home Federal Bancorp's pro forma pricing ratios at the midpoint of the offering range indicated a premium of 4.8% on a price-to-earnings basis, a discount of 14.8% on a price-to-book basis and a discount of 17.3% on a price-to-tangible book value basis. The estimated appraised value and the resulting premiums or discounts took into consideration the potential financial impact of the stock offering.

                                                                                     Pro Forma Price
                                                                     -------------------------------------------------

                                                                       Reported                            Tangible
                                                                       Earnings         Book Value        Book Value
                                                                       Multiple           Ratio             Ratio
                                                                     ------------     --------------     -------------
                                                                         (x)               (%)               (%)
Home Federal Bancorp
   15% above maximum                                                     29.4              86.0              86.0
   Maximum                                                               25.2              82.6              82.6
   Midpoint                                                              21.7              79.0              79.0
   Minimum                                                               18.2              74.6              74.6

All fully-converted publicly-traded thrifts as of May 21, 2004:
   Average                                                               17.3             152.2             163.6
   Median                                                                16.0             145.3             154.2

Valuation of peer group as of May 21, 2004:
   Average                                                               25.4              95.4              99.0
   Median                                                                20.7              92.8              95.5

         RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Home Federal Bancorp's shares. RP Financial did not independently verify the consolidated financial statements and other information provided by Home Federal, nor did RP Financial value independently the assets or liabilities of Home Federal. The valuation considers Home Federal as a going concern and should not be considered as an indication of the liquidation value of Home Federal. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the offerings will thereafter be able to sell such shares at prices at or above the purchase price or in the range of the valuation described above.

         Prior to completion of the stock offering, the maximum of the estimated valuation range may be increased up to 15% and the number of shares of common stock offered for sale may be increased to 5,290,000 shares to reflect changes in market and financial conditions or to fill the order of the employee stock ownership plan, without the resolicitation of subscribers. See "- Limitations on Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated valuation range to fill unfilled orders in the subscription offering.

         No sale of shares of common stock in the stock offering may be completed unless RP Financial confirms that nothing of a material nature has occurred which would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of Home Federal Bancorp and Home Federal. If this confirmation is not received, we may cancel the stock offering, extend the offering period and establish a new estimated valuation and offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Office of Thrift Supervision may permit.

         Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock to be issued may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares issued times the purchase price is not below the minimum or more than 15% above the maximum of the estimated valuation range. If market or financial conditions change so as to cause the aggregate value of the common stock to be issued to be below the minimum of the estimated valuation range or more than 15% above the maximum of this range, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at Home Federal's passbook account rate of interest, or be permitted to modify or rescind their subscriptions. Any change in the estimated valuation range must be approved by the Office of Thrift Supervision.

         An increase in the number of shares of common stock to be issued as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Home Federal Bancorp's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock to be issued would increase both a subscriber's ownership interest and Home Federal Bancorp's pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. See "Risk Factors - We intend to grant stock options and restricted stock to the Board of Directors and certain employees following the stock offering which will likely reduce your ownership interest" and "Pro Forma Data."

         Copies of the appraisal report of RP Financial, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Home Federal and the other locations specified under "Where You Can Find More Information." In addition, the appraisal report is an exhibit to the registration statement of which this prospectus is a part. The registration statement is available on the SEC's website (http://www.sec.gov).

Subscription Offering and Subscription Rights

         Under the plan of reorganization and stock issuance, rights to subscribe for the purchase of common stock have been granted to the following persons in the following order of descending priority:

         o depositors of Home Federal with account balances of at least $50.00 as of the close of business on December 31, 2002 ("Eligible Account Holders");

         o the proposed employee stock ownership plan ("Tax-Qualified Employee Stock Benefit Plans");

         o depositors of Home Federal with account balances of at least $50.00 as of the close of business on June 30, 2004 ("Supplemental Eligible Account Holders"); and

         o depositors of Home Federal, as of the close of business on ________ __, 2004, and borrowers as of March 16, 2004, whose loans continue to be outstanding on ________ __, 2004, other than Eligible Account Holders or Supplemental Eligible Account Holders ("Other Members").

Home Federal amended its charter, effective as of March 16, 2004, in order to make it consistent with the provisions of the current model forms promulgated by the Office of Thrift Supervision. As a result of the amendment, the rights of Home Federal's borrowers as members were fixed as of the effective date of the adoption of the amended charter and only borrowers as of that date whose loans continue to be outstanding have voting rights in Home Federal, and consequently, subscription rights in the stock offering.


         All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of reorganization and as described below under "- Limitations on Stock Purchases."

         Preference Category No. 1: Eligible Account Holders. Each Eligible Account Holder shall receive, without payment, first priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

         (1)      $250,000 or 25,000 shares of common stock;

         (2) one-tenth of one percent of the total offering of shares of common stock; or

         (3) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Home Federal in each case on the close of business on December 31, 2002 (the "Eligibility Record Date"), subject to the overall purchase limitations.

See "- Limitations on Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. For example, if an Eligible Account Holder with an unfilled subscription has qualifying deposits totaling $100, and the total amount of qualifying deposits for Eligible Account Holders with unfilled subscriptions was $1,000, then the number of shares that may be allocated to fill this Eligible Account Holder's subscription would be 10% of the shares remaining available, up to the amount subscribed for. Subscription rights of Eligible Account Holders will be subordinated to the priority rights of Tax-Qualified Employee Plans to purchase shares in excess of the maximum of the estimated offering range.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription order form all accounts in which he or she has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Home Federal or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 2002.

         Preference Category No. 2: Tax-Qualified Employee Stock Benefit Plans. The plan of reorganization provides that each Tax-Qualified Employee Plan, including the employee stock ownership plan, shall receive nontransferable subscription rights to purchase up to 10% of the common stock sold in the offering, provided that individually or in the aggregate these plans (other than that portion of these plans which is self-directed) shall not purchase more than 10% of the shares of common stock, including any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the estimated valuation range. The proposed employee stock ownership plan intends to purchase 3.3% of the shares of common stock issued in the reorganization (or 8.19% of the shares sold in the offering), or 278,528 shares and 376,832 shares based on the minimum and maximum of the estimated valuation range of shares to be issued in the reorganization, respectively. Subscriptions by the Tax-Qualified Employee Plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and direct community offerings, including subscriptions of any of Home Federal's directors, officers, employees or associates thereof. Subscription rights received pursuant to this category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Preference Category No. 1; provided, however, that notwithstanding any other provisions of the plan of reorganization and stock issuance to the contrary, the Tax-Qualified Employee Plan shall have a first priority subscription right to the extent that the total number of shares of common stock sold in the stock offering exceeds the maximum of the estimated offering. If the total number of shares offered in the stock offering is increased to an amount greater than then number of shares representing the maximum of the estimated valuation range to be sold to the public, each Tax-Qualified Employee Plan will have a priority right to purchase any such shares exceeding the maximum of the estimated offering range up to an aggregate of 10% of the common stock sold in the stock offering. See "Management - Benefits - Employee Stock Ownership Plan."

         Preference Category No. 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plans, each Supplemental Eligible Account Holder shall be entitled to receive, without payment therefore, third priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

         (1)      $250,000 or 25,000 shares of common stock;

         (2) one-tenth of one percent of the total offering of shares of common stock; or

         (3) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Home Federal in each case on the close of business on June 30, 2004 (the "Supplemental Eligibility Record Date"), subject to the overall purchase limitations.

See "- Limitations on Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

         Preference Category No. 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, each Other Member shall receive, without payment therefore, fourth priority, nontransferable subscription rights to subscribe for shares of Home Federal Bancorp common stock, up to the greater of $250,000 or 25,000 shares of common stock, or one-tenth of one percent of the total offering of shares of common stock in the offerings, subject to the overall purchase limitations. See "- Limitations on Stock Purchases."

         In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, is in excess of the total number of shares of common stock offered in the stock offering, available shares will be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

         Expiration Date for the Subscription Offering. The subscription offering will expire at 12:00 Noon, Mountain time, on ________ __, 2004, unless extended for the full 45 day period permitted by regulation and may be extended an additional 45 days to ________ __, 2004 without the approval of the Office of Thrift Supervision. Any further extensions of the subscription offering must be approved by the Office of Thrift Supervision. The subscription offering may not be extended beyond ________ __, 2006. Subscription rights which have not been exercised prior to ________ __, 2004 (unless extended) will become void.

         Home Federal Bancorp and Home Federal will not execute orders until at least the minimum number of shares of common stock, 3,400,000 shares, have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold by ________ __, 2004, unless this period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Home Federal pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond ________ __, 2004 is granted, Home Federal Bancorp and Home Federal will notify subscribers of the extension of time and of any rights of subscribers to confirm, modify or rescind their subscriptions. This is commonly referred to as a "resolicitation offering."

         In a resolicitation offering, Home Federal Bancorp would mail you a supplement to this prospectus if you subscribed for stock to let you confirm, modify or cancel your subscription. If you fail to respond to the resolicitation offering, it would be as if you had canceled your order and all subscription funds, together with accrued interest, would be returned to you. If you authorized payment by withdrawal of funds on deposit at Home Federal, that authorization would terminate. If you affirmatively confirm your subscription order during the resolicitation offering, Home Federal Bancorp and Home Federal would continue to hold your subscription funds until the end of the resolicitation offering. Your resolicitation order would be irrevocable without the consent of Home Federal Bancorp and Home Federal until the stock offering is completed or terminated.

Direct Community Offering

         To the extent that shares remain available for purchase after satisfaction of all subscription rights discussed above, we anticipate offering shares pursuant to the plan of reorganization and stock issuance to members of the general public who receive a prospectus, with a preference given to natural persons residing in Ada, Canyon, Elmore and Gem Counties, Idaho. These natural persons are referred to as preferred subscribers. If there is a direct community offering, persons, together with an associate or group of persons acting in concert with them, may not subscribe for or purchase more than one percent of the total shares of common stock sold in the stock offering. We may limit total subscriptions in the direct community offering to ensure that the number of shares available for the syndicated community offering may be up to a specified percentage of the number of shares of common stock. Finally, we may reserve shares offered in the direct community offering for sales to institutional investors. The opportunity to subscribe for shares of common stock in any direct community offering will be subject to our right, in our sole discretion, to accept or reject any such orders either at the time of receipt of an order or as soon as practicable following ________ __, 2004. The direct community offering, if any, shall begin at the same time as, during or promptly after the subscription offering and shall not be for more than 45 days after the end of the subscription offering.

         In the event of an oversubscription for shares in the direct community offering, shares may be allocated, to the extent shares remain available, on a pro rata basis to such person based on the amount of their respective subscriptions.

Syndicated Community Offering

         The plan of reorganization and stock issuance provides that, if feasible, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to selected members of the general public in a syndicated community offering through a syndicate of registered broker-dealers managed by Keefe, Bruyette & Woods as agent of Home Federal Bancorp. We call this the syndicated community offering. We expect that the syndicated community offering will begin as soon as practicable after termination of the subscription offering and the direct community offering, if any. We, in our sole discretion, have the right to reject orders in whole or in part received in the syndicated community offering. Neither Keefe, Bruyette & Woods nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods has agreed to use its best efforts in the sale of shares in the syndicated community offering.

         The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription offering and direct community offering. If there is a syndicated community offering, no person, by himself or herself, or with an associate or group of persons acting in concert, may purchase more than one percent of the total shares of common stock sold in the stock offering, subject to the maximum purchase limitations. See "- Limitations on Stock Purchases."

         Keefe, Bruyette & Woods may enter into agreements with broker-dealers to assist in the sale of the shares in the syndicated community offering, although no such agreements currently exist. No orders may be placed or filled by or for a selected dealer during the subscription offering. After the close of the subscription offering, Keefe, Bruyette & Woods will instruct selected dealers as to the number of shares to be allocated to each dealer. Only after the close of the subscription offering and upon allocation of shares to selected dealers may selected dealers take orders from their customers. During the subscription offering and direct community offering, selected dealers may only solicit indications of interest from their customers to place orders as of a certain order date for the purchase of shares of Home Federal Bancorp common stock. When, and if, Keefe, Bruyette & Woods and Home Federal believe that enough indications of interest and orders have not been received in the subscription offering and direct community offering to consummate the reorganization, Keefe, Bruyette & Woods will request, as of the order date, selected dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. The dealers will send confirmations of the orders to their customers on the next business day after the order date. The dealers will debit the accounts of their customers on the settlement date, which date will be three business days from the order date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, the dealers will deposit funds to the account established by Home Federal for each dealer. Each customer's funds forwarded to Home Federal, along with all other accounts held in the same title, will be insured by the FDIC up to $100,000 in accordance with applicable FDIC regulations. After payment has been received by Home Federal from the dealers, funds will earn interest at Home Federal's regular savings account rate until the completion or termination of the stock offering. Funds will be promptly returned, with interest, in the event the stock offering is not consummated as described above.

         The syndicated community offering will be completed within 45 days after the termination of the subscription offering, unless extended by Home Federal with the approval of the Office of Thrift Supervision, but in no event later than ________ __, 2004. The syndicated community offering may not be extended past ________ __, 2006. See "- How We Determined Our Price and the Number of Shares to be Issued in the Stock Offering" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Persons Who are Not Permitted to Participate in the Stock Offering

        Home Federal will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of reorganization reside. However, Home Federal is not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

         o the number of persons otherwise eligible to subscribe for shares under the plan of reorganization and stock issuance who reside in such jurisdiction is small;

         o the granting of subscription rights or the offer or sale of shares of common stock to such persons would require any of Home Federal Bancorp and Home Federal or their officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or

         o such registration, qualification or filing in the judgment of Home Federal would be impracticable or unduly burdensome for reasons of cost or otherwise.

Where the number of persons eligible to subscribe for shares in one state is small, Home Federal will base its decision as to whether or not to offer the common stock in that state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register Home Federal, its officers, directors or employees as brokers, dealers or salesmen.

Limitations on Stock Purchases

         The plan of reorganization and stock issuance includes the following limitations on the number of shares of Home Federal Bancorp common stock which may be purchased in the stock offering:

         (1) No fewer than 25 shares of common stock may be purchased, to the extent shares are available;

         (2) Each Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

                  (a)      $250,000 or 25,000 shares of common stock;

                  (b) one-tenth of one percent of the total offering of shares of common stock; or

                  (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Home Federal in each case as of the close of business on the Eligibility Record Date, subject to the overall limitation in clause (7) below;

         (3) The Tax-Qualified Employee Stock Benefit Plans, including an employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering, and including any additional shares issued in the event of an increase in the estimated offering range; at this time the employee stock ownership plan intends to purchase only 3.3% of the shares of common stock issued in the reorganization (or 8.19% of the shares sold in the offering);

         (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

                  (a)      $250,000 or 25,000 shares of common stock;

                  (b) one-tenth of one percent of the total offering of shares of common stock; or

                  (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction, of which the

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                           numerator is the amount of the qualifying deposit of
                           the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Home Federal in each case as of the close of business on the Supplemental Eligibility Record Date, subject to the overall limitation in clause (7) below;

         (5) Each Other Member may subscribe for and purchase in the subscription offering up to the greater of $250,000 or 25,000 shares of common stock or one-tenth of one percent of the total offering of shares of common stock, subject to the overall limitation in clause (7) below;

         (6) Persons purchasing shares of common stock in the direct community offering or syndicated community offering may purchase in the direct community offering or syndicated community offering up to one percent of the total shares of common stock sold in the stock offering, subject to the overall limitation in clause (7) below;

         (7) Except for the Tax-Qualified Employee Stock Benefit Plans, and irrespective of the purchase limitations set forth in clauses
                  (2)(c) and (4)(c) above, the maximum number of shares of Home Federal Bancorp common stock subscribed for or purchased in all categories of the offerings by any person, together with associates of and groups of persons acting in concert with these persons, shall not exceed one percent of the total shares of common stock sold in the stock offering; and

         (8) No more than 26% of the total number of shares offered for sale may be purchased by directors and officers of Home Federal and their associates, in the aggregate, excluding purchases by Tax- Qualified Employee Plans.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of Home Federal, the Boards of Directors of Home Federal Bancorp and Home Federal may, in their sole discretion, increase the individual amount permitted to be subscribed for to a maximum of 9.99% of the number of shares sold in the stock offering, provided that orders for shares exceeding 5% of the shares being offered in the stock offering shall not exceed, in the aggregate, 10% of the shares being offered in the stock offering. Requests to purchase additional shares of common stock will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the preference categories set forth in this prospectus.

         The term "associate" when used to indicate a relationship with any person means:

         o any corporation or organization (other than Home Federal, Home Federal Bancorp or a majority-owned subsidiary of either of them) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

         o any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

         o any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Home Federal, Home Federal Bancorp or any subsidiary of Home Federal or Home Federal Bancorp or any affiliate thereof; and

         o any person acting in concert with any of the persons or entities specified above;

provided, however, that Tax-Qualified or Non-Tax Qualified Employee Plans shall not be deemed to be an associate of any director or officer of Home Federal or Home Federal Bancorp to the extent provided in the plan of reorganization and stock issuance. When used to refer to a person other than an officer or director of Home Federal, the Board of Directors of Home Federal or officers delegated by the Board of Directors in their sole discretion may determine the persons that are associates of other persons.

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

         The term "acting in concert" means knowing participation in a joint activity or parallel action towards a common goal whether or not pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any arrangement. A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that the Tax-Qualified Employee Stock Benefit Plans will not be deemed to be acting in concert with their trustees or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by each plan will be aggregated. The determination of whether a group is acting in concert shall be made solely by the Board of Directors of Home Federal or officers delegated by the Board of Directors and may be based on any evidence upon which the board or delegatee chooses to rely.

Marketing Arrangements

         We have retained Keefe, Bruyette & Woods to consult with and to advise Home Federal, and to assist Home Federal Bancorp, on a best efforts basis, in the distribution of the shares of common stock in the subscription offering and direct community offering. The services that Keefe, Bruyette & Woods will provide include:

         o training the employees of Home Federal who will perform certain ministerial functions in the offering regarding the mechanics and regulatory requirements of the stock offering process;

         o managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders;

         o        preparing marketing materials; and

         o assisting in the solicitation of proxies from Home Federal's members for use at the special meeting.


         For its services, Keefe, Bruyette & Woods will receive a management fee of $50,000 and a success fee of 1.35% of the aggregate purchase price, less any shares of common stock sold to our directors, officers and employees and the Tax-Qualified Employee Stock Benefit Plans. The management fee will be applied against the success fee. If selected dealers are used to assist in the sale of shares of Home Federal Bancorp common stock in the direct community offering, these dealers will be paid a fee of up to 5.5% of the total purchase price of the shares sold by the dealers. Keefe, Bruyette & Woods will also be reimbursed for its out of pocket expenses and expenses of its legal counsel which are estimated to be $30,000 and the fees of its legal counsel which are estimated to be $35,000. Home Federal has agreed to indemnify Keefe, Bruyette & Woods against certain claims or liabilities, including certain liabilities under the Securities Act of 1933, as amended, and will contribute to payments Keefe, Bruyette & Woods may be required to make in connection with any such claims or liabilities.


         Sales of shares of Home Federal Bancorp common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods or by the broker-dealers managed by Keefe, Bruyette & Woods. Keefe, Bruyette & Woods has undertaken that the shares of Home Federal Bancorp common stock will be sold in a manner which will ensure that the distribution standards of the Nasdaq Stock Market will be met. A stock information center will be established at Home Federal's corporate office located at 500 12th Avenue South in Nampa, Idaho. Home Federal Bancorp will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 and sales of Home Federal Bancorp common stock will be conducted within the requirements of this rule, so as to permit officers, directors and employees to participate in the sale of Home Federal Bancorp common stock in those states where the law permits. No officer, director or employee of Home Federal Bancorp or Home Federal will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock.

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Procedure for Purchasing Shares in the Subscription Offering

         To ensure that each purchaser receives a prospectus at least 48 hours before ________ __, 2004, the subscription expiration date, unless extended, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to that date or hand delivered any later than two days prior to that date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         To purchase shares in the subscription offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Home Federal must be received by Home Federal by 12:00 Noon, Mountain time, on ________ __, 2004, unless extended. In addition, Home Federal Bancorp and Home Federal will require a prospective purchaser to execute a certification in the form required by the Office of Thrift Supervision. Order forms which are not received by this time or are executed defectively or are received without full payment, or appropriate withdrawal instructions, are not required to be accepted. In addition, Home Federal will not accept orders submitted on photocopied or facsimiled order forms nor order forms without an executed certification. We are not required to notify subscribers of incomplete or improperly executed order forms and we have the right to waive or permit the correction of incomplete or improperly executed order forms as long as it is performed before the expiration of the offering. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. Home Federal has the right to waive or permit the correction of incomplete or improperly executed forms, but does not represent that it will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of Home Federal, unless the stock offering has not been completed within 45 days after the end of the subscription offering, or this period has been extended.

         In order to ensure that Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date, December 31, 2002, or the Supplemental Eligibility Record Date, June 30, 2004, and depositors and borrowers as of the close of business on the Voting Record Date, ________ __, 2004, must list all accounts on the stock order form giving all names in each account and the account numbers. Failure to list ALL of your account relationships, which will ALL be reviewed when taking into consideration relevant account relationships in the event of an allocation of stock, could result in a loss of all or part of your share allocation in the event of an oversubscription.

         Payment for subscriptions may be made:

         o by check or money order, however, third party checks may not be remitted as payment for your order;

         o by authorization of withdrawal from deposit accounts maintained with Home Federal (including a certificate of deposit); or

         o in cash, if delivered in person at any branch office of Home Federal, although we request that you exchange cash for a check with any of our tellers.

No wire transfers will be accepted. Interest will be paid on payments made by cash, check or money order at our then-current passbook account rate from the date payment is received until completion of the stock offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rate, but may not be used by the subscriber until all of Home Federal Bancorp common stock has been sold or the plan of reorganization and stock issuance is terminated, whichever is earlier. If a subscriber authorizes Home Federal to withdraw the amount of the purchase price from his or her deposit account, Home Federal will do so as of the effective date of the reorganization. Home Federal will waive any applicable penalties for early withdrawal from certificate accounts.

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

         If any amount of a subscription order is unfilled, Home Federal will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after completion of the stock offering. If the stock offering is not consummated, purchasers will have refunded to them all payments made, with interest, and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at Home Federal.

         If any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the subscription offering, these plans will not be required to pay for the shares subscribed for at the time they subscribe, but rather, may pay for shares of common stock subscribed for at the purchase price upon completion of the subscription offering, direct community offering and syndicated community offering, if all shares are sold. If, after the completion of the subscription offering, the amount of shares to be issued is increased above the maximum of the estimated valuation range included in this prospectus, the Tax-Qualified and Non-Tax-Qualified Employee Stock Benefit Plans will be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the estimated valuation range, provided that such subscription will continue to be subject to applicable purchase limits and stock allocation procedures.

         You may subscribe for shares of common stock using funds in your individual retirement account ("IRA") at Home Federal or elsewhere. However, common stock must be held in a self-directed retirement account. Home Federal's IRAs are not self-directed, so they cannot be invested in common stock. If you wish to use some or all of the funds in your Home Federal IRA, the applicable funds must be transferred to a self-directed account reinvested by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using you IRA or other retirement account that you may have. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and possible limitations imposed by the institution where the funds are held.

         The records of Home Federal will control all matters related to the existence of subscription rights and/or one's ability to purchase shares of common stock in the subscription offering.

         Should an oversubscription result in an allocation of shares, the allocation of shares will be completed in accordance with the plan of reorganization. Our interpretation of the terms and conditions of the plan of reorganization and of the acceptability of the order form will be final. If a partial payment for your shares is required, we will first take the funds from the cash or check you paid with and secondly from any account you wanted funds withdrawn from.

Restrictions on Transfer of Subscription Rights and Shares

         No person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of reorganization and stock issuance or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for that person's account. Each person exercising such subscription rights will be required to certify that the person is purchasing shares solely for the person's own account and that the person has no agreement or understanding regarding the sale or transfer of the shares. Regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock prior to the completion of the stock offering.

         Home Federal will refer to the Office of Thrift Supervision any situations that it believes may involve a transfer of subscription rights and will not honor orders believed by it to involve the transfer of such rights.

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Issuance of Home Federal Bancorp's Common Stock

         Certificates representing shares of common stock issued in the stock offering will be mailed to the persons entitled thereto at the registration address noted on the order form, as soon as practicable following consummation of the stock offering. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered.

Required Approvals

         In order to complete the reorganization, we will need to receive the approval of the Office of Thrift Supervision. We also will need to have our members approve the plan of reorganization and stock issuance at a special meeting of members, which will be called for that purpose. Finally, the Office of Thrift Supervision must approve Home Federal Bancorp's application to become a savings and loan holding company and to acquire all of Home Federal's common stock, as well as Home Federal MHC's application to become a mutual holding company and to acquire a majority of Home Federal Bancorp's common stock.

         Home Federal Bancorp may be required to make certain filings with state securities regulatory authorities in connection with the issuance of Home Federal Bancorp common stock in the offerings.

Restrictions on Purchase or Transfer of Shares After the Stock Offering

         All shares of common stock purchased in connection with the stock offering by a director or an executive officer of Home Federal Bancorp and Home Federal will be subject to a restriction that the shares not be sold for a period of one year following the stock offering except in the event of the death of the director or officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision. Each certificate for restricted shares will bear a legend giving notice of this restriction, and instructions will be issued to the effect that any transfer within that time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to the restricted stock will be subject to the same restrictions.

         Purchases of common stock of Home Federal Bancorp by directors, executive officers and their associates during the three-year period following completion of the stock offering may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Home Federal Bancorp's outstanding common stock or to certain purchases of stock pursuant to an employee stock benefit plan.

         For information regarding the proposed purchases of common stock by officers and directors of Home Federal, see "Proposed Purchases by Management." Any purchases made by the officers and directors of Home Federal are intended for investment purposes only, and not for resale, including any purchases made for the purpose of meeting the minimum of the offering range.

         Pursuant to regulations of the Office of Thrift Supervision, Home Federal Bancorp may not, for a period of one year following completion of this offering, repurchase shares of the common stock except on a pro rata basis, pursuant to an offer approved by the Office of Thrift Supervision and made to all stockholders, or through open market purchases of up to five percent of the outstanding stock where extraordinary circumstances exist.

                           RESTRICTIONS ON ACQUISITION
                    OF HOME FEDERAL BANCORP AND HOME FEDERAL

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Home Federal Bancorp, Home Federal or their respective capital stock are summarized below. Also discussed are

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

certain provisions in Home Federal Bancorp's charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire it.

Change in Control Regulations

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

         o it would result in a monopoly or substantially lessen competition;

         o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

         o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax- qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the stock offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Home Federal Bancorp, Inc. or Home Federal without the Office of Thrift Supervision's prior written approval.

Mutual Holding Company Structure

         Following the reorganization, all of the issued and outstanding common stock of Home Federal will be owned by Home Federal Bancorp. A majority of the issued and outstanding common stock of Home Federal Bancorp will be owned by Home Federal MHC. As a result, management of Home Federal MHC will be able to exert voting control over Home Federal Bancorp and Home Federal and will be able to restrict the ability of the minority stockholders of Home Federal Bancorp to effect a change of control of management. Home Federal MHC, as long as it remains in the mutual form of organization, will control a majority of the voting stock of Home Federal Bancorp.

Charter and Bylaws of Home Federal Bancorp

         The charter and bylaws of Home Federal Bancorp contain certain provisions that are intended to encourage a potential acquiror to negotiate any proposed acquisition of Home Federal Bancorp directly with its Board of Directors. An unsolicited, non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Home Federal Bancorp and its stockholders to encourage potential acquirors to negotiate directly with management.

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

The Board of Directors believes that these provisions will encourage negotiations and discourage hostile takeover attempts. The Board also believes that these provisions should not discourage persons from proposing a merger or transaction at prices reflective of the true value of Home Federal Bancorp and that otherwise is in the best interests of all stockholders. However, these provisions may have the effect of discouraging offers to purchase Home Federal Bancorp or its securities that are not approved by the Board of Directors but which certain of Home Federal Bancorp's stockholders may deem to be in their best interests or pursuant to which stockholders would receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the current Board of Directors and management more difficult. The Boards of Directors of Home Federal and Home Federal Bancorp believe these provisions are in the best interests of the stockholders because they will assist Home Federal Bancorp's Board of Directors in managing the affairs of Home Federal Bancorp in the manner they believe to be in the best interests of stockholders generally and because a company's board of directors is often best able in terms of knowledge regarding the company's business and prospects, as well as resources, to negotiate the best transaction for its stockholders as a whole.

         The following description of certain of the provisions of the charter and bylaws of Home Federal Bancorp is necessarily general and reference should be made in each instance to the charter and bylaws. See "Where You Can Find More Information" regarding how to obtain a copy of these documents.

         Board of Directors. The charter provides that the number of directors shall not be less than five nor more than 15. The initial number of directors is seven, but this number may be changed by resolution of the Board of Directors. The bylaws provide that the Board of Directors will be divided into three classes, with directors in each class elected for three-year staggered terms. These provisions enable the Board of Directors to elect directors friendly to management in the event of a non-negotiated takeover attempt and may make it more difficult for a person seeking to acquire control of Home Federal Bancorp to gain majority representation on the Board of Directors in a relatively short period of time. Home Federal Bancorp believes these provisions to be important to continuity in the composition and policies of the Board of Directors.

         Limitations on Voting. The charter specifically prohibits cumulative voting for the election of directors. Cumulative voting in the election of directors entitles a stockholder to cast a total number of votes equal to the number of directors to be elected multiplied by the number of his or her shares and to distribute that number of votes among such number of nominees as the stockholder chooses. The absence of cumulative voting for directors limits the ability of a minority stockholder to elect directors. Because the holder of less than a majority of Home Federal Bancorp's shares cannot be assured representation on the Board of Directors, the absence of cumulative voting may discourage accumulations of Home Federal Bancorp's shares or proxy contests that would result in changes in Home Federal Bancorp's management. The Board of Directors believes that the elimination of cumulative voting will help to assure continuity and stability of management and policies; directors should be elected by a majority of the stockholders to represent the interests of the stockholders as a whole rather than be the special representatives of particular minority interests; and efforts to elect directors representing specific minority interests are potentially divisive and could impair the operations of Home Federal Bancorp.

         In addition, the charter provides that for a period of five years from the effective date of the charter, no person may offer to acquire or acquire more than 10% of any class of equity security of Home Federal Bancorp. This prohibition does not apply to purchases by any tax-qualified employee benefit plan of Home Federal Bancorp or an underwriter involving the public offering of securities of Home Federal Bancorp. In addition during this five- year period, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote.

         Special Meetings. The charter of Home Federal Bancorp provides that for a period of five years from the effective date of the charter, a special meeting of stockholders may be called only through a resolution of the Board of Directors for matters relating to a change in control of Home Federal Bancorp or amendments to its charter.

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         Authorized Capital Stock. The charter of Home Federal Bancorp authorizes the issuance of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the reorganization and stock offering to provide Home Federal Bancorp's Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the issuance of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Home Federal Bancorp. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Home Federal Bancorp's Board of Directors currently has no plan to issue additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

         Director Nominations. The charter of Home Federal Bancorp requires a stockholder who intends to nominate a candidate for election to the Board of Directors at a stockholders' meeting to give written notice to the secretary of Home Federal Bancorp at least 60 days in advance of the date of the meeting at which such nominations will be made. The Board of Directors of Home Federal Bancorp believes that it is in the best interests of Home Federal Bancorp and its stockholders to provide sufficient time for the Board of Directors to study all nominations and to determine whether to recommend to the stockholders that such nominees be considered.

         Purpose and Takeover Defensive Effects of Home Federal Bancorp's Charter and Bylaws. The Board of Directors believes that the provisions described above are prudent and will reduce Home Federal Bancorp's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist in the orderly deployment of the stock offering proceeds into productive assets during the initial period after the offering. The Board of Directors believes these provisions are in the best interest of Home Federal, and Home Federal Bancorp and its stockholders. In the judgment of the Board of Directors, Home Federal Bancorp's Board will be in the best position to determine the true value of Home Federal Bancorp and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of Home Federal Bancorp and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of Home Federal Bancorp and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Home Federal Bancorp and that is in the best interest of all stockholders.

         Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Home Federal Bancorp for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Home Federal Bancorp's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, these offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive Home Federal Bancorp's remaining stockholders of benefits of certain protective provisions of the Securities Exchange Act of 1934, if the number of beneficial owners became less than 300, thereby allowing for deregistration.

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

         Despite the belief of Home Federal and Home Federal Bancorp as to the benefits to stockholders of these provisions of Home Federal Bancorp's charter and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by Home Federal Bancorp's Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. These provisions will also render the removal of Home Federal Bancorp's Board of Directors and of management more difficult. The Board of Directors of Home Federal and Home Federal Bancorp, however, have concluded that the potential benefits outweigh the possible disadvantages.

         The cumulative effect of the restriction on acquisition of Home Federal Bancorp contained in the charter and bylaws of Home Federal Bancorp and in federal law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Home Federal Bancorp may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in the stockholders' best interests.

Benefit Plans

         In addition to the provisions of Home Federal Bancorp's charter and bylaws described above, benefit plans of Home Federal Bancorp and Home Federal intended to be adopted after completion of this offering contain provisions which also may discourage hostile takeover attempts which the Board of Directors of Home Federal might conclude are not in the best interests of Home Federal, Home Federal Bancorp or its stockholders. For a description of the benefit plans and the provisions of these plans relating to changes in control of Home Federal Bancorp or Home Federal, see "Management - Benefits."

                             HOME FEDERAL FOUNDATION

General


         In furtherance of our commitment to the communities we serve, we will voluntarily establish a charitable foundation in connection with the reorganization of Home Federal to a mutual holding company structure. The plan of reorganization provides that the foundation will be established as a non-stock corporation and will be funded with an initial contribution valued at 3% of the gross proceeds received in the offering. The form of funding will be 80% common stock and 20% cash, with the maximum amount of the cash contribution being $276,000 based on the maximum of the offering range. The contribution of common stock and cash to the foundation will be dilutive to the interests of stockholders and will have an adverse impact on the reported earnings of Home Federal Bancorp in 2004, the year in which the contribution will be made. Home Federal Bancorp has no plans to provide additional funding beyond this initial contribution over the next three years. The contribution of common stock to the foundation will not be included in determining whether the minimum number of shares of common stock, 3,400,000, has been sold in order to complete the offering.


Purpose of the Foundation.

         The purpose of the Home Federal Foundation is to provide funding to support charitable causes and community development activities in the communities we serve. The Home Federal Foundation is being formed as a complement to our existing community activities, not as a replacement for these activities. Home Federal currently contributes funds to support local community activities. The foundation is completely dedicated to community activities and the promotion of charitable causes, and may be able to support these activities in ways that are not currently available to Home Federal.

         We believe the establishment of a charitable foundation is consistent with Home Federal's long-term commitment to community service. The Board of Directors further believes that the funding of the foundation with common stock of Home Federal Bancorp is a means of enabling the communities served by us to share in the growth and success of Home Federal Bancorp long after completion of the reorganization. The foundation will accomplish

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

that goal by providing for continued ties between the foundation and Home Federal, thereby forming a partnership with our community. The establishment of the foundation will also enable Home Federal Bancorp and Home Federal to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds.

Structure of the Home Federal Foundation.

         The foundation has been incorporated under Idaho law as a non-stock corporation and its initial board of directors consists of persons who are directors or employees of Home Federal, as well as one independent director. Directors of the foundation who are affiliated with Home Federal are not expected to be paid additional compensation for their service on the foundation's board. The articles of incorporation of the foundation provide that the corporation is organized exclusively for charitable purposes, including development in the local community, as set forth in Section 501(c)(3) of the Internal Revenue Code. The foundation's articles of incorporation or bylaws provide that no part of its earnings will inure to the benefit of, or be distributable to, its trustees, officers or members.


         As required by Office of Thrift Supervision regulations, for five years after the reorganization, one seat on the foundation's board of directors will be reserved for a person from our local community who is not one of our officers, directors or employees, and one seat on the foundation's board of directors will be reserved for one of our directors. We have selected two of our current directors, Daniel L. Stevens and N. Charles Hedemark, to serve on the initial board of directors of the foundation. Mr. Stevens is the President and Chief Executive Office of each of Home Federal, Home Federal Bancorp and Home Federal MHC. Mr. Hedemark is an independent director. Mr. Stevens and his associates intend to subscribe for 50,000 shares of Home Federal Bancorp common stock in the offering and assuming sufficient shares are available, they will own .43% of the outstanding common stock of Home Federal Bancorp at the maximum of the estimated offering range upon completion of the offering. Mr. Hedemark and his associates intend to subscribe for 25,000 shares of Home Federal Bancorp common stock in the offering and assuming sufficient shares are available, they will own .22% of the outstanding common stock of Home Federal Bancorp at the maximum of the estimated offering range upon completion of the offering. The director from the local community has not yet been selected, but is expected to be selected prior to the completion of the reorganization and stock offering. In accordance with the regulations of the Office of Thrift Supervision, the director from the local community will have experience with local charitable organizations and grant making.


         The authority for the affairs of the foundation is vested in its board of directors. The directors of the foundation are responsible for establishing the foundation's policies with respect to grants or donations by the foundation, consistent with the purpose for which the foundation was established. Although no formal policy governing the foundation grants exists at this time, the foundation's board of directors will adopt such a policy prior to receiving the contribution. As directors of a not-for-profit corporation, directors of the foundation are at all times be bound by their fiduciary duty to advance the foundation's charitable goals, to protect the assets of the foundation and to act in a manner consistent with the charitable purpose for which the foundation was established. The directors of the foundation are also responsible for directing the foundation's activities, including the management of the common stock of Home Federal Bancorp and the cash held by the foundation. The board of directors of the foundation will appoint such officers as may be necessary to manage its operation. Initially, the foundation intends to use employees of Home Federal as its volunteer support staff. The Home Federal Foundation will have no members. Its directors will elect directors at the annual meeting or a special meeting called for that purpose.

         Office of Thrift Supervision regulations require that all shares of common stock held by the foundation must be voted in the same ratio as all other shares of Home Federal Bancorp's common stock voted on each proposal considered by stockholders of Home Federal Bancorp.

         As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the foundation is required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment

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

assets. One of the conditions imposed on the gift of common stock by Home Federal Bancorp is that the amount of common stock that may be sold by the foundation in any one year shall not exceed 5% of the average market value of the assets held by the foundation. This condition includes an exception where the board of directors of the foundation determines that the failure to sell an amount of common stock greater than such amount would result in a longer-term reduction of the value of the foundation's assets and as such would jeopardize its capacity to carry out its charitable purposes.

         Upon completion of the reorganization and the contribution of shares to the foundation, Home Federal Bancorp would have 8,500,000, 10,000,000 and 11,500,000 shares issued and outstanding at the minimum, midpoint and maximum of the estimated valuation range. As the result of the shares issued to the foundation, the voting and ownership interests of purchasers of common stock in the offering will be diluted by 2.3%, as compared to their interests in Home Federal Bancorp if the foundation were not established. For additional discussion of the dilutive effect, see "Pro Forma Data." If the foundation had not been established and funded as part of the reorganization, RP Financial estimates that the pro forma valuation of Home Federal Bancorp would be greater; and as a result, a greater number of shares of common stock would be issued in the offering. At the minimum, midpoint and maximum of the valuation range, the pro forma valuation of Home Federal Bancorp is $85.0 million, $100.0 million and $115.0 million with the foundation, as compared to $86.7 million, $102.0 million and $117.3 million, respectively, without the foundation. See "Comparison of Valuation and Pro Forma Information With and Without Charitable Foundation."


         If in the future, Home Federal Bancorp converts from the mutual to capital stock form, in a transaction commonly known as a "second-step conversion" and, as part of such second-step conversion, an additional charitable contribution is to be made to the foundation, such additional charitable contribution must be approved (1) by a majority of the vote eligible to be cast of the Home Federal MHC's members and (2) separately by a majority of the votes eligible to be cast by the minority stockholders (stockholders other than Home Federal MHC) of Home Federal Bancorp.


Tax Considerations

         Home Federal Bancorp has been advised by its outside tax advisors that an organization created and operated for charitable purposes would generally qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code, and that this type of an organization would likely be classified as a private foundation as determined in Section 501 of the Internal Revenue Code. The foundation will submit a request to the Internal Revenue Service to be recognized as an exempt organization. As long as the foundation files its application for recognition of tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, the effective date of the foundation's status as a Section 501(c)(3) organization will be the date of its organization. Home Federal Bancorp's outside tax advisor, however, has not rendered any advice on the regulatory condition to the contribution to require that all shares of common stock of Home Federal Bancorp held by the foundation must be voted in the same ratio as all other outstanding shares of common stock of Home Federal Bancorp, on all proposals considered by shareholders of Home Federal Bancorp. If Home Federal Bancorp or the foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the foundation, or subject the foundation to an excise tax under Section 4941 of the Internal Revenue Code, it is expected that the Office of Thrift Supervision would waive such voting restriction upon submission of a legal opinion by Home Federal Bancorp or the foundation satisfactory to it.

         Under Idaho law, Home Federal Bancorp is authorized by statute to make charitable contributions and by law has recognized the benefits of such contributions to a Idaho corporation. In this regard, Idaho law provides that a charitable gift must be within reasonable limits to be valid. Under the Internal Revenue Code, Home Federal Bancorp is generally allowed a deduction for charitable contributions made to qualifying donees within the taxable year of up to 10% of its taxable income of the consolidated group of corporations (with certain modifications) for that year. Charitable contributions made by Home Federal Bancorp in excess of the annual deductible amount will be deductible over each of the five succeeding taxable years, subject to certain limitations. Home Federal believes

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

that the reorganization presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the stock offering. In making this determination, Home Federal considered the dilutive impact of the contribution of common stock to the foundation on the amount of common stock available to be offered for sale in the stock offering. Based on this consideration, Home Federal believes that the contribution to the foundation in excess of the 10% annual deduction limitation is justified given Home Federal Bancorp's capital position and its earnings, the substantial additional capital being raised in the stock offering and the potential benefits of the foundation to the communities served by Home Federal. In this regard, assuming the sale of shares at the maximum of the estimated offering range, Home Federal Bancorp would have pro forma stockholders' equity of $79.9 million or 15.0% of pro forma consolidated assets. See "Capitalization," "Home Federal Exceeds All Regulatory Capital Requirements," "Pro Forma Data" and "Comparison of Valuation and Pro Forma Information With and Without Charitable Foundation."

         Home Federal Bancorp anticipates receiving an opinion of its outside tax advisors, Silver, Freedman & Taff, L.L.P., that Home Federal Bancorp's contribution of its own stock to the foundation should not constitute an act of self-dealing. However, any opinion received from outside tax advisors is not binding on the Internal Revenue Service or the Idaho State Tax Commission. Home Federal Bancorp should also be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the foundation is required to pay to Home Federal Bancorp for such stock, subject to the annual deduction limitation described above. Home Federal Bancorp, however, would be able to carry forward any unused portion of the deduction for five years following the contribution, subject to certain limitations. Home Federal Bancorp's outside tax advisors, however, have not rendered advice as to fair market value for purposes of determining the amount of the tax deduction. Assuming the close of the offering at the maximum of the estimated price range, Home Federal Bancorp estimates that a substantial portion of the contribution should be deductible over the six-year period. Home Federal Bancorp may make further contributions to the foundation following the initial contribution. In addition, Home Federal Bancorp and Home Federal may also continue to make charitable contributions to other qualifying organizations. Any of these future contributions would be based on an assessment of the financial condition of Home Federal Bancorp at that time, the interests of stockholders and depositors of Home Federal Bancorp and Home Federal, and the financial condition and operations of the foundation.

         Although Home Federal Bancorp has received an opinion of its outside tax advisors that it will more likely than not be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize the foundation as a Section 501(c)(3) exempt organization or that a deduction for the charitable contribution will be allowed. In either case, Home Federal Bancorp's contribution to the foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes the determination.

         As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The foundation will be required to make an annual filing with the Internal Revenue Service. The foundation also will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of the public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant. Numerous other restrictions exist in the operation of the foundation including transactions with related entities, level of investment and distributions for charitable purposes.

Regulatory Requirements Applicable to the Home Federal Foundation

         Establishment of the Foundation will be subject to the following requirements pursuant to the regulations of the Office of Thrift Supervision as set forth on 12 C.F.R. Sections 563b.565 and 563b.575:

         o the primary purpose of the foundation must be to serve and make grants in the local community;

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

         o so long as the foundation controls shares of Home Federal Bancorp, those shares must be voted in the same ratio of all other shares are voted on each proposal considered by the stockholders. The stock contributed to the foundation must include a legend to this effect;

         o for at least five years after its establishment, at least one seat of the foundation's board of directors must be reserved for an independent director from the local community who has experience with local community charitable organizations and grant making but who is not an officer, director or an employee of Home Federal or any affiliate of Home Federal;

         o for at least five years after its establishment, at least one seat on the foundation's board of directors must be reserved for a director from Home Federal;

         o the foundation will be subject to examination by the Office of Thrift Supervision, at the foundation's expense, and must comply with all supervisory directives imposed by the Office of Thrift Supervision;

         o the foundation must provide the Office of Thrift Supervision with a copy of the annual report it submits to the IRS;

         o the foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy; and

         o the foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code.

         In addition, within six months of completing the reorganization, the Foundation must submit to the Office of Thrift Supervision a three-year operating plan. The Home Federal Foundation must also provide to the Office of Thrift Supervision copies of the Foundation's charter and bylaws, conflict of interest policy and the gift instrument for the contribution to the foundation. Additionally, the establishment and funding of the Foundation must be separately approved by at least a majority of the total number of votes eligible to be cast by members of Home Federal at the special meeting of members. Consummation of the reorganization and the stock offering is not conditioned upon member approval of the charitable foundation. Failure to approve the charitable foundation may, however, materially increase the pro forma market value of Home Federal Bancorp. See "Comparison of Valuation and Pro Forma Information With and Without Charitable Foundation."

                         DESCRIPTION OF CAPITAL STOCK OF
                              HOME FEDERAL BANCORP

General

         Home Federal Bancorp is authorized to issue 50,000,000 shares of common stock having a par value of $.01 per share and 5,000,000 shares of preferred stock having a par value of $.01 per share. Home Federal Bancorp currently expects to issue up to 11,500,000 shares of common stock, subject to adjustment up to 13,225,000 shares, and no shares of preferred stock in the reorganization and stock offering. Each share of Home Federal Bancorp's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, in accordance with the plan of reorganization and stock issuance, all such stock will be duly authorized, fully paid and nonassessable.

         The common stock of Home Federal Bancorp represents nonwithdrawable capital. The common stock is not a savings or deposit account and is not insured by the FDIC or any other government agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock although Home Federal MHC so long as it is in existence, must own a majority of the outstanding common stock of Home Federal Bancorp.

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

         Common Stock Dividends. Home Federal Bancorp can pay dividends if, as and when declared by its Board of Directors, subject to limitations which are imposed by law and applicable regulation. See "Our Policy Regarding Dividends" and "How We Are Regulated." The holders of common stock of Home Federal Bancorp will be entitled to receive and share equally in the dividends declared by the Board of Directors of Home Federal Bancorp out of funds legally available therefor. If Home Federal Bancorp issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Stock Repurchases. Office of Thrift Supervision regulations place certain limitations on the repurchase of Home Federal Bancorp's capital stock. See "How We Intend to Use the Proceeds from this Offering."

         Voting Rights. Holders of common stock of Home Federal Bancorp will possess exclusive voting rights in Home Federal Bancorp. They will elect Home Federal Bancorp's Board of Directors and act on such other matters as are required to be presented to them under federal law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of Home Federal Bancorp and Home Federal," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Home Federal Bancorp issues preferred stock, holders of the preferred stock may also possess voting rights.

         As a federally-chartered mutual savings and loan association, corporate powers and control of Home Federal are vested in its members, who elect the officers of Home Federal and who fill any vacancies on the Board of Directors as it exists upon conversion. Subsequent to the reorganization, voting rights will be vested exclusively in the owners of the shares of capital stock of Home Federal, all of which will be owned by Home Federal Bancorp, and voted at the direction of Home Federal Bancorp's Board of Directors. Consequently, the holders of the common stock will not have direct control of Home Federal.

         Liquidation. In the event of any liquidation, dissolution or winding up of Home Federal, Home Federal Bancorp, as holder of Home Federal's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of Home Federal, including all deposit accounts and accrued interest thereon, and all assets of Home Federal available for distribution. In the event of liquidation, dissolution or winding up of Home Federal Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Home Federal Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights, Redemption. Holders of the common stock of Home Federal Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

         Preferred Stock. None of the shares of Home Federal Bancorp's authorized preferred stock will be issued in the reorganization and stock offering and there are no current plans to issue the preferred stock. This stock may be issued with such designations, powers, preferences and rights as the Board of Directors may determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

         Restrictions on Acquisition. Acquisitions of Home Federal Bancorp are restricted by provisions in its charter and bylaws and by the rules and regulations of various regulatory agencies. See "How We Are Regulated - Regulation and Supervision of Home Federal Bancorp" and "Restrictions on Acquisition of Home Federal Bancorp and Home Federal."

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

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for Home Federal Bancorp common stock is Registrar and Transfer Company, Cranford, New Jersey.

                                     EXPERTS

         Our consolidated financial statements as of September 30, 2003 and 2002, and for each of the three years in the period ended September 30, 2003 included in this prospectus have been audited by Moss Adams LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon the report of this firm given upon the authority as experts in accounting and auditing.

         RP Financial has consented to the publication herein of the summary of its report to Home Federal setting forth its opinion as to the estimated pro forma market value of the common stock upon issuance and its letter with respect to subscription rights.

                             LEGAL AND TAX OPINIONS


         The legality of the common stock and the federal income tax consequences of the reorganization and stock offering have been passed upon for Home Federal by Breyer & Associates PC, McLean, Virginia, special counsel to Home Federal and Home Federal Bancorp. The Idaho income tax consequences of the reorganization and stock offering have been passed upon for Home Federal and Home Federal Bancorp by Penland Munther Goodrum, Chartered, Boise, Idaho. The contribution by Home Federal Bancorp of its own stock to the charitable foundation will be passed upon by Silver, Freedman & Taff, L.L.P., Washington, D.C. and Penland Munther Goodrum, Chartered. Certain legal matters will be passed upon for Keefe, Bruyette & Woods by Elias, Matz, Tiernan & Herrick, LLP, Washington, D.C.


                       WHERE YOU CAN FIND MORE INFORMATION

         Home Federal Bancorp has filed with the SEC a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. This information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of this material can be obtained from the SEC at prescribed rates. For more information about the public reference room, call the SEC at (800) SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Home Federal Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each statement is qualified by reference to the contract or document. We believe, however, that we have included the material information an investor needs to consider in making an investment decision. Home Federal also maintains a website (http://www.homefederalsavings.com), which contains various information about Home Federal.

         Home Federal Bancorp has filed with the Office of Thrift Supervision an Application for Minority Stock Issuance, and Home Federal has filed with the Office of Thrift Supervision a Notice of Mutual Holding Company Formation. This prospectus omits certain information contained in the Application and Notice. The Application and Notice, including the proxy materials, exhibits and certain other information, may be inspected, without charge, at the office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and the office of Regional Director of the Office of Thrift Supervision at the West Regional office of the Office of Thrift Supervision, Pacific Plaza, 2001 Junipero Serra Boulevard, Suite 650, Daly City, California 94014.

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

         In connection with the stock offering, Home Federal Bancorp will register its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934, and, upon such registration, Home Federal Bancorp and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of reorganization and stock issuance, Home Federal Bancorp has undertaken that it will not terminate this registration for a period of at least three years following the stock offering.

         A copy of the plan of reorganization and stock issuance, the charter and bylaws of Home Federal Bancorp and Home Federal are available without charge from Home Federal. Requests for this information should be directed to: Jerilyn Warren, Home Federal Savings and Loan Association of Nampa, 500 12th Avenue South, Nampa, Idaho 83653.

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

               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA
                                 AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Independent Auditor's Report.................................................F-2

Consolidated Statement of Financial Condition as of
   March 31, 2004 and September 30, 2003 and 2002............................F-3

Consolidated Statement of Income for the Six Months Ended
   March 31, 2004 and 2003 and the Years Ended September 30,
   2003, 2002 and 2001.......................................................F-4

Consolidated Statement of Equity for the Six Months Ended
   March 31, 2004 and the Years Ended September 30, 2003, 2002 and 2001 .....F-5

Consolidated Statement of Cash Flows for the Six Months Ended
   March 31, 2004 and 2003 and the Years Ended September 30,
   2003, 2002 and 2001.......................................................F-6

Notes to Consolidated Financial Statements...................................F-8


         All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

         The financial statements of Home Federal Bancorp, Inc. have been omitted because Home Federal Bancorp, Inc. has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

                                       F-1

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MOSS ADAMS LLP [GRAPHIC OMITTED]
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CERTIFIED PUBLIC ACCOUNTANTS                      601 West Riverside, Suite 1800
                                                  Spokane, WA  99201-0663

                                                  Phone 509.747.2600
                                                  Toll Free 1.800.888.4065
                                                  FAX 509.624.5129
                                                  www.mossadams.com


INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Home Federal Savings and Loan Association
   of Nampa and Subsidiary
Nampa, Idaho


We have audited the accompanying consolidated statement of financial condition of Home Federal Savings and Loan Association of Nampa and subsidiary as of September 30, 2003 and 2002, and the related consolidated statements of income, equity, and cash flows for each of the three years in the period ended September 30, 2003. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Home Federal Savings and Loan Association of Nampa and subsidiary as of September 30, 2003 and 2002, and the results of their operations and cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ MOSS ADAMS LLP



Spokane, Washington
January 30, 2004

                                      F-2
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                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
             CONSOLIDATED STATEMENT OF FINANCIAL CONDITION(dollars in thousands)
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                                     ASSETS

                                                           (Unaudited)          September 30,
                                                             March 31,    ------------------------
                                                               2004          2003          2002
                                                            ----------    ----------    ----------
   Cash and amounts due from depository institutions        $   15,992    $   11,118    $    9,286
   Securities available for sale, at fair value                  6,404         5,440         2,507
   Securities held to maturity, at cost                         55,033        24,425        44,325
   Federal Home Loan Bank capital stock, at cost                 6,681         6,533         5,267
   Loans receivable, net of allowance for loan losses of
    $2,411 at March 31, 2004;  $1,853 at September 30,
        2003, and $1,385 at September 30, 2002                 383,950       372,629       318,297
   Loans held for sale                                           3,160         5,066        12,722
   Accrued interest receivable                                   1,700         1,585         1,679
   Properties and equipment, net                                10,101         9,758        10,531
   Mortgage servicing rights, net                                3,016         3,130         1,760
   Investment in life insurance contracts                        9,842         9,621         8,813
   Other assets                                                    894           891         1,356
                                                            ----------    ----------    ----------

         TOTAL ASSETS                                       $  496,773    $  450,196    $  416,543
                                                            ==========    ==========    ==========

                             LIABILITIES AND EQUITY

DEPOSIT ACCOUNTS
   Savings deposits                                         $   24,620    $   24,423    $   23,207
   Demand deposits                                             149,299       131,778       126,338
   Certificates of deposit                                     155,596       145,072       130,227
                                                            ----------    ----------    ----------

         Total deposit accounts                                329,515       301,273       279,772

   Advances by borrowers for taxes and insurance                 3,458         3,553         2,975
   Interest payable on FHLB advances and other borrowings          391           368           367
   Interest payable on deposits accounts                           800           571            18
   Deferred compensation                                         1,844         1,803           918
   Advances from FHLB                                          113,074        96,527        91,008
   Deferred income tax liability                                 2,116         2,475         1,827
   Income taxes payable                                            553           365           140
   Other liabilities                                             2,666         2,862         4,557
                                                            ----------    ----------    ----------

        Total Liabilities                                      454,417       409,797       381,582
                                                            ----------    ----------    ----------

COMMITMENTS AND CONTINGENCIES (Note 9)

EQUITY CAPITAL
   Retained earnings, substantially restricted                  42,368        40,415        34,959
   Accumulated comprehensive income (loss),
      net of deferred income taxes                                 (12)          (16)            2
                                                            ----------    ----------    ----------

         Total equity capital                                   42,356        40,399        34,961
                                                            ----------    ----------    ----------

         TOTAL LIABILITIES AND EQUITY                       $  496,773    $  450,196    $  416,543
                                                            ==========    ==========    ==========

See accompanying notes.                                                      F-3
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                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                         CONSOLIDATED STATEMENT OF INCOME (dollars in thousands)
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
                                                              (Unaudited) Six Months
                                                                   Ended March 31,                Year Ended September 30,
                                                              ------------------------    --------------------------------------
                                                                 2004          2003          2003          2002          2001
                                                              ----------    ----------    ----------    ----------    ----------
Interest and dividend income:
   Loan interest                                              $   11,941    $   12,183    $   24,202    $   23,808    $   23,140
   Investment interest                                                80            87           301           163           228
   Mortgage-backed security interest                               1,048         1,212         2,040         2,617         2,810
   Federal Home Loan Bank stock dividends                            148           187           352           284           262
   Interest-bearing deposits in other banks                           --             1             1            32            74
                                                              ----------    ----------    ----------    ----------    ----------

         Total interest and dividend income                       13,217        13,670        26,896        26,904        26,514
                                                              ----------    ----------    ----------    ----------    ----------

Interest expense:
   Deposits                                                        2,383         2,637         5,080         7,017        10,251
   Federal Home Loan Bank advances                                 2,299         2,285         4,625         4,448         4,229
                                                              ----------    ----------    ----------    ----------    ----------

         Total interest expense                                    4,682         4,922         9,705        11,465        14,480
                                                              ----------    ----------    ----------    ----------    ----------

         Net interest income                                       8,535         8,748        17,191        15,439        12,034

Provision for loan losses                                            600           287           615           277           748
                                                              ----------    ----------    ----------    ----------    ----------

         Net interest income after
            provision for loan losses                              7,935         8,461        16,576        15,162        11,286
                                                              ----------    ----------    ----------    ----------    ----------

Noninterest income:
   Service fees and charges                                        3,807         3,650         8,120         5,965         4,764
   Gain on sale of loans                                             344           587         1,044           676           286
   Increase in cash surrender value of life insurance                249           201           601           416           332
   Mortgage servicing rights
      Loan servicing fees capitalized                                479         1,110         2,762         1,155           720
      (Amortization) accretion of mortgage servicing rights         (363)         (382)       (1,143)         (721)          158
      Mortgage servicing rights impairment                          (230)           --          (249)       (1,481)           --
   Other                                                              55           153            53          (243)           59
                                                              ----------    ----------    ----------    ----------    ----------

         Total noninterest income                                  4,341         5,319        11,188         5,767         6,319
                                                              ----------    ----------    ----------    ----------    ----------

Noninterest expense:
   Compensation and benefits                                       5,340         5,830        10,980        10,042         8,255
   Occupancy and equipment                                         1,375         1,475         2,909         2,790         2,353
   Data processing                                                   724           665         1,366           997           806
   Advertising                                                       515           623         1,256         1,164         1,038
   Postage and supplies                                              408           364           778           788           768
   Professional services                                             180           256           402           235           290
   Insurance and taxes                                               209           181           370           345           257
   Other                                                             467           402           824           817           827
                                                              ----------    ----------    ----------    ----------    ----------

         Total noninterest expense                                 9,218         9,796        18,885        17,178        14,594
                                                              ----------    ----------    ----------    ----------    ----------

         Income before income taxes                                3,058         3,984         8,879         3,751         3,011

Income tax expense                                                 1,105         1,559         3,423         1,644         1,223
                                                              ----------    ----------    ----------    ----------    ----------

         NET INCOME                                           $    1,953    $    2,425    $    5,456    $    2,107    $    1,788
                                                              ==========    ==========    ==========    ==========    ==========

See accompanying notes.                                                      F-4
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                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                         CONSOLIDATED STATEMENT OF EQUITY (dollars in thousands)
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
                                                                                  Accumulated
                                                                                     Other
                                               Total Equity        Retained      Comprehensive     Comprehensive
                                                 Capital           Earnings      Income (Loss)     Income (Loss)
                                              --------------    --------------   --------------    --------------
Balance, September 30, 2000                   $       31,058    $       31,064   $           (6)

   Net income                                          1,788             1,788               --    $        1,788

   Change in unrealized loss on
      securities available for sale, net of
      deferred income taxes                               20                --               20                20
                                              --------------    --------------   --------------    --------------

   Comprehensive income                                                                            $        1,808
                                                                                                   ==============

Balance, September 30, 2001                           32,866            32,852               14

   Net income                                          2,107             2,107               --    $        2,107

   Change in unrealized gain on
      securities available for sale, net of
      deferred income taxes                              (12)               --              (12)              (12)
                                              --------------    --------------   --------------    --------------

   Comprehensive income                                                                            $        2,095
                                                                                                   ==============

Balance, September 30, 2002                           34,961            34,959                2

   Net income                                          5,456             5,456               --    $        5,456

   Change in unrealized gain on
      securities available for sale, net of
      deferred income taxes                              (18)               --              (18)              (18)
                                              --------------    --------------   --------------    --------------

   Comprehensive income                                                                            $        5,438
                                                                                                   ==============

Balance, September 30, 2003                   $       40,399    $       40,415   $          (16)
                                              ==============    ==============   ==============

   Net income (unaudited)                     $        1,953    $        1,953   $           --    $        1,953

   Change in unrealized loss on
      securities available for sale, net of
      deferred income taxes                                4                --                4                 4
                                              --------------    --------------   --------------    --------------

   Comprehensive income                                                                            $        1,957
                                                                                                   ==============

Balance, March 31, 2004 (unaudited)           $       42,356    $       42,368   $          (12)
                                              ==============    ==============   ==============

See accompanying notes.                                                      F-5
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                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS (dollars in thousands)
--------------------------------------------------------------------------------

                                                                     (Unaudited)
                                                              Six Months Ended March 31,          Year Ended September 30,
                                                               ------------------------    --------------------------------------
                                                                  2004          2003          2003          2002          2001
                                                               ----------    ----------    ----------    ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                  $    1,953    $    2,425    $    5,456    $    2,107    $    1,788
   Adjustments to reconcile net income to net cash
      provided (used) by operating activities:
      Depreciation of properties and equipment                        804           731         1,625         1,675         1,248
      Net amortization of investments                                  (5)           34            51           105           102
      (Gain) loss on sale of fixed assets and repossessed
         assets                                                       (12)           (4)          (47)          321            21
      (Gain) loss on sale of securities available for sale             --            (3)           37            (5)           --
      Provision for loan losses                                       600           287           615           277           748
      Federal Home Loan Bank stock dividend                          (148)         (182)         (352)         (284)         (262)
      Deferred compensation expense                                    41           350           885            --            --
      Net deferred loan fees                                          667           845          (989)          267           148
      Deferred income tax                                            (361)          761           665           (93)         (179)
      Net gain on sale of loans                                      (344)         (587)       (1,044)       (1,120)         (705)
      Proceeds from sale of loans held for sale                    37,702        87,404       164,390        92,786        68,556
      Originations of loans held for sale                         (35,452)      (77,577)     (155,690)     (124,879)     (120,731)
      Impairment of mortgage servicing asset                          230            --           249         1,481            --
      Net increase in value of life insurance contracts              (221)         (436)         (808)         (361)         (289)
      Change in assets and liabilities:
         Interest receivable                                         (115)           (4)           94            94           (27)
         Other assets                                                (119)       (1,135)       (1,307)          769          (842)
         Interest payable on deposits and FHLB advances               252           319           554           (17)           50
         Other liabilities                                             (8)        1,090        (2,097)        2,953         1,216
                                                               ----------    ----------    ----------    ----------    ----------

         Net cash provided (used) by operating activities           5,464        14,318        12,287       (23,924)      (49,158)
                                                               ----------    ----------    ----------    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from principle repayments and maturities of
      mortgage-backed securities available for sale                    33         5,000        23,969        14,145         9,948
   Proceeds from sale of mortgage-backed securities
      available for sale                                               --            --        57,000         5,000            --
   Purchase of mortgage-backed securities available for sale         (991)      (20,000)       (4,120)      (21,221)           --
   Proceeds from principle repayments and maturities of
      mortgage-backed securities held to maturity                   5,702        10,653            --            --            --
   Purchase of mortgage-backed securities held to maturity        (36,305)           --       (60,000)           --        (7,500)
   Purchases of properties and equipment                           (1,135)         (644)       (1,400)       (1,882)       (1,677)
   Purchase of Federal Home Loan Bank stock                            --          (207)         (915)         (964)           --
   Loan originations and principal collections, net               (12,588)      (31,730)      (53,665)           --            --
   Proceeds from disposition of properties and equipment               --           505           495            --         1,014
   Proceeds from sale of repossessed assets                            --           183           584         1,747           218
   Investment in life insurance                                        --            --            --          (369)       (4,559)
                                                               ----------    ----------    ----------    ----------    ----------

         Net cash used by investing activities                    (45,284)      (36,240)      (38,052)       (3,544)       (2,556)
                                                               ----------    ----------    ----------    ----------    ----------

See accompanying notes.                                                      F-6
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                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS (dollars in thousands)
--------------------------------------------------------------------------------

                                                                (Unaudited)
                                                         Six Months Ended March 31,          Year Ended September 30,
                                                          ------------------------    --------------------------------------
                                                             2004          2003          2003          2002          2001
                                                          ----------    ----------    ----------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposits                               $   28,242    $   20,223    $   21,486    $   12,047    $   32,768
   Net increase (decrease) in advances by borrowers for
      taxes and insurance                                        (95)         (711)          592           157           166
   Advances from Federal Home Loan Bank                       30,245        19,500        35,650       174,675       191,618
   Payments on advances from Federal Home Loan Bank          (13,698)      (13,315)      (30,131)     (157,061)     (172,722)
   Net increase (decrease) in lines of credit                     --            --            --        (2,848)          338
                                                          ----------    ----------    ----------    ----------    ----------

         Net cash provided by financing activities            44,694        25,697        27,597        26,970        52,168
                                                          ----------    ----------    ----------    ----------    ----------

         CHANGE IN CASH AND CASH EQUIVALENTS                   4,874         3,775         1,832          (498)          454

Cash and cash equivalents, beginning of year                  11,118         9,286         9,286         9,784         9,330
                                                          ----------    ----------    ----------    ----------    ----------

Cash and cash equivalents, end of year                    $   15,992    $   13,061    $   11,118    $    9,286    $    9,784
                                                          ==========    ==========    ==========    ==========    ==========

SUPPLEMENTAL CASH FLOW DISCLOSURE
   INFORMATION
   Cash paid during the year for:

      Interest on deposit accounts and other borrowings   $    4,195    $    4,056    $    9,151    $   11,483    $   14,409
                                                          ==========    ==========    ==========    ==========    ==========

      Income taxes                                        $      818    $    1,654    $    1,654    $    1,638    $    1,629
                                                          ==========    ==========    ==========    ==========    ==========

SUPPLEMENTAL CASH FLOWS DISCLOSURE ON
   NONCASH INVESTING TRANSACTIONS

   Acquisition of real estate and other assets in
      settlement of loans                                 $       --    $      239    $      294    $    2,376    $      346
                                                          ==========    ==========    ==========    ==========    ==========


See accompanying notes.                                                      F-7
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                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 1 - Summary of Significant Accounting Policies

Nature of business:
Home Federal Savings and Loan Association of Nampa (the Association) was organized in 1920 as a building and loan and reorganized in 1936 as a federal mutual savings and loan association and adopted Chapter K Revised, in 1954, of the Home Owners' Loan Act of 1933.

The Association operates 14 branches and two loan origination centers throughout southwest Idaho. The Office of Thrift Supervision is the Association's primary regulator.

Idaho Home Service Corporation is a wholly-owned subsidiary of the Association. This subsidiary's primary business activity was the sale of nondeposit investment products to Association members until April 2001 when operations were discontinued. The subsidiary has been inactive since that time.

Principles of consolidation:
The consolidated financial statements include the accounts of Home Federal Savings and Loan Association of Nampa and its wholly-owned subsidiary, Idaho Home Service Corporation. All significant intercompany transactions have been eliminated.

Basis of consolidated financial statement presentation:
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of certain assets and liabilities as of the date of the consolidated statement of financial condition and certain revenues and expenses for the period. Actual results could differ, either positively or negatively, from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and valuation of mortgage servicing assets. In connection with the determination of the allowance for loan losses and other real estate owned, management generally obtains appraisals for significant properties. Management also periodically obtains an independent appraisal for the value of the mortgage servicing assets.

                                                                             F-8
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                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 1 - Summary of Significant Accounting Policies (Continued)

Basis of consolidated financial statement presentation (continued):
The allowance for loan losses in maintained at the level considered by management to be sufficient to absorb estimated probable losses. While management uses currently available information to recognize losses on loans, other real estate (when owned), and impairment of mortgage servicing assets, future additions to the allowance and future impairments may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowance for loan losses and their valuation of other real estate owned, and the mortgage servicing assets. Such agencies may require the Association to recognize additions to the allowance or an impairment on other real estate owned or mortgage servicing assets based on their judgments of information available to them at the time of their examination.

The Association's unaudited interim consolidated financial statements are subject to possible adjustment in connection with the annual audit of the Association's consolidated financial statements as of and for the year ending September 30, 2004. In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations for the periods presented. Operations for the six month period ended March 31, 2004, are not necessarily indicative of the results to be expected for the full year.

Cash and cash equivalents:
For the purposes of reporting cash flows, the Association has defined cash and cash equivalents as those amounts included in the consolidated statement of financial condition caption cash and amounts due from depository institutions. Cash and cash equivalents are on deposit with other banks and financial institutions in amounts that periodically exceed the federal insurance limit. The Association evaluates the credit quality of these banks and financial institutions to mitigate its credit risk.

Cash on hand and in banks:
The Association is required to maintain an average reserve balance with the Federal Reserve Bank, or maintain such reserve in cash on hand. The amount of this required reserve balance at March 31, 2004 (unaudited), September 30, 2003 and 2002, was $1,706,000, $3,003,000, and $2,096,000, respectively.

Securities held to maturity:
Securities for which the Association has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Securities held to maturity consist of mortgage-backed and related securities.

                                                                             F-9
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                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 1 - Summary of Significant Accounting Policies (Continued)

Securities available for sale:
Available for sale securities consist of investments in an adjustable rate mortgage fund and mortgage-backed securities, which are not classified as trading securities nor as held to maturity securities.

The adjustable rate mortgage fund invests primarily in securities backed by or representing an interest in mortgages on domestic residential housing or manufactured housing meeting the definition of such assets for purposes of the qualified thrift lender test under the current Office of Thrift Supervision Regulations.

Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method and are included in earnings.

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. Any such write-downs would be included in earnings as realized losses.

Federal Home Loan Bank stock:
Federal Home Loan Bank (FHLB) stock is a required investment for institutions that are members of the FHLB. The required investment in the common stock is based on a predetermined formula and is carried at cost on the consolidated statement of financial condition.

During 2002, the FHLB revised its capital structure from the issuance of one class of stock to two, B(1) and B(2) stock. B(1) stock may be redeemed at cost, but is restricted as to purchase and sale. Class B(2) is not a required investment for institutions and is not restricted as to purchase and sale, but has the same redemption restrictions as class B(1) stock.

Loans held for sale:
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Realized gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold and recognized in income at the time the loan is sold. Loans sold in the secondary market are sold without recourse.

Loans receivable and allowance for loan losses:
The Association grants commercial, real estate, and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial and real estate loans made to borrowers in Idaho. The ability of the Association's debtors to honor their contracts is dependent upon the real estate market and/or general economic conditions in the Association's market area.

                                                                            F-10
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                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies (Continued)

Loans receivable and allowance for loan losses (continued):
Loans are stated at the amount of unpaid principal, adjusted for deferred loan fees and related costs and an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Interest income is accrued on the unpaid balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method over the contractual life of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent, or in the opinion of management, the collection of interest is questionable. Thereafter, no interest is taken into income unless received in cash or until such time as the borrower demonstrates the ability to resume payments of principal and interest.

Premiums and discounts on purchased loans are amortized over the life of the loan as an adjustment to yield using the interest method.


In accordance with Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, an amendment of SFAS No. 114, a loan is considered impaired when, based on current information and events, it is probable that the Association will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for nonhomogeneous loan types by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogenous loans such as consumer secured loans, residential mortgage loans and consumer unsecured loans are collectively evaluated for probable loss.


When a loan has been identified as being impaired, the amount of the impairment is measured by using a practical expedient, the current fair value of the collateral, reduced by costs to sell, is used. When the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs, and unamortized premium or discount), an impairment is recognized by creating or adjusting an allocation of the allowance for loan losses. Uncollected accrued interest is reversed against interest income. If ultimate collection of principal is in doubt, all cash receipts on impaired loans are applied to reduce the principal balance.

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Note 1 - Summary of Significant Accounting Policies (Continued)


Loans receivable and allowance for loan losses (continued):
The allowance for loan losses is maintained at a level deemed by management to provide for probable loan losses through charges to operating expense. The allowance is based upon a periodic review of loans which includes consideration of actual net loan loss experience, changes in the size and character of the loan portfolio, identification of individual problem situations which may affect the borrower's ability to pay, and an evaluation of current economic conditions. Loan losses are recognized through charges to the allowance.


Real estate acquired in settlement of loans:
Real estate acquired through foreclosure is stated at the lower of cost (principal balance of the former mortgage loan plus costs of obtaining title and possession) or fair value less costs to sell at the time of foreclosure. Costs of development and improvement of the property are capitalized. In addition, costs of holding such real estate are expensed.

Properties and equipment:
Office properties and equipment are recorded at cost. Depreciation and amortization are computed using primarily the straight-line method for financial statement purposes over the following estimated useful lives and lease periods:

Buildings and leasehold  improvements                                15-40 years
Furniture, equipment, and automobiles                                 3-12 years

The normal costs of maintenance and repairs are charged to expense as incurred.

Mortgage servicing rights:
The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on current market interest rates. For purposes of measuring impairment, the rights are stratified based on loan type, size, note rate, date of origination, and term. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value. Loans sold in the secondary market, in which servicing is retained, are sold without recourse.

                                                                            F-12
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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 1 - Summary of Significant Accounting Policies (Continued)

Income taxes:
Deferred income taxes are reported for temporary differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes. Deferred taxes are computed using the asset and liability approach as prescribed in Statement No. 109, Accounting for Income Taxes. Under this method, a deferred tax asset or liability is determined based on the enacted tax rates that will be in effect when the differences between the financial statement carrying amounts and tax basis of existing assets and liabilities are expected to be reported in the Association's income tax returns. The deferred tax provision for the year is equal to the net change in the net deferred tax liability from the beginning to the end of the year, less amounts applicable to the change in value related to investments available for sale. The effect on deferred taxes of a change in tax rates is recognized as income in the period that includes the enactment date.

Comprehensive income:
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as separate components of the equity section of the consolidated statement of financial condition, such items, along with net income are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows (dollars in thousands):

                                       (Unaudited) Six Months Ended
                                                 March 31,                  Year Ended September 30,
                                         ------------------------    --------------------------------------
                                            2004          2003          2003          2002          2001
                                         ----------    ----------    ----------    ----------    ----------
Unrealized holding gain (loss)
   on securities available for sale      $        7    $       (4)   $        7    $      (25)   $       33
Reclassification adjustment for (gain)
   loss realized in income                       --             3           (37)            5            --
                                         ----------    ----------    ----------    ----------    ----------

         Net unrealized gain (loss)               7            (1)          (30)          (20)           33
Tax effect                                       (3)           --            12             8           (13)
                                         ----------    ----------    ----------    ----------    ----------

         UNREALIZED GAIN (LOSS)
            NET OF TAX                   $        4    $       (1)   $      (18)   $      (12)   $       20
                                         ----------    ----------    ----------    ----------    ----------

Advertising costs:
Advertising costs are charged to operations when incurred. Advertising expense for the six months ended March 31, 2004 (unaudited) and March 31, 2003 (unaudited), were $515,000 and $623,000, and years ended September 30, 2003, 2002, and 2001, were $1,256,000, $1,164,000, and $1,038,000, respectively.

                                                                            F-13
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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 1 - Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements:
Effective January 1, 2003, the Association adopted Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting obligations associated with the retirement of long-lived assets. SFAS No. 143 requires that companies recognize the fair value of a liability for asset retirement obligations in the period in which the obligations are incurred and capitalize that amount as part of the book value of the long-lived asset. The Association has entered into various operating leases, which are subject to the provisions of this statement. The lease agreements contain provisions requiring restoration and removal of assets from the leased sites at the end of the lease term. The Association has reviewed its operating lease agreements and determined there is no material legal asset retirement obligation.

In June 2002, Financial Accounting Standards Board (FASB) issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Association's adoption of SFAS No. 146 had no impact on the Association's consolidated statement of financial position or results of operations.

In October 2002, FASB issued SFAS No. 147, Acquisitions of Certain Financial Institutions - an amendment of FASB statement No. 72 and 144 and FASB Interpretation No. 9. SFAS No. 147 removes acquisitions of financial institutions from the scope of both Statement No. 72 and Interpretation No. 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit card holder intangible assets. The provisions of this Statement were effective on October 1, 2002. The Association's adoption of SFAS No. 147 had no impact on the Association's consolidated statement of financial position or results of operations.

The FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. This Statement, which was issued in April 2003, amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003. The Association's adoption of SFAS No. 149 did not have material impact on the Association's consolidated statement of financial position or results of operations.

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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 1 - Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements (continued):
The FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement, which was issued in May 2003, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Association's adoption of SFAS No. 150 did not have a material impact on the Association's consolidated statement of financial position or results of operations.

The EITF researched a consensus in EITF 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The consensus was that certain quantitative and qualitative disclosures should be required for debt and marketable equity securities classified as available for sale or held to maturity under FASB Statement Nos. 115 and 124, that are impaired at the balance sheet date but for which an other-than-temporary impairment has not been recognized. This EITF consensus is effective for fiscal years ending after December 15, 2003. Adoption of the EITF consensus did not result in an impact on the consolidated statement of financial position or results of operations.

In December 2003, the Accounting Standards Executive Committee of the AICPA issued Statement of Position (SOP) No. 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. SOP 03-3 addresses the accounting for differences between the contractual cash flows and the cash flows expected to be collected from purchased loans or debt securities if those differences are attributable, in part, to credit quality. SOP 03-3 requires purchased loans and debt securities to be recorded initially at fair value based on the present value of the cash flows expected to be collected with no carryover of any valuation allowance previously recognized by the seller. Interest income should be recognized based on the effective yield from the cash flows expected to be collected. To the extent that the purchased loans experience subsequent deterioration in credit quality, a valuation allowance would be established for any additional cash flows that are not expected to be received. However, if more cash flows are expected to be received than originally estimated, the effective yield would be adjusted on a prospective basis. SOP 03-3 will be effective for loans and debt securities acquired after December 31, 2004. Although the Association anticipates that the implementation of SOP 03-3 will require significant loan system and operational changes to track credit related losses on loans purchased starting in 2005, it is not expected to have a significant effect on the consolidated financial statements.

                                                                            F-15
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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 1 - Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements (continued):
In November 2002, the FASB issued Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which expands on the accounting guidance of Statement Nos. 5, 57, and 107, and incorporates without change the provisions of FASB Interpretation No. 34, which is being superseded. This FIN requires a guarantor to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The recognition requirements of FIN No. 45 apply prospectively to guarantees issued or modified after December 31, 2002. As a result of the adoption of FIN No. 45, there has been no effect on the consolidated financial statements.

In December 2003, the FASB issued FIN No. 46R, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51. FIN 46R is a revision to the original FIN No. 46, which was issued in January 2003, that addresses the consolidation of certain variable interest entities (e.g., nonqualified special purpose entities). The FIN provides guidance on how to identify a variable interest entity and determine when the assets, liabilities, noncontrolling interests, and results of operations of a variable interest entity should be consolidated by the primary beneficiary. The primary beneficiary is the enterprise that will absorb a majority of the variable interest entity's expected losses or receive a majority of the expected residual returns as a result of holding variable interests.

The revision clarifies how variable interest entities should be identified and evaluated for consolidation purposes. FIN No. 46R must be applied no later than March 31, 2004. The Association adopted FIN No. 46 as of July 1, 2003. The Association is still in the process of studying and evaluating the impact of FIN No. 46R. However, at this time the Association does not expect the impact of FIN No. 46R to have a significant effect on the results of operations or financial condition.

Reclassifications:
Certain reclassifications have been made to prior year's consolidated financial statements in order to conform with the current year presentation. The reclassifications had no effect on previously reported net income or equity.

                                                                            F-16
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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 2 - Securities

Securities held by the Association have been classified in the consolidated statement of financial condition according to management's intent. The amortized cost of securities and their approximate fair values at March 31, 2004, and September 30, 2003 and 2002, were as follows (dollars in thousands):

                                                   (Unaudited) March 31, 2004
                                  -----------------------------------------------------------
                                                    Gross           Gross
                                   Amortized      Unrealized      Unrealized
Securities available for sale:        Cost          Gains           Losses        Fair Value
                                  ------------   ------------    ------------    ------------
Adjustable Rate Mortgage Fund     $      5,468   $         --    $        (28)   $      5,440
FNMA mortgage-backed securities            958              6              --             964
                                  ------------   ------------    ------------    ------------

                                  $      6,426   $          6    $        (28)   $      6,404
                                  ============   ============    ============    ============

                                                       September 30, 2003
                                  -----------------------------------------------------------

Adjustable Rate Mortgage Fund     $      5,468   $         --    $        (28)   $      5,440
                                  ============   ============    ============    ============

                                                       September 30, 2002
                                  -----------------------------------------------------------

Adjustable Rate Mortgage Fund     $      2,504   $          3    $         --    $      2,507
                                  ============   ============    ============    ============

There were no sales of securities available for sale during the six months ended March 31, 2004 (unaudited) and 2003 (unaudited), or the year ended September 30, 2001. For the years ended September 30, 2003 and 2002, proceeds from sales of securities available for sale amounted to $57,000,000 and $5,000,000, respectively. Gross realized gains on securities available for sale during the six months ended March 31, 2003 (unaudited), and the years ended September 30, 2003 and 2002, were $3,000 and $5,000 and $5,000, respectively, which was include in other noninterest income on the consolidated statement of income. Gross realized losses on securities available for sale for the year ended September 30, 2003, were $42,000, which was include in other noninterest income on the consolidated statement of income. There were no gross realized gains on securities available for sale recognized during the six months ended March 31, 2004 (unaudited), and the year ended September 30, 2001. There were no gross realized losses on securities available for sale recognized during the six months ended March 31, 2004 (unaudited) and 2003 (unaudited), and the years ended September 30, 2002 and 2001.

                                                                            F-17
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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 2 - Securities (Continued)

The amortized cost of securities and their approximate fair values at March 31, 2004, and September 30, 2003 and 2002, were as follows (dollars in thousands):

                                                   (Unaudited) March 31, 2004
                                  -----------------------------------------------------------
                                                    Gross           Gross
                                   Amortized      Unrealized      Unrealized
Securities held to maturity:          Cost          Gains           Losses        Fair Value
                                  ------------   ------------    ------------    ------------
Mortgage-backed securities:
    FHLMC                         $     21,652   $        780    $         --    $     22,432
    FNMA                                33,381            919              --          34,300
                                  ------------   ------------    ------------    ------------

                                  $     55,033   $      1,699    $         --    $     56,732
                                  ============   ============    ============    ============

                                                       September 30, 2003
                                  -----------------------------------------------------------

Mortgage-backed securities:
    FHLMC                         $     10,485   $        347    $         --    $     10,832
    FNMA                                13,940            651              --          14,591
                                  ------------   ------------    ------------    ------------

                                  $     24,425   $        998    $         --    $     25,423
                                  ============   ============    ============    ============

                                                       September 30, 2002
                                  -----------------------------------------------------------

Mortgage-backed securities
    FHLMC                         $     16,880   $        751    $         --    $     17,631
    FNMA                                27,445          1,203              --          28,648
                                  ------------   ------------    ------------    ------------

                                  $     44,325   $      1,954    $         --    $     46,279
                                  ============   ============    ============    ============


There were no sales of securities held to maturity for the six months ended March 31, 2004 (unaudited), and the years ended September 30, 2003, 2002, and 2001.


At March 31, 2004 (unaudited), the weighted average yield on the adjustable rate mortgage fund and mortgage-backed securities was 2.35% and 5.21%, respectively. At September 30, 2003, the weighted average yield on the adjustable rate mortgage fund and mortgage-backed securities was 2.24% and 6.19%, respectively. At September 30, 2002, the weighted average yield on the adjustable rate mortgage fund and mortgage-backed securities was 3.15% and 6.53%, respectively.

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Note 2 - Securities (Continued)

Expected maturities may differ from contractual maturities because borrowers have the right to repay obligations without prepayment penalties. Securities held to maturity are pledged as collateral for Federal Home Loan Bank borrowings (Note 7).

At March 31, 2004, there was one, the adjustable rate mortgage fund, security with an unrealized loss. The unrealized loss had existed for less than one year. Management does not believe that the unrealized loss represents an other-than-temporary impairment. The decline in fair market value of the security is generally due to changes in interest rates. In the opinion of management the unrealized loss does not reflect a deterioration of the credit worthiness of the issuing entity, nor the probable payment of principal and interest according to the contractual terms of the security.

                                                                            F-19
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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 3 - Loans Receivable

Loans receivable are summarized as follows (dollars in thousands):

                                               (Unaudited)
                                                 March 31,        September 30,
                                                ----------   -----------------------
                                                   2004         2003         2002
                                                ----------   ----------   ----------
Real Estate Loans
   One-to four family residential               $  241,089   $  247,309   $  194,088
   Multi-family residential                          6,315        7,750        7,512
   Commercial                                       94,519       79,020       79,197
                                                ----------   ----------   ----------

         Total real estate loans                   341,923      334,079      280,797
                                                ----------   ----------   ----------

Real Estate Construction Loans
   One-to four family residential                    4,428        5,225        6,505
   Multi-family residential                             --          352        1,486
   Commercial and land development                  11,277        9,128        6,579
                                                ----------   ----------   ----------

         Total real estate construction loans       15,705       14,705       14,570
                                                ----------   ----------   ----------

Consumer Loans
   Home equity lines of credit                      22,929       20,640       18,069
   New and used automotive and RV                    3,095        1,939        2,297
   Other consumer                                    2,161        2,827        3,666
                                                ----------   ----------   ----------

         Total consumer loans                       28,185       25,406       24,032
                                                ----------   ----------   ----------

Commercial/business loans                            1,734        1,662        2,641
                                                ----------   ----------   ----------

         Total loans                               387,547      375,852      322,040

Less net deferred loan fees                          1,186        1,370        2,358
                                                ----------   ----------   ----------

         Total loans less deferred loan fees       386,361      374,482      319,682

Less allowance for loan losses                       2,411        1,853        1,385
                                                ----------   ----------   ----------

         TOTAL LOANS, net                       $  383,950   $  372,629   $  318,297
                                                ==========   ==========   ==========

                                                                            F-20
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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 3 - Loans Receivable (Continued)

The contractual maturity of loans receivable at March 31, 2004 (unaudited), are shown below (dollars in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to prepay loans with or without prepayment penalties.

                                          Within One   One Year to  After Five
                                             Year      Five Years      Years       Total
                                          ----------   ----------   ----------   ----------
Real Estate
   One-to four family residential         $   13,292   $   28,879   $  198,918   $  241,089
   Multi-family residential                      366        3,330        2,619        6,315
   Commercial                                  8,340       64,641       21,538       94,519
                                          ----------   ----------   ----------   ----------

         Total real estate                    21,998       96,850      223,075      341,923
                                          ----------   ----------   ----------   ----------

Real Estate Construction
   One-to four family residential              2,255          201        1,972        4,428
   Multi-family residential                       --           --           --           --
   Commercial and land development               952        4,948        5,377       11,277
                                          ----------   ----------   ----------   ----------

         Total real estate construction        3,207        5,149        7,349       15,705
                                          ----------   ----------   ----------   ----------

Consumer
   Home equity lines of credit                19,519           88        3,322       22,929
   New and used automotive and RV                 40        1,603        1,452        3,095
   Other consumer                                830        1,215          116        2,161
                                          ----------   ----------   ----------   ----------

         Total consumer                       20,389        2,906        4,890       28,185
                                          ----------   ----------   ----------   ----------

Commercial/business                            1,012          355          367        1,734
                                          ----------   ----------   ----------   ----------

         Total loans                      $   46,606   $  105,260   $  235,681   $  387,547
                                          ==========   ==========   ==========   ==========

                                                                            F-21
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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 3 - Loans Receivable (Continued)

The interest rates on loans at March 31, 2004, fall into the following fixed and variable components (dollars in thousands):

Fixed rates                                                  $     164,665
Variable rates                                                     222,882
                                                             -------------

                                                             $     387,547
                                                             =============

An analysis of the changes in the allowance for loan losses is as follows (dollars in thousands):

                                    (Unaudited)
                                  Six Months Ended
                                      March 31,                   Year Ended September 30,
                               ------------------------    --------------------------------------
                                  2004          2003          2003          2002          2001
                               ----------    ----------    ----------    ----------    ----------
Beginning balance,             $    1,853    $    1,385    $    1,385    $    1,431    $    1,129
   Provision for loan losses          600           287           615           277           748
   Charge offs                        (51)         (102)         (154)         (331)         (468)
   Recoveries                           9             4             7             8            22
                               ----------    ----------    ----------    ----------    ----------

Ending balance                 $    2,411    $    1,574    $    1,853    $    1,385    $    1,431
                               ==========    ==========    ==========    ==========    ==========

The amount of impaired loans and the related allocated reserve for loan losses were as follows (dollars in thousands):

                           (Unaudited)
                        Six Months Ended
                             March 31,                Year Ended September 30,
                     -----------------------   ------------------------------------
                        2004         2003         2003         2002         2001
                     ----------   ----------   ----------   ----------   ----------
Impaired Loans:
   Nonaccrual        $    1,108   $       --   $       --   $      326   $    2,270
   Accrual                   --           --           --           --           --
                     ----------   ----------   ----------   ----------   ----------

                     $    1,108   $       --   $       --   $      326   $    2,270
                     ==========   ==========   ==========   ==========   ==========

Allocated reserves   $       --   $       --   $       --   $       33   $      285
                     ==========   ==========   ==========   ==========   ==========

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                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 3 - Loans Receivable (Continued)

The average balance of impaired loans and the related interest income recognized were as follows (dollars in thousands):

                                            (Unaudited)
                                         Six Months Ended
                                              March 31,                Year Ended September 30,
                                       -----------------------   ------------------------------------
                                          2004         2003         2003         2002         2001
                                       ----------   ----------   ----------   ----------   ----------
Average balance of impaired loans      $      555   $       47   $       25   $      989   $    1,095
Interest income recognized from cash
   payments on impaired loans                  --           --           --           --           --

The investments in residential mortgage loans are pledged as collateral for Federal Home Loan Bank borrowings (Note 7).

Note 4 - Loan Servicing

Loans serviced for outside investors are not included in the consolidated statements of financial condition. The unpaid principal balances of loans serviced at March 31, 2004 (unaudited) and 2003 (unaudited), were $258,252,000 and $235,019,000, respectively, and at September 30, 2003, 2002, and 2001, the balances were $245,969,000, $206,062,000, and $195,601,000, respectively.

The following summarizes capitalized mortgage servicing rights activity (dollars in thousands):

                                   (Unaudited)
                                 Six Months Ended
                                     March 31,                    Year Ended September 30,
                              ------------------------    --------------------------------------
                                 2004          2003          2003          2002          2001
                              ----------    ----------    ----------    ----------    ----------
Mortgage servicing asset,
   beginning balance          $    3,130    $    1,760    $    1,760    $    2,807    $    1,929
   Capitalized                       479         1,110         2,762         1,155           720
   (Amortization) accretion         (363)         (382)       (1,143)         (721)          158
   Impairment                       (230)           --          (249)       (1,481)           --
                              ==========    ==========    ==========    ==========    ==========

Mortgage servicing asset,
   ending balance             $    3,016    $    2,488    $    3,130    $    1,760    $    2,807
                              ==========    ==========    ==========    ==========    ==========

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Note 4 - Loan Servicing (Continued)

Fair value of these servicing rights approximated carrying value at March 31, 2004, and at September 30, 2003, 2002, and 2001. At September 30, 2003, 2002,
and 2001, the fair value of servicing rights was determined by an independent valuation. At March 31, 2004, management determined the fair value of servicing rights was materially comparable to the independent valuation at September 30, 2003.

Note 5 - Properties and Equipment

Properties and equipment at March 31, 2004, and September 30, 2003 and 2002, are summarized as follows (dollars in thousands):

                                                (Unaudited)
                                                  March 31,          September 30,
                                                 ----------    ------------------------
                                                    2004          2003          2002
                                                 ----------    ----------    ----------
Land                                             $    1,627    $    1,627    $    1,439
Buildings and leasehold improvement                   8,093         7,055         7,588
Construction in progress                                222           759            76
Furniture and equipment                               9,145         8,651         8,650
Automobiles                                             203           203           176
                                                 ----------    ----------    ----------

         Total cost                                  19,290        18,295        17,929
Less accumulated depreciation and amortization       (9,189)       (8,537)       (7,398)
                                                 ----------    ----------    ----------

         NET BOOK VALUE                          $   10,101    $    9,758    $   10,531
                                                 ==========    ==========    ==========

During the year ended September 30, 2003, the Association closed three branches. Assets disposed of relating to the closing of the branches totaled approximately $530,000 and resulted in total losses of $352,000. The Association retained all deposit and loan accounts associated with the disposed branches.

Repairs and maintenance are charged against income as incurred; major renewals and improvements are capitalized. Depreciation charged against operations for the six months ended March 31, 2004 (unaudited) and 2003 (unaudited), and years ended September 30, 2003, 2002, and 2001, was $804,000, and $731,000 and
$1,625,000, $1,675,000, and $1,248,000, respectively.

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Note 6 - Deposit Accounts

Deposit information for the periods presented is as follows (dollars in thousands):

                        Weighted        (Unaudited)      Weighted                          Weighted
                        Average          March 31,       Average        September 30,      Average       September 30,
                      Interest Rate        2004        Interest Rate        2003         Interest Rate       2002
                      -------------    -------------   -------------    -------------    -------------   -------------
Savings deposits          0.20%        $      24,620       0.43%        $      24,423       0.88%        $      23,207
Demand deposits           0.29%              149,299       0.42%              131,778       1.24%              126,338
                                       -------------                    -------------                    -------------

                                             173,919                          156,201                          149,545
                                       -------------                    -------------                    -------------

Certificates of        0.00 - 0.99%           20,499    0.00 - 0.99%           11,742    0.00 - 0.99%                -
   deposit             1.00 - 1.99%           29,959    1.00 - 1.99%           36,899    1.00 - 1.99%           28,383
                       2.00 - 2.99%           42,465    2.00 - 2.99%           40,884    2.00 - 2.99%           36,647
                       3.00 - 3.99%           41,087    3.00 - 3.99%           31,983    3.00 - 3.99%           29,473
                       4.00 - 4.99%           18,451    4.00 - 4.99%           18,726    4.00 - 4.99%           22,896
                       5.00 - 5.99%            1,902    5.00 - 5.99%            2,968    5.00 - 5.99%            6,952
                       6.00 - 6.99%            1,233    6.00 - 6.99%            1,870    6.00 - 6.99%            5,876
                                       -------------                    -------------
                                                                                                         -------------

                                             155,596                          145,072                          130,227
                                       -------------                    -------------                    -------------

                                       $     329,515                    $     301,273                    $     279,772
                                       =============                    =============                    =============

Scheduled maturities of certificates of deposit are as follows (dollars in thousands):

                                     (Unaudited)        September 30,
                                      March 31,   -----------------------
                                        2004         2003         2002
                                     ----------   ----------   ----------

      2003                           $       --   $       --   $   59,902
      2004                                   --       58,278       25,516
      2005                               57,256       38,918       19,730
      2006                               44,878       30,027       23,466
      2007                               42,584       16,748        1,598
      2008                                9,913          985           15
      Thereafter                            965          116           --
                                     ----------   ----------   ----------

                                     $  155,596   $  145,072   $  130,227
                                     ==========   ==========   ==========

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Note 6 - Deposit Accounts (Continued)

Deposit accounts are insured by the FDIC up to $100,000. At March 31, 2004 (unaudited), and September 30, 2003 and 2002, certificates of deposit of $100,000 or greater approximated $34,475,000, $28,025,000 and $22,778,000, respectively.

Interest expense by type of deposit account for the three months ended March 31 and years ended September 30 is summarized as follows (dollars in thousands):

                                (Unaudited)
                             Six Months Ended
                                 March 31,                 Year Ended September 30,
                          -----------------------   ------------------------------------
                             2004         2003         2003         2002         2001
                          ----------   ----------   ----------   ----------   ----------
Savings                   $       35   $       61   $      104   $      198   $      487
Demand                           191          270          436        1,233        1,984
Certificates of deposit        2,157        2,306        4,540        5,586        7,780
                          ----------   ----------   ----------   ----------   ----------

                          $    2,383   $    2,637   $    5,080   $    7,017   $   10,251
                          ==========   ==========   ==========   ==========   ==========

Note 7 - Advances From the Federal Home Loan Bank

The Association has the ability to borrow up to 35% of its total assets from the Federal Home Loan Bank of Seattle. Advances are collateralized by all FHLB stock owned by the bank, deposits with the FHLB of Seattle, and certain mortgages or deeds of trust securing such properties. The outstanding balances on FHLB advances at March 31, 2004 (unaudited), and September 30, 2003 and 2002, was $113,074,000, $96,527,000, and $91,008,000, respectively, with interest rates ranging from 1.23% to 6.77%.

The Association's borrowings consisted of the following (dollars in thousands):


                                               (Unaudited) Six     Year Ended
                                                 Months Ended     September 30,
                                                March 31, 2004       2003
                                                --------------    -----------

FHLB advances
   Maximum outstanding at any month end          $   117,000      $   112,000
   Average outstanding                           $   109,000      $   102,000
Weighted average interest rates
   For the period                                       4.23%            4.62%
   At end of period                                     4.08%            4.64%

Note 7 - Advances From the Federal Home Loan Bank (Continued)

Scheduled maturities of the fixed rate FHLB borrowings were (dollars in thousands):

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
                              (Unaudited)
                            March 31, 2004                September 30, 2003               September 30, 2002
                    -----------------------------    -----------------------------   ----------------------------
                       Average                          Average                         Average
                       Interest                         Interest                        Interest
                        Rates          Amount            Rates          Amount           Rates         Amount
                    -------------   -------------    -------------   -------------   -------------  -------------
2004                      3.96%     $      21,482          4.89%     $      20,431          5.14%   $      27,598
2005                      4.09%            25,477          4.49%            13,723          4.89%          20,431
2006                      3.06%            14,015          4.51%            18,202          4.49%          14,157
2007                      4.33%            13,397          4.71%             6,671          4.51%          19,802
2008                      3.54%             7,303          4.42%             6,100          4.69%           7,170
Thereafter                4.64%            31,400          4.64%            31,400          6.77%           1,850
                                    -------------                    -------------                  -------------

                                    $     113,074                    $      96,527                  $      91,008
                                    =============                    =============                  =============

Included in the Association's borrowing capacity with FHLB is a cash management advance account. The balance at March 31, 2004 (unaudited), was $1,175,000. There was no balance in this account at September 30, 2003, and the balance at September 30, 2002, was $1,200,000. At March 31, 2004, and September 30, 2002,
the current interest rates for this account were 1.23% and 1.35%, respectively.

Note 8 - Employee Retirement Plans

The Association has a 401(k) retirement plan covering substantially all of its full-time employees. The Association matches 50% of employee contributions up to 5% of eligible employee wages. For the six months ended March 31, 2004 (unaudited) and 2003 (unaudited), and years ended September 30, 2003, 2002, and 2001, total Association contributions were $68,000 and $60,000 and $124,000, $105,000, and $94,000, respectively.

Salary Continuation Plan:
As a supplement to the Retirement Plan, the Association has adopted a Salary Continuation Plan pursuant to agreements with certain officers of the Association and its subsidiaries. Under the Salary Continuation Plan, an officer will be entitled to a stated annual benefit for a period of 15 years (i) upon retirement from the Association after attaining age 65, or (ii) upon attaining age 65 if his or her employment had been previously terminated due to disability. In the event the executive dies after age 65, but before receiving the full 15 years of annual benefits, the remaining payments shall be paid to his or her beneficiaries.

Note 8 - Employee Retirement Plans (Continued)

Salary Continuation Plan (continued):
From time to time, the Association may (but is not required to) amend the stated benefit amount for each executive to provide a benefit up to 50% of the current salary. However, the annual salary continuation benefit paid to an executive, plus the annual pension payable to the executive

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under the Retirement Plan, may not exceed 80% of his or her final average salary as defined in the Retirement Plan.

If an executive's employment is terminated voluntarily or involuntarily for cause, prior to attaining age 65, no salary continuation benefits shall be owing to the executive unless the executive is eligible for early retirement, because he or she has attained age 55 and has been employed for at least ten years. In this event the executive shall be paid a reduced annual benefit beginning at age 65, or an earlier benefit that is reduced further and payable upon termination. In the event the executive's employment is terminated as a result of a change in control of the Association as defined in the Plan, the executive will be entitled to a reduced annual benefit pursuant to the early retirement terms of the Plan, notwithstanding that the executive is under age 55 or has not been employed by the Association for ten years.

The amounts recognized in compensation expense were $80,000 and $172,000, and $298,000, $154,000, and $49,000 for the six months ended March 31, 2004
(unaudited) and 2003, and the years ended September 30, 2003, 2002, and 2001, respectively.

Deferred compensation:
The Association has deferred compensation agreements with several key members of management and the Board of Directors. Under the agreements, the Association is obligated to provide for each such employee or Board members or their beneficiaries during a period of ten years after the employee's death, disability, or retirement. The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreement until the expected retirement dates of the participants. The Association's liability under the plan is determined annually by taking the participant's base salary for the year times an incentive award percentage, which is based on the Association's return on assets and equity for the year.

The amounts recognized in compensation expense were $106,000 and $181,000 , and $439,000, $142,000 and $171,000 for the six months ended March 31, 2004
(unaudited) and 2003 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively.

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Note 8 - Employee Retirement Plans (Continued)

Split dollar life insurance plan:
The Association has entered into agreements with certain executives where the Association provides life insurance coverage for the executives. Under each agreement, the Association will pay for a life insurance policy on the life of each executive. The Association owns the cash surrender value of each policy and, by way of a split dollar agreement, has agreed to endorse the death benefits over and above the cash surrender value to the beneficiary of the executive. The payment of the benefit will come directly from the insurance company to the beneficiary. As the Association has no benefit obligation to the executive, no accruals are required on the Association's consolidated financial statements. There are no accrued liabilities recorded associated with this plan.

Indexed retirement plan:
The Association has entered into agreements with its directors whereby the Association has established an indexed retirement plan. Benefit amounts are based on additional net earnings from bank owned life insurance (BOLI) policies compared to the yield on treasury securities. Benefit payments are not guaranteed because there may not be a positive spread between BOLI earnings and the yield on selected treasury securities. However, life insurance assets have historically generated more net earnings than treasury securities.

The amounts recognized in compensation expense were $110,000 and $11,000 and $154,000, $41,000 and $20,000 for the six months ended March 31, 2004
(unaudited) and 2003 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively.

Bank owned life insurance:
The Association has funded it employee benefit plan with BOLI. The cash surrender value of the BOLI was $9,842,000, and $9,621,000, $8,813,000, and
$8,083,000 at March 31, 2004 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively. The Association has annual mortality insurance premiums, which reduce the cash surrender values on the life insurance policies. The mortality insurance expense related to the BOLI was $28,000 and $27,000 and $55,000, $55,000, and $40,000 for the six months ended March 31,
2004 (unaudited) and 2003 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively.

The potential death benefits as of March 31, 2004 (unaudited), and September 30, 2003, were $5,081,000.

Note 9 - Commitments

Lease commitments:
The Association has entered into noncancelable operating leases for four of its branches that have initial or remaining lease terms in excess of one year as of March 31, 2004. Certain lease payments may be adjusted periodically in accordance with changes in the Consumer Price Index.

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Note 9 - Commitments (Continued)

The Association also has noncancelable operating leases for five retail branches located inside Wal-Mart stores. The agreements are for five years with two five-year renewal options. The estimated future minimum annual rental payments under the branch operating leases, exclusive of taxes and other charges, are summarized as follows (dollars in thousands):

                                                              (Unaudited)
                                                               March 31,
                                                                 2004
                                                             ------------

2004                                                                $ 353
2005                                                                  190
2006                                                                  157
2007                                                                  157
2008                                                                  157
Thereafter                                                            809
                                                             ------------

                                                                  $ 1,823
                                                             ============

Total rent expense for the six months ended March 31, 2004 (unaudited) and 2003 (unaudited), and the years ended September 30, 2003, 2002, and 2001, was $191,000 and $255,000, and $506,000, $427,000, and $388,000, respectively.

The Association leases office space to others on a month-to-month basis as well as one noncancelable operating lease. Total rental income was $22,000 and $15,000, and $29,000, $23,000, and $50,000 for the six months ended March 31,
2004 (unaudited) and 2003 (unaudited), and the years ended September 30, 2003, 2002, and 2001, respectively.

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Note 9 - Commitments (Continued)

Minimum future rental income on the one noncancelable operating lease with terms in excess of one year is as follows (dollars in thousands):

                                                             (Unaudited)
                                                              Six Months
                                                                Ended
                                                               March 31,
                                                                 2004
                                                             ------------

2004                                                         $         11
2005                                                                   12
2006                                                                    6
                                                             ------------

                                                             $         29
                                                             ============

Commitments to extend credit:
In the normal course of business, the Association makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include various guarantees and commitments to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the agreement. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Association upon extension of the credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include securities, accounts receivable, inventory, fixed assets, and/or real estate properties. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

At March 31, 2004 (unaudited), and September 30, 2003, commitments to extend credit were as follows (dollars in thousands):

                                                    (Unaudited)
                                                      March 31,    September 30,
                                                        2004            2003
                                                   -------------   -------------

Unfunded commitments under lines of credit         $      18,257   $      16,701
Other loan commitments                                    11,973          13,396
                                                   -------------   -------------

                                                   $      30,230   $      30,097
                                                   =============   =============

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Note 9 - Commitments (Continued)

At March 31, 2004 (unaudited), and September 30, 2003, fixed rate loan commitments by interest rate range were as follows (dollars in thousands):

                                                   (Unaudited)
                                                    March 31,      September 30,
                                                       2004            2003
                                                  -------------    -------------

Less than 5%                                      $       1,046    $          --
5% through 5.99%                                          8,860            2,491
6% through 6.99%                                          1,030            4,565
7% through 7.99%                                             --              179
8% through 8.99%                                             --               50
                                                  -------------    -------------

                                                  $      10,936    $       7,285
                                                  =============    =============

Note 10 - Related Party Transactions

In the normal course of business, the Association makes loans to its executive officers, directors, and companies affiliated with these individuals. It is management's opinion that loans to the Association's officers and directors have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and have not involved more than normal risk of collectibility. An analysis of activity with respect to loans receivable from directors, executive officers, and their affiliates is as follows (dollars in thousands):

                                 (Unaudited) Six
                                   Months Ended      Year Ended September 30,
                                     March 31,     ----------------------------
                                       2004            2003            2002
                                   ------------    ------------    ------------

Beginning balance                  $        973    $        622    $        386
   Principal advances                       536             860             255
   Principal repayments                    (555)           (509)            (19)
                                   ------------    ------------    ------------

Balance, end of year               $        954    $        973    $        622
                                   ============    ============    ============

The Association also accepts deposits from its executive officers, directors, and affiliated companies on substantially the same terms as unrelated parties. The aggregate dollar amounts of these deposits were $2,094,000, $1,353,000 and $1,023,000 at March 31, 2004 (unaudited), and September 30, 2003 and 2002, respectively.

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Note 11 - Capital Requirement

The Association is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision
(OTS). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Association and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines involving quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classifications under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined), and tangible capital to adjusted total assets (as defined). As discussed in greater detail below (dollars in thousands), as of March 31, 2004 (unaudited), and September 30, 2003 and 2002, the Association met all of the capital adequacy requirements to which it is subject.

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Note 11 - Capital Requirement (Continued)

The most recent notification from the Association's regulator categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Association must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table below (dollars in thousands). There are no conditions or events since the most recent notification that management believes have changed the Association's category

                                                                                              To Be Well Capitalized
                                                                    For Capital Adequacy      Under Prompt Corrective
                                                Actual                    Purposes               Action Provisions
(Unaudited) Six Months                   ---------------------     ----------------------     ----------------------
 Ended March 31, 2004                      Amount      Ratio         Amount       Ratio         Amount       Ratio
                                         ----------  ---------     ----------    --------     ----------    --------
Total risk-based capital (to risk-
  weighted assets):                      $   44,417      13.81%    $   25,740  >     8.0%     $   32,174  >     10.0%
                                                                               -                          -
Tier 1 (core) capital                        42,066       8.46%        19,881  >     4.0%         24,851  >      5.0%
                                                                               -                          -
Tangible capital (to tangible
  assets):                                   42,066       8.46%         9,940  >     2.0%             --          N/A
                                                                               -
Tier 1 risk-based capital (to risk-
weighted assets):                            42,066      13.07%        12,870  >     4.0%         19,305  >      6.0%
                                                                               -                          -


Year Ended September 30, 2003

Total risk-based capital (to risk-
  weighted assets):                      $   41,956      14.18%    $   23,666  >     8.0%     $   29,582  >     10.0%
                                                                               -                          -
Tier 1 (core) capital                        40,103       8.89%        18,046  >     4.0%         22,558  >      5.0%
                                                                               -                          -
Tangible capital (to tangible
  assets):                                   40,103       8.89%         9,023  >     2.0%             --          N/A
                                                                               -
Tier 1 risk-based capital (to risk-
  weighted assets):                          40,103      13.56%        11,833  >     4.0%         17,749  >      6.0%
                                                                               -                          -


Year Ended September 30, 2002

Total risk-based capital (to risk-
  weighted assets):                      $   36,169      13.51%    $   21,421  >     8.0%     $   26,776  >     10.0%
                                                                               -                          -
Tier 1 (core) capital                        34,783       8.35%        16,655  >     4.0%         20,818  >      5.0%
                                                                               -                          -
Tangible capital (to tangible
  assets):                                   34,783       8.35%         8,327  >     2.0%             --          N/A
                                                                               -
Tier 1 risk-based capital (to risk-
  weighted assets):                          34,783      12.99%        10,710  >     4.0%         16,065  >      6.0%
                                                                               -                          -

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Note 11 - Capital Requirement (Continued)

The following table is a reconciliation of the Association's capital, calculated according to accounting principles generally accepted in the United States of America, to total Tier I capital (dollars in thousands):

                                                                      September 30,
                                                   March 31,    ------------------------
                                                     2004          2003          2002
                                                  ----------    ----------    ----------
Equity                                            $   42,356    $   40,399    $   34,961
Other comprehensive income - unrealized
   gain (loss) on securities available for sale           12            16            (2)
Mortgage servicing rights, net                          (302)         (312)         (175)
                                                  ----------    ----------    ----------

         Tier I capital                               42,066        40,103        34,784
                                                  ----------    ----------    ----------

Allowance for loan losses                              2,411         1,853         1,385
Specific reserve for in-substance foreclosure            (60)           --            --
                                                  ----------    ----------    ----------

                                                       2,351         1,853         1,385
                                                  ----------    ----------    ----------

         TOTAL RISK BASED CAPITAL                 $   44,417    $   41,956    $   36,169
                                                  ==========    ==========    ==========

Note 12 - Income Taxes

The components of income tax (benefit) expense consisted of the following (dollars in thousands):

                                   (Unaudited)
                                Six Months Ended
                                    March 31,                  Year Ended September 30,
                              ------------------------   -------------------------------------
                                 2004          2003         2003         2002          2001
                              ----------    ----------   ----------   ----------    ----------
Current                       $    1,461    $      827   $    2,758   $    1,737    $    1,402
Deferred                            (356)          732          665          (93)         (179)
                              ----------    ----------   ----------   ----------    ----------

         INCOME TAX EXPENSE   $    1,105    $    1,559   $    3,423   $    1,644    $    1,223
                              ==========    ==========   ==========   ==========    ==========

                                                                            F-35
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

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 12 - Income Taxes (Continued)


The effective tax rate differs from the statutory federal tax rate for the years presented as follows:

                                 (Unaudited)
                         Six Months Ended March 31,                                  Year Ended September 30,
                  -------------------------------------------   ------------------------------------------------------------------
                          2004                   2003                   2003                   2002                   2001
                  --------------------   --------------------   --------------------   --------------------   --------------------
                    Amount   Percentage    Amount   Percentage    Amount   Percentage    Amount   Percentage    Amount   Percentage
                  ---------  ---------   ---------  ---------   ---------  ---------   ---------  ---------   ---------  ---------
Federal income
  tax at
  statutory
  rates           $   1,040      34.00%  $   1,355      34.00%  $   3,019      34.00%  $   1,275      34.00%  $   1,024      34.00%
State income
  taxes,
  net of federal
  benefit               147       4.81%        187       4.69%        409       4.61%        262       6.98%        159       5.28%
Effect of bank
  owned life
  insurance             (85)     (2.78%)       (68)     (1.71%)      (186)     (2.09%)      (122)     (3.25%)       (98)     (3.25%)
Effect of other
  permanent
  differences             3       0.10%         85       2.13%        181       2.04%        229       6.11%        138       4.58%
                  ---------  ---------   ---------  ---------   ---------  ---------   ---------  ---------   ---------  ---------

      INCOME TAX
        EXPENSE   $   1,105      36.13%  $   1,559      39.11%  $   3,423      38.56%  $   1,644      43.84%  $   1,223      40.61%
                  =========  =========   =========  =========   =========  =========   =========  =========   =========  =========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities consist of the following (dollars in thousands):

                                                     (Unaudited)          September 30,
                                                       March 31,    ------------------------
                                                         2004          2003          2002
                                                      ----------    ----------    ----------
Deferred tax asset:
   Deferred compensation                              $      710    $      583    $      373
   Unrealized loss on securities available for sale           19            16            --
   Allowance for loan losses                                 845           627           540
   Accrued expense                                           107           107            --
   Other                                                      --             2            25
Deferred tax liability:
   Fixed asset basis                                        (431)         (582)         (624)
   Unrealized gain on securities available for sale           --            --            (1)
   Deferred loan fees                                       (363)         (317)           --
   Mortgage servicing rights                              (1,278)       (1,322)         (687)
   Federal Home Loan Bank stock dividends                 (1,647)       (1,589)       (1,453)
   Other                                                     (78)           --            --
                                                      ----------    ----------    ----------

         NET DEFERRED TAX LIABILITY                   $   (2,116)   $   (2,475)   $   (1,827)
                                                      ==========    ==========    ==========

                                                                            F-36
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
                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 12 - Income Taxes (Continued)

In August 1996, the Small Business Job Protection Act of 1996 (the Act) was signed into law. Under the Act, the percentage of taxable income method of accounting for tax basis bad debts is no longer available effective for the years ending after December 31, 1995. As a result, the Bank is required to use the experience method of accounting for tax basis bad debts for 1996 and later years. As a result of tax bad debt deductions allowed before January 1, 1988, shareholders' equity as of March 31, 2004 (unaudited), and September 30, 2003 and 2002, includes accumulated earnings of approximately $3,200,000 for which income taxes have not been provided. If, in the future, this portion of retained earnings is used for any purpose other than to absorb losses on loans or on property acquired through foreclosure, federal and state income taxes may be imposed at then-applicable rates. The unrecorded deferred liability on this amount was approximately $1,250,000 at March 31, 2004, and September 30, 2003 and 2002.

Note 13 - Fair Value of Financial Instruments

The estimated fair values of the Association's financial instruments are as follows (dollars in thousands):

                                                                                               September 30,
                                             (Unaudited)             --------------------------------------------------------------
                                            March 31, 2004                        2003                            2002
                                     ------------------------------  ------------------------------  ------------------------------
                                                     Estimated Fair                  Estimated Fair                  Estimated Fair
                                     Carrying Amount     Value       Carrying Amount     Value       Carrying Amount     Value
                                     --------------  --------------  --------------  --------------  --------------  --------------
Financial Assets:
   Cash and cash equivalents         $       15,992  $       15,992  $       11,118  $       11,118  $        9,286  $        9,286
   Securities available for sale              6,404           6,404           5,440           5,440           2,507           2,507
   Mortgage-backed securities held
      to maturity                            55,033          56,732          24,425          25,423          44,325          46,279
   Loans receivable, net                    383,950         383,992         372,629         373,937         318,297         355,116
   Federal Home Loan Bank stock               6,681           6,681           6,533           6,533           5,267           5,267

Financial Liabilities:
   Demand and savings deposits              173,919         171,508         156,201         156,201         149,545         149,545
   Certificates of deposit                  155,596         157,784         145,072         147,283         130,227         134,155
   Federal Home Loan Bank
      borrowings                            113,074         118,526          96,527         102,425          91,008          94,751

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents: The carrying amount approximates fair value.

Securities available for sale and held to maturity:
The fair values of securities excluding restricted equity securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

                                                                            F-37
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

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 13 - Fair Value of Financial Instruments (Continued)

Federal Home Loan Bank stock:
The carrying value of FHLB stock approximates fair value based on the respective redemption provisions.

Loans receivable:
For variable-rate loans that re-price frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate and commercial loans with maturities beyond one year are estimated using a discounted cash flow analysis, utilizing interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loans with maturities less than one year are estimated to have a fair value equal to the carrying value. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

Deposits:
The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit maturing beyond one year is estimated using discounted cash flow analysis using the rates currently offered for deposits of similar remaining maturities. Certificates with maturities less than one year are valued at carrying values.

Off-balance-sheet instruments:
Fair values of off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the borrower's credit standing. The fair value of the fees at March 31, 2004 and 2003, and September 30, 2003, 2002, and 2001, were insignificant.

Note 14 - Subsequent Event (Unaudited)

On May 18, 2004, the Board of Directors of the Association unanimously adopted the Plan of Reorganization and Stock Issuance (the Plan). Pursuant to the Plan, the Association will: (i) convert to a federal stock savings bank (Stock Savings
Bank) as the successor to the Association in its current mutual form; (ii) organize a Stock Holding Company as a federally-chartered corporation that will own 100% of the common stock of the Stock Savings Bank; and (iii) organize a Mutual Holding Company as a federally-chartered mutual holding company that will own at least 51% of the common stock of the Stock Holding Company so long as the Mutual Holding Company remains in existence. The Stock Savings Bank will succeed to the business and operations of the Association in its mutual form and the Stock Holding Company will sell a minority interest in its common stock in a public stock offering. The Plan must be approved by the OTS and Insurance and by the Association's members.

                                                                            F-38
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

                          HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA AND
                                                                      SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 14 - Subsequent Event (Unaudited)

Following the completion of the reorganization, all depositors who had membership or liquidation rights with respect to the Association as of the effective date of the reorganization will continue to have such rights solely with respect to the Mutual Holding Company so long as they continue to hold deposit accounts with the Association. In addition, all persons who become depositors of the Association subsequent to the reorganization will have such membership and liquidation rights with respect to the Mutual Holding Company. Borrower members of the Association at the time of the reorganization will have the same membership rights in the Mutual Holding Company that they had in the Association immediately prior to the reorganization so long as their existing borrowings remain outstanding.

The Stock Holding Company plans to offer to the public shares of common stock representing a minority ownership of the estimated pro forma market value of the Association as determined by an independent appraisal. The Mutual Holding Company will maintain the majority ownership of the Stock Holding Company. Cost incurred in connection with the offering will be recorded as a reduction of the proceeds from the offering. If the transaction is not consummated, all costs incurred in connection with the transaction will be expensed. At March 31, 2004 (unaudited), approximately $403,000 in conversion costs have been included in other assets.

                                                                            F-39
--------------------------------------------------------------------------------

No person has been authorized to give any information or to make any representation other than as contained in this prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Home Federal Bancorp, Home Federal or Keefe, Bruyette & Woods. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Home Federal Bancorp or Home Federal since any of the dates as of which information is furnished herein or since the date hereof.

                                 --------------

TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Summary...................................................................    i
Risk Factors..............................................................    1
A Warning About Forward-Looking Statements................................
Selected Financial and Other Data.........................................

Recent Developments.......................................................
Management's Discussion and Analysis of
  Recent Developments.....................................................

Home Federal Bancorp......................................................
Home Federal .............................................................
How We Intend to Use the Proceeds from this Offering......................
Our Policy Regarding Dividends............................................
Market for the Common Stock...............................................
Capitalization............................................................
Home Federal Exceeds All Regulatory Capital Requirements..................
Pro Forma Data............................................................
Comparison of Valuation and Pro Forma Information
  With and Without Charitable Foundation..................................
Proposed Purchases by Management..........................................
Home Federal and Subsidiary
  Condensed Consolidated Statements of Income.............................
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.....................................
Business of Home Federal Bancorp..........................................
Business of Home Federal MHC..............................................
Business of Home Federal .................................................
Management ...............................................................
How We Are Regulated......................................................
Taxation..................................................................
Home Federal's Reorganization and Stock Offering..........................
Restrictions on Acquisition of Home Federal Bancorp
  and Home Federal .......................................................
Home Federal Foundation...................................................
Description of Capital Stock of Home Federal Bancorp......................
Transfer Agent and Registrar..............................................
Experts...................................................................
Legal and Tax Opinions....................................................
Where You Can Find More Information.......................................
Index to Consolidated Financial Statements................................  F-1


                      Dealer Prospectus Delivery Obligation

     Until the later of _________ __, 2004 or 25 days after the commencement of the syndicated community offering, if any, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         =============================





                                      UP TO

                                5,290,000 SHARES







                                  HOME FEDERAL
                                  BANCORP, INC.
                          (Proposed Holding Company for
                               Home Federal Bank)









                                  COMMON STOCK





                                 --------------

                                   PROSPECTUS

                                 --------------




                             KEEFE, BRUYETTE & WOODS




                              ____________ __, 2004

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        Legal fees and expenses..................................... $   275,000
        Securities marketing legal fees.............................      35,000
        EDGAR, copying, printing, postage and mailing...............     285,000
        Appraisal and business plan preparation fees and expenses...      95,000
        Accounting fees and expenses................................     130,000
        Securities marketing fees and expenses......................     582,000
        Data processing fees and expenses...........................      45,000
        SEC registration fee........................................       7,000
        Blue Sky filing fees and expenses...........................       5,000
        Office of Thrift Supervision filing fee.....................      14,400
        NASDAQ listing fee..........................................     100,000
        NASD filing fee.............................................       6,000
        Stock transfer agent and regular fees and expenses..........      20,000
                                                                     -----------
                 Total.............................................. $ 1,599,400
                                                                     ===========

Item 14. Indemnification of Directors and Officers

         As a federally-chartered institution, the Home Federal Bancorp, Inc. will be permitted to indemnify its officers, directors and employees pursuant to 12 C.F.R. Section 545.121, which provides for indemnification of any person against whom any action is brought or threatened by reason of the fact that such person is or was a director, officer, or employee of a federal institution. Indemnification is permitted only under certain circumstances and subject to satisfaction of certain conditions, all as specified in Section 545.121.

         12 C.F.R. Section 545.121 provides:

Section 545.121 Indemnification of directors, officers and employees.

         A Federal savings association shall indemnify its directors, officers, and employees in accordance with the following requirements:

         (a) Definitions and rules of construction.

         (1) DEFINITIONS FOR PURPOSES OF THIS SECTION.

         (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

         (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

         (iii) Final judgment. The term "final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

         (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

         (2) [USE OF REFERENCES] References in this section to any individual or other person, including any association, shall include legal representatives, successors, and assigns thereof.

         (b) General. Subject to paragraphs (c) and (g) of this section, a savings association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the association, for:

         (1) Any amount for which that person becomes liable under a judgment if such action; and

         (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

         (c) Requirements. Indemnification shall be made to such period under paragraph (b) of this section only if:

         (1) Final judgment on the merits is in his or her favor; or

         (2) In case of:

         (i) Settlement,

         (ii) Final judgment against him or her, or

         (iii) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

However, no indemnification shall be made unless the association gives the Office at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of his or her objection thereto.

         (d) Insurance. A savings association may obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. However, no savings association may obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

         (e) Payment of expenses. If a majority of the directors of a savings association concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this section, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph (e) shall prevent the directors of a savings association from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the savings association. Before making advance payment of expenses under this paragraph (e), the savings association shall obtain an agreement that the savings association will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

         (f) Exclusiveness of provisions. No savings association shall indemnify any person referred to in paragraph (b) of this section or obtain insurance referred to in paragraph (d) of the section other than in accordance with this section. However, an association which has a bylaw in effect relating to indemnification of its personnel shall be governed solely by that bylaw, except that its authority to obtain insurance shall be governed by paragraph (d) of this section.

         (g) The indemnification provided for in paragraph (b) of this section is subject to and qualified by 12 U.S.C. 1821(k).

[54 FR 49492, Nov. 30, 1989, as amended at 56 FR 59866, Nov. 26, 1991; 60 FR
66717, Dec. 26, 1995]

Item 15. Recent Sales of Unregistered Securities

         Not Applicable.

Item 16. Exhibits and Financial Statement Schedules

         The financial statements and exhibits filed as part of this registration statement are as follows:

         (a) Exhibits

         1.1 Engagement Letter between Home Federal Savings and Loan Association of Nampa and Keefe, Bruyette & Woods, Inc. (a)

         1.2 Form of proposed Agency Agreement among Home Federal Bancorp, Inc., Home Federal Savings and Loan Association of Nampa and Keefe, Bruyette & Woods, Inc.

         2 Amended Plan of Reorganization and Stock Issuance of Home Federal Savings and Loan Association of Nampa


         3.1      Charter of Home Federal Bancorp, Inc. (a)

         3.2      Bylaws of Home Federal Bancorp, Inc. (a)

         4        Form of Certificate for Common Stock (a)


         5 Opinion of Breyer & Associates PC regarding legality of securities registered (a)

         8.1     Federal Tax Opinion of Breyer & Associates PC

         8.2     State Tax Opinion of Penland Munther Goodrum, Chartered


         8.3 Opinion of RP Financial, LC. as to the value of subscription rights (a)

         10.1 Form of Employment Agreement for President and Chief Executive Officer with Home Federal Bank

         10.2 From of Employment Agreement for President and Chief Executive Officer with Home Federal Bancorp, Inc.

         10.3    Form of Severance Agreement for Executive Officers

         10.4 Form of Home Federal Savings and Loan Association of Nampa Employee Severance Compensation Plan (a)

         10.5 Form of Director Indexed Retirement Agreement entered into by Home Federal Savings and Loan Association of Nampa with Each of its Directors (a)

         10.6 Form of Director Deferred Incentive Agreement entered into by Home Federal Savings and Loan Association of Nampa with Each of its Directors (a)

         10.7 Form of Split Dollar Agreement entered into by Home Federal Savings and Loan Association of Nampa with Daniel L. Stevens,
                 N. Charles Hedemark, Fred H. Helpenstell, M.D., Richard J. Schrandt, James R. Stamey and Robert A. Tinstman (a)

         10.8 Form of Executive Deferred Incentive Agreement, and amendment thereto, entered into by Home Federal Savings and Loan Association of Nampa with Daniel L. Stevens, Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander and Karen Wardwell (a)

         10.9 Form of Amended and Restated Salary Continuation Agreement entered into by Home Federal Savings and Loan Association of Nampa with Daniel L. Stevens, Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander and Karen Wardwell (a)


         21      Subsidiaries of the Registrant (a)

         23.1    Consent of Moss Adams LLP

         23.2 Consent of Breyer & Associates PC (contained in opinion included as Exhibit 5)(a)

         23.3 Consent of Breyer & Associates PC as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

         23.4 Consent of Penland Munther Goodrum, Chartered as to its State Tax Opinion (contained in opinion included as Exhibit 8.2)


         23.5    Consent of RP Financial, LC. (a)


         24      Power of Attorney (a)


         99.1    Order and Certification Form (a)

         99.2    Solicitation and Marketing Materials (a)


         99.3 Appraisal Agreement between Home Federal Savings and Loan Association of Nampa and RP Financial, LC. (a)


         99.4    Appraisal Report of RP Financial, LC. (a)



----------
(a)  Previously filed.

(b) Financial Statement Schedules

               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA
                                 AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                          ------
    Independent Auditors' Report ........................................   F-2

    Consolidated Statement of Financial Condition as of
       March 31, 2004 and September 30, 2003 and 2002....................   F-3

    Consolidated Statement of Income for the Six Months Ended
       March 31, 2004 and 2003 and the Years Ended September 30,
       2003, 2002 and 2001...............................................   F-4

    Consolidated Statement of Equity for the Six Months Ended
       March 31, 2004 and the Years Ended September 30,
       2003, 2002 and 2001 ..............................................   F-5

    Consolidated Statement of Cash Flows for the Six Months Ended
       March 31, 2004 and 2003 and the Years Ended September 30,
       2003, 2002 and 2001...............................................   F-6

    Notes to Consolidated Financial Statements...........................   F-8

                  All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

                  The financial statements of Home Federal Bancorp, Inc. have been omitted because Home Federal Bancorp, Inc. has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho on July 19, 2004.


                                      HOME FEDERAL BANCORP, INC.

                                      By:  /s/ DANIEL L. STEVENS
                                           ------------------------------------
                                           Daniel L. Stevens
                                           Chairman of the Board, President and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                                          Date
-------------------------------     --------------------------------------------   -------------


/s/ DANILE L. STEVENS               Chairman of the Board,                         July 19, 2004
-------------------------------     President and Chief Executive Officer
Daniel L. Stevens                   (Principal Executive Officer)

/s/ ROBERT A. SCHOELKOPH*           Senior Vice President,                         July 19, 2004
-------------------------------     Treasurer and Chief Financial Officer
Robert A. Schoelkoph                (Principal Financial and Accounting Officer)

/s/ N. CHARLES HEDEMARK*            Director                                       July 19, 2004
-------------------------------
N. Charles Hedemark

/s/ FRED H. HELPENSTELL, M.D.*      Director                                       July 19, 2004
-------------------------------
Fred H. Helpenstell, M.D.

/s/ THOMAS W. MALSON*               Director                                       July 19, 2004
-------------------------------
Thomas W. Malson

/s/ RICHARD J. SCHRANDT*            Director                                       July 19, 2004
-------------------------------
Richard J. Schrandt

/s/ JAMES R. STAMEY*                Director                                       July 19, 2004
-------------------------------
James R. Stamey

/s/ ROBERT A. TINSTMAN*             Director                                       July 19, 2004
-------------------------------
Robert A. Tinstman


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*By power of attorney dated March 19, 2004.

                                INDEX TO EXHIBITS
         1.1 Engagement Letter between Home Federal Savings and Loan Association of Nampa and Keefe, Bruyette & Woods, Inc. (a)

         1.2 Form of proposed Agency Agreement among Home Federal Bancorp, Inc., Home Federal Savings and Loan Association of Nampa and Keefe, Bruyette & Woods, Inc.

         2 Amended Plan of Reorganization and Stock Issuance of Home Federal Savings and Loan Association of Nampa


         3.1      Charter of Home Federal Bancorp, Inc. (a)

         3.2      Bylaws of Home Federal Bancorp, Inc. (a)

         4        Form of Certificate for Common Stock (a)


         5 Opinion of Breyer & Associates PC regarding legality of securities registered (a)

         8.1     Federal Tax Opinion of Breyer & Associates PC

         8.2     State Tax Opinion of Penland Munther Goodrum, Chartered


         8.3 Opinion of RP Financial, LC. as to the value of subscription rights (a)

         10.1 Form of Employment Agreement for President and Chief Executive Officer with Home Federal Bank

         10.2 From of Employment Agreement for President and Chief Executive Officer with Home Federal Bancorp, Inc.

         10.3    Form of Severance Agreement for Executive Officers

         10.4 Form of Home Federal Savings and Loan Association of Nampa Employee Severance Compensation Plan (a)

         10.5 Form of Director Indexed Retirement Agreement entered into by Home Federal Savings and Loan Association of Nampa with Each of its Directors (a)

         10.6 Form of Director Deferred Incentive Agreement entered into by Home Federal Savings and Loan Association of Nampa with Each of its Directors (a)

         10.7 Form of Split Dollar Agreement entered into by Home Federal Savings and Loan Association of Nampa with Daniel L. Stevens,
                 N. Charles Hedemark, Fred H. Helpenstell, M.D., Richard J. Schrandt, James R. Stamey and Robert A. Tinstman (a)

         10.8 Form of Executive Deferred Incentive Agreement, and amendment thereto, entered into by Home Federal Savings and Loan Association of Nampa with Daniel L. Stevens, Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander and Karen Wardwell (a)

         10.9 Form of Amended and Restated Salary Continuation Agreement entered into by Home Federal Savings and Loan Association of Nampa with Daniel L. Stevens, Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander and Karen Wardwell (a)


         21      Subsidiaries of the Registrant (a)

         23.1    Consent of Moss Adams LLP

         23.2 Consent of Breyer & Associates PC (contained in opinion included as Exhibit 5)(a)

         23.3 Consent of Breyer & Associates PC as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

         23.4 Consent of Penland Munther Goodrum, Chartered as to its State Tax Opinion (contained in opinion included as Exhibit 8.2)


         23.5    Consent of RP Financial, LC. (a)


         24      Power of Attorney (a)


         99.1    Order and Certification Form (a)

         99.2    Solicitation and Marketing Materials (a)


         99.3 Appraisal Agreement between Home Federal Savings and Loan Association of Nampa and RP Financial, LC. (a)


         99.4    Appraisal Report of RP Financial, LC. (a)


-------------
(a)      Previously filed